Preliminary Prospectus Supplement
[Graphic omitted]                             (To Prospectus Dated May 13, 1999)

                                                       [Graphic omitted]

STRUCTURED PRODUCTS CORP., THE DEPOSITOR
$[   ] PRINCIPAL AMOUNT
TIERS(R)   PRINCIPAL-PROTECTED
TRUST CERTIFICATES

DUE APRIL   , 2004
($1,000 PRINCIPAL AMOUNT PER CERTIFICATE)



ISSUED BY

TIERS(R)PRINCIPAL-PROTECTED ASSET BACKED
CERTIFICATES TRUST SERIES S&P 2001-4






AMBAC
PAYMENTS TO THE TRUST GUARANTEED PURSUANT TO THE
TERMS OF A FINANCIAL GUARANTY INSURANCE POLICY
ISSUED BY AMBAC ASSURANCE CORPORATION AS DESCRIBED HEREIN




THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED
WITH THE SECURITIES AND EXCHANGE COMMISSION AND DECLARED EFFECTIVE. THIS PRELIMINARY PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ARE NOT AN OFFER TO SELL THESE SECURITIES AND ARE NOT A SOLICITATION TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


SALOMON SMITH BARNEY
--------------------                                           [Graphic omitted]
A member of Citigroup

--------------------------------------------------------------------------------

       TIERS(R) PRINCIPAL-PROTECTED TRUST CERTIFICATES, SERIES S&P 2001-4

     TIERS(R) Principal-Protected Trust Certificates, Series S&P 2001-4, are certificates whose return is tied or "linked" to the performance of the S&P 500 Index. Unlike typical bonds, no periodic interest payments are made on these certificates prior to maturity. However, at maturity, the trust is scheduled to repay the entire principal amount of the certificates plus an amount based on the return of the S&P 500 Index subject to the participation factor and a monthly appreciation cap.

   ALL OF THE INFORMATION SET FORTH ON THIS PAGE IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED EXPLANATIONS SET FORTH ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

SELECTED PURCHASE CONSIDERATIONS

   o GROWTH POTENTIAL - The value of the certificates is based on the return of the S&P 500 Index subject to a monthly appreciation cap and the participation factor, enabling you to participate in potential increases in the value of the S&P 500 Index, subject to the monthly appreciation cap and the participation factor, without having to acquire each of the underlying stocks.

   o PRESERVATION OF CAPITAL - At maturity, the trust will pay you at least the principal amount of the certificates, regardless of the performance of the S&P 500 Index.

   o RATINGS - The certificates are expected to be rated "AAA" and "Aaa" by Standard & Poor's Ratings Services and Moody's Investor Services, Inc., respectively.

   o DIVERSIFICATION - The certificates' link to the S&P 500 Index may allow you to diversify an existing portfolio mix of stocks, bonds, mutual funds and cash.

   o EXCHANGE LISTING - Although the certificates are intended to be "buy and hold" investments, application will be made to list the certificates on the American Stock Exchange.

   o U.S.  SETTLEMENT  - The  certificates  trade  and are  settled  in the U.S.
     market.

   o TAXES - You should recognize capital gain or loss upon the sale or redemption of the certificates. You generally should not receive or recognize income, other than relating to the fees and expenses of the trust, for tax purposes prior to maturity. Please see "Selected Risk Considerations - Taxes" below.

SELECTED RISK CONSIDERATIONS

An investment in the certificates involves significant risks. These risks are explained in more detail in the "Risk Factors" section of this prospectus supplement. Some are summarized here.

   o NO CURRENT INCOME - You will not receive any periodic interest payments on the certificates. Unlike holders of the stocks underlying the S&P 500 Index, investors in the certificates also will not receive any dividend payments or other distributions on those stocks.

   o POSSIBILITY OF NO CAPITAL APPRECIATION - The index return used to determine the interest distribution amount, if any, payable to you on the final scheduled distribution date is based on the return of the S&P 500 Index subject to a monthly appreciation cap and the participation factor. The interest distribution amount may be zero even if the value of the S&P 500 Index has increased at one or more times during the term of the certificates or if the value of the S&P 500 Index as of the final scheduled distribution date is greater than the value of the S&P 500 Index on the date the certificates are priced. Even if an interest distribution amount is paid to you on the final scheduled distribution date, the total yield on the certificates may be less than that on a normal fixed income investment.

   o LIQUIDITY - The certificates have been approved for listing on the American Stock Exchange, but there can be no guarantee of liquidity in the secondary market. Although Salomon Smith Barney Inc. intends to make a market in the certificates, it is not obligated to do so.

   o THE RETURN ON THE CERTIFICATES IS SUBJECT TO THE PARTICIPATION FACTOR AND IS CAPPED - The opportunity for equity appreciation afforded by an investment in the certificates will be less than the opportunity for equity appreciation afforded by a direct investment in the S&P 500 Index because of the participation factor and may be significantly less than a direct investment in the S&P 500 Index because of the effect of the monthly appreciation cap.

   o POSSIBLE  LOSS OF VALUE IN  SECONDARY  MARKET - The  market  price  for the certificates will be affected by a number of interrelated factors including, but not limited to, supply and demand, the level of the S&P 500 Index, the volatility of the S&P 500 Index, dividend rates on stocks underlying the S&P 500 Index, the time remaining to maturity, the level of interest rates and other economic conditions, as well as the trust's perceived creditworthiness. For these reasons, the certificates may trade at prices below their initial issue price and investors selling their certificates prior to maturity could thus receive substantially less than the amount of their original investment.

   o TAXES - Because the trust is a Passive Foreign Investment Company, you should make a qualified electing fund election on your federal income tax return and file the related IRS Form 8621 in order to benefit from the intended tax treatment of the certificates. Failure to do so generally will result in a punitive tax characterization of distributions at maturity or of any gain you might recognize from the sale of the certificates.

--------------------------------------------------------------------------------

                 SUBJECT TO COMPLETION, DATED FEBRUARY 27, 2001

PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated May 13, 1999)
                    STRUCTURED PRODUCTS CORP., THE DEPOSITOR
                 TIERS(R) PRINCIPAL-PROTECTED TRUST CERTIFICATES
  (Interest On Final Scheduled Distribution Date Based Upon the S&P 500 Index)
                                Due April , 2004
                                    issued by
             TIERS(R) Principal-Protected Asset Backed Certificates
                             Trust Series S&P 2001-4
                    ($1,000 Principal Amount Per Certificate)
                            ------------------------

               GENERAL                           PAYMENT ON THE FINAL SCHEDULED
                                                        DISTRIBUTION DATE:
o  Trust    Certificates    of   TIERS(R)   o  Principal     amount    ($1,000    per
   Principal-Protected    Asset    Backed      certificate)  + interest  distribution
   Certificates Trust Series S&P 2001-4.       amount, if any.

o  Issuable  and  transferable   only  in   o  The interest  distribution amount will
   denominations  of $1,000 and  integral      be based on the  return of the S&P 500
   multiples thereof.                          Index  subject  to  the  participation
                                               factor   of  [  ]%   and   a   monthly
o  Generally,  no  payments  prior to the      appreciation cap of [5]%.
   final  scheduled   distribution  date.
   However,    investors    may   receive   o  The interest  distribution  amount may
   semiannual    distributions,     under      be ZERO,  but  will  not be less  than
   limited circumstances.                      zero.

o  Application  will be made to list  the
   certificates  on  the  American  Stock
   Exchange under the symbol "CJS".

o  The  certificates  are  expected to be
   rated  "AAA" and "Aaa" by  Standard  &
   Poor's  Ratings  Services  and Moody's
   Investors Service, Inc., respectively.

                                      AMBAC

    Payments to the trust will be guaranteed pursuant to the terms of a financial guaranty insurance policy issued by Ambac Assurance Corporation as described herein.

    For information as to the interest distribution amount and certain United States federal income tax consequences to holders of the certificates, you should refer to "Description of the Certificates -- Interest Distribution Amount" and "United States Federal Income Tax Considerations" in this prospectus supplement.

    The certificates have not been passed on by the American Stock Exchange as to their legality or suitability. The certificates are not issued, endorsed, sold or promoted by the American Stock Exchange. The American Stock Exchange makes no warranties and bears no liability with respect to the certificates.

    "Standard & Poor's(R)", "Standard & Poor's 500", "S&P 500(R)", "S&P(R)" and "500" are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Salomon Smith Barney Holdings Inc. The certificates are not sponsored, endorsed, sold or promoted by Standard & Poor's or The McGraw-Hill Companies, Inc. Neither Standard & Poor's nor The McGraw-Hill Companies, Inc. makes any representation regarding the advisability of investing in the certificates.

    YOU SHOULD FULLY CONSIDER THE RISK FACTORS ON PAGE S-16 IN THIS PROSPECTUS SUPPLEMENT PRIOR TO INVESTING IN THE CERTIFICATES. UNDER CERTAIN CIRCUMSTANCES, YOU WILL BEAR THE RISK OF LOSS WITH RESPECT TO THE ASSETS OF THE TRUST. IN PARTICULAR, UPON THE OCCURRENCE OF A DEFAULT BY THE SWAP COUNTERPARTY AND THE SWAP INSURER OR UPON THE OCCURRENCE OF A TERM ASSETS CREDIT EVENT, YOU MAY RECEIVE LESS THAN THE PRINCIPAL AMOUNT OF YOUR CERTIFICATES AND NO INTEREST DISTRIBUTION AMOUNT.

THE TRUST WILL BE A PASSIVE FOREIGN INVESTMENT COMPANY FOR UNITED STATES FEDERAL
     INCOME TAX PURPOSES. IN ORDER TO AVOID PUNITIVE UNITED STATES TAX RULES OTHERWISE APPLICABLE TO DISTRIBUTIONS ON THE CERTIFICATES, ELIGIBLE U.S.
        PURCHASERS OF CERTIFICATES SHOULD MAKE "QUALIFIED ELECTING FUND"
            ELECTIONS ON THEIR INCOME TAX RETURNS. SEE "UNITED STATES
                       FEDERAL INCOME TAX CONSIDERATIONS."
                            ------------------------
NEITHER  THE  SECURITIES  AND  EXCHANGE  COMMISSION  NOR  ANY  STATE  SECURITIES
   COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS
       SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
================================================================================
                                                 PER CERTIFICATE     TOTAL
--------------------------------------------------------------------------------
   Public offering price                            $1,000.00          $
--------------------------------------------------------------------------------
   Underwriting discount to be paid by
       Salomon Smith Barney Holdings Inc            $                  $
--------------------------------------------------------------------------------
   Proceeds to Trust (before expenses)              $                  $
================================================================================
     The underwriter expects to deliver your certificates in book-entry form only through The Depository Trust Company on or about April , 2001.
    "TIERS" is a registered service mark of Salomon Smith Barney Inc.

                              SALOMON SMITH BARNEY
April  , 2001


The information in this prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and declared effective. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not a solicitation to buy these securities in any state where the offer or sale is not permitted.

                         INFORMATION ABOUT CERTIFICATES

     We provide information to you about the certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the certificates; and (b) this prospectus supplement, which describes the specific terms of your certificates.

     You are urged to read both the prospectus and this prospectus supplement in full to obtain material information concerning the certificates. If the descriptions of the certificates vary between this prospectus supplement and the prospectus, you should rely on the information contained in this prospectus supplement.

     We include cross-references in this prospectus supplement and the prospectus to captions in these materials where you can find further related discussions. The table of contents for this prospectus supplement and the prospectus identify the pages where these sections are located.

     You can find a listing of the pages where capitalized terms used in this prospectus supplement and the accompanying prospectus are defined under the caption "Index of Terms" beginning on page S-52 in this document and beginning on page 39 in the accompanying prospectus.

     The depositor has filed with the Securities and Exchange Commission a registration statement (of which this prospectus supplement and the accompanying prospectus form a part) under the Securities Act of 1933, as amended, with respect to the certificates. This prospectus supplement and the accompanying prospectus do not contain all of the information contained in the registration statement. For further information regarding the documents referred to in this prospectus supplement and the prospectus, you should refer to the registration statement and the exhibits thereto. The registration statement and such exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Securities and Exchange Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048, and Chicago Regional Office, John C. Kluczynski Federal Building, Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can also be obtained electronically through the Securities and Exchange Commission's internet web site (http://www.sec.gov).

     You should rely only on the information contained in this prospectus supplement or the prospectus. Neither the depositor nor the underwriter has authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither the depositor nor the underwriter is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement or the prospectus is accurate as of the date on their respective front covers only.

                           SUMMARY INFORMATION -- Q&A

     This summary includes questions and answers that highlight selected information from the accompanying prospectus and this prospectus supplement to help you understand the TIERS(R) Principal-Protected Trust Certificates. You should carefully read the entire prospectus and prospectus supplement to fully understand the terms of the certificates, certain information regarding how the S&P 500 Index is calculated and maintained, as well as the principal tax and other considerations that are important to you in making a decision about whether to invest in the certificates. You should, in particular, carefully review the section entitled "Risk Factors," which highlights certain risks, to determine whether an investment in the certificates is appropriate for you. You should also be aware that although the prospectus and this prospectus supplement use the terms "certificate principal balance" and "principal amount," your certificates represent a beneficial interest in and not a debt obligation of the trust, and your certificates are subordinate to the claims of general creditors. All of the information set forth below is qualified in its entirety by the more detailed explanation set forth elsewhere in this prospectus supplement and the accompanying prospectus.

WHAT ARE THE CERTIFICATES?

     The certificates are issued by the trustee in respect of the TIERS(R) Principal-Protected Asset Backed Certificates Trust Series S&P 2001-4, and represent in aggregate the entire undivided beneficial ownership interest in the assets of the trust. The certificates mature on [], 2004 and do not provide for earlier redemption by you. Generally, the trust will make no payments on the certificates prior to the final scheduled distribution date. The trust will, however, make semiannual distributions on the certificates on each [________] and [________] equal to the earnings, if any, received by the trust from certain eligible investments owned by the trust if such earnings equal or exceed $10,000, as described in the section "Description of the Certificates -- Supplemental Distributions" in this prospectus supplement. There is no assurance that any investment earnings will be earned by the trust or that such earnings, if received, will be distributed to you prior to the final scheduled distribution date. In the case of supplemental semiannual distributions described above or in the case of the occurrence of certain other events described in this prospectus supplement, the trust will make no other payments on the certificates until the final scheduled distribution date. You should refer to the section "Description of the Certificates" in this prospectus supplement.

     Each certificate will have a principal amount of $1,000. You may transfer the certificates only in denominations of $1,000 and integral multiples thereof. You will not have the right to receive physical certificates evidencing your ownership except under limited circumstances. Instead, the trustee will issue the certificates in the form of a global certificate which will be held by The Depository Trust Company or its nominee. Direct and indirect participants in The Depository Trust Company will record beneficial ownership of the certificates by individual investors. Accountholders in the Euroclear or Clearstream clearance systems may hold beneficial interests in the certificates through the accounts that each such system maintains as a participant in The Depository Trust Company. You should refer to the section "Description of the Certificates -- Book-Entry System" in this prospectus supplement.

     The certificates are expected to trade flat. This means that any accrued and unpaid interest on the certificates will be reflected in the trading price, and purchasers will not pay and sellers will not receive any accrued and unpaid interest on the certificates not included in the trading price.

     The certificateholders will not have any general creditor rights with respect to the trust. Further, although a portion of the amount paid on the final scheduled distribution date is referred to as "interest," it is not expected to be treated as interest for tax purposes. Please refer to the sub-heading "What about United States Taxes" in this summary and "United States Federal Income Tax Considerations" in this prospectus supplement.

WHAT DOES "PRINCIPAL PROTECTED" MEAN?

     "Principal Protected" means that your principal investment in the certificates is not at risk due to a decline in the S&P 500 Index. "Principal Protected" does not mean that you will receive a return of your principal investment in all cases. Under certain circumstances, losses realized on the assets of the trust will be borne by the holders of the certificates. In particular, upon the occurrence of a default by the swap counterparty and the swap insurer or upon the occurrence of a term assets credit event, you may receive less than the principal amount of your investment and no interest distribution amount. For a description of what constitutes a term assets credit event, of certain provisions of the swap agreement and the obligations of the swap insurer, see "Description of the Swap Agreement -- Payments Upon Term Assets Credit Event," "-- Termination of Swap Agreement," "-- Payments Upon Swap Termination Date" and "Description of the Policy."

WHAT IS THE SWAP AGREEMENT?

     On the closing date, the trustee and Salomon Smith Barney Holdings Inc., the swap counterparty, will enter into a swap agreement. The swap agreement is a contract which provides that the swap counterparty will pay the trustee an amount equal to the distribution scheduled to be made on the certificates on the final scheduled distribution date. The swap agreement also provides that the trustee will pay the swap counterparty out of assets of the trust the amounts scheduled to be received on the term assets. In addition, on certain other dates, the swap agreement provides for payments to be made to the swap counterparty or by the swap counterparty based upon the market value of the term assets. These payments are designed to provide that the value of the term assets plus any investment securities purchased by the trustee for the trust with payments made pursuant to this provision will at least equal the principal amount of the certificates. Further, the swap counterparty will pay the underwriting discount incurred in connection with the issuance of the certificates. You should refer to the section "Description of the Swap Agreement" in this prospectus supplement.

WHAT ARE THE OBLIGATIONS OF THE SWAP INSURER?

     The obligations of the swap counterparty under the swap agreement on a swap termination date or upon the occurrence of a term assets credit event will be insured by Ambac Assurance Corporation pursuant to the policy. The policy will be issued pursuant to the insurance agreement, dated the date the certificates are issued, between the swap insurer and the swap counterparty. See "Description of the Policy" in this prospectus supplement.

WHAT WILL I RECEIVE ON THE FINAL SCHEDULED DISTRIBUTION DATE OF THE
CERTIFICATES?

     The certificates are designed for investors who want to protect their investment by receiving at least the principal amount of their investment on the final scheduled distribution date (absent the occurrence of a default by the swap counterparty and the swap insurer or the occurrence of a term assets credit event) and who also want to participate in any possible increase in the S&P 500 Index subject to a participation factor and periodic maximum return or cap. The periodic cap is [5]%, and the periodic capped return will be determined periodically as explained below.

     On the final scheduled distribution date, you will receive a payment per certificate equal to the sum of: (i) the principal amount of the certificate ($1,000 per certificate) and (ii) an interest distribution amount based on the index return. The index return will be calculated by compounding the periodic capped returns, as determined over the term of the certificates. The index return allows you to participate in the first [5]% of any appreciation in the value of the S&P 500 Index in the period between the issue date and the first monthly reset date and in any subsequent monthly reset period during the term of the certificates. The reset dates will occur on the [ ]th day of each month of each year, commencing [ ], 2001, and the final reset date is expected to coincide with the final scheduled distribution date. We refer to the period between any two consecutive reset dates (or the issue date and the first reset date) as a reset period.

PRINCIPAL AMOUNT

     The principal amount of each certificate is $1,000.

INTEREST DISTRIBUTION AMOUNT

     Absent the occurrence of a term assets credit event or a swap termination date, on the final scheduled distribution date, you will receive for each certificate an interest distribution amount which will equal the product of:

            Principal Amount ($1,000 per Certificate) * Index Return
                             * Participation Factor

     The index return equals the compounded value of the periodic capped returns computed in the following manner, and is presented in this prospectus supplement as a percentage:

   [Product of (1.00 + the periodic capped return) for each reset date]-- 1.00 where the periodic capped return for any reset date (including the final scheduled distribution date) equals the following fraction, which is presented in this prospectus supplement as a percentage:

                         Ending Value -- Starting Value
                         ------------------------------
                                 Starting Value

provided, however, that the periodic capped return will not in any circumstances be greater than [5]%.

     If the ending value for any reset date is less than the starting value used for the computation of the periodic capped return for such reset date, then the periodic capped return for such reset date will be negative. However, the index return will not be less than zero (thus ensuring that the payment you receive on the final scheduled distribution date will not be less than the amount of your original investment in the certificates), nor can it be more than [ ]% (a maximum value that represents an increase of the S&P 500 Index of at least [5]% in each reset period and a participation factor of [ ]%).

     The ending value for any reset date other than the final scheduled distribution date means the value of the S&P 500 Index at the close of the market on that reset date or, if that reset date is not an index business day, the value at the close of the market on the preceding index business day. The ending value for the final scheduled distribution date will be the average of the values of the S&P 500 Index from and including the seventh scheduled index business day prior to the final scheduled distribution date to and including the second scheduled index business day prior to the final scheduled distribution date. The ending value for the final scheduled distribution date may, however, be calculated by reference to fewer than six or even a single day's closing value if there is a disruption in the trading of the component stocks comprising the S&P 500 Index or certain futures or options relating to the S&P 500 Index during the calculation period.

     The starting value for the initial reset date will equal [ ], the value of the S&P 500 Index at the close of the market on [________ __], 2001, which is the date the certificates were priced for initial sale to the public. The starting value for each subsequent reset date (including the final scheduled distribution date) will equal the ending value with respect to the immediately preceding reset date.

     For more specific information about the "Periodic Capped Return" and the "Index Return," please see "Description of the Certificates -- Interest Distribution Amount" in this prospectus supplement.

     Absent the occurrence of a default by the swap counterparty and the swap insurer or the occurrence of a term assets credit event, the trust will pay you the interest distribution amount on the certificates only if the index return is greater than zero. IF THE INDEX RETURN IS ZERO, THE PAYMENT YOU RECEIVE ON THE FINAL SCHEDULED DISTRIBUTION DATE WILL BE EQUAL TO THE AMOUNT OF YOUR ORIGINAL INVESTMENT.

     The amount payable to you on the final scheduled distribution date is dependent upon the return on the S&P 500 Index during each of the reset periods. As demonstrated by some of the hypothetical examples provided below, the possibility exists that an investment in the certificates will not result in a gain even if the value of the S&P 500 Index increases during one or more reset periods during the term of the certificates or if the value of the S&P 500 Index as of the final scheduled distribution date is greater than the value of the S&P 500 Index when the certificates are issued.

     The certificates also provide less opportunity for appreciation than a direct investment in the S&P 500 Index because the periodic cap will operate to limit the portion of any appreciation in the value of the S&P 500 Index in which you will share to the first [5]% of any increase in the value of the S&P 500 Index between the issue date and the first reset date and in any subsequent reset period, but not limit your exposure to any depreciation in the value of the S&P 500 Index in any given period. In addition, because the participation factor is less than one hundred percent (100%), the effect of the participation factor will be to reduce the interest distribution amount. Nevertheless, absent the occurrence of a default by the swap counterparty and the swap insurer or the occurrence of a term assets credit event, the payment to you on the final scheduled distribution date will be at least equal to the amount of your initial investment in the certificates.

     For more specific information about the interest distribution amount payable on the final scheduled distribution date, please see "Description of the Certificates -- Interest Distribution Amount" in this prospectus supplement.

PAYMENTS ON THE FINAL SCHEDULED DISTRIBUTION DATE -- HYPOTHETICAL EXAMPLES

     The index return is dependent on the value of the S&P 500 Index as of each reset date. Because the value of the S&P 500 Index may be subject to significant variations over the term of the certificates, it is not possible to present a chart or table illustrating a complete range of possible payments on the final scheduled distribution date. The examples of hypothetical payment calculations that follow are intended to illustrate the effect of general trends in price of the S&P 500 Index on the amount payable on the certificates on the final scheduled distribution date. All of the hypothetical examples assume that no default by the swap counterparty and swap insurer occurs and that no term assets credit event occurs with respect to the certificates, and all examples are based upon an initial price to the public of each certificate of $1,000, an initial starting value of the S&P 500 Index of 1329.50, a hypothetical periodic cap of [5]%, a hypothetical participation factor of [90]% and reset dates of the 15th day of each month of each year, commencing April 15, 2001. The S&P 500 Index values illustrated in each of the examples have been rounded to the nearest whole number.

EXAMPLE 1: THE  VALUE  OF   THE   S&P   500  INDEX  AS OF  THE  FINAL  SCHEDULED
           DISTRIBUTION DATE IS GREATER THAN ITS VALUE AT ISSUANCE AND THE S&P 500 INDEX APPRECIATED BY 4% (AN AMOUNT LESS THAN THE HYPOTHETICAL PERIODIC APPRECIATION CAP) DURING EACH PERIOD THROUGHOUT THE TERM OF THE CERTIFICATES:

                         2001                 2002                  2003                 2004
                  -----------------    -----------------    -----------------    ------------------
                  INDEX      CAPPED    INDEX      CAPPED    INDEX      CAPPED    INDEX       CAPPED
                  LEVEL      RETURN    LEVEL      RETURN    LEVEL      RETURN    LEVEL       RETURN
                  ----       ------    -----      ------    -----      ------    -----       ------
January                                1,968       4.00%    3,151       4.00%    5,045        4.00%
February                               2,047       4.00%    3,277       4.00%    5,246        4.00%
March                                  2,129       4.00%    3,408       4.00%    5,456        4.00%
April             1,383       4.00%    2,214       4.00%    3,544       4.00%
May               1,438       4.00%    2,302       4.00%    3,686       4.00%
June              1,496       4.00%    2,394       4.00%    3,833       4.00%
July              1,555       4.00%    2,490       4.00%    3,987       4.00%
August            1,618       4.00%    2,590       4.00%    4,146       4.00%
September         1,682       4.00%    2,693       4.00%    4,312       4.00%
October           1,750       4.00%    2,801       4.00%    4,485       4.00%
November          1,820       4.00%    2,913       4.00%    4,664       4.00%
December          1,892       4.00%    3,030       4.00%    4,851       4.00%

Index  return = [(1.00 + 0.04) x (1.00 + 0.04) x (1.00 + 0.04) x (1.00 + 0.04) x
(1.00  + 0.04) x (1.00 + 0.04) x (1.00 + 0.04) x (1.00 + 0.04) x (1.00 + 0.04) x
(1.00  + 0.04) x (1.00 + 0.04) x (1.00 + 0.04) x (1.00 + 0.04) x (1.00 + 0.04) x
(1.00  + 0.04) x (1.00 + 0.04) x (1.00 + 0.04) x (1.00 + 0.04) x (1.00 + 0.04) x
(1.00  + 0.04) x (1.00 + 0.04) x (1.00 + 0.04) x (1.00 + 0.04) x (1.00 + 0.04) x
(1.00  + 0.04) x (1.00 + 0.04) x (1.00 + 0.04) x (1.00 + 0.04) x (1.00 + 0.04) x
(1.00  + 0.04) x (1.00 + 0.04) x (1.00 + 0.04) x (1.00 + 0.04) x (1.00 + 0.04) x
(1.00  + 0.04) x (1.00 + 0.04)] minus 1.00 = 3.1039 or 310.39%.

     Interest distribution amount = $1,000 x 3.1039 x 90% = $2,793.54 per certificate.

     Payment on the final scheduled distribution date = $1,000.00 + $2,793.54 = $3,793.54 per certificate.

EXAMPLE 2:  THE   VALUE   OF  THE   S&P  500  INDEX  AS OF THE  FINAL  SCHEDULED
            DISTRIBUTION  DATE IS GREATER THAN ITS VALUE AT ISSUANCE AND THE S&P
            500 INDEX  APPRECIATED  BY 5% (AN AMOUNT  EQUAL TO THE  HYPOTHETICAL
            PERIODIC  APPRECIATION  CAP) DURING EACH RESET PERIOD THROUGHOUT THE
            TERM OF THE CERTIFICATES:

                     2001                 2002                  2003                  2004
              -----------------    ------------------     -----------------      ----------------
              INDEX      CAPPED    INDEX       CAPPED     INDEX      CAPPED      INDEX     CAPPED
              LEVEL      RETURN    LEVEL       RETURN     LEVEL      RETURN      LEVEL     RETURN
              -----      ------    -----       ------     -----      ------      -----     ------
January                            2,166        5.00%     3,889       5.00%      6,984      5.00%
February                           2,274        5.00%     4,084       5.00%      7,334      5.00%
March                              2,388        5.00%     4,288       5.00%      7,700      5.00%
April         1,396       5.00%    2,507        5.00%     4,502       5.00%
May           1,466       5.00%    2,632        5.00%     4,727       5.00%
June          1,539       5.00%    2,764        5.00%     4,964       5.00%
July          1,616       5.00%    2,902        5.00%     5,212       5.00%
August        1,697       5.00%    3,047        5.00%     5,472       5.00%
September     1,782       5.00%    3,200        5.00%     5,746       5.00%
October       1,871       5.00%    3,360        5.00%     6,033       5.00%
November      1,964       5.00%    3,528        5.00%     6,335       5.00%
December      2,062       5.00%    3,704        5.00%     6,652       5.00%

Index  return = [(1.00 + 0.05) x (1.00 + 0.05) x (1.00 + 0.05) x (1.00 + 0.05) x
(1.00  + 0.05) x (1.00 + 0.05) x (1.00 + 0.05) x (1.00 + 0.05) x (1.00 + 0.05) x
(1.00  + 0.05) x (1.00 + 0.05) x (1.00 + 0.05) x (1.00 + 0.05) x (1.00 + 0.05) x
(1.00  + 0.05) x (1.00 + 0.05) x (1.00 + 0.05) x (1.00 + 0.05) x (1.00 + 0.05) x
(1.00  + 0.05) x (1.00 + 0.05) x (1.00 + 0.05) x (1.00 + 0.05) x (1.00 + 0.05) x
(1.00  + 0.05) x (1.00 + 0.05) x (1.00 + 0.05) x (1.00 + 0.05) x (1.00 + 0.05) x
(1.00  + 0.05) x (1.00 + 0.05) x (1.00 + 0.05) x (1.00 + 0.05) x (1.00 + 0.05) x
(1.00  + 0.05) x (1.00 + 0.05)] minus 1.00 = 4.7918 or 479.18%.

     This is the maximum possible index return.

     Interest distribution amount = $1,000 x 4.7918 x 90% = $4,312.63 per certificate.

     Payment on the final scheduled distribution date = $1,000.00 + $4,312.63 = $5,312.63 per certificate. This is the maximum possible payment on the final scheduled distribution date.

EXAMPLE 3:  THE   VALUE   OF  THE   S&P  500  INDEX  AS OF THE  FINAL  SCHEDULED
            DISTRIBUTION  DATE IS GREATER THAN ITS VALUE AT ISSUANCE AND THE S&P
            500  INDEX   APPRECIATED   BY  10%  (AN  AMOUNT   GREATER  THAN  THE
            HYPOTHETICAL   PERIODIC   APPRECIATION   CAP)   DURING  EACH  PERIOD
            THROUGHOUT THE TERM OF THE CERTIFICATES:

                                2001                   2002                 2003                  2004
                         -----------------      ------------------    -----------------     ------------------
                         INDEX      CAPPED      INDEX      CAPPED     INDEX     CAPPED      INDEX       CAPPED
                         LEVEL      RETURN      LEVEL      RETURN     LEVEL     RETURN      LEVEL       RETURN
                         -----      ------      -----      ------     -----     -----       -----       ------
January                                         3,448        5.00%    10,822     5.00%      33,966       5.00%
February                                        3,793        5.00%    11,905     5.00%      37,362       5.00%
March                                           4,173        5.00%    13,095     5.00%      41,098       5.00%
April                    1,462       5.00%      4,590        5.00%    14,405     5.00%
May                      1,609       5.00%      5,049        5.00%    15,845     5.00%
June                     1,770       5.00%      5,554        5.00%    17,430     5.00%
July                     1,947       5.00%      6,109        5.00%    19,173     5.00%
August                   2,141       5.00%      6,720        5.00%    21,090     5.00%
September                2,355       5.00%      7,392        5.00%    23,199     5.00%
October                  2,591       5.00%      8,131        5.00%    25,519     5.00%
November                 2,850       5.00%      8,944        5.00%    28,071     5.00%
December                 3,135       5.00%      9,839        5.00%    30,878     5.00%

* Actual return on the S&P 500 Index during each reset period is 10%, but because of the 5% cap the periodic capped return would be 5%.

Index  return = [(1.00 + 0.05) x (1.00 + 0.05) x (1.00 + 0.05) x (1.00 + 0.05) x
(1.00  + 0.05) x (1.00 + 0.05) x (1.00 + 0.05) x (1.00 + 0.05) x (1.00 + 0.05) x
(1.00  + 0.05) x (1.00 + 0.05) x (1.00 + 0.05) x (1.00 + 0.05) x (1.00 + 0.05) x
(1.00  + 0.05) x (1.00 + 0.05) x (1.00 + 0.05) x (1.00 + 0.05) x (1.00 + 0.05) x
(1.00  + 0.05) x (1.00 + 0.05) x (1.00 + 0.05) x (1.00 + 0.05) x (1.00 + 0.05) x
(1.00  + 0.05) x (1.00 + 0.05) x (1.00 + 0.05) x (1.00 + 0.05) x (1.00 + 0.05) x
(1.00  + 0.05) x (1.00 + 0.05) x (1.00 + 0.05) x (1.00 + 0.05) x (1.00 + 0.05) x
(1.00 + 0.05)  x (1.00 + 0.05)] minus 1.00 = 4.7918 or 479.18%.

     This is the maximum possible index return.

     Interest distribution amount = $1,000 x 4.7918 x 90% = $4,312.63 per certificate.

     Because the periodic capped return for any reset period will not in any circumstances be greater than 5%, $4,312.63 is the maximum possible interest distribution amount.

     Payment on the final scheduled distribution date = $1,000.00 + $4,312.63 = $5,312.63 per certificate. This is the maximum possible payment on the final scheduled distribution date.

EXAMPLE 4:  THE   VALUE   OF  THE   S&P  500  INDEX  AS OF THE  FINAL  SCHEDULED
            DISTRIBUTION DATE IS LESS THAN ITS VALUE AT ISSUANCE AND THE S&P 500
            INDEX DECLINED STEADILY THROUGHOUT THE TERM OF THE CERTIFICATES:

                          2001                   2002                  2003                   2004
                   -----------------      -----------------     ------------------     ------------------
                   INDEX      CAPPED      INDEX       CAPPED    INDEX      CAPPED      INDEX       CAPPED
                   LEVEL      RETURN      LEVEL       RETURN    LEVEL      RETURN      LEVEL       RETURN
                   ----       ------      -----       ------    -----      ------      -----       ------
January                                   1,169       -1.50%      937      -2.10%        698        -2.70%
February                                  1,151       -1.55%      917      -2.15%        679        -2.75%
March                                     1,133       -1.60%      897      -2.20%        660        -2.80%
April              1,316      -1.05%      1,114       -1.65%      877      -2.25%
May                1,301      -1.10%      1,095       -1.70%      857      -2.30%
June               1,286      -1.15%      1,076       -1.75%      837      -2.35%
July               1,271      -1.20%      1,057       -1.80%      817      -2.40%
August             1,255      -1.25%      1,037       -1.85%      797      -2.45%
September          1,238      -1.30%      1,017       -1.90%      777      -2.50%
October            1,222      -1.35%        998       -1.95%      757      -2.55%
November           1,205      -1.40%        978       -2.00%      737      -2.60%
December           1,187      -1.45%        958       -2.05%      718      -2.65%

Index  return  =  [(1.00  +  -0.01)  x (1.00 + -0.01) x (1.00 + -0.01) x (1.00 +
-0.01) x (1.00 +  -0.01)  x (1.00 +  -0.01) x (1.00 + -0.01) x (1.00 + -0.01) x
(1.00  +  -0.01) x (1.00 +  -0.02)  x (1.00 +  -0.02) x (1.00 + -0.02) x (1.00 +
-0.02) x (1.00 +  -0.02)  x (1.00 +  -0.02) x (1.00 + -0.02) x (1.00 + -0.02) x
(1.00 +  -0.02)  x (1.00 +  -0.02)  x (1.00 +  -0.02) x (1.00 + -0.02) x (1.00 +
-0.02)  x (1.00 +  -0.02)  x (1.00 +  -0.02) x (1.00 + -0.02) x (1.00 + -0.02) x
(1.00 +  -0.02)  x (1.00 +  -0.02)  x (1.00 +  -0.02) x (1.00 + -0.03) x (1.00 +
-0.03)  x (1.00 +  -0.03)  x (1.00 +  -0.03) x (1.00 + -0.03) x (1.00 + -0.03) x
(1.00 + -0.03)] minus 1.00 = -0.5035 or -50.35% but the index return cannot be less than zero. In determining the index return the capped returns were rounded to the nearest one percent.

     Interest distribution amount = $1,000 x 0.0000 x 90% = $0.00

     Payment on the final scheduled distribution date = $1,000.00 + $0.00 = $1,000.00 per certificate, the amount of your original investment.

EXAMPLE 5:  THE   VALUE   OF  THE   S&P  500  INDEX  AS OF THE  FINAL  SCHEDULED
            DISTRIBUTION  DATE IS GREATER THAN ITS VALUE AT ISSUANCE AND THE S&P
            500 INDEX  INCREASED  STEADILY  THROUGHOUT  ALL BUT ONE OF THE RESET
            PERIODS  DURING  THE TERM OF THE  CERTIFICATES.  IF THE  DECLINE  IS
            GREATER THAN OR EQUAL TO APPROXIMATELY 82% FOR ONE RESET PERIOD, THE
            INDEX RETURN WILL BE REDUCED TO ZERO:

                         2001                 2002                   2003                   2004
                  -----------------    ------------------     -------------------    ------------------
                  INDEX      CAPPED    INDEX       CAPPED     INDEX      CAPPED      INDEX       CAPPED
                  LEVEL      RETURN    LEVEL       RETURN     LEVEL      RETURN      LEVEL       RETURN
                  -----      ------    -----       ------     -----      ------      -----       ------
January                                2,166        5.00%     3,889       5.00%      6,984        5.00%
February                               2,274        5.00%     4,084       5.00%      1,257      -82.00%
March                                  2,388        5.00%     4,288       5.00%      1,383        5.00%
April             1,396       5.00%    2,507        5.00%     4,502       5.00%
May               1,466       5.00%    2,632        5.00%     4,727       5.00%
June              1,539       5.00%    2,764        5.00%     4,964       5.00%
July              1,616       5.00%    2,902        5.00%     5,212       5.00%
August            1,697       5.00%    3,047        5.00%     5,472       5.00%
September         1,782       5.00%    3,200        5.00%     5,746       5.00%
October           1,871       5.00%    3,360        5.00%     6,033       5.00%
November          1,964       5.00%    3,528        5.00%     6,335       5.00%
December          2,062       5.00%    3,704        5.00%     6,652       5.00%

Index  return = [(1.00 + 0.05) x (1.00 + 0.05) x (1.00 + 0.05) x (1.00 + 0.05) x
(1.00  + 0.05) x (1.00 + 0.05) x (1.00 + 0.05) x (1.00 + 0.05) x (1.00 + 0.05) x
(1.00  + 0.05) x (1.00 + 0.05) x (1.00 + 0.05) x (1.00 + 0.05) x (1.00 + 0.05) x
(1.00  + 0.05) x (1.00 + 0.05) x (1.00 + 0.05) x (1.00 + 0.05) x (1.00 + 0.05) x
(1.00  + 0.05) x (1.00 + 0.05) x (1.00 + 0.05) x (1.00 + 0.05) x (1.00 + 0.05) x
(1.00  + 0.05) x (1.00 + 0.05) x (1.00 + 0.05) x (1.00 + 0.05) x (1.00 + 0.05) x
(1.00  + 0.05) x (1.00 + 0.05) x (1.00 + 0.05) x (1.00 + 0.05) x (1.00 + 0.05) x
(1.00  + -0.82) x (1.00 + 0.05)]  minus  1.00 = -0.0071 or -0.71%  but the index return cannot be less than zero.

     Interest distribution amount = $1,000 x 0.0000 x 90% = $0.00

     Payment on the final scheduled distribution date = $1,000.00 + $0.00 = $1,000.00 per certificate, the amount of your original investment (even though the value of the S&P 500 Index increased in all but one of the reset periods).

EXAMPLE 6:  THE   VALUE  OF  THE  S&P  500  INDEX   AS  OF THE  FINAL  SCHEDULED
            DISTRIBUTION  DATE IS LESS THAN ITS VALUE AT ISSUANCE  AND THE VALUE
            OF THE S&P 500 INDEX FLUCTUATED DURING THE TERM OF THE CERTIFICATES,
            DECLINING  IN ONE HALF OF THE RESET  PERIODS AND  INCREASING  IN THE
            OTHER  ONE HALF OF THE  RESET  PERIODS,  WITH THE  MAGNITUDE  OF THE
            INCREASES AND DECLINES BEING EQUAL:

                         2001                   2002                   2003                   2004
                   ----------------      -------------------     -----------------     ------------------
                  INDEX      CAPPED      INDEX        CAPPED     INDEX     CAPPED      INDEX       CAPPED
                  LEVEL      RETURN      LEVEL        RETURN     LEVEL     RETURN      LEVEL       RETURN
                  -----      ------      -----        ------     -----     ------      -----       ------
January                                  1,313        -5.00%     1,746       5.00%     1,408       -5.00%
February                                 1,247        -5.00%     1,659      -5.00%     1,338       -5.00%
March                                    1,310         5.00%     1,576      -5.00%     1,271       -5.00%
April             1,263      -5.00%      1,375         5.00%     1,497      -5.00%
May               1,326       5.00%      1,444         5.00%     1,422      -5.00%
June              1,392       5.00%      1,516         5.00%     1,351      -5.00%
July              1,323      -5.00%      1,592         5.00%     1,419       5.00%
August            1,257      -5.00%      1,672         5.00%     1,490       5.00%
September         1,320       5.00%      1,588        -5.00%     1,564       5.00%
October           1,386       5.00%      1,509        -5.00%     1,642       5.00%
November          1,455       5.00%      1,584         5.00%     1,560      -5.00%
December          1,382      -5.00%      1,663         5.00%     1,482      -5.00%

Index  return = [(1.00 + -0.05) x (1.00 + 0.05) x (1.00 + 0.05) x (1.00 + -0.05)
x  (1.00  +  -0.05)  x  (1.00  + 0.05) x (1.00 + 0.05) x (1.00 + 0.05) x (1.00 +
-0.05) x (1.00 + -0.05) x (1.00 + -0.05) x (1.00 + 0.05) x (1.00 + 0.05) x (1.00
+ 0.05) x (1.00 + 0.05) x (1.00 + 0.05) x (1.00 + 0.05) x (1.00 + -0.05) x (1.00
+  -0.05)  x (1.00 +  0.05) x (1.00 + 0.05) x (1.00 + 0.05) x (1.00 +  -0.05)  x
(1.00 +  -0.05)  x (1.00 +  -0.05)  x (1.00 +  -0.05) x (1.00 + -0.05) x (1.00 +
0.05) x (1.00 + 0.05) x (1.00 + 0.05) x (1.00 + 0.05) x (1.00 + -0.05) x (1.00 +
-0.05) x (1.00 + -0.05) x (1.00 + -0.05) x (1.00 + -0.05)]  minus 1.00 = -0.0441 or -4.41% but the index return cannot be less than zero.

     Interest distribution amount = $1,000 x 0.0000 x 90% = $0.00

     Payment on the final scheduled distribution date = $1,000.00 + $0.00 = $1,000.00 per certificate, the amount of your original investment (even though the value of the S&P 500 Index increased in one half of the reset periods).

EXAMPLE 7:  THE   VALUE   OF  THE  S&P   500  INDEX  AS OF THE  FINAL  SCHEDULED
            DISTRIBUTION  DATE IS  GREATER  THAN ITS VALUE AT  ISSUANCE  AND THE
            VALUE  OF THE  S&P  500  INDEX  FLUCTUATED  DURING  THE  TERM OF THE
            CERTIFICATES,  DECLINING  IN ONE  HALF  OF  THE  RESET  PERIODS  AND
            INCREASING  IN THE  OTHER ONE HALF OF THE  RESET  PERIODS,  WITH THE
            MAGNITUDE  OF THE  INCREASES  BEING  SIGNIFICANTLY  GREATER THAN THE
            MAGNITUDE OF THE DECLINES:

                                2001                   2002                   2003                   2004
                          ----------------      ------------------      -----------------      ------------------
                         INDEX      CAPPED      INDEX       CAPPED      INDEX      CAPPED      INDEX       CAPPED
                         LEVEL      RETURN      LEVEL       RETURN      LEVEL      RETURN      LEVEL       RETURN
                         -----      ------     ------       ------      -----      ------      -----       ------
January                                         1,552       -2.00%      1,639      -2.00%      1,949       -2.00%
February                                        1,521       -2.00%      1,704       4.00%      1,910       -2.00%
March                                           1,490       -2.00%      1,773       4.00%      1,872       -2.00%
April                    1,383       4.00%      1,550        4.00%      1,737      -2.00%
May                      1,355      -2.00%      1,519       -2.00%      1,702      -2.00%
June                     1,409       4.00%      1,580        4.00%      1,770       4.00%
July                     1,466       4.00%      1,643        4.00%      1,841       4.00%
August                   1,436      -2.00%      1,708        4.00%      1,804      -2.00%
September                1,408      -2.00%      1,777        4.00%      1,768      -2.00%
October                  1,464       4.00%      1,741       -2.00%      1,839       4.00%
November                 1,522       4.00%      1,706       -2.00%      1,913       4.00%
December                 1,583       4.00%      1,672       -2.00%      1,989       4.00%

Index return = [(1.00 + 0.04) x (1.00 + -0.02) x (1.00 + 0.04) x (1.00 + 0.04) x
(1.00 +  -0.02) x (1.00 + -0.02) x (1.00 + 0.04) x (1.00 + 0.04) x (1.00 + 0.04)
x (1.00 +  -0.02)  x (1.00 +  -0.02)  x (1.00 + -0.02) x (1.00 + 0.04) x (1.00 +
-0.02) x (1.00 + 0.04) x (1.00 + 0.04) x (1.00 + 0.04) x (1.00 + 0.04) x (1.00 +
-0.02)  x (1.00 +  -0.02)  x (1.00 +  -0.02)  x (1.00 + -0.02) x (1.00 + 0.04) x
(1.00 + 0.04) x (1.00 +  -0.02) x (1.00 + -0.02) x (1.00 + 0.04) x (1.00 + 0.04)
x (1.00 +  -0.02)  x  (1.00 +  -0.02)  x (1.00 + 0.04) x (1.00 + 0.04) x (1.00 +
0.04) x (1.00 + -0.02) x (1.00 + -0.02) x (1.00 + -0.02)] minus 1.00 = 0.4082 or
40.82%.

     Interest distribution amount = $1,000 x 0.4082 x 90% = $367.39

     Payment on the final scheduled distribution date = $1,000.00 + $367.39 = $1,367.39 per certificate.

CAN YOU TELL ME MORE ABOUT THE TRUST?

     The trust will be established by Structured Products Corp. and designated as TIERS(R) Principal-Protected Asset Backed Certificates Trust Series S&P 2001-4. The trust will be formed under the laws of the Cayman Islands, and U.S. Bank National Association, Cayman Islands Branch, will be the trustee and U.S. Bank Trust National Association will be the co-trustee of the trust. The assets of the trust will primarily consist of $[ ] aggregate principal amount of asset backed securities of various issuers, which, as of the closing date, will be rated in the highest rating category of at least one nationally recognized rating agency, and rights under a swap agreement and the policy. The trust may also own, from time to time, investment securities purchased with payments made to the trust by the swap counterparty pursuant to the swap agreement. The trust will be treated as a foreign corporation for United States federal income tax purposes. For more information, you should refer to the sections "The Term Assets Issuers," "Description of the Term Assets," "Description of the Trust Agreement," "Description of the Swap Agreement" and "Description of the Policy" in this prospectus supplement.

WHO PUBLISHES THE S&P 500 INDEX AND WHAT DOES IT MEASURE?

     The S&P 500 Index is published by S&P and is intended to provide an indication of the pattern of common stock price movement. The calculation of the value of the S&P 500 Index (discussed below in further detail) is based on the relative value of the aggregate market value of the common stocks of 500 companies as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. As of January 31, 2001, the 500 companies included in the S&P 500 Index represented approximately 85% of the aggregate market value of common stocks traded on the NYSE; however, these 500 companies are not the 500 largest companies listed on the NYSE, and not all of these 500 companies are listed on the NYSE. As of January 31, 2001, the aggregate market value of the 500 companies included in the S&P 500 Index represented approximately 78% of the aggregate market value of United States domestic, public companies. S&P chooses companies for inclusion in the S&P 500 Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the NYSE, which

S&P uses as an assumed model for the composition of the total market. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the market price of that company's common stock is generally responsive to changes in the affairs of the respective industry and the market value and trading activity of the common stock of that company. As of January 31, 2001, the 500 companies included in the S&P 500 Index were divided into 107 individual groups.

     These individual groups comprised the following four main groups of companies (with the number of companies currently included in each group indicated in parentheses): Industrials (378), Financial (73), Utilities (39) and Transportation (10). S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 500 Index to achieve the objectives stated above. For more information, please refer to the section "Description of the S&P 500 Index" in this prospectus supplement.

     Please note that an investment in the certificates does not entitle you to any ownership or other interest in the stocks of the companies included in the S&P 500 Index.

HOW HAS THE S&P 500 INDEX PERFORMED HISTORICALLY?

     We have provided a table showing the closing values of the S&P 500 Index on the last business day of each year from 1947 to 2000 and the closing values of the S&P 500 Index on the last business day of each month from February 1994 through January 2001. You can find these tables in the section "Description of the S&P 500 Index -- Historical Data on the Index" in this prospectus supplement. We have provided this historical information to help you evaluate the behavior of the S&P 500 Index in various economic environments; however, past performance is not necessarily indicative of how the S&P 500 Index will perform in the future. You should refer to the section "Risk Factors -- The Historical Performance of the S&P 500 Index Is Not an Indication of the Future Performance of the S&P 500 Index."

WHAT ABOUT UNITED STATES TAXES?

     For United States federal income tax purposes: (1) your certificates will be treated as equity interests in the trust, (2) the trust will be classified as a foreign corporation, (3) the trust will not be treated as engaged in the conduct of a trade or business in the United States and (4) the swap agreement should be treated as a notional principal contract.

     The trust will be a passive foreign investment company for United States federal income tax purposes. In order to avoid punitive United States tax rules otherwise applicable to distributions on the certificates, eligible U.S. purchasers of certificates should make "qualified electing fund" elections on their income tax returns and file the related tax form (IRS Form 8621) for every year that they hold the certificates. IRS Form 8621 is attached as Appendix B.

     For United States federal income tax purposes, a United States investor that makes a "qualified electing fund" election will recognize income each year in the amount of (and be required to pay tax on) that investor's pro rata share of the trust's ordinary income and net capital gains even if the pro rata share of the trust's income exceeds the amount of any distributions on the certificates owned by the investor. A United States investor will not be able to deduct any losses of the trust. A United States investor's tax basis in the certificates will be increased by amounts included in its income and decreased by the amount of nontaxable distributions.

     The swap agreement should be characterized for United States federal income tax purposes as a single notional principal contract and the trust will keep its books and records accordingly. Under this approach, periodic payments made or received by the trust under the swap agreement should constitute ordinary deductions or ordinary income of the trust. The amount of the initial payment to the trust under the swap agreement will be a nonperiodic payment that should be included in ordinary income of the trust over the term of the swap agreement in a manner that reflects the economic substance of the agreement.

     If the swap agreement were to be characterized as other than a single notional principal contract, the amount of the trust's income that is allocated to a United States investor may be substantially greater than the amounts distributed on the certificates. In addition, a portion of the trust's income that is allocated to you that otherwise would be capital gain may, in certain circumstances, be ordinary income.

     A United States investor that makes a "qualified electing fund" election will recognize capital gain or loss upon the sale of its certificates. Similarly, the character of the income, gain or loss recognized as a result of any payment made to or received from the swap counterparty on the final scheduled distribution date should be capital gain or loss.

     For the tax consequences to the trust and United States investors upon a swap termination date, upon the final scheduled distribution date of the certificates, upon a term assets credit event, or upon payment of the term assets price return amount, see "United States Federal Income Tax Considerations."

     ADVERSE TAX CONSEQUENCES MAY ARISE IF ANY UNITED STATES INVESTOR OWNS 10% OR MORE OF THE CERTIFICATES. ACCORDINGLY, EACH INVESTOR WILL BE DEEMED TO HAVE REPRESENTED EITHER THAT (i) IT HOLDS (DIRECTLY AND INDIRECTLY) LESS THAN 10% OF ALL CERTIFICATES OR (ii) IF IT HOLDS 10% OR MORE OF THE CERTIFICATES, THAT IT EITHER (x) IS NOT A UNITED STATES INVESTOR AND IT IS NOT OWNED (DIRECTLY OR INDIRECTLY) BY A UNITED STATES INVESTOR OR, IN ORDER TO REDUCE THE RISK THAT THE TRUST WOULD BE CLASSIFIED AS A FOREIGN PERSONAL HOLDING COMPANY, (y) IS A CORPORATION THAT IS NOT RELATED TO ANY RELEVANT ISSUER AND (a) WHOSE STOCK IS PUBLICLY TRADED ON A NATIONAL SECURITIES EXCHANGE, (b) IS A MUTUAL INSURANCE COMPANY, OR (c) IS A DIRECT OR INDIRECT SUBSIDIARY OF SUCH A CORPORATION OR INSURANCE COMPANY. Under the trust agreement, you may be required to provide written certifications in respect of any representations deemed made by you. The trust does not currently expect to require any such written certifications, but may determine to do so in the future. See "United States Federal Income Tax Considerations."

     United States investors who own (directly or indirectly) 10% or more of the certificates may be subject to the controlled foreign corporation rules. See "United States Federal Income Tax Considerations -- U.S. Holders that own 10% or more of the Certificates."

     United States investors who transfer (directly or indirectly) more than $100,000 to acquire certificates in the initial offering generally are required to file a Form 926 with the IRS and to supply certain additional information to the IRS. A copy of the IRS Form 926 is attached as Appendix C.

WHAT ABOUT CAYMAN ISLANDS TAXES?

     Under Cayman Islands law (a) you will not be subject to Cayman Islands taxation on payments received in respect of your certificates and (b) the trust is able to make payments on your certificates without any deduction or withholding for or on account of Cayman Islands taxes. See "Certain Cayman Islands Tax Considerations."

WHAT ABOUT ERISA?

     It is our view that employee benefit plans subject to ERISA and individual retirement accounts, Keogh plans and other similar plans can generally purchase the certificates. However, each plan and account should consider whether the purchase of the certificates is prudent and consistent with the documents governing the plan or account. The fiduciary rules governing plans and accounts are complex and individual considerations may apply to a particular plan or account. Accordingly, any fiduciary of any plan or account should consult with its legal advisers to determine whether the purchase of the certificates is permissible under the fiduciary rules. Each employee benefit plan subject to the fiduciary responsibility provisions of ERISA and each individual retirement account, Keogh plan and other similar plan will be deemed to have made certain representations concerning its purchase or other acquisition of the certificates. You should refer to the section "Certain ERISA Considerations" in this prospectus supplement.

WILL THE CERTIFICATES BE LISTED ON A STOCK EXCHANGE?

     Application will be made to list the certificates on the American Stock Exchange under the symbol "CJS,". You should be aware that the listing of the certificates on the American Stock Exchange will not necessarily ensure that a liquid trading market will be available for the certificates. You should refer to the sections "Underwriting" and "Risk Factors -- There May Not Be a Liquid Secondary Market for the Certificates" in this prospectus supplement.

WHAT ARE THE RATINGS ON THE CERTIFICATES?

     The certificates are expected to be rated "AAA" and "Aaa" by Standard & Poor's Ratings Services and Moody's Investors Service, Inc., respectively.

     The ratings address the likelihood that the trust will make payments on the certificates as required under the trust agreement, and are based primarily on the credit quality of the term assets and the swap insurer. The ratings do not address the likely performance of the S&P 500 Index.

WHO ARE THE TRUSTEES?

     U.S. Bank National Association, Cayman Islands Branch, will act as trustee and U.S. Bank Trust National Association will act as co-trustee pursuant to a trust agreement, as supplemented by a supplement, each to be dated as of the closing date. You may inspect the trust agreement and supplement at the respective offices of the trustee at c/o IBJ Whitehall Bank and Trust Company, P.O. Box 1040 GT, Grand Cayman, Cayman Islands BWI or the co-trustee at 100 Wall Street, Suite 1600, New York, NY 10005. You should refer to the section "Description of the Trust Agreement" in this prospectus supplement.

WHAT IS THE ROLE OF OUR AFFILIATE, SALOMON SMITH BARNEY INC.?
     Salomon Smith Barney Inc. is the underwriter for the offering and sale of the certificates and will be the calculation agent for the certificates. After the initial offering, Salomon Smith Barney Inc. and/or its affiliates intend to buy and sell certificates to create a secondary market for the holders of the certificates, and may engage in other activities described in the section "Underwriting" in this prospectus supplement. However, neither Salomon Smith Barney Inc. nor any of its affiliates will be obligated to engage in any market activities, or continue them once started. Salomon Smith Barney Inc. calculated the starting value, and will calculate the ending value and the periodic capped return on each reset date and the index return and the interest distribution amount, if any, on the final scheduled distribution date and determine whether a market disruption event has occurred. Potential conflicts of interest may exist between Salomon Smith Barney Inc. and you as a holder of the certificates. Please refer to the section "Risk Factors -- The Company, Salomon Smith Barney Inc., the Swap Counterparty and the Calculation Agent Are Affiliates and May Have Interests Adverse to the Holders of the Certificates" in this prospectus supplement.

ARE THERE ANY RISKS ASSOCIATED WITH MY INVESTMENT?

     Yes, the certificates are subject to a number of risks. Please refer to the section "Risk Factors" in this prospectus supplement.

                                  RISK FACTORS

     An investment in the certificates involves significant risks. Some of these risks are summarized here:

     THE INTEREST DISTRIBUTION AMOUNT PAYABLE ON THE FINAL SCHEDULED DISTRIBUTION DATE MAY BE ZERO. If the value of the S&P 500 Index declines during any reset period during the term of the certificates, the periodic capped return for that reset period will be less than zero. Because the index return used to determine the interest distribution amount, if any, payable to you on the final scheduled distribution date is based on the compounded value of the periodic capped returns for each of the reset periods, the likelihood that the interest distribution amount will be zero increases as the number of periodic capped return values that are negative increases and as the size of the decline in the value of the S&P 500 Index in any reset period increases. As demonstrated by some of the hypothetical examples in the section "Summary Information -- Q&A -- Payments on the Final Scheduled Distribution Date -- Hypothetical Examples" above, the interest distribution amount may be equal to zero even if the value of the S&P 500 Index increases during one or more reset periods during the term of the certificates or if the value of the S&P 500 Index as of the final scheduled distribution date is greater than the value of the S&P 500 Index on the date the certificates are priced. In fact, if the S&P 500 Index declines in any single reset period by approximately [82]% or more, the interest distribution amount will be zero, even if the value of the S&P 500 Index increases in every other reset period. If the interest distribution amount is zero, on the final scheduled distribution date, you will receive only the $1,000 principal amount per certificate.

     YOU MAY RECEIVE AN EARLY RETURN OF THE PRINCIPAL AMOUNT OF YOUR CERTIFICATES AND NO INTEREST DISTRIBUTION AMOUNT IF A SWAP TERMINATION DATE OCCURS PRIOR TO THE FINAL SCHEDULED DISTRIBUTION DATE. Regardless of the performance of the S&P 500 Index, in the event a swap termination date occurs prior to the final scheduled distribution date, you may only receive the principal amount of the certificates and no interest distribution amount. Furthermore, in the event the term assets are sold for a price less than the principal amount of the certificates and the swap counterparty and swap insurer are unable to pay the trust an amount equal to such shortfall, you may receive less than the principal amount of your certificates. Please refer to the section "Description of the Swap Agreement -- Payments Upon Swap Termination Date" in this prospectus supplement.

     YOU WILL BEAR THE RISK OF LOSS ON THE ASSETS OF THE TRUST. In certain circumstances, you will bear the risk of loss with respect to the assets of the trust. In particular, upon the occurrence of a default by the swap counterparty and the swap insurer or upon the occurrence of a term assets credit event, you may receive less than the principal amount of your certificates and no interest distribution amount. Please refer to the section "Description of the Swap Agreement -- Payments Upon Term Assets Credit Event" in this prospectus supplement.

     YOU WILL BEAR THE RISK OF EARLY TERMINATION IF THE SWAP COUNTERPARTY BECOMES BANKRUPT. If the swap counterparty becomes a debtor in a bankruptcy case or files a voluntary petition for relief under Title 11 of the United States Code (11 U.S.C. Sections 101 ET SEQ.) or any similar applicable insolvency laws with respect to such party, such event can cause an early termination of the swap agreement.

     THE ASSETS OF THE TRUST ARE THE ONLY PAYMENT SOURCE FOR THE CERTIFICATES. Distributions on the certificates are payable solely from payments made on the assets of the trust, which primarily consist of the term assets and the swap agreement. If the assets of the trust are insufficient to pay distributions due on the certificates, then you may receive less than the principal amount of your certificates and no interest distribution amount.

     THE SWAP COUNTERPARTY'S OBLIGATIONS ARE CONTINGENT. The swap counterparty's obligations under the swap agreement are contingent upon timely receipt of funds payable to the swap counterparty by the trustee under the swap agreement. As a result, in the event that there is a default or a delay in payment of amounts due in connection with the term assets, the swap counterparty will not be obligated to make any further payments due under the swap agreement and may terminate the swap agreement.

     LIMITATIONS ON THE SWAP INSURER'S OBLIGATIONS UNDER THE INSURANCE POLICY MAY AFFECT THE RETURN ON THE Certificates. The timely payment of the payment obligations of the swap counterparty to the trust pursuant to the swap agreement upon the swap termination date or upon the occurrence of a term assets credit event will be guaranteed by the insurance policy to be issued by the swap insurer. Under the terms of the insurance policy, the swap insurer's obligations to the trust, and accordingly the swap counterparty's obligations under the swap agreement, are limited to the lesser of the unpaid amount of the swap counterparty's obligations pursuant to the swap agreement and an amount that is the greater of the principal amount of the certificates and two times the amount of the swap counterparty's obligations pursuant to the swap agreement which would have been due had the swap termination date or term assets credit event occurred on the last day on which the swap counterparty had satisfied its obligations under the insurance agreement.

     YIELD ON THE CERTIFICATES MAY BE LOWER THAN THE YIELD ON A STANDARD DEBT SECURITY OF COMPARABLE MATURITY. The amount the trust will pay to you on the final scheduled distribution date may be less than the return you could have earned on other investments. Because the value of the S&P 500 Index as of each reset date during the term of the certificates may be less than, equal to or only slightly greater than its value on the immediately preceding reset date or the date the certificates are issued and because of the effect of the participation factor and the appreciation cap, the effective yield to maturity on the certificates may be less than that which would be payable on a conventional fixed-rate, non-callable debt security. In addition, any such return may not fully compensate you for any opportunity cost to you when inflation and other factors relating to the time value of money are taken into account.

     THERE  MAY  NOT  BE   A  LIQUID  SECONDARY  MARKET  FOR  THE  CERTIFICATES.
Application  will be  made  to  list  the  certificates  on the  American  Stock
Exchange. However, there can be no assurance as to whether there will be a secondary market in the certificates or if there were to be such a secondary market, whether such market would be liquid or illiquid. If the secondary market for the certificates is limited, there may be few buyers if you decide to sell your certificates prior to the final scheduled distribution date. This may affect the price you will receive on the certificates. There is currently no secondary market for the certificates.

     YOU MAY NOT RECEIVE ANY DISTRIBUTIONS ON YOUR CERTIFICATES UNTIL THE FINAL SCHEDULED DISTRIBUTION DATE. Although you are entitled to receive semiannual distributions representing investment earnings on various eligible investments owned by the trust (provided that such earnings equal or exceed $10,000), the trust may not receive any investment earnings or, if it does receive any, may not distribute them prior to the final scheduled distribution date.

     THE HISTORICAL PERFORMANCE OF THE S&P 500 INDEX IS NOT AN INDICATION OF THE FUTURE PERFORMANCE OF THE S&P 500 INDEX. The historical performance of the S&P 500 Index should not be taken as an indication of the future performance of the S&P 500 Index during the term of the certificates. While the trading prices of the stocks underlying the S&P 500 Index will determine the value of the S&P 500 Index, it is impossible to predict whether the value of the S&P 500 Index will fall or rise. Trading prices of the stocks underlying the S&P 500 Index will be influenced by both the complex and interrelated political, economic, financial and other factors that can affect the capital markets generally and the equity trading markets on which the underlying stocks are traded, and by various circumstances that can influence the values of the underlying stocks in a specific market segment or a particular underlying stock.

     YOUR POSITIVE RETURN ON THE CERTIFICATES WILL BE LESS THAN YOUR RETURN ON A SIMILAR INDEXED INSTRUMENT THAT IS DIRECTLY LINKED TO THE S&P 500 INDEX BECAUSE OF THE PARTICIPATION FACTOR AND MAY BE LESS THAN YOUR RETURN ON A SIMILAR INDEXED INSTRUMENT THAT IS DIRECTLY LINKED TO THE S&P 500 INDEX BECAUSE OF THE PERIODIC CAPPED RETURN. As a result of the participation factor and the periodic capped return, the certificates provide less opportunity for equity appreciation than a direct investment in the stocks underlying the S&P 500 Index. The participation factor will operate to limit the portion of any appreciation in the value of the S&P 500 Index in which you would share. The periodic capped return will operate to limit the portion of any appreciation in the value of the S&P 500 Index in which you will share to the first [5]% of any increase in the period between the issue date and the first monthly distribution date and in any subsequent reset period, but will not limit your exposure to any depreciation in the value of the S&P 500 Index. If the value of the S&P 500 Index increases by more than [5]% in any reset period during the term of the certificates, your return on the certificates will therefore be less than your return on the underlying stocks or a similar security that was directly linked to the S&P 500 Index but was not subject to an appreciation cap.

     YOUR RETURN ON THE CERTIFICATES WILL NOT REFLECT THE RETURN YOU WOULD REALIZE IF YOU ACTUALLY OWNED THE STOCKS UNDERLYING THE S&P 500 INDEX. Your return on the certificates will not reflect the return you would realize if you actually owned the stocks underlying the S&P 500 Index because of the effect of the participation factor and the appreciation cap and because S&P calculates the S&P 500 Index by reference to the prices of the stocks comprising the S&P 500 Index without taking into consideration the value of any dividends paid on those stocks.

     FACTORS AFFECTING MARKET VALUE OF YOUR CERTIFICATES. We believe that the value of your certificates in the secondary market will be affected by supply and demand of the certificates, the value of the S&P 500 Index and a number of other factors. Some of these factors are interrelated in complex ways; as a result, the effect of any one factor may be offset or magnified by the effect of another factor. The price at which you will be able to sell your certificates prior to the final scheduled distribution date may be at a discount, which could be substantial, from the principal amount thereof, if, at such time and/or as of prior reset dates, the value of the S&P 500 Index is less than, equal to, or not sufficiently above the starting value of the S&P 500 Index. The following paragraphs describe what we expect to be the impact on the market value of the certificates of a change in a specific factor, assuming all other conditions remain constant.

             THE MARKET  VALUE OF THE  CERTIFICATES  WILL DEPEND ON THE VALUE OF
        THE S&P 500 INDEX BUT MAY NOT INCREASE BY AS MUCH AS AN INCREASE IN THE S&P 500 INDEX. The trust expects that the market value of the certificates will likely depend substantially on the relationship between the value of the S&P 500 Index at the time of pricing of the certificates and the future value of the S&P 500 Index. If you choose to sell your certificates when the value of the S&P 500 Index exceeds the starting value, you may receive substantially less than the amount that would be payable on the final scheduled distribution date based on that value of the S&P 500 Index because of the effect on the index return of previously determined periodic capped returns and expectations that the S&P 500 Index will continue to fluctuate between such time and the time when subsequent ending values of the S&P 500 Index are determined. If you choose to sell your certificates when the value of the S&P 500 Index is below the value as of the date the certificates are issued, you can expect to receive less than the $1,000 initial principal amount per certificate. In general, rising U.S. dividend rates (i.e., dividends per share) may increase the value of the S&P 500 Index, while falling U.S. dividend rates may decrease the value of the S&P 500 Index. Political, economic and other developments that affect the stocks underlying the S&P 500 Index may also affect the value of the S&P 500 Index and, thus, the value of the certificates. Because the index return is based on the compounded value of the periodic capped returns for each of the reset periods and will be reduced if the value of the S&P 500 Index declines during any reset period, the price at which you will be able to sell your certificates prior to the final scheduled distribution date may be less than the amount originally invested, even if the value of the S&P 500 Index when you sell your certificates is equal to, or higher than, the value of the S&P 500 Index at the time you bought your certificates. The effect of the current S&P 500 Index value on the market value of the certificates will likely decrease significantly over time during the term of the certificates because the periodic capped return (and thus a portion of the index return) will be determined on each reset date.

             THE MARKET VALUE OF THE CERTIFICATES WILL DECREASE IF INTEREST RATES INCREASE. The trust expects that the trading value of the certificates will be affected by changes in interest rates. In general, if interest rates increase, the trading value of the certificates may be adversely affected, and if interest rates decrease, the trading value of the certificates may be favorably affected. Interest rates may also affect the economy and, in turn, the value of the S&P 500 Index, which (for the reasons discussed above) would affect the value of the certificates. Rising interest rates may lower the value of the S&P 500 Index and, thus, the value of the certificates. Falling interest rates may increase the value of the S&P 500 Index and, thus, the value of the certificates.

             THE  MARKET  VALUE  OF  THE  CERTIFICATES  MAY  BE  REDUCED  BY THE
        VOLATILITY OF  THE  S&P 500  INDEX.  Volatility  is  the  term  used  to describe the size and frequency of market fluctuations. If the volatility of the S&P 500 Index increases or decreases, the trading value of the certificates may be adversely affected. The effect of the volatility of the S&P 500 Index on the market value of the certificates will likely decrease significantly over time during the term of the certificates because the periodic capped return (and thus a portion of the index return) will be determined on each reset date.

             THE MARKET VALUE OF THE CERTIFICATES MAY BE REDUCED BECAUSE OF EVENTS INVOLVING THE COMPANIES COMPRISING THE S&P 500 INDEX. General economic conditions and earnings results of the companies whose common stocks comprise the S&P 500 Index and real or anticipated changes in such conditions or results may affect the market value of the certificates. In addition, if the dividend yields on such common stocks increase, the value of the certificates may be adversely affected because the S&P 500 Index does not incorporate the value of dividend payments. Conversely, if dividend yields on the common stocks decrease, the value of the certificates may be favorably affected.

             THE MARKET VALUE OF THE CERTIFICATES MAY BE REDUCED AS THE TIME REMAINING TO FINAL SCHEDULED DISTRIBUTION DATE OF THE CERTIFICATES DECREASES. The certificates may trade at a market value above that which would be expected based on the level of interest rates and the S&P 500 Index. Any such difference will reflect a "time premium" resulting from expectations concerning the value of the S&P 500 Index during the period prior to the final scheduled distribution date of the certificates. However, as the time remaining to the final scheduled distribution date of the certificates decreases, this time premium may decrease, adversely affecting the market value of the certificates.

     We want you to understand that the impact of one of the factors specified above, such as an increase in interest rates, may offset some or all of any change in the market value of your certificates attributable to another factor, such as an increase in the S&P 500 Index value.

     In general, assuming all relevant factors are held constant, we expect that the effect on the market value of your certificates of a given change in most of the factors listed above will be less if it occurs later in the term of the certificates than if it occurs earlier in the term of the certificates.

     YOU WILL HAVE LIMITED ABILITY TO ENFORCE RIGHTS WITH RESPECT TO THE TERM ASSETS AND SWAP AGREEMENT AND THE INSURANCE POLICY. You will have no contractual right to act directly with respect to the term assets or the swap agreement or the insurance policy or to proceed directly against the swap counterparty or the swap insurer. Such rights will be reserved to the trustee.

     THE TRUST WILL BE A PASSIVE FOREIGN INVESTMENT COMPANY FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. In order to avoid punitive United States tax rules otherwise applicable to distributions on the certificates, eligible U.S. purchasers of certificates should make "qualified electing fund" elections on their income tax returns and file the related tax form (IRS Form 8621) for every year that they hold the certificates. IRS Form 8621 is attached as Appendix B.

     NO RULING HAS BEEN REQUESTED FROM THE INTERNAL REVENUE SERVICE WITH RESPECT TO THE TAX TREATMENT OF THE CERTIFICATES. No statutory, judicial or administrative authority directly addresses the characterization of the certificates or instruments similar to the certificates for United States federal income tax purposes. As a result, significant aspects of the United States federal income tax consequences of an investment in the certificates are not certain. No ruling is being requested from the Internal Revenue Service with respect to the certificates, and no assurance can be given that the Internal Revenue Service will agree with the conclusions expressed under "United States Federal Income Tax Considerations."

     THE COMPANY, SALOMON SMITH BARNEY INC., THE SWAP COUNTERPARTY AND THE CALCULATION AGENT ARE AFFILIATES AND MAY HAVE INTERESTS ADVERSE TO THE HOLDERS OF THE CERTIFICATES. The company, Salomon Smith Barney Inc., and the swap counterparty are affiliates, and the swap counterparty is also the calculation agent for matters relating to the certificates and the swap agreement. Potential conflicts of interest may exist between the calculation agent and certificateholders.

     THE UNDERWRITER MAY BE ENGAGED BY THE ISSUERS OF THE TERM ASSETS FROM TIME TO TIME AND MAY HAVE INTERESTS ADVERSE TO THE HOLDERS OF THE CERTIFICATES. From time to time, the underwriter may be engaged by the issuers of the term assets as underwriter or placement agent, in an advisory capacity or in other business arrangements. In addition, the underwriter or another affiliate of Structured Products Corp. may make a market in other outstanding securities of an issuer of the term assets. Potential conflicts of interest may exist between the underwriter and certificateholders.

     THE MARKET VALUE OF THE CERTIFICATES MAY BE AFFECTED BY HEDGING ACTIVITIES OF THE UNDERWRITER, THE SWAP COUNTERPARTY OR OTHER PARTIES. On or prior to the closing date, the swap counterparty, directly or through its subsidiaries, will hedge its anticipated exposure under the swap agreement by the purchase or sale of options, futures contracts, forward contracts or swaps or options on the S&P 500 Index, or other derivative or synthetic instruments related to the S&P 500 Index. From time to time during the term of the certificates, depending on market conditions (including the market price of the S&P 500 Index), in connection with hedging with respect to the certificates, we expect that the swap counterparty, the underwriter or one or more of their affiliates will increase or decrease their initial hedging positions using dynamic hedging techniques and may take long or short positions in the S&P 500 Index, in listed or over-the-counter option contracts in, or other derivative or synthetic instruments related to, the S&P 500 Index. In addition, the swap counterparty, the underwriter or one or more of their affiliates may purchase or otherwise acquire a long or short position in the certificates from time to time and may, in their sole discretion, hold, resell or exchange such certificates. The swap counterparty, the underwriter or one or more of their affiliates may also take positions in other types of appropriate financial instruments that may become available in the future in connection with the hedging arrangements hereunder. To the extent that the swap counterparty, the underwriter or one or more of their affiliates have a long hedge position in the S&P 500 Index or option contracts in, or other derivative or synthetic instruments related to, the S&P 500 Index, the swap counterparty, the underwriter or one or more of their affiliates may liquidate a portion of their holdings at or about the final scheduled distribution date for the certificates. Depending, among other things, on future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. Profits or losses from any such position cannot be ascertained until such position is closed out and any offsetting position or positions are taken into account.

     Although we have no reason to believe that any such hedging activity will have a material impact on the price of such options or other derivative instruments, on the market price of the S&P 500 Index or on the value of the certificates, there can be no assurance that the swap counterparty, the underwriter or one or more of their affiliates will not affect such prices or values as a result of such hedging activities.

                             FORMATION OF THE TRUST

     Structured Products Corp. (the "Depositor" or the "Company") and U.S. Bank National Association, Cayman Islands Branch (the "Trustee"), will establish a trust, to be designated the TIERS(R) Principal-Protected Asset Backed Certificates Trust Series S&P 2001-4 (the "Trust") under Cayman Islands law pursuant to the Trust Agreement to be dated as of the Closing Date (the "Trust Agreement"), as supplemented by the TIERS(R) Asset Backed Supplement Series S&P 2001-4 to be dated as of the Closing Date. The Trust will issue its TIERS(R) Principal-Protected Trust Certificates, Series S&P 2001-4 (the "Certificates"). The term "Trust" where the context so requires will be construed as a reference to the Trustee and/or Co-Trustee acting solely in their capacities as Trustee or Co-Trustee, as the case may be, in respect of the Trust. The "Closing Date" means the date of initial delivery of the Certificates. The co-trustee of the Trust will be U.S. Bank Trust National Association (the "Co-Trustee"). The assets of the Trust will consist primarily of $[ ] aggregate principal amount of asset backed securities (collectively, the "Term Assets") issued by various issuers (each a "Term Assets Issuer") and the ISDA Master Agreement and the Schedule and Confirmation thereto (collectively, the "Swap Agreement"), each to be dated as of the Closing Date, by and between the Trust and Salomon Smith Barney Holdings Inc., (the "Swap Counterparty"). The Trust may also own from time to time investment securities (the "Eligible Investments") purchased with amounts received from the Swap Counterparty. See "Description of the Certificates" and "Description of the Swap Agreement" herein. The assets of the Trust will be held by the Co-Trustee, on behalf of the Trust, for the benefit of the holders of the Certificates (the "Certificateholders").

                                 USE OF PROCEEDS

     The net proceeds to be received by the Company from the sale of the Certificates together with the payment to be made by the Swap Counterparty on the Closing Date will be used to purchase the Term Assets, which, after the purchase thereof, will be deposited by the Company with the Trust and, together with the Swap Agreement, will be the sole Deposited Assets (as defined in the prospectus) of the Trust.

                             THE TERM ASSETS ISSUERS

     The Term Assets will be selected at the time the Certificates are priced. This prospectus supplement does not provide information with respect to the Term Assets Issuers. No investigation has been made of the financial condition or creditworthiness of the Term Assets Issuers or any of their subsidiaries in connection with the issuance of the Certificates. The Company is not an affiliate of any of the Term Assets Issuers.

     Each Term Assets Issuer is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by each Term Assets Issuer with the Commission pursuant to the informational requirements of the Exchange Act can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048, and Chicago Regional Office, John C. Kluczynski Federal Building, Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be maintained upon written request addressed to the Securities and Exchange Commission, Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site at http://www.sec.gov containing reports, proxy statements and other information regarding registrants that file electronically with the Commission. Such reports, proxy statements and other information can also be inspected at the offices of any stock exchange on which a Term Assets Issuer's securities are listed.

     THE TERM ASSETS PROSPECTUSES (DEFINED BELOW) AND THE TERM ASSETS REGISTRATION STATEMENTS (DEFINED BELOW) DESCRIBE THE MATERIAL TERMS OF THE TERM ASSETS. THIS PROSPECTUS SUPPLEMENT IS QUALIFIED IN ITS ENTIRETY BY, AND SHOULD BE READ IN CONJUNCTION WITH, (I) THE PROSPECTUS, (II) THE TERM ASSETS PROSPECTUSES, AND (III) THE TERM ASSETS REGISTRATION STATEMENTS OF WHICH SUCH TERM ASSETS PROSPECTUSES ARE A PART. NO REPRESENTATION IS MADE BY THE TRUST, THE TRUSTEE, THE CO-TRUSTEE, THE UNDERWRITER, THE SWAP COUNTERPARTY OR THE COMPANY AS TO THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED IN THE TERM ASSETS PROSPECTUSES OR THE TERM ASSETS REGISTRATION STATEMENTS.

                         DESCRIPTION OF THE TERM ASSETS

     The Term Assets of the Trust will consist solely of $[ ] aggregate principal amount of asset backed securities. Each of the Term Assets is described in an offering document (collectively, the "Term Assets Prospectuses"), and was registered pursuant to a registration statement (collectively, the "Term Assets Registration Statements") under the Securities Act of 1933, as amended (the "Securities Act") The Term Assets may not have been issued pursuant to a trust agreement qualified under the Trust Indenture Act of 1939. Certain information concerning the Term Assets is set forth in Appendix A. References to the Term Assets will be deemed to refer to any asset backed securities substituted for the Term Assets and asset backed securities or Eligible Investments purchased with principal proceeds of the Term Assets as described under the sections "Description of the Swap Agreement -- Amortization of Term Assets" and "Description of the Trust Agreement -- Substitution of Term Assets."

     The disclosure under this caption in this prospectus supplement is intended primarily to identify the Term Assets and does not purport to summarize the Term Assets or to provide information with respect to the Term Assets Issuers. Appendix A to this prospectus supplement which contains summary information regarding the Term Assets, is derived solely from the description thereof in the applicable Term Assets Prospectus. Such information does not purport to be complete and is qualified in its entirety by, and should be read in conjunction with, the applicable Term Assets Prospectus. This prospectus supplement relates only to the Certificates offered hereby and does not relate to an offering of the Term Assets. No representation is made by the Company, the Trust, the Trustee, the Co-Trustee, the Underwriter or the Swap Counterparty as to the accuracy or completeness of the information contained in any Term Assets Prospectus. No investigation has been made by the Company, the Trust, the Trustee, the Co-Trustee, the Underwriter or the Swap Counterparty of the financial condition or creditworthiness of any Term Assets Issuer in connection with the issuance of the Certificates.

THE UNDERWRITER AND THE TERM ASSETS ISSUERS

     From time to time, Salomon Smith Barney Inc. (the "Underwriter") may be engaged by the Term Assets Issuers as underwriter or placement agent, in an advisory capacity or in other business arrangements. In addition, the Underwriter or an affiliate of the Depositor may make a market in other outstanding securities of a Term Assets Issuer.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to the terms of the Trust Agreement. The following summary as well as other pertinent information included elsewhere in this prospectus supplement and in the prospectus describes material terms of the Certificates and the Trust Agreement, but does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Certificates and the Trust Agreement. The following summary supplements the description of the general terms and provisions of the Certificates of any given series and the related Trust Agreement set forth in the prospectus, to which description reference is hereby made.

     The Certificates will be denominated and distributions with respect thereto will be payable in United States Dollars, which will be the "Specified Currency" as such term is defined in the prospectus. The Certificates represent in the aggregate the entire undivided beneficial ownership interest in the Trust. The property of the Trust will consist of (i) the Term Assets, (ii) the Swap Agreement, (iii) the rights of the Trust as beneficiary pursuant to a financial guaranty insurance policy (the "Policy") issued by Ambac Assurance Corporation (the "Swap Insurer"), and (iv) any Eligible Investments owned by the Trust.

     The Certificates represent undivided fractional beneficial interests in the assets of the Trust and all distributions to Certificateholders will be made only from the property of the Trust as described herein. The Certificates do not represent an interest in or obligation of the Company, the Term Assets Issuers, the Swap Counterparty, the Trustee, the Co-Trustee, the Underwriter or any affiliate if any thereof.

PAYMENT ON THE FINAL SCHEDULED DISTRIBUTION DATE

     Unless a Term Assets Credit Event or a Swap Termination Date occurs on or prior to [], 2004 (the "Final Scheduled Distribution Date"), Certificateholders will be entitled to receive the principal amount thereof plus an Interest Distribution Amount (as defined below), if any, as provided below. If the Index Return (as defined below) is zero, Certificateholders will be entitled to receive only the principal amount thereof. The principal amount will equal $1,000 per Certificate.

INTEREST DISTRIBUTION AMOUNT

     Absent the occurrence of a Term Assets Credit Event or a Swap Termination Date, on the Final Scheduled Distribution Date, the holders of the Certificates are entitled to receive an interest distribution (the "Interest Distribution Amount") per Certificate determined according to the following formula:

          Principal Amount ($1,000) for each Certificate * Index Return
                             * Participation Factor

     The Index Return (the "Index Return") equals the compounded result of the Periodic Capped Returns computed in the following manner:

                 [Product of (1.00 + the Periodic Capped Return)
                          for each Reset Date]-- 1.00

where the Periodic Capped Return (the "Periodic Capped Return") for any Reset Date (including the Final Scheduled Distribution Date) equals the following fraction:

                         Ending Value -- Starting Value
                         ------------------------------
                                 Starting Value

provided, however, that the Periodic Capped Return will not in any circumstances be greater than [5]%.

     "Participation Factor" equals __%.

     "Reset Dates" will occur on the [ ] day of each month of each year, commencing [ ], 2001 and ending on the Final Scheduled Distribution Date.

     If the Ending Value (as defined below) for any Reset Date is less than the Starting Value (as defined below) used for the computation of the Periodic Capped Return for such Reset Date, then the Periodic Capped Return for such Reset Date will be negative. However, the Index Return will not be less than zero (thus ensuring that the payment you receive on the Final Scheduled Distribution Date will not be less than the amount of your original investment in the Certificates), nor can it be more than [ ]% (a maximum value that represents an increase of the S&P 500 Index (the "S&P 500 Index") of at least [5]% in each reset period and a participation factor of [ ]%).

     As indicated in the formula above, the Interest Distribution Amount will be calculated using the principal amount of the Certificates, and in no event will the Interest Distribution Amount be less than zero.

     The "Starting Value" for the initial Reset Date will be [ ], which is the value of the S&P 500 Index at the close of the market on the date the Certificates were priced for initial sale to the public. The Starting Value for each subsequent Reset Date (including the Final Scheduled Distribution Date) will equal the Ending Value with respect to the immediately preceding Reset Date.

     The "Ending Value" for any Reset Date (other than the Final Scheduled Distribution Date) means the value of the S&P 500 Index at the close of the market on that Reset Date or, if that Reset Date is not an Index Business Day (as defined below), the value at the close of the market on the preceding Index Business Day. The Ending Value for the Reset Date with respect to the Final Scheduled Distribution Date will equal the average (arithmetic mean) of the closing values of the S&P 500 Index on each of the six Calculation Days in the Calculation Period. If there are fewer than six Calculation Days, then the Ending Value for the Reset Date with respect to the Final Scheduled Distribution Date will equal the average (arithmetic mean) of the closing values of the S&P 500 Index on such Calculation Days and, if there is only one Calculation Day, then the Ending Value for the Reset Date with respect to the Final Scheduled Distribution Date will equal the closing value of the S&P 500 Index on such Calculation Day. If no Calculation Days occur during the Calculation Period, then the Ending Value for the Reset Date with respect to the Final Scheduled Distribution Date will equal the closing value of the S&P 500 Index on the last scheduled Index Business Day during the Calculation Period, regardless of the occurrence of a Market Disruption Event (as defined below) on such day.

     The "Calculation Period" means the period from and including the seventh scheduled Index Business Day prior to each Reset Date (including the Final Scheduled Distribution Date) to and including the second scheduled Index Business Day prior to the Reset Date (including the Final Scheduled Distribution
Date). A "Calculation Day" means any Index Business Day during the Calculation Period on which a Market Disruption Event has not occurred. An "Index Business Day" is a day on which the New York Stock Exchange ("NYSE"), the Nasdaq National Market of the Nasdaq Stock Market, Inc. ("NASDAQ"), and the American Stock Exchange ("AMEX"), are open for trading and the S&P 500 Index or any Successor Index (as defined below) is calculated and published. The Calculation Agent may, in its discretion, add to (or delete from) the definition of "Index Business Day" any major U.S. exchange which commences to serve (or ceases to serve) as the primary exchange upon which a stock underlying the S&P 500 Index trades or as an exchange upon which a futures contract, an option on a futures contract or an option contract relating to the S&P 500 Index trades. All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will be conclusive for all purposes and binding on the Company and the beneficial owners of the Certificates, absent manifest error.

     "Market Disruption Event" means any of the following events, as determined by the Calculation Agent.

          (a) The suspension or material limitation of trading in 20% or more of the number of the underlying stocks which then comprise the S&P 500 Index or any Successor Index, in each case, for more than two hours of trading or during the one-half hour period preceding the close of trading on the AMEX, the NYSE, the NASDAQ, or any other applicable organized U.S. exchange. For purposes of this definition, limitations on trading during significant market fluctuations imposed pursuant to AMEX Rule 117 or NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by NYSE, the NASDAQ, any other self regulatory organization or the SEC of similar scope or as a replacement for AMEX Rule 117 or NYSE Rule 80B, as determined by the Calculation Agent) will be considered "material."

          (b) The suspension or material limitation, in each case, for more than two hours of trading or during the one-half hour period preceding the close of trading (whether by reason of movements in price exceeding levels permitted by the relevant exchange or otherwise) in (A) futures contracts related to the S&P 500 Index or any Successor Index or options on such futures contracts which are traded on any major U.S. exchange or (B) options contracts related to the S&P 500 Index or any Successor Index which are traded on the Chicago Board Options Exchange ("CBOE") or any other major U.S. exchange.

          (c) The unavailability, through a recognized system of public dissemination of transaction information, for more than two hours of trading or during the one-half hour period preceding the close of trading, of accurate price, volume or related information in respect of 20% or more of the number of the underlying stocks which then comprise the S&P 500 Index or any Successor Index or in respect of futures contracts related to the S&P 500 Index or any Successor Index, options on such futures contracts or options contracts related to the S&P 500 Index or any Successor Index, in each case traded on any major U.S. exchange.

     For purposes of determining whether a Market Disruption Event has occurred:

          (1) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to discontinue permanently trading in the relevant futures or options contract will not constitute a Market Disruption Event, (3) any suspension in trading in a futures or options contract on the S&P 500 Index or any Successor Index by a major securities market by reason of (x) a price change violating limits set by such securities market, (y) an imbalance of orders relating to such contracts or (z) a disparity in bid and ask quotes relating to such contracts will constitute a Market Disruption Event, notwithstanding that such suspension or material limitation is less than two hours, and (4) a "suspension or material limitation" on an exchange or in a market will include a suspension or material limitation of trading by one class of investors provided that such suspension continues for more than two hours of trading or during the last one-half hour period preceding the close of trading on the relevant exchange or market (but will not include limitations imposed on certain types of trading under NYSE Rule 80A or any applicable rule or regulation enacted or promulgated by the AMEX, the NYSE, the NASDAQ, any other self-regulatory organization or the SEC of a similar scope or as a replacement for NYSE Rule 80A, as determined by the Calculation Agent) and will not include any time when such exchange or market is closed for trading as part of such exchange's or market's regularly scheduled business hours. Under certain circumstances, the duties of Salomon Smith Barney Inc. as Calculation Agent in determining the existence of Market Disruption Events could conflict with the interests of Salomon Smith Barney Inc. as an affiliate of the issuer of the Certificates.

     Based on the information currently available to the Company, on October 27, 1997, the NYSE suspended all trading during the one-half hour period preceding the close of trading, pursuant to NYSE Rule 80B. If such a suspension of trading occurred during the term of the Certificates, such event would constitute a Market Disruption Event. The
                                      S-24
existence or non-existence of such circumstances, however, is not necessarily indicative of the likelihood of such circumstances arising or not arising in the future.

SUPPLEMENTAL DISTRIBUTIONS

     Holders of the Certificates are entitled to receive semiannual distributions on each [__________] and [_______ __] equal to (i) the earnings, if any, from Eligible Investments (as defined herein) purchased from amounts paid by the Swap Counterparty which represent Term Assets Price Return Amounts (as defined herein), (ii) any Excess Investment Interest (as defined herein), plus (iii) realized gains from the exchange, if any, of the Term Assets for other asset backed securities rated in the highest rating category of at least one nationally recognized rating agency. Distributions of such earnings, if any, any Excess Investment Interest and realized gains from the exchange of the Term Assets, if any, will only be made if the distributions equal or exceed $10,000 (the "Distribution Threshold"). If such earnings do not equal or exceed the Distribution Threshold, the earnings will be reinvested and distributed on the earlier of the next semiannual distribution date on which the Distribution Threshold is satisfied and the Final Scheduled Distribution Date. No representation is made by the Company or the Trust as to whether any Eligible Investments will be owned by the Trust and whether any earnings or Excess Investment Interest will be distributed to Certificateholders.

     Holders of the Certificates are also entitled to receive on the Final Scheduled Distribution Date or any Swap Termination Date, as the case may be, the excess of the sale price of the Term Assets over the par amount of the Term Assets plus accrued interest thereon to the sale date.

DISCONTINUANCE OF THE S&P 500 INDEX

     If S&P discontinues publication of the S&P 500 Index or S&P or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the S&P 500 Index (any such index being referred to herein as a "Successor Index"), then the Ending Value as of any succeeding Reset Date will be determined by reference to the value of such Successor Index using the methodology described above under "Interest Distribution Amount" herein.

     Upon any selection by the Calculation Agent of a Successor Index, the Calculation Agent will cause notice thereof to be furnished to the Company, the Trustee and the Co-Trustee, who will provide notice thereof to the registered holders of the Certificates.

     If S&P discontinues publication of the S&P 500 Index and a Successor Index is not selected by the Calculation Agent or is no longer published on any Reset Date or Calculation Day, the value to be substituted for the S&P 500 Index for any such Reset Date or Calculation Day used to calculate the Interest Distribution Amount will be a value computed by the Calculation Agent for such Reset Date or Calculation Day in accordance with the procedures last used to calculate the S&P 500 Index prior to any such discontinuance.

     If S&P discontinues publication of the S&P 500 Index prior to the period during which the Interest Distribution Amount is to be determined and the Calculation Agent determines that no Successor Index is available at such time, then on each Index Business Day until the earlier to occur of (a) the determination of the Ending Value and (b) a determination by the Calculation Agent that a Successor Index is available, the Calculation Agent will determine the value that would be used in computing the Interest Distribution Amount as described in the preceding paragraph as if such day were a Reset Date or Calculation Day, as the case may be. The Calculation Agent will cause notice of each such value to be published not less often than once each month in THE WALL STREET JOURNAL (or another newspaper of general circulation), and arrange for information with respect to such values to be made available by telephone. Notwithstanding these alternative arrangements, discontinuance of the
publication  of  the  S&P  500  Index  may  adversely   affect  trading  in  the
Certificates.

     If a Successor Index is selected or the Calculation Agent calculates a value as a substitute for the S&P 500 Index as described above, such Successor Index or value will be substituted for the S&P 500 Index for all purposes, including for purposes of determining whether an Index Business Day occurs or a Market Disruption Event exists. Notwithstanding these alternative arrangements, discontinuance of the publication of the S&P 500 Index may adversely affect the value of the Certificates.

ALTERATION OF METHOD OF CALCULATION

     If at any time the method of calculating the S&P 500 Index or a Successor Index is changed in any material respect, or if the S&P 500 Index or a Successor Index is in any other way modified so that the value of the S&P 500 Index or such Successor Index does not, in the opinion of the Calculation Agent, fairly represent the value thereof had such changes or modifications not been made, then, from and after such time, the Calculation Agent will, at the close of business in New York, New York, on each date that the closing value with respect to any Ending Value is to be calculated, make such adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to the S&P 500 Index or such Successor Index as if such changes or modifications had not been made, and calculate such closing value with reference to the S&P 500 Index or such Successor Index. Accordingly, if the method of calculating the S&P 500 Index or such Successor Index is modified so that the value of the S&P 500 Index or such Successor Index is a fraction or a multiple of what it would have been if it had not been modified (E.G., due to a split in the S&P 500 Index), then the Calculation Agent will adjust the S&P 500 Index in order to arrive at a value of the S&P 500 Index as if it had not been modified (E.G., as if such split had not occurred).

HYPOTHETICAL RETURNS

     For a presentation of the return on the Certificates according to various hypothetical returns on the S&P 500 Index as of each Reset Date, see the examples set forth under the heading "Summary Information -- Q&A -- Payments on the Final Scheduled Distribution Date -- Hypothetical Examples" beginning on page S-5.

     The examples are for purposes of illustration only. The actual Interest Distribution Amount will depend entirely on the Starting Value and the actual Ending Value as of any Reset Date determined by the Calculation Agent as provided herein. Historical data regarding the S&P 500 Index, is included in this prospectus supplement under "Description of the S&P 500 Index -- Historical Data on the Index."

PAYMENT UPON SWAP TERMINATION DATE

     If a Swap Termination Date occurs, the Co-Trustee will sell the Term Assets and the Eligible Investments, and the Swap Agreement will terminate. On the termination date, a payment equal to the market value of the Swap Agreement will be made by the Trust to the Swap Counterparty or by the Swap Counterparty to the Trust, as the case may be; provided that the Swap Counterparty's obligation to make a payment to the trust will not exceed an amount that is the greater of the principal amount of the Certificates and twice the Swap Counterparty's obligations under the Swap Agreement had the Swap Termination Date occurred on the last date on which the Swap Counterparty had satisfied its obligations under the Insurance Agreement, dated the date the certificates are issued, between the Swap Insurer and the Swap Counterparty (the "Insurance Agreement"); and provided, further, that (a) the Trust will have no obligation to make a payment to the Swap Counterparty to the extent that after such payment, the remaining proceeds from the sale of the Term Assets and Eligible Investments do not equal or exceed the principal amount of the Certificates and (b) if such proceeds, plus any payment from the Swap Counterparty to the Trust, or minus any payment from the Trust to the Swap Counterparty, equals an amount less than the principal amount of the Certificates, then the Swap Counterparty will pay the Trust an amount equal to such shortfall. If a payment is to be made by the Trust to the Swap Counterparty, the payment will be made from the proceeds of the sale of the Term Assets and the Eligible Investments on or prior to two Business Days after the Swap Termination Date, and the remainder of the proceeds will be distributed to the holders of the Certificates on or prior to two Business Days after the Swap Termination Date. See "Description of the Swap Agreement -- Payments Upon Swap Termination Date" herein.

PAYMENTS UPON TERM ASSETS CREDIT EVENT

     If a Term Assets Credit Event (as defined herein) occurs, the Co-Trustee will sell the Term Assets and Eligible Investments and the Swap Agreement will terminate. Upon the termination date, the Trust will pay to the Swap Counterparty an amount equal to the Net Aggregate Term Assets Price Return Amount (as defined herein), if any. The proceeds from the sale of the Term Assets and Eligible Investments, net of any amounts owed to the Swap Counterparty upon the termination of the Swap Agreement plus any amounts paid by the Swap Counterparty upon the termination of the Swap Agreement, will be distributed pro rata to the holders of the Certificates. In addition, a payment equal to the market value of the Swap Agreement, as determined by the Calculation Agent, will be made by the Trust to the Swap Counterparty or will be made to the Trust by the Swap Counterparty, as the case may be; provided that the Swap Counterparty's obligation to make a payment to the trust will not exceed an amount that is the greater of the principal amount of the Certificates and twice the Swap Counterparty's obligations under the Swap

Agreement had the Term Assets Credit Event occurred on the last date on which the Swap Counterparty had satisfied its obligations under the Insurance Agreement. See "Description of the Swap Agreement -- Payments Upon Term Assets Credit Event" herein.

LISTING ON THE AMERICAN STOCK EXCHANGE

     Application will be made to list the Certificates on the AMEX under the symbol "CJS". There can be no assurance that the Certificates, once listed, will continue to be eligible for trading on the AMEX.

FORM OF THE CERTIFICATES

     The Certificates will be delivered in registered form. The Certificates will be issued, maintained and transferred on the book-entry records of The Depositary Trust Company ("DTC") and its Participants (as defined below) in minimum denominations of $1,000 and integral multiples thereof. Certificateholders will not receive physical certificates.

BOOK-ENTRY SYSTEM

     Upon issuance, all Certificates will be represented by one or more fully-registered global securities (the "Global Certificates"). Each such Global Certificate will be deposited with, or on behalf of, DTC and registered in the name of DTC or a nominee thereof. Unless and until it is exchanged in whole or in part for Certificates in definitive form, no Global Certificate may be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor. Accountholders in the Euroclear or Clearstream clearance systems may hold beneficial interests in the Certificates through the accounts that each such system maintains as a participant in DTC.

     DTC has advised the Company as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of
Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the NYSE, the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through, or maintain a custodial relationship with, a Direct Participant, either directly or indirectly. The rules applicable to DTC and its Participants are on file with the Commission.

SAME-DAY SETTLEMENT AND PAYMENT

     Settlement for the Certificates will be made by the Underwriter in same-day funds. All distributions on the Certificates will be made in same-day funds so long as the Certificates are maintained in book-entry form.

CALCULATION AGENT

     The Calculation Agent for the Certificates will be Salmon Smith Barney Inc. (the "Calculation Agent"). All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on the Company and the holders of the Certificates. Because the Calculation Agent is an affiliate of the Company, potential conflicts of interest may exist between the Calculation Agent and the holders of the Certificates, including with respect to certain determinations and judgments that the Calculation Agent must make in determining the Ending Value, the Interest Distribution Amount or whether a Market Disruption Event has occurred. See "-- Discontinuance of the S&P 500 Index" and "-- Alteration of Method of Calculation" above. Salomon Smith Barney Inc. is obligated to carry out its duties and functions as the Calculation Agent in good faith and use its reasonable judgment. The Calculation Agent may not be replaced without the consent of the Swap Insurer.

                        DESCRIPTION OF THE SWAP AGREEMENT

GENERAL

     The Swap Agreement will be governed by New York law and will be documented on the form of master agreement published by the International Swaps and Derivatives Association, Inc. in 1992. Under the Swap Agreement, the Trust and the Swap Counterparty will be obligated to make payments to each other, as specified in the Swap Agreement. Periodic payments by the Swap Counterparty to the Trust will be based on a notional amount equal to the aggregate principal amount of the Certificates outstanding from time to time. Periodic payments to the Swap Counterparty from the Trust will be based on notional amounts equal to the principal amount of each Term Asset. The payment obligations of the Trust under the Swap Agreement will be computed in a manner, and paid on dates, designed to match payments to be received by the Trust on the Term Assets. Similarly, the amounts to be received by the Trust under the Swap Agreement will be computed in a manner designed to match payments to be made by the Trust on the Certificates. In addition, the Swap Counterparty will pay the underwriting discount incurred in connection with the issuance of the Certificates. The parties' payment obligations with respect to the Swap Agreement will be settled on a net basis in accordance with prevailing practice in the swap market. The Swap Agreement may be amended by the Trust and the Swap Counterparty with the consent of the Swap Insurer but without the consent of Certificateholders; provided that such amendment does not materially adversely affect the rights of the Certificateholders.

INITIAL PAYMENT

     On the Closing Date, pursuant to the Swap Agreement, the Swap Counterparty will pay the Trust an initial payment in an amount equal to $[ ].

PERIODIC PAYMENTS

     The Trust will pay all periodic payments received on the Term Assets on the date of receipt thereof (each such date, a "Term Assets Payment Date") to the Swap Counterparty. In addition, on each Term Assets Payment Date, any Swap Termination Date, and on the Final Scheduled Distribution Date (each such date, a "Valuation Date"), the Calculation Agent will determine (i) the mark to market value (on the bid side) of the Term Assets (the "Term Asset Market Value") as of such date and (ii) an amount (the "Term Assets Price Return Amount") equal to the difference between (a) the lesser of (x) the Term Asset Market Value of such Term Assets as of such date and (y) the par amount of such Term Assets and (b)
(A) in case of the first Term Assets Payment Date for any Term Assets, the par amount of such Term Assets, and (B) on all other Term Assets Payment Dates, the lesser of (x) the Term Asset Market Value of such Term Assets as of the immediately preceding Term Assets Payment Date and (y) the par amount of such Term Assets. If the Term Assets Price Return Amount is negative, then the Swap Counterparty will pay such amount to the Trust. If the Term Assets Price Return Amount is positive, then the Trust will pay such amount to the Swap Counterparty. Under the above formula, any excess of the Term Asset Market Value of the Term Assets over their par amount will not result in a payment from the Trust to the Swap Counterparty. The Term Assets Price Return Amount will be calculated separately for each Term Asset and will not be netted across Term Assets. All Term Assets Price Return Amounts received by the Trust will be invested in Eligible Investments and interest earned on such Eligible Investments will be distributed to Holders of Certificates as provided herein. No Term Assets Price Return Amount will be paid on a Term Assets Payment Date unless the Term Assets Price Return Amount exceeds $10,000; provided, however, that any Term Assets Price Return Amount which by reason of this sentence is not required to be paid will be carried forward and taken into account in any future Term Assets Price Return Amount. If, on any Term Assets Payment Date, a Term Assets Price Return Amount is owed to the Swap Counterparty, the Trust will sell Eligible Investments in amounts necessary to pay such Term Assets Price Return Amount to the Swap Counterparty.

PAYMENTS ON FINAL SCHEDULED DISTRIBUTION DATE

     On the Final Scheduled Distribution Date, the Co-Trustee will sell the Term Assets and Eligible Investments owned by the Trust and pay the proceeds thereof (other than the proceeds of any Eligible Investments representing investment earnings on the Term Assets Price Return Amount) to the Swap Counterparty to the extent such proceeds do not exceed the par amount of, plus accrued interest on, the Term Assets and Eligible Investments. On the Final Scheduled Distribution Date, the Swap Counterparty will pay to the Trust an amount equal to the principal amount of the Certificates plus the Interest Distribution Amount then due on the Certificates.

TERMINATION OF SWAP AGREEMENT

     The Swap Agreement will terminate following the earliest of (i) the Final Scheduled Distribution Date, (ii) a Swap Termination Date, (iii) notification by the Swap Counterparty to the Trust of the occurrence of a Term Assets Credit Event, or (iv) the occurrence of certain defaults by the Swap Counterparty or certain termination events under the Insurance Agreement.

PAYMENTS UPON SWAP TERMINATION DATE

     Upon the occurrence of a Swap Termination Date, the Co-Trustee will sell the Term Assets and the Eligible Investments, and a payment equal to the market value of the Swap Agreement will be made by the Trust to the Swap Counterparty or by the Swap Counterparty to the Trust, as the case may be; provided that the Swap Counterparty's obligations under the Swap Agreement shall not exceed an amount that is the greater of the principal amount of the Certificates and twice the Swap Counterparty's obligations under the Swap Agreement had the Swap Termination Date occurred on the last day on which the Swap Counterparty had satisfied its obligations under the Insurance Agreement, and provided further that (a) the Trust will have no obligation to make a payment to the Swap Counterparty to the extent that after such payment, the remaining proceeds from the sale of the Term Assets and Eligible Investments do not equal or exceed the principal amount of the Certificates and (b) if such proceeds, plus any payment from the Swap Counterparty to the Trust, or minus any payment from the Trust to the Swap Counterparty, equals an amount less than the principal amount of the Certificates, then the Swap Counterparty will pay to the Trust an amount equal to such shortfall. If a payment is to be made by the Trust to the Swap Counterparty, the payment will be made from the proceeds of the sale of the Term Assets and the Eligible Investments on or prior to two Business Days after the Swap Termination Date, and the remainder of the proceeds will be distributed to the holders of the Certificates on or prior to two Business Days after the Swap Termination Date.

     The market value of the Swap Agreement will be determined by the Calculation Agent based on a "Market Quotation" (as defined below); provided, however, if a Market Quotation cannot be determined or would not produce a commercially reasonable result, the termination payment will be calculated based on the "Loss" (as defined below) of the Swap Counterparty. In determining the market value of the Swap Agreement, the payment of the Term Assets Price Return Amounts will not be considered.

     "Market Quotation" means an amount determined by the Swap Counterparty on the basis of quotations from three leading dealers in the relevant interest rate market, selected by the Swap Counterparty, each of which quotations will be for an amount, if any, that would be paid to the Swap Counterparty or by the Swap Counterparty in consideration of an agreement between the Swap Counterparty and the quoting dealer to enter into a transaction that would have the effect of preserving for the Swap Counterparty the economic equivalent of the Swap Agreement (assuming the Swap Agreement was not being terminated).

     "Loss" means the amount that the Swap Counterparty reasonably determines in good faith to be its total losses and costs (or gains) in connection with the termination of the Swap Agreement. Loss does not include a party's legal fees and out-of-pocket expenses with respect to enforcing and protecting its rights under the Swap Agreement. Under the Swap Agreement, the Swap Counterparty will determine its Loss as of the termination date of the Swap Agreement or, if not reasonably practicable, as of the earliest date thereafter as is reasonably practicable.

     "Swap Termination Date" means the early termination date as defined in the Swap Agreement, which date may be designated as set forth in the Swap Agreement upon the occurrence of certain events including, but not limited to, (i) the third Business Day after the giving of notice of a payment default by the Swap Counterparty under the Swap Agreement, (ii) the thirtieth day after the giving of notice of any default by either party (other than any payment default) under the Swap Agreement, (iii) illegality on the part of the Company or the Swap Counterparty to be a party to, or perform any obligation under, the Swap Agreement, (iv) the occurrence of certain tax events specified in the Swap Agreement (v) any Term Assets Issuer fails to satisfy its reporting obligations under the Exchange Act, (vi) the occurrence of certain insolvency events with respect to either party to the Swap Agreement or (vii) the occurrence of certain defaults by the Swap Counterparty or certain termination events under the Insurance Agreement (such defaults and termination events include, but are not limited to, a failure to post collateral as required under the Insurance Agreement, a failure by the Swap Counterparty to perform its obligations under certain other agreements which it has entered into, a failure to reimburse the Swap Insurer for amounts paid by the Swap Insurer under the Policy, a failure of the Swap Counterparty to maintain certain rating thresholds, and certain changes in control of the Swap Counterparty).

PAYMENTS UPON TERM ASSETS CREDIT EVENT

     Upon notification from the Swap Counterparty to the Trust of the occurrence of a Term Assets Credit Event (as defined herein), the Swap Agreement will terminate and the Co-Trustee will sell the Term Assets and Eligible Investments. Upon the termination date, the Trust will pay to the Swap Counterparty an amount equal to the Net Aggregate Term Assets Price Return Amount (as defined herein), if any. In addition, a payment equal to the market value of the Swap Agreement, as determined by the Calculation Agent (as described above in "-- Payments Upon Swap Termination Date"), will be made by the Trust to the Swap Counterparty or will be made to the Trust by the Swap Counterparty, as the case may be; provided that the Swap Counterparty's obligations under the Swap Agreement shall not exceed an amount that is the greater of the principal amount of the Certificates and twice the Swap Counterparty's obligations under the Swap Agreement had the Term Assets Credit Event occurred on the last date on which the Swap Counterparty had satisfied its obligations under the Insurance Agreement. If such a payment is to be made by the Trust to the Swap Counterparty, the payment will be made from the proceeds of the sale of the Term Assets and Eligible Investments (other than any Eligible Investments representing earnings on the Term Assets Price Return Amounts), and the remainder of the proceeds will be distributed pro rata to the holders of the Certificates. The "Net Aggregate Term Assets Price Return Amount" equals, as of any date of determination, an amount equal to the difference between (i) all Term Assets Price Return Amounts paid by the Swap Counterparty to the Trust and (ii) all Term Assets Price Return Amounts paid by the Trust to the Swap Counterparty.

     "Term Assets Credit Event" means (i) as a result of a reduction in payments made to holders of the Term Assets, the Trust fails to make a payment owed to the Swap Counterparty pursuant to the Swap Agreement or (ii) the principal amount of any of the Term Assets is reduced by the Term Assets Issuer thereof without a corresponding payment to the holder of such Term Asset.

AMORTIZATION OF TERM ASSETS

     If an amortization period occurs with respect to the Term Assets or payments of principal are received with respect to any Term Assets prior to the Final Scheduled Distribution Date (such Term Assets being referred to as the "Affected Term Assets"), payments of principal made on such Affected Term Assets will be invested in other asset backed securities rated in the highest rating category of at least one nationally recognized rating agency as directed by the Swap Counterparty or, if no such asset-backed securities are available, the Trust will invest in Eligible Investments. Interest earnings on such substituted Term Assets or Eligible Investments will be paid to the Swap Counterparty up to an amount equal to the interest that would have been earned on the Term Assets had there been no amortization period or principal payments. Any interest earned on such substituted Term Assets or Eligible Investments in excess of such amount (the "Excess Investment Interest") will be distributed to Certificateholders as provided herein. Any substituted Term Assets and any Eligible Investments purchased with payments of principal on Affected Term Assets will be treated as Term Assets for purposes of payments to be made under the Swap Agreement, upon the termination of the Swap Agreement, and for calculating the Term Asset Market Value of the Term Assets and the Term Assets Price Return Amount.

     "Eligible Investments" means any one or more of the following obligations or securities, which in all cases have a stated final maturity that is within twelve months of the date of purchase by the Trust:

          (a) direct  obligations of, and obligations  fully  guaranteed by, the
     United States, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Federal Farm Credit System or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States of America; provided that obligations of, or guaranteed by, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association or the Federal Farm Credit System will be Eligible Investments only if, at the time of investment, they have the rating specified in the Trust Agreement for Eligible Investments;

          (b) demand and time deposits in, certificates of deposit of, or banker's acceptances issued by, any depository institution or trust company (including the Co-Trustee or any agent of the Co-Trustee acting in their respective commercial capacities) incorporated under the laws of the United States or any State and subject to supervision and examination by Federal and/or State banking authorities so long as the commercial paper and/or the short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment have the rating specified in the Trust Agreement for Eligible Investments;

          (c) repurchase agreements with respect to (i) any security described in clause (a) above or (ii) any other security issued or guaranteed by an agency or instrumentality of the United States, with an entity having a credit rating in one of the two highest long term rating categories of each of the Rating Agencies;

          (d) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any State that have the rating specified in the Trust Agreement for Eligible Investments at the time of such investment; and

          (e) commercial paper or offshore money market funds having at the time of such investment the rating specified in the Trust Agreement for Eligible Investments.

                      DESCRIPTION OF THE SWAP COUNTERPARTY

     Salomon Smith Barney Holdings Inc. ("SSBHI") operates through its subsidiaries in two business segments, Investment Services and Asset Management. SSBHI provides investment banking, securities and commodities trading, capital raising, asset management, advisory, research and brokerage services to its customers, other financial services and executes proprietary trading strategies on its own behalf. As used in this section, unless the context otherwise requires, SSBHI refers to Salomon Smith Barney Holdings Inc. and its consolidated subsidiaries.

     Citigroup Inc., SSBHI's parent, is a diversified holding company whose businesses provide a broad range of financial services to consumer and corporate customers around the world. Citigroup Inc.'s activities are conducted through Global Consumer, Global Corporate and Investment Bank, Asset Management, and Investment Activities.

     SSBHI is a global, full-service investment banking and securities brokerage firm. SSBHI provides a full range of financial advisory, research and capital raising services to corporations, governments and individuals. The firm's more than 12,100 Financial Consultants, located in more than 510 offices across the United States, service more than 6.6 million client accounts, representing approximately $977 billion in assets.

     SSBHI's global investment banking services encompass a full range of capital market activities, including the underwriting and distribution of debt and equity securities for United States and foreign corporations and for state, local and other governmental and government sponsored authorities. SSBHI frequently acts as an underwriter or private placement agent in corporate and public securities offerings and provides alternative financing options. It also provides financial advice to investment banking clients on a wide variety of transactions including mergers and acquisitions, divestitures, leveraged buyouts, financial restructurings and a variety of cross-border transactions.

     The Private Client division provides investment advice and financial planning and brokerage services for almost six million client accounts, primarily through the network of Salomon Smith Barney Financial Consultants.

     The Asset Management segment is comprised of two primary asset management business platforms: Salomon Brothers Asset Management and the Smith Barney Asset Management division of Salomon Smith Barney Inc. These companies offer a broad range of asset management products and services from global investment centers, including mutual funds, closed-end funds, managed accounts and unit investment trusts.

     SSBHI is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the Commission. Reports, proxy statements and other information filed by SSBHI with the Commission pursuant to the informational requirements of the Exchange Act can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the
Commission: New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048, and Chicago Regional Office, John C. Kluczynski Federal Building, Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be maintained upon written request addressed to the Commission, Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy statements and other information regarding registrants that file electronically with the Commission. Such reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, on which one or more of SSBHI's securities are listed.

     The principal offices of SSBHI are located at 388 Greenwich Street, New York, New York 10013, telephone number (212) 816-6000. SSBHI was incorporated in New York in 1977.
                            DESCRIPTION OF THE POLICY

     The following summary of the terms of the Policy does not purport to be complete and is qualified in its entirety by reference to the Policy. The information in this section regarding the Policy has been supplied by the Swap Insurer for inclusion in this prospectus supplement.

GENERAL

     The timely payment of the payment obligations of the Swap Counterparty to the Trust pursuant to the Swap Agreement upon the Swap Termination Date or upon the occurrence of a Term Assets Credit Event will be guaranteed to the extent described herein under the Policy issued by the Swap Insurer pursuant to the Insurance Agreement.

THE POLICY

     The Swap Insurer, in consideration of the payment of the premium and subject to the terms and limitations of the Policy (see "Risk Factors -- Limitations on the Swap Insurer's Obligations Under the Policy May Affect the Return on the Certificates" herein), thereby unconditionally and irrevocably guarantees to the Trust that an amount equal to the payment obligations of the Swap Counterparty to the Trust pursuant to the Swap Agreement upon the Swap Termination Date or upon the occurrence of a Term Assets Credit Event will be received by the Trust, or its successor, from the Swap Insurer, for distribution by the Trust to each Certificateholder of each Certificateholder's proportionate share of such payments. Under the terms of the Policy, the Swap Insurer's obligations to the Trust is limited to the lesser of the unpaid amount of the Swap Counterparty's obligations pursuant to the Swap Agreement and an amount that is the greater of the principal amount of the Certificates and two times the amount of the Swap Counterparty's obligations pursuant to the Swap Agreement which would have been due had the Swap Termination Date or Term Assets Credit Event occurred on the last day on which the Swap Counterparty had satisfied its obligations under the Insurance Agreement. The Swap Insurer's obligations under the Policy with respect to a particular payment shall be discharged to the extent funds equal to the applicable payment are received by the Trust, whether or not such funds are properly applied by the Trust. No accelerated payments shall be made regardless of any acceleration of the certificates (including any early redemption), unless such acceleration is at the sole option of the Swap Insurer.

     If the payment of any amount which is due by the Swap Counterparty to the Trust under the terms of the Swap Agreement is voided under any applicable Insolvency Proceedings (as defined below), and, as a result of such event, the Trust is required to return such voided payment, or any portion of such voided payment (an "Avoided Payment"), the Swap Insurer will pay the amount of the Avoided Payment out of the funds of the Swap Insurer when due to be paid pursuant to the Order (as defined below) but in any event no earlier than the fourth Business Day following receipt by the Swap Insurer from the Trust of (i) a certified copy of a final, non-applicable order of a court or other governmental body exercising jurisdiction in the related Insolvency Proceedings to the effect that the Trust is required to return such Avoided Payment paid during the term of the Policy because such payments were voided as a preferential transfer or otherwise rescinded or required to be restored by the Trust (the "Order"), (ii) an opinion of counsel satisfactory to the Swap Insurer, and upon which the Swap Insurer shall be entitled to rely, stating that the Order is final and not subject to appeal, (iii) an assignment in form and substance satisfactory to the Swap Insurer, duty executed and delivered by the Trust, irrevocably assigning to the Swap Insurer all rights and claims of the Trust relating to or arising under the Swap Agreement and the Policy against the estate of the Swap Counterparty or otherwise with respect to such Avoided Payment, and (iv) a notice of claim as required by the Policy (a "Notice of Claim") appropriately completed and executed by the Trust. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, and not to the Trust directly, unless the Trust has made a payment to the court or such receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case the Swap Insurer will pay the Trust subject to the delivery of (a) the items referred to in clauses (i), (ii), (iii) and (iv) above, and (b) evidence satisfactory to the Swap Insurer that payment has been made to such court or receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order. Notwithstanding the foregoing, in no event shall the Swap Insurer be obligated to make any payment in respect of an Avoided Payment prior to the date on which any such payment is due under the terms of the Policy.

     As used in the preceding paragraph, "Insolvency Proceedings" means the commencement, after the effective date of the Policy, of any bankruptcy, insolvency, readjustment of debt, reorganization, marshaling of assets and liabilities
                                      S-32
or similar proceedings by or against the Swap Counterparty, as debtor, or the commencement, after the effective date of the Policy, of any proceedings by or against the Swap Counterparty, as debtor, for the winding up or the liquidation of its affairs, or the consent after the date hereof to the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, reorganization, marshaling of assets and liabilities or similar proceedings relating to the Swap Counterparty, as debtor.

     If any Notice of Claim received by the Swap Insurer is not in proper form or is otherwise insufficient, it shall be deemed not to have been received by the Swap Insurer, and the Swap Insurer shall promptly so advise the Trust and the Trust may submit an amended Notice of Claim.

     Payments due under the Policy, unless otherwise stated therein, will be disbursed by the Swap Insurer to the Trust on behalf of the Certificateholders by wire transfer of immediately available funds in the amount of the payments less, in respect of payments related to Avoided Payments, any amount held by the Trust for the payment of such payments and legally available therefor.

     The Swap Insurer shall be subrogated to the rights of the Trust to receive payments under the Swap Agreement to the extent of any payment by the Swap Insurer under the Policy.

     Any notice under the Policy or service of process on the Swap Insurer may be made at the address listed below or such other address as the Swap Insurer shall specify in writing to the Trust.

     The notice address of the Swap Insurer is One State Street Plaza, New York, New York 10004, Attention: General Counsel, telephone number (212) 668-0340 and facsimile number (212) 509-9190, or such other address as the Swap Insurer shall specify to the Trustee in writing.

     The Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

     The Policy is not cancelable for any reason. The premium on the Policy is not refundable for any reason, including payment, or provisions being made for payment, of the Certificates prior to maturity of the Certificates.

     The Swap Insurer's obligations under the Policy may be reinsured. Such reinsurance does not relieve the Swap Insurer of any of its obligations under the Policy.

     The   insurance   provided   by  the   Policy   is  not   covered   by  the
Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

                                THE SWAP INSURER

     Ambac Assurance Corporation (the "Swap Insurer") and the Swap Counterparty will enter into an Insurance Agreement, on or about the Closing Date, pursuant to which the Swap Insurer will issue the Policy. Set forth below is certain information with respect to the Swap Insurer which has been provided by the Swap Insurer.

     Ambac Assurance Corporation is a Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of Wisconsin and licensed to do business in 50 states, the District of Columbia, the Commonwealth of Puerto Rico and the Territory of Guam. Ambac Assurance Corporation primarily insures newly-issued municipal and structured finance obligations. Ambac Assurance Corporation is a wholly-owned subsidiary of Ambac Financial Group, Inc. (formerly, AMBAC, Inc.), a 100% publicly-held company. Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's Ratings Services ("Standard and Poor's Ratings Services"), a division of The McGraw-Hill Companies, Inc., and Fitch, Inc. have each assigned a triple-A financial strength rating to the Swap Insurer.

     The consolidated financial statements of the Swap Insurer and subsidiaries as of December 31, 1999 and December 31, 1998 and for each of the years in the three year period ended December 31, 1999, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of Ambac Financial Group, Inc. (which was filed with the Commission on March 30, 2000; Commission File No. 1-10777), and the unaudited consolidated financial statements of the Swap Insurer and subsidiaries as of September 30, 2000 and for the periods ending September 30, 2000 and September 30, 1999, included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc., for the period ended September 30, 2000 (which was filed with the Commission on November 13,
2000), are hereby incorporated by reference into this prospectus supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated herein by reference shall be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained herein by reference herein also modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

     All financial statements of the Swap Insurer and its subsidiaries included in documents filed by Ambac Financial Group, Inc. with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus supplement and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing such financial statements.

     The following table sets forth the capitalization of the Swap Insurer as of December 31, 1998, December 31, 1999 and September 30, 2000 in conformity with generally accepted accounting principles consistently applied.

                                                                                      SEPTEMBER 30,
                                                     DECEMBER 31,     DECEMBER 31,        2000
                                                        1998             1999          (UNAUDITED)
                                                       ------            -----          --------
Unearned premiums .................................    $1,303           $1,442           $1,508
Other liabilities .................................       548              524              479
                                                       ------           ------           ------
Total liabilities .................................     1,851            1,966            1,987
                                                       ------           ------           ------
Stockholder's equity

  Common stock ....................................        82               82               82
  Additional paid-in capital ......................       541              752              757
  Accumulated other comprehensive income (loss) ...       138              (92)             (17)
  Retained earnings ...............................     1,405            1,674            1,915
                                                       ------           ------           ------
Total stockholder's equity ........................     2,166            2,416            2,737
                                                       ------           ------           ------
Total liabilities and stockholder's equity ........    $4,017           $4,382           $4,724
                                                       ======           ======           ======

     For additional financial information concerning the Swap Insurer, see the audited financial statements of the Swap Insurer incorporated by reference herein. Copies of the financial statements of the Swap Insurer incorporated by reference and copies of the Swap Insurer's annual statement for the year ended December 31, 1999 prepared in accordance with statutory accounting standards are available, without charge, from the Swap Insurer. The address of the Swap Insurer's administrative offices and its telephone number are One State Street Plaza, 19th Floor, New York, New York 10004 and (212) 668-0340.

     The Swap Insurer makes no representation regarding the Certificates or the advisability of investing in the Certificates and makes no representation regarding, nor has it participated in the preparation of, this prospectus supplement other than the information supplied by the Swap Insurer and presented under the heading "The Swap Insurer" and in the financial statements incorporated herein by reference.

                        DESCRIPTION OF THE S&P 500 INDEX

GENERAL

     Unless otherwise stated, all information herein on the S&P 500 Index is derived from S&P or other publicly available sources. Such information reflects the policies of S&P as stated in such sources, and such policies are subject to change by S&P. S&P is under no obligation to continue to publish the S&P 500 Index and may discontinue publication of the S&P 500 Index at any time.

     The S&P 500 Index is published by S&P and is intended to provide an indication of the pattern of common stock price movement. The calculation of the value of the S&P 500 Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined below) of the common stocks of 500 companies as of a particular time compared to the aggregate average Market Value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. As of January 31, 2001, the 500 companies included in the S&P 500 Index represented approximately 85% of the aggregate Market Value of common stocks traded on the NYSE; however, these 500 companies are not the 500 largest companies listed on the NYSE, and not all of these 500 companies are listed on the NYSE. As of January 31, 2001, the aggregate Market Value of the 500 companies included in the S&P 500 Index represented approximately 78% of the aggregate Market Value of United States domestic, public companies. S&P chooses companies for inclusion in the S&P 500 Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the NYSE, which S&P uses as an assumed model for the composition of the total market. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the market price of that company's common stock is generally responsive to changes in the affairs of the respective industry and the Market Value and trading activity of the common stock of that company. As of January 31, 2001, the 500 companies included in the S&P 500 Index were divided into 107 individual groups.

     These individual groups comprised the following four main groups of companies (with the number of companies currently included in each group indicated in parentheses): Industrials (378), Financial (73), Utilities (39) and Transportation (10). S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 500 Index to achieve the objectives stated above.

     THE S&P 500 INDEX DOES NOT REFLECT THE PAYMENT OF DIVIDENDS ON THE STOCKS UNDERLYING IT AND THEREFORE THE INTEREST DISTRIBUTION ON THE CERTIFICATES WILL
NOT PRODUCE THE SAME RETURN YOU WOULD RECEIVE IF YOU WERE TO PURCHASE SUCH UNDERLYING STOCKS AND HOLD THEM UNTIL THE FINAL SCHEDULED DISTRIBUTION DATE.

COMPUTATION OF THE INDEX

     While S&P currently employs the following methodology to calculate the S&P 500 Index, no assurance can be given that S&P will not modify or change such methodology in a manner that may affect the Interest Distribution Amount, if any, payable to the beneficial owners of the Certificates.

     S&P currently computes the S&P 500 Index as of a particular time as follows:

          (a) the product of the market price per share and the number of then outstanding shares of each component stock is determined as of such time (such product referred to as the "Market Value" of such stock);

          (b) the Market Value of all component stocks as of such time (as determined under clause (a) above) are aggregated;

          (c) the mean average of the Market Values as of each week in the base period of the years 1941 through 1943 of the common stock of each company in a group of 500 substantially similar companies is determined;

          (d) the mean average Market Values of all such common stocks over such base period (as determined under clause (c) above) are aggregated (such aggregate amount being referred to herein as the "Base Value");

          (e) the aggregate Market Value of all component stocks as of such time (as determined under clause (b) above) is divided by the Base Value; and

          (f) the resulting quotient (expressed in decimals) is multiplied by ten.

     S&P adjusts the foregoing formula to negate the effects of changes in the Market Value of a component stock that are determined by S&P to be arbitrary or not due to true market fluctuations. Such changes may result from such causes as the issuance of stock dividends, the granting to shareholders of rights to purchase additional shares of such stock, the purchase of shares by employees pursuant to employee benefit plans, certain consolidations and acquisitions, the granting to shareholders of rights to purchase other securities of the company, the substitution by S&P of particular component stocks in the S&P 500 Index, and other reasons. In all such cases, S&P first recalculates the aggregate Market Value of all component stocks (after taking account of the new market price per share of the particular component stock or the new number of outstanding shares thereof or both, as the case may be) and the determines the New Base Value in accordance with the following formula:

                                 New Market Value
                Old Base Value X ---------------- = New Base Value
                                 Old Market Value

     The result is that the Base Value is adjusted in proportion to any change in the aggregate Market Value of all component stocks resulting from the causes referred to above to the extent necessary to negate the effects of such causes upon the Index.

HISTORICAL DATA ON THE INDEX

     The following table sets forth the value of the S&P 500 Index at the end of each month in the period from February 1994 through January 2001. These historical data on the S&P 500 Index are not necessarily indicative of the future performance of the S&P 500 Index are not necessarily indicative of the future performance of the S&P 500 Index or what the value of the Certificates may be. Any historical upward or downward trend in the value of the S&P 500 Index during any period set forth below is not any indication that the S&P 500 Index is more or less likely to increase or decrease at any time during the term of the Certificates.

                        1994      1995      1996      1997      1998       1999     2000       2001
                       ------    ------    ------     -----    -------   -------   -------    ------
January .............            470.42    636.02     786.1     980.28   1279.64   1394.46    1366.01
February ............  467.14    487.39    640.43     790.8    1049.34   1238.33   1366.42
March ...............  445.77    500.71    645.50     757.1    1101.75   1286.37   1498.58
April ...............  450.91    514.71    654.17     801.3    1111.75   1335.18   1452.43
May .................  456.50    533.40    669.12     848.2    1090.82   1301.84   1420.60
June ................  444.27    544.75    670.63     885.1    1133.84   1372.71   1454.60
July ................  458.26    562.06    639.95     954.2    1120.67   1328.72   1430.83
August ..............  475.49    561.88    651.99     899.4     957.28   1320.41   1517.68
September ...........  462.69    584.41    687.33     947.2    1017.01   1282.71   1436.51
October .............  472.35    581.50    705.27     914.6    1098.67   1362.93   1429.40
November ............  453.69    605.37    757.02     955.4    1163.63   1388.91   1314.95
December ............  459.27    615.93    740.74     970.4    1229.23   1469.25   1320.28

     The following table sets forth the closing values of the S&P 500 Index on the last business day of each year from 1947 through 2000, as published by S&P. The historical experience of the S&P 500 Index should not be taken as an indication of future performance, and no assurance can be given that the value of the S&P 500 Index will not decline (or not increase sufficiently) and thereby reduce or eliminate the Interest Distribution Amount.

                                              YEAR END CLOSING VALUE INDEX
           YEAR END                       YEAR END                     YEAR END                    YEAR END
           CLOSING                        CLOSING                       CLOSING                     CLOSING
YEAR        VALUE              YEAR        VALUE              YEAR       VALUE           YEAR        VALUE
----        ----               ----        --0--              ----       -----           ----       -------
1947        15.30              1961         71.55             1975       90.19           1989        353.40
1948        15.20              1962         63.10             1976      107.46           1990        330.22
1949        16.79              1963         75.02             1977       95.10           1991        417.09
1950        20.43              1964         84.75             1978       96.11           1992        435.71
1951        23.77              1965         92.43             1979      107.94           1993        466.45
1952        26.57              1966         80.33             1980      135.76           1994        459.27
1953        24.81              1967         96.47             1981      122.55           1995        615.93
1954        35.98              1968        103.86             1982      140.64           1996        740.74
1955        45.48              1969         92.06             1983      164.93           1997        970.43
1956        46.67              1970         92.15             1984      167.24           1998       1229.23
1957        39.99              1971        102.09             1985      211.28           1999       1469.25
1958        55.21              1972        118.05             1986      242.17           2000       1320.28
1959        59.89              1973         97.55             1987      247.08
1960        58.11              1974         68.56             1988      277.72

     The closing value of the Index on February 22, 2001 was 1252.82.

HISTORICAL YEAR-END CLOSING VALUES

     The following graph illustrates the historical performance of the S&P 500 Index based on the closing value thereof at the end of each year from 1947 through 2000. Past movements of the S&P 500 Index are not necessarily indicative of future S&P 500 Index values.

             S&P 500 INDEX YEAR END CLOSING VALUES FROM 1947 TO 2000

[Table below represents line chart in its printed piece]

             Year       Closing
            Ending    Index Level
           -------    -----------
                           15.3
            "1948"         15.2
                           16.79
            "1950"         20.43
                           23.77
            "1952"         26.57
                           24.81
            "1954"         35.98
                           45.48
            "1956"         46.67
                           39.99
            "1958"         55.21
                           59.89
            "1960"         58.11
                           71.55
            "1962"         63.1
                           75.02
            "1964"         84.75
                           92.43
            "1966"         80.33
                           96.47
            "1968"        103.86
                           92.06
            "1970"         92.15
                          102.09
            "1972"        118.05
                           97.55
            "1974"         68.56
                           90.19
            "1976"        107.46
                           95.1
            "1978"         96.11
                          107.94
            "1980"        135.76
                          122.55
            "1982"        140.64
                          164.93
            "1984"        167.24
                          211.28
            "1986"        242.17
                          247.08
            "1988"        277.72
                          353.4
            "1990"        330.22
                          417.09
            "1992"        435.71
                          466.45
            "1994"        459.27
                          615.93
            "1996"        740.74
                          970.43
            "1998"       1229.23
                         1469.25
            "2000"       1320.28

                HISTORICAL DAILY 3-YEAR ROLLING RETURN COMPARISON

     The following graph sets forth the historical daily 3-year rolling return of the S&P 500 Index and certificates linked to the S&P 500 Index with an assumed monthly periodic cap of 5% and an assumed participation rate of 90% in the period from January 1993 through December 2000. For each date, the graph shows the return on an investment in the S&P 500 index (price return only) as well as the return on an investment in the certificates linked to the S&P 500 index with an assumed monthly periodic cap of 5% and an assumed participation rate of 90% for a 3-year period following such date. For the period shown, the daily rolling return illustrated in the graph is based upon historical trading data of the S&P 500 index. The average daily rolling 3-year return on an investment in the S&P 500 index is approximately 61.7% while the average daily rolling 3-year return on an investment in the certificates linked to the S&P 500 index with the monthly periodic cap and participation factor mentioned above is approximately 40.9%. Please note that neither the graph nor the data used to prepare the graph has been verified by an independent third party. Past movement of the index are not necessary indicative of the future index values.

            [Table below represents line chart in its printed piece]

                                               Daily Rolling
                                               3-Year Return
                   3-Year     Daily Rolling   Return on the 5%
                   Period     3-Year Return     Monthly Capped
                   Ending      on the S&P     Structure with 90%
                    Date        500 Index       Participation
                  ---------   -------------   ------------------
                  01-Jan-93         28.87%         11.53%
                  02-Jan-93         29.21%         8.22%
                  03-Jan-93         30.33%         7.23%
                  04-Jan-93         31.51%         6.78%
                  07-Jan-93         29.53%         7.57%
                  08-Jan-93         30.56%         11.18%
                  09-Jan-93         31.43%         9.52%
                  10-Jan-93         30.97%         7.48%
                  11-Jan-93         34.88%         7.75%
                  12-Jan-93         34.90%         11.59%
                  13-Jan-93         35.53%         10.44%
                  14-Jan-93         37.62%         9.93%
                  15-Jan-93         36.49%         7.38%
                  16-Jan-93         37.84%         5.24%
                  17-Jan-93         37.52%         6.72%
                  18-Jan-93         37.03%         7.13%
                  19-Jan-93         36.50%         10.94%
                  20-Jan-93         35.94%         11.49%
                  21-Jan-93         40.24%         15.50%
                  22-Jan-93         39.92%         14.81%
                  23-Jan-93         40.49%         16.90%
                  24-Jan-93         42.29%         17.90%
                  25-Jan-93         43.68%         18.90%
                  26-Jan-93         43.66%         20.29%
                  27-Jan-93         43.06%         20.58%
                  28-Jan-93         43.51%         18.00%
                  29-Jan-93         44.53%         23.07%
                  30-Jan-93         41.85%         19.31%
                  31-Jan-93         41.98%         19.12%
                  01-Feb-93         42.27%         19.00%
                  02-Feb-93         42.28%         20.42%
                  03-Feb-93         43.77%         16.52%
                  04-Feb-93         44.13%         13.96%
                  05-Feb-93         44.88%         13.56%
                  06-Feb-93         43.10%         13.42%
                  07-Feb-93         43.44%         16.99%
                  08-Feb-93         42.82%         14.33%
                  09-Feb-93         42.01%         13.43%
                  10-Feb-93         42.30%         11.16%
                  11-Feb-93         44.29%         17.46%
                  12-Feb-93         42.89%         16.75%
                  13-Feb-93         42.46%         14.80%
                  14-Feb-93         41.24%         13.27%
                  15-Feb-93         42.16%         11.05%
                  16-Feb-93         38.74%         12.62%
                  17-Feb-93         38.55%         12.77%
                  18-Feb-93         38.10%         16.54%
                  19-Feb-93         40.85%         18.99%
                  20-Feb-93         40.98%         19.21%
                  21-Feb-93         41.84%         18.82%
                  22-Feb-93         42.85%         20.76%
                  23-Feb-93         42.71%         20.39%
                  24-Feb-93         44.70%         18.64%
                  25-Feb-93         43.18%         18.44%
                  26-Feb-93         42.83%         18.28%
                  27-Feb-93         42.13%         16.03%
                  28-Feb-93         41.76%         19.43%
                  01-Mar-93         40.15%         16.74%
                  02-Mar-93         42.01%         16.71%
                  03-Mar-93         43.47%         17.17%
                  04-Mar-93         42.60%         19.70%
                  05-Mar-93         40.45%         14.88%
                  06-Mar-93         40.86%         13.62%
                  07-Mar-93         39.48%         11.41%
                  08-Mar-93         43.15%         13.21%
                  09-Mar-93         43.06%         16.19%
                  10-Mar-93         43.67%         15.14%
                  11-Mar-93         42.53%         14.19%
                  12-Mar-93         42.43%         11.53%
                  13-Mar-93         42.06%         15.04%
                  14-Mar-93         41.56%         13.73%
                  15-Mar-93         40.47%         11.12%
                  16-Mar-93         40.45%         12.45%
                  17-Mar-93         39.50%         9.54%
                  18-Mar-93         39.95%         11.28%
                  19-Mar-93         40.22%         11.99%
                  20-Mar-93         40.97%         15.18%
                  21-Mar-93         42.67%         17.00%
                  22-Mar-93         41.62%         17.37%
                  23-Mar-93         41.58%         16.73%
                  24-Mar-93         41.36%         18.10%
                  25-Mar-93         42.07%         16.87%
                  26-Mar-93         39.50%         17.76%
                  27-Mar-93         39.29%         18.27%
                  28-Mar-93         39.79%         19.37%
                  29-Mar-93         41.05%         17.33%
                  30-Mar-93         41.45%         20.73%
                  31-Mar-93         41.36%         18.88%
                  01-Apr-93         41.44%         18.83%
                  02-Apr-93         36.65%         18.52%
                  03-Apr-93         37.67%         19.02%
                  04-Apr-93         37.82%         15.30%
                  05-Apr-93         38.36%         13.68%
                  06-Apr-93         38.01%         13.14%
                  07-Apr-93         38.50%         14.55%
                  08-Apr-93         37.70%         17.42%
                  09-Apr-93         37.42%         14.43%
                  10-Apr-93         37.48%         10.66%
                  11-Apr-93         36.51%         7.76%
                  12-Apr-93         38.53%         11.67%
                  13-Apr-93         38.79%         10.96%
                  14-Apr-93         38.62%         9.29%
                  15-Apr-93         38.38%         8.94%
                  16-Apr-93         38.57%         6.01%
                  17-Apr-93         40.18%         8.87%
                  18-Apr-93         32.79%         10.34%
                  19-Apr-93         33.52%         14.74%
                  20-Apr-93         32.82%         16.84%
                  21-Apr-93         32.38%         17.89%
                  22-Apr-93         32.75%         18.05%
                  23-Apr-93         32.29%         19.62%
                  24-Apr-93         31.62%         18.83%
                  25-Apr-93         31.27%         19.81%
                  26-Apr-93         31.73%         22.20%
                  27-Apr-93         33.09%         22.57%
                  29-Apr-93         32.68%         22.46%
                  30-Apr-93         32.49%         19.09%
                  01-May-93         31.60%         17.49%
                  02-May-93         31.18%         17.71%
                  03-May-93         30.75%         17.25%
                  04-May-93         31.22%         12.65%
                  05-May-93         31.36%         11.93%
                  06-May-93         30.17%         10.10%
                  07-May-93         29.33%         10.95%
                  08-May-93         29.01%         14.23%
                  09-May-93         28.65%         11.56%
                  10-May-93         25.80%         7.52%
                  11-May-93         26.24%         5.86%
                  12-May-93         26.36%         10.06%
                  13-May-93         23.81%         8.50%
                  14-May-93         24.07%         6.97%
                  15-May-93         24.17%         6.26%
                  16-May-93         24.00%         3.46%
                  17-May-93         24.17%         5.09%
                  18-May-93         24.16%         5.87%
                  19-May-93         26.20%         10.32%
                  20-May-93         25.86%         10.94%
                  21-May-93         24.39%         10.47%
                  22-May-93         24.09%         10.82%
                  23-May-93         24.39%         12.34%
                  24-May-93         26.35%         11.48%
                  25-May-93         26.59%         12.59%
                  26-May-93         27.88%         14.81%
                  27-May-93         27.59%         17.24%
                  28-May-93         24.83%         15.68%
                  29-May-93         24.75%         17.64%
                  30-May-93         24.63%         15.41%
                  31-May-93         23.96%         14.43%
                  01-Jun-93         24.97%         15.16%
                  03-Jun-93         23.16%         12.25%
                  04-Jun-93         22.75%         10.26%
                  05-Jun-93         23.32%         7.99%
                  06-Jun-93         23.93%         8.62%
                  07-Jun-93         24.81%         11.89%
                  08-Jun-93         23.97%         9.56%
                  09-Jun-93         24.27%         8.66%
                  10-Jun-93         23.16%         5.71%
                  11-Jun-93         22.12%         8.00%
                  12-Jun-93         22.57%         6.95%
                  13-Jun-93         23.25%         6.12%
                  14-Jun-93         23.37%         5.54%
                  15-Jun-93         22.97%         2.39%
                  16-Jun-93         23.29%         3.42%
                  17-Jun-93         25.68%         5.91%
                  18-Jun-93         23.77%         9.48%
                  19-Jun-93         23.55%         11.19%
                  20-Jun-93         23.08%         11.73%
                  21-Jun-93         25.54%         13.70%
                  22-Jun-93         25.46%         15.11%
                  23-Jun-93         24.69%         12.78%
                  24-Jun-93         26.77%         14.90%
                  25-Jun-93         27.14%         17.53%
                  26-Jun-93         26.03%         16.14%
                  27-Jun-93         25.16%         14.93%
                  28-Jun-93         26.21%         17.97%
                  29-Jun-93         25.88%         16.44%
                  30-Jun-93         25.84%         15.96%
                  01-Jul-93         24.89%         15.08%
                  02-Jul-93         23.79%         15.25%
                  04-Jul-93         25.35%         12.25%
                  05-Jul-93         24.39%         9.20%
                  06-Jul-93         23.16%         10.29%
                  07-Jul-93         23.55%         12.08%
                  08-Jul-93         24.79%         9.41%
                  09-Jul-93         25.70%         8.22%
                  10-Jul-93         24.05%         4.12%
                  11-Jul-93         22.62%         6.77%
                  12-Jul-93         22.23%         5.41%
                  13-Jul-93         21.99%         4.07%
                  14-Jul-93         22.53%         2.58%
                  15-Jul-93         21.76%         0.00%
                  16-Jul-93         21.29%         3.07%
                  17-Jul-93         22.38%         4.47%
                  18-Jul-93         22.02%         8.21%
                  19-Jul-93         23.35%         10.68%
                  20-Jul-93         23.70%         11.80%
                  21-Jul-93         23.66%         12.11%
                  22-Jul-93         25.10%         15.70%
                  23-Jul-93         25.66%         13.36%
                  24-Jul-93         25.21%         13.11%
                  25-Jul-93         25.62%         15.71%
                  26-Jul-93         27.06%         17.14%
                  27-Jul-93         26.82%         16.74%
                  28-Jul-93         26.53%         20.26%
                  29-Jul-93         26.63%         17.41%
                  30-Jul-93         25.83%         16.17%
                  31-Jul-93         26.05%         17.20%
                  01-Aug-93         27.50%         17.97%
                  02-Aug-93         30.53%         17.41%
                  03-Aug-93         30.28%         15.81%
                  04-Aug-93         30.06%         13.25%
                  05-Aug-93         34.00%         16.37%
                  07-Aug-93         32.61%         15.07%
                  08-Aug-93         31.99%         12.80%
                  09-Aug-93         34.33%         11.86%
                  10-Aug-93         33.96%         16.42%
                  11-Aug-93         34.26%         15.25%
                  12-Aug-93         32.50%         12.59%
                  13-Aug-93         32.63%         11.72%
                  14-Aug-93         32.37%         8.82%
                  15-Aug-93         35.43%         12.91%
                  16-Aug-93         37.99%         15.09%
                  17-Aug-93         38.22%         20.08%
                  18-Aug-93         39.11%         21.38%
                  19-Aug-93         38.94%         22.43%
                  20-Aug-93         41.73%         24.95%
                  21-Aug-93         44.10%         28.66%
                  22-Aug-93         48.56%         30.01%
                  23-Aug-93         46.14%         29.36%
                  24-Aug-93         47.59%         32.57%
                  25-Aug-93         47.71%         33.58%
                  26-Aug-93         43.43%         30.00%
                  27-Aug-93         43.32%         33.75%
                  28-Aug-93         42.06%         30.17%
                  29-Aug-93         44.50%         31.75%
                  30-Aug-93         43.20%         30.55%
                  31-Aug-93         43.71%         29.79%
                  01-Sep-93         43.59%         28.09%
                  02-Sep-93         43.01%         25.91%
                  03-Sep-93         42.79%         23.35%
                  04-Sep-93         42.22%         22.94%
                  05-Sep-93         43.96%         26.67%
                  06-Sep-93         42.65%         22.97%
                  07-Sep-93         41.78%         21.37%
                  08-Sep-93         41.20%         19.31%
                  09-Sep-93         42.24%         24.22%
                  10-Sep-93         43.82%         22.95%
                  11-Sep-93         43.15%         20.86%
                  12-Sep-93         44.90%         21.54%
                  13-Sep-93         45.84%         19.06%
                  14-Sep-93         45.16%         21.01%
                  15-Sep-93         45.69%         21.12%
                  16-Sep-93         44.58%         25.06%
                  17-Sep-93         44.01%         26.66%
                  18-Sep-93         44.92%         29.57%
                  19-Sep-93         47.31%         32.15%
                  20-Sep-93         46.17%         33.76%
                  21-Sep-93         45.49%         31.50%
                  22-Sep-93         46.54%         32.03%
                  23-Sep-93         50.28%         37.91%
                  24-Sep-93         48.46%         36.62%
                  25-Sep-93         50.01%         37.22%
                  26-Sep-93         52.05%         42.82%
                  27-Sep-93         50.89%         38.04%
                  28-Sep-93         50.80%         36.48%
                  29-Sep-93         50.34%         36.16%
                  30-Sep-93         45.72%         32.95%
                  01-Oct-93         46.34%         30.31%
                  02-Oct-93         48.13%         29.41%
                  03-Oct-93         47.52%         26.26%
                  04-Oct-93         48.10%         26.87%
                  05-Oct-93         48.06%         30.36%
                  06-Oct-93         47.91%         27.53%
                  07-Oct-93         46.48%         24.45%
                  08-Oct-93         50.87%         24.71%
                  09-Oct-93         53.24%         31.80%
                  10-Oct-93         55.79%         32.72%
                  11-Oct-93         53.61%         29.16%
                  12-Oct-93         53.69%         28.46%
                  13-Oct-93         53.81%         25.13%
                  14-Oct-93         53.95%         25.84%
                  15-Oct-93         57.07%         27.95%
                  16-Oct-93         57.15%         33.36%
                  17-Oct-93         53.56%         32.31%
                  18-Oct-93         49.91%         30.78%
                  19-Oct-93         49.20%         31.54%
                  20-Oct-93         49.15%         33.14%
                  21-Oct-93         47.85%         30.02%
                  22-Oct-93         48.31%         33.45%
                  23-Oct-93         48.20%         36.76%
                  24-Oct-93         49.36%         38.60%
                  25-Oct-93         52.34%         40.33%
                  26-Oct-93         52.37%         43.94%
                  27-Oct-93         52.48%         40.67%
                  28-Oct-93         54.94%         41.33%
                  29-Oct-93         53.86%         40.47%
                  30-Oct-93         53.89%         39.34%
                  31-Oct-93         52.38%         35.01%
                  01-Nov-93         50.42%         30.71%
                  02-Nov-93         50.21%         28.24%
                  03-Nov-93         48.48%         28.44%
                  04-Nov-93         45.42%         29.90%
                  05-Nov-93         47.48%         29.07%
                  06-Nov-93         50.18%         29.21%
                  07-Nov-93         49.40%         25.98%
                  08-Nov-93         46.69%         28.27%
                  09-Nov-93         46.72%         28.86%
                  10-Nov-93         47.80%         25.72%
                  11-Nov-93         44.81%         23.23%
                  12-Nov-93         46.50%         18.76%
                  13-Nov-93         45.25%         20.05%
                  14-Nov-93         46.80%         22.43%
                  15-Nov-93         46.24%         27.30%
                  16-Nov-93         47.18%         27.90%
                  17-Nov-93         46.57%         29.02%
                  18-Nov-93         45.18%         29.66%
                  19-Nov-93         46.71%         32.44%
                  20-Nov-93         46.38%         30.55%
                  22-Nov-93         45.71%         34.66%
                  23-Nov-93         46.31%         35.03%
                  24-Nov-93         46.73%         35.29%
                  25-Nov-93         46.08%         37.94%
                  26-Nov-93         45.57%         34.47%
                  27-Nov-93         45.64%         34.15%
                  28-Nov-93         46.34%         34.63%
                  29-Nov-93         43.35%         33.01%
                  30-Nov-93         43.32%         28.05%
                  01-Dec-93         43.35%         26.26%
                  02-Dec-93         42.89%         23.32%
                  03-Dec-93         42.45%         22.71%
                  04-Dec-93         40.91%         23.95%
                  05-Dec-93         41.27%         22.27%
                  06-Dec-93         42.31%         22.38%
                  07-Dec-93         42.41%         19.06%
                  08-Dec-93         42.27%         21.76%
                  09-Dec-93         41.14%         21.64%
                  10-Dec-93         42.12%         19.95%
                  11-Dec-93         40.50%         20.00%
                  12-Dec-93         40.87%         16.61%
                  13-Dec-93         42.49%         19.13%
                  14-Dec-93         41.69%         20.68%
                  15-Dec-93         41.31%         25.59%
                  16-Dec-93         42.12%         26.20%
                  17-Dec-93         41.31%         25.31%
                  18-Dec-93         41.24%         25.78%
                  19-Dec-93         41.28%         27.27%
                  20-Dec-93         40.42%         24.48%
                  23-Dec-93         41.21%         28.93%
                  25-Dec-93         40.80%         32.81%
                  26-Dec-93         41.90%         31.33%
                  27-Dec-93         41.72%         31.06%
                  01-Jan-94         42.70%         28.23%
                  02-Jan-94         44.71%         27.48%
                  03-Jan-94         45.00%         25.54%
                  04-Jan-94         45.45%         25.87%
                  05-Jan-94         45.65%         28.14%
                  06-Jan-94         48.09%         28.85%
                  07-Jan-94         49.22%         28.69%
                  08-Jan-94         50.86%         26.74%
                  09-Jan-94         49.40%         29.85%
                  10-Jan-94         50.77%         29.56%
                  11-Jan-94         50.41%         26.58%
                  12-Jan-94         50.42%         27.10%
                  13-Jan-94         51.20%         24.78%
                  14-Jan-94         51.38%         26.14%
                  15-Jan-94         50.21%         26.49%
                  16-Jan-94         44.80%         26.79%
                  17-Jan-94         42.45%         25.97%
                  18-Jan-94         42.75%         27.05%
                  19-Jan-94         42.76%         27.81%
                  20-Jan-94         43.47%         29.66%
                  21-Jan-94         44.60%         28.37%
                  22-Jan-94         43.76%         28.75%
                  23-Jan-94         41.80%         29.31%
                  24-Jan-94         40.44%         29.04%
                  25-Jan-94         40.13%         29.10%
                  26-Jan-94         40.80%         33.67%
                  27-Jan-94         41.97%         31.66%
                  28-Jan-94         42.54%         31.63%
                  29-Jan-94         40.42%         29.70%
                  30-Jan-94         39.19%         29.98%
                  31-Jan-94         40.39%         25.93%
                  01-Feb-94         39.81%         25.87%
                  02-Feb-94         40.50%         23.29%
                  03-Feb-94         38.00%         20.89%
                  04-Feb-94         33.75%         23.16%
                  05-Feb-94         31.21%         23.17%
                  06-Feb-94         31.78%         23.49%
                  07-Feb-94         31.28%         21.45%
                  08-Feb-94         31.08%         23.54%
                  09-Feb-94         31.56%         22.62%
                  10-Feb-94         27.23%         20.09%
                  11-Feb-94         28.64%         20.98%
                  12-Feb-94         27.41%         18.22%
                  13-Feb-94         29.09%         19.52%
                  14-Feb-94         27.41%         20.39%
                  15-Feb-94         28.03%         21.12%
                  16-Feb-94         28.11%         19.54%
                  17-Feb-94         27.44%         19.92%
                  18-Feb-94         26.61%         20.48%
                  19-Feb-94         28.09%         22.27%
                  20-Feb-94         28.14%         21.06%
                  21-Feb-94         27.91%         22.32%
                  22-Feb-94         28.94%         23.32%
                  23-Feb-94         28.73%         21.77%
                  24-Feb-94         26.41%         21.72%
                  25-Feb-94         28.46%         25.07%
                  26-Feb-94         26.74%         22.81%
                  27-Feb-94         26.97%         23.04%
                  28-Feb-94         26.09%         20.60%
                  01-Mar-94         25.37%         20.28%
                  02-Mar-94         25.46%         16.58%
                  03-Mar-94         25.36%         16.40%
                  04-Mar-94         23.36%         14.31%
                  05-Mar-94         23.55%         14.47%
                  06-Mar-94         23.63%         17.11%
                  07-Mar-94         24.53%         17.17%
                  08-Mar-94         24.25%         17.01%
                  09-Mar-94         24.57%         15.19%
                  10-Mar-94         24.37%         17.93%
                  11-Mar-94         26.05%         18.79%
                  12-Mar-94         24.53%         17.47%
                  13-Mar-94         24.88%         17.96%
                  14-Mar-94         25.11%         16.18%
                  15-Mar-94         25.01%         16.59%
                  16-Mar-94         25.65%         18.67%
                  17-Mar-94         26.55%         19.81%
                  18-Mar-94         28.50%         20.44%
                  19-Mar-94         28.03%         21.06%
                  20-Mar-94         28.50%         21.53%
                  21-Mar-94         27.50%         21.82%
                  22-Mar-94         27.57%         20.50%
                  23-Mar-94         27.50%         20.08%
                  24-Mar-94         25.56%         19.63%
                  25-Mar-94         22.40%         17.75%
                  26-Mar-94         22.71%         18.02%
                  27-Mar-94         22.75%         19.81%
                  28-Mar-94         22.59%         17.34%
                  29-Mar-94         20.59%         15.47%
                  30-Mar-94         18.74%         14.81%
                  31-Mar-94         20.06%         15.53%
                  01-Apr-94         17.46%         10.17%
                  02-Apr-94         17.64%         9.47%
                  03-Apr-94         17.38%         7.73%
                  04-Apr-94         16.93%         10.99%
                  05-Apr-94         19.43%         12.93%
                  06-Apr-94         19.37%         13.60%
                  07-Apr-94         19.07%         11.43%
                  08-Apr-94         19.69%         11.76%
                  09-Apr-94         19.82%         13.41%
                  10-Apr-94         18.40%         12.81%
                  11-Apr-94         18.26%         11.54%
                  12-Apr-94         17.66%         11.21%
                  13-Apr-94         17.31%         9.67%
                  14-Apr-94         17.10%         9.29%
                  15-Apr-94         15.11%         9.24%
                  16-Apr-94         14.27%         9.12%
                  17-Apr-94         14.86%         8.80%
                  18-Apr-94         15.16%         9.91%
                  19-Apr-94         15.18%         10.38%
                  20-Apr-94         15.03%         12.37%
                  21-Apr-94         17.79%         11.84%
                  22-Apr-94         17.25%         12.14%
                  23-Apr-94         16.95%         12.95%
                  24-Apr-94         18.03%         15.08%
                  25-Apr-94         19.44%         14.95%
                  26-Apr-94         19.22%         16.79%
                  28-Apr-94         20.19%         17.19%
                  29-Apr-94         20.13%         15.99%
                  30-Apr-94         18.57%         14.22%
                  01-May-94         18.50%         11.53%
                  02-May-94         18.97%         10.60%
                  04-May-94         18.62%         10.23%
                  05-May-94         18.76%         11.60%
                  06-May-94         18.68%         12.37%
                  07-May-94         18.31%         11.63%
                  08-May-94         16.85%         8.13%
                  09-May-94         17.72%         12.44%
                  10-May-94         18.70%         11.41%
                  11-May-94         17.50%         11.93%
                  12-May-94         17.78%         11.70%
                  13-May-94         19.51%         11.51%
                  14-May-94         20.50%         12.22%
                  15-May-94         19.33%         12.96%
                  16-May-94         19.36%         14.67%
                  17-May-94         20.67%         15.68%
                  18-May-94         21.83%         16.33%
                  19-May-94         22.62%         16.63%
                  20-May-94         21.20%         16.23%
                  21-May-94         20.93%         14.81%
                  22-May-94         21.32%         15.29%
                  23-May-94         20.06%         16.06%
                  24-May-94         20.48%         16.42%
                  25-May-94         20.89%         16.59%
                  26-May-94         21.08%         18.52%
                  27-May-94         19.74%         16.58%
                  28-May-94         19.47%         16.12%
                  29-May-94         18.19%         14.27%
                  30-May-94         17.32%         12.93%
                  31-May-94         17.10%         10.11%
                  01-Jun-94         17.39%         9.27%
                  02-Jun-94         17.93%         10.26%
                  03-Jun-94         18.67%         10.34%
                  04-Jun-94         19.49%         13.04%
                  05-Jun-94         19.94%         13.17%
                  06-Jun-94         20.94%         13.74%
                  07-Jun-94         20.76%         12.42%
                  08-Jun-94         20.46%         14.14%
                  09-Jun-94         20.94%         14.57%
                  10-Jun-94         20.37%         13.88%
                  11-Jun-94         21.78%         15.06%
                  12-Jun-94         21.46%         13.26%
                  13-Jun-94         20.09%         12.60%
                  14-Jun-94         20.95%         13.88%
                  15-Jun-94         20.49%         14.81%
                  16-Jun-94         21.52%         14.61%
                  17-Jun-94         21.09%         15.04%
                  18-Jun-94         22.22%         16.65%
                  19-Jun-94         22.12%         16.34%
                  20-Jun-94         20.58%         13.55%
                  21-Jun-94         19.48%         14.49%
                  22-Jun-94         19.94%         14.78%
                  23-Jun-94         21.21%         15.09%
                  24-Jun-94         19.47%         15.17%
                  25-Jun-94         19.16%         16.74%
                  26-Jun-94         18.27%         16.35%
                  27-Jun-94         20.52%         16.75%
                  28-Jun-94         20.18%         16.40%
                  29-Jun-94         20.60%         15.21%
                  30-Jun-94         17.56%         10.69%
                  01-Jul-94         18.21%         9.95%
                  02-Jul-94         19.52%         11.06%
                  04-Jul-94         19.28%         12.90%
                  05-Jul-94         19.32%         12.86%
                  06-Jul-94         19.26%         12.97%
                  07-Jul-94         18.64%         11.13%
                  08-Jul-94         19.53%         13.16%
                  09-Jul-94         19.64%         13.26%
                  10-Jul-94         19.25%         12.58%
                  11-Jul-94         17.83%         11.63%
                  12-Jul-94         17.80%         10.24%
                  13-Jul-94         18.01%         11.15%
                  14-Jul-94         18.57%         12.40%
                  15-Jul-94         19.03%         13.25%
                  16-Jul-94         19.15%         13.35%
                  17-Jul-94         17.85%         12.46%
                  18-Jul-94         18.48%         13.08%
                  19-Jul-94         18.13%         13.02%
                  20-Jul-94         17.54%         12.10%
                  21-Jul-94         18.21%         13.09%
                  22-Jul-94         19.42%         15.13%
                  23-Jul-94         19.67%         15.35%
                  24-Jul-94         18.94%         14.97%
                  25-Jul-94         19.25%         16.61%
                  26-Jul-94         19.01%         15.75%
                  27-Jul-94         18.81%         15.92%
                  28-Jul-94         18.55%         15.52%
                  29-Jul-94         18.51%         14.16%
                  30-Jul-94         18.17%         10.77%
                  31-Jul-94         18.38%         10.70%
                  01-Aug-94         19.07%         10.58%
                  02-Aug-94         18.95%         10.78%
                  03-Aug-94         19.18%         12.10%
                  04-Aug-94         19.05%         12.38%
                  05-Aug-94         17.02%         10.52%
                  06-Aug-94         17.03%         9.51%
                  07-Aug-94         17.41%         11.50%
                  08-Aug-94         18.28%         12.09%
                  09-Aug-94         18.29%         12.62%
                  10-Aug-94         18.90%         12.26%
                  11-Aug-94         18.26%         11.12%
                  12-Aug-94         18.56%         10.57%
                  13-Aug-94         18.48%         12.15%
                  14-Aug-94         18.65%         12.76%
                  15-Aug-94         19.62%         14.61%
                  16-Aug-94         20.60%         14.65%
                  17-Aug-94         20.64%         14.82%
                  18-Aug-94         23.03%         17.96%
                  19-Aug-94         22.20%         15.91%
                  20-Aug-94         18.71%         13.41%
                  21-Aug-94         18.49%         14.00%
                  22-Aug-94         17.29%         13.74%
                  23-Aug-94         17.85%         14.75%
                  24-Aug-94         18.99%         16.37%
                  25-Aug-94         18.85%         17.08%
                  26-Aug-94         20.54%         17.07%
                  27-Aug-94         19.45%         15.39%
                  28-Aug-94         19.50%         15.22%
                  29-Aug-94         20.02%         12.67%
                  30-Aug-94         20.39%         11.68%
                  31-Aug-94         20.25%         11.18%
                  01-Sep-94         19.66%         10.71%
                  02-Sep-94         20.10%         13.57%
                  03-Sep-94         20.78%         14.17%
                  04-Sep-94         21.03%         13.97%
                  05-Sep-94         21.05%         13.11%
                  06-Sep-94         21.27%         14.47%
                  07-Sep-94         21.05%         14.94%
                  08-Sep-94         21.76%         13.99%
                  09-Sep-94         21.74%         15.03%
                  10-Sep-94         21.58%         13.27%
                  11-Sep-94         20.87%         12.10%
                  12-Sep-94         21.54%         15.08%
                  13-Sep-94         21.88%         16.01%
                  14-Sep-94         22.21%         17.37%
                  15-Sep-94         23.08%         15.95%
                  16-Sep-94         22.23%         16.66%
                  17-Sep-94         21.77%         16.74%
                  18-Sep-94         21.58%         15.29%
                  19-Sep-94         21.38%         14.05%
                  20-Sep-94         19.45%         14.72%
                  21-Sep-94         18.96%         14.68%
                  22-Sep-94         19.52%         14.85%
                  23-Sep-94         18.56%         16.20%
                  24-Sep-94         18.81%         15.76%
                  25-Sep-94         18.93%         15.91%
                  26-Sep-94         19.41%         15.64%
                  27-Sep-94         19.73%         15.87%
                  28-Sep-94         20.45%         12.15%
                  29-Sep-94         19.18%         10.88%
                  30-Sep-94         18.89%         10.53%
                  01-Oct-94         19.18%         10.77%
                  02-Oct-94         20.35%         13.56%
                  03-Oct-94         21.11%         12.84%
                  04-Oct-94         19.24%         12.19%
                  05-Oct-94         18.96%         10.88%
                  06-Oct-94         19.20%         13.50%
                  07-Oct-94         19.55%         13.18%
                  08-Oct-94         20.78%         14.24%
                  09-Oct-94         19.59%         14.06%
                  10-Oct-94         20.34%         13.72%
                  11-Oct-94         22.11%         13.51%
                  12-Oct-94         22.03%         15.73%
                  13-Oct-94         21.04%         15.29%
                  14-Oct-94         19.97%         14.06%
                  15-Oct-94         19.42%         13.59%
                  16-Oct-94         19.69%         14.41%
                  17-Oct-94         19.48%         14.44%
                  18-Oct-94         19.15%         13.84%
                  19-Oct-94         19.82%         13.61%
                  20-Oct-94         19.70%         14.93%
                  21-Oct-94         19.87%         15.52%
                  22-Oct-94         19.84%         15.49%
                  23-Oct-94         20.73%         17.20%
                  24-Oct-94         19.95%         16.93%
                  25-Oct-94         20.12%         16.95%
                  26-Oct-94         20.41%         16.98%
                  27-Oct-94         19.60%         16.91%
                  28-Oct-94         21.02%         13.21%
                  29-Oct-94         20.56%         11.95%
                  30-Oct-94         20.72%         11.77%
                  31-Oct-94         20.71%         11.22%
                  01-Nov-94         19.70%         12.80%
                  02-Nov-94         19.21%         13.13%
                  03-Nov-94         19.89%         11.75%
                  04-Nov-94         18.93%         11.12%
                  05-Nov-94         18.54%         12.31%
                  06-Nov-94         17.41%         11.50%
                  07-Nov-94         17.86%         12.29%
                  08-Nov-94         18.52%         12.20%
                  09-Nov-94         18.46%         10.39%
                  10-Nov-94         18.12%         9.77%
                  11-Nov-94         16.54%         10.47%
                  12-Nov-94         16.34%         10.92%
                  13-Nov-94         16.42%         11.79%
                  14-Nov-94         21.80%         15.42%
                  15-Nov-94         21.54%         16.19%
                  16-Nov-94         21.69%         16.20%
                  17-Nov-94         20.33%         13.82%
                  18-Nov-94         21.63%         15.95%
                  19-Nov-94         21.91%         17.32%
                  20-Nov-94         21.42%         16.15%
                  21-Nov-94         21.84%         15.34%
                  22-Nov-94         19.66%         17.15%
                  23-Nov-94         19.62%         16.47%
                  24-Nov-94         19.87%         17.03%
                  25-Nov-94         19.67%         15.58%
                  26-Nov-94         20.11%         15.58%
                  28-Nov-94         21.04%         12.57%
                  29-Nov-94         21.31%         12.24%
                  30-Nov-94         20.91%         11.17%
                  01-Dec-94         17.70%         12.49%
                  02-Dec-94         18.99%         12.63%
                  03-Dec-94         19.27%         12.46%
                  04-Dec-94         20.11%         12.13%
                  05-Dec-94         19.58%         13.15%
                  06-Dec-94         19.52%         12.73%
                  07-Dec-94         19.03%         11.41%
                  08-Dec-94         17.76%         11.94%
                  09-Dec-94         18.28%         10.46%
                  10-Dec-94         18.34%         10.38%
                  11-Dec-94         17.15%         11.56%
                  12-Dec-94         16.91%         11.56%
                  13-Dec-94         17.08%         12.65%
                  14-Dec-94         18.34%         12.73%
                  15-Dec-94         18.44%         14.13%
                  16-Dec-94         19.87%         15.07%
                  17-Dec-94         19.64%         13.69%
                  18-Dec-94         19.94%         14.28%
                  19-Dec-94         18.31%         13.97%
                  20-Dec-94         18.10%         14.54%
                  21-Dec-94         18.75%         14.55%
                  22-Dec-94         15.84%         14.29%
                  23-Dec-94         15.15%         13.64%
                  25-Dec-94         13.58%         12.22%
                  01-Jan-95         10.20%         9.18%
                  02-Jan-95         9.66%          8.54%
                  03-Jan-95         9.48%          8.88%
                  04-Jan-95         9.87%          8.80%
                  05-Jan-95         10.14%         9.20%
                  06-Jan-95         10.37%         9.33%
                  07-Jan-95         10.18%         9.17%
                  08-Jan-95         10.31%         8.88%
                  09-Jan-95         11.02%         10.10%
                  10-Jan-95         11.22%         10.10%
                  12-Jan-95         11.42%         11.21%
                  13-Jan-95         10.83%         9.75%
                  14-Jan-95         10.74%         9.67%
                  15-Jan-95         11.42%         11.01%
                  16-Jan-95         12.06%         11.00%
                  17-Jan-95         12.22%         10.93%
                  18-Jan-95         12.14%         10.33%
                  19-Jan-95         12.15%         10.47%
                  20-Jan-95         12.64%         11.37%
                  21-Jan-95         11.16%         10.04%
                  22-Jan-95         12.01%         11.03%
                  23-Jan-95         12.12%         10.91%
                  24-Jan-95         12.13%         11.26%
                  25-Jan-95         12.51%         11.45%
                  26-Jan-95         12.85%         12.01%
                  27-Jan-95         13.36%         12.02%
                  28-Jan-95         14.63%         13.17%
                  29-Jan-95         14.28%         12.44%
                  30-Jan-95         14.61%         13.57%
                  31-Jan-95         15.08%         13.56%
                  01-Feb-95         15.07%         14.09%
                  02-Feb-95         15.45%         15.19%
                  03-Feb-95         15.66%         14.09%
                  05-Feb-95         15.67%         14.64%
                  06-Feb-95         17.04%         15.26%
                  07-Feb-95         16.96%         14.88%
                  08-Feb-95         17.05%         15.13%
                  09-Feb-95         16.05%         14.72%
                  10-Feb-95         16.36%         14.73%
                  11-Feb-95         15.42%         13.88%
                  12-Feb-95         16.38%         14.78%
                  13-Feb-95         16.77%         15.29%
                  14-Feb-95         16.99%         15.72%
                  15-Feb-95         17.47%         15.87%
                  16-Feb-95         17.63%         15.16%
                  17-Feb-95         18.31%         16.48%
                  18-Feb-95         18.05%         16.25%
                  19-Feb-95         16.45%         14.80%
                  20-Feb-95         17.14%         15.59%
                  21-Feb-95         17.32%         16.10%
                  22-Feb-95         17.89%         16.50%
                  23-Feb-95         18.10%         16.59%
                  24-Feb-95         18.96%         17.06%
                  25-Feb-95         17.55%         15.80%
                  26-Feb-95         17.98%         15.21%
                  27-Feb-95         17.23%         16.29%
                  28-Feb-95         18.10%         15.91%
                  01-Mar-95         17.68%         15.80%
                  02-Mar-95         17.62%         15.92%
                  03-Mar-95         17.58%         15.82%
                  04-Mar-95         18.59%         16.73%
                  05-Mar-95         19.41%         17.52%
                  06-Mar-95         20.07%         17.29%
                  07-Mar-95         19.21%         17.51%
                  08-Mar-95         19.46%         17.52%
                  09-Mar-95         19.24%         18.26%
                  10-Mar-95         20.32%         18.29%
                  11-Mar-95         21.17%         19.05%
                  12-Mar-95         21.21%         19.20%
                  13-Mar-95         20.75%         19.30%
                  14-Mar-95         21.45%         19.08%
                  15-Mar-95         21.20%         19.86%
                  16-Mar-95         21.91%         19.74%
                  17-Mar-95         20.98%         18.88%
                  18-Mar-95         21.11%         19.00%
                  19-Mar-95         20.92%         18.96%
                  20-Mar-95         20.63%         18.33%
                  21-Mar-95         20.37%         18.46%
                  22-Mar-95         20.51%         18.52%
                  23-Mar-95         20.99%         19.99%
                  24-Mar-95         22.52%         20.27%
                  25-Mar-95         22.93%         20.64%
                  26-Mar-95         22.83%         21.04%
                  27-Mar-95         24.71%         22.39%
                  28-Mar-95         24.88%         22.22%
                  29-Mar-95         24.69%         22.02%
                  30-Mar-95         24.62%         21.82%
                  31-Mar-95         24.03%         21.63%
                  01-Apr-95         23.87%         21.48%
                  02-Apr-95         25.02%         22.78%
                  03-Apr-95         24.98%         23.24%
                  04-Apr-95         25.82%         23.31%
                  05-Apr-95         25.90%         23.43%
                  06-Apr-95         24.78%         22.37%
                  07-Apr-95         27.22%         24.50%
                  08-Apr-95         28.37%         25.03%
                  09-Apr-95         26.40%         23.90%
                  10-Apr-95         25.41%         22.54%
                  11-Apr-95         25.04%         22.90%
                  12-Apr-95         25.45%         23.36%
                  13-Apr-95         25.40%         22.86%
                  14-Apr-95         23.48%         21.13%
                  15-Apr-95         22.33%         20.10%
                  16-Apr-95         22.40%         19.49%
                  17-Apr-95         21.65%         19.32%
                  18-Apr-95         21.47%         19.23%
                  19-Apr-95         21.36%         19.31%
                  20-Apr-95         23.19%         21.57%
                  21-Apr-95         23.94%         21.55%
                  22-Apr-95         24.08%         21.67%
                  23-Apr-95         23.54%         22.15%
                  24-Apr-95         25.39%         22.69%
                  25-Apr-95         25.21%         22.80%
                  26-Apr-95         25.34%         23.00%
                  27-Apr-95         25.73%         23.41%
                  28-Apr-95         25.81%         23.23%
                  29-Apr-95         24.92%         22.43%
                  30-Apr-95         24.04%         21.54%
                  01-May-95         24.66%         22.32%
                  02-May-95         24.81%         23.55%
                  03-May-95         26.17%         23.56%
                  04-May-95         24.86%         22.28%
                  05-May-95         24.78%         22.30%
                  06-May-95         24.79%         22.31%
                  07-May-95         25.07%         23.40%
                  08-May-95         25.94%         23.26%
                  09-May-95         25.84%         23.43%
                  10-May-95         26.03%         23.43%
                  11-May-95         25.30%         23.02%
                  12-May-95         26.25%         23.62%
                  13-May-95         26.20%         23.58%
                  14-May-95         27.21%         24.96%
                  15-May-95         28.69%         25.92%
                  16-May-95         28.80%         25.67%
                  17-May-95         28.53%         24.03%
                  18-May-95         25.86%         23.19%
                  19-May-95         24.69%         22.22%
                  20-May-95         24.99%         22.49%
                  21-May-95         25.83%         24.22%
                  22-May-95         26.48%         24.91%
                  23-May-95         27.67%         24.91%
                  24-May-95         27.68%         24.91%
                  25-May-95         27.67%         23.83%
                  26-May-95         27.28%         24.55%
                  27-May-95         27.05%         24.34%
                  28-May-95         25.65%         23.09%
                  29-May-95         26.07%         23.45%
                  30-May-95         26.06%         25.58%
                  31-May-95         28.42%         25.60%
                  01-Jun-95         27.84%         24.85%
                  02-Jun-95         28.78%         25.90%
                  03-Jun-95         28.44%         25.60%
                  04-Jun-95         28.86%         26.64%
                  05-Jun-95         29.53%         26.57%
                  06-Jun-95         29.52%         26.04%
                  07-Jun-95         28.94%         25.87%
                  08-Jun-95         28.79%         24.95%
                  09-Jun-95         28.75%         25.87%
                  10-Jun-95         29.64%         26.67%
                  11-Jun-95         29.06%         26.81%
                  12-Jun-95         29.56%         27.74%
                  13-Jun-95         30.82%         27.83%
                  14-Jun-95         30.92%         27.97%
                  15-Jun-95         30.91%         28.42%
                  16-Jun-95         32.21%         28.99%
                  17-Jun-95         34.20%         30.78%
                  18-Jun-95         34.63%         32.36%
                  19-Jun-95         35.07%         31.51%
                  20-Jun-95         35.01%         31.28%
                  21-Jun-95         34.76%         32.86%
                  22-Jun-95         36.61%         32.64%
                  23-Jun-95         36.05%         32.45%
                  24-Jun-95         36.12%         32.51%
                  25-Jun-95         36.36%         31.48%
                  26-Jun-95         34.87%         31.00%
                  27-Jun-95         34.45%         31.52%
                  28-Jun-95         35.02%         31.32%
                  29-Jun-95         33.00%         29.89%
                  30-Jun-95         33.47%         30.12%
                  01-Jul-95         31.94%         28.75%
                  02-Jul-95         32.29%         29.58%
                  03-Jul-95         32.86%         29.58%
                  05-Jul-95         32.90%         31.08%
                  06-Jul-95         33.87%         31.00%
                  07-Jul-95         35.98%         32.38%
                  08-Jul-95         35.61%         31.60%
                  09-Jul-95         34.31%         30.44%
                  10-Jul-95         34.39%         30.33%
                  11-Jul-95         33.80%         31.00%
                  12-Jul-95         35.28%         31.77%
                  13-Jul-95         35.22%         31.46%
                  14-Jul-95         34.05%         30.64%
                  15-Jul-95         34.23%         30.81%
                  16-Jul-95         34.09%         31.29%
                  17-Jul-95         35.39%         30.93%
                  18-Jul-95         34.37%         29.30%
                  19-Jul-95         32.57%         29.87%
                  20-Jul-95         33.79%         30.42%
                  21-Jul-95         33.80%         30.42%
                  22-Jul-95         34.72%         31.25%
                  23-Jul-95         34.35%         31.57%
                  24-Jul-95         35.24%         32.69%
                  25-Jul-95         36.32%         32.80%
                  26-Jul-95         36.45%         33.59%
                  27-Jul-95         37.34%         33.11%
                  28-Jul-95         34.83%         31.34%
                  29-Jul-95         33.32%         29.99%
                  30-Jul-95         32.79%         29.33%
                  31-Jul-95         32.49%         28.73%
                  01-Aug-95         31.92%         28.55%
                  02-Aug-95         31.72%         28.54%
                  03-Aug-95         31.44%         28.34%
                  04-Aug-95         31.71%         28.54%
                  05-Aug-95         32.39%         29.15%
                  06-Aug-95         32.89%         29.84%
                  07-Aug-95         33.70%         29.96%
                  08-Aug-95         33.78%         29.64%
                  09-Aug-95         33.62%         29.68%
                  10-Aug-95         32.91%         28.38%
                  11-Aug-95         32.52%         29.26%
                  12-Aug-95         32.87%         29.58%
                  13-Aug-95         32.89%         30.60%
                  14-Aug-95         33.30%         29.72%
                  15-Aug-95         33.02%         30.02%
                  16-Aug-95         33.35%         29.82%
                  17-Aug-95         32.87%         29.60%
                  18-Aug-95         32.72%         29.45%
                  19-Aug-95         33.72%         30.35%
                  20-Aug-95         33.70%         30.09%
                  21-Aug-95         34.53%         31.39%
                  22-Aug-95         34.87%         30.87%
                  23-Aug-95         34.30%         30.94%
                  24-Aug-95         35.73%         32.73%
                  25-Aug-95         36.08%         32.47%
                  26-Aug-95         35.45%         31.91%
                  27-Aug-95         35.44%         31.67%
                  28-Aug-95         34.76%         31.49%
                  29-Aug-95         34.99%         31.69%
                  30-Aug-95         35.21%         31.90%
                  31-Aug-95         35.71%         32.57%
                  01-Sep-95         35.52%         31.96%
                  02-Sep-95         34.90%         31.41%
                  04-Sep-95         35.19%         32.82%
                  05-Sep-95         36.47%         33.03%
                  06-Sep-95         36.71%         32.61%
                  07-Sep-95         36.73%         32.94%
                  08-Sep-95         38.18%         34.26%
                  09-Sep-95         37.54%         33.03%
                  10-Sep-95         36.37%         33.00%
                  11-Sep-95         36.78%         33.66%
                  12-Sep-95         37.40%         34.15%
                  13-Sep-95         37.94%         35.18%
                  14-Sep-95         37.23%         33.45%
                  15-Sep-95         38.97%         35.07%
                  16-Sep-95         38.92%         35.01%
                  18-Sep-95         37.79%         34.32%
                  19-Sep-95         38.13%         34.70%
                  20-Sep-95         38.74%         34.06%
                  21-Sep-95         38.11%         34.02%
                  22-Sep-95         39.46%         35.51%
                  23-Sep-95         39.36%         35.42%
                  24-Sep-95         39.01%         35.13%
                  25-Sep-95         40.42%         36.29%
                  26-Sep-95         40.32%         36.21%
                  27-Sep-95         40.23%         37.26%
                  28-Sep-95         40.62%         36.25%
                  29-Sep-95         40.21%         36.19%
                  30-Sep-95         39.88%         35.89%
                  01-Oct-95         40.39%         35.77%
                  02-Oct-95         41.72%         37.68%
                  03-Oct-95         41.87%         37.49%
                  04-Oct-95         41.66%         37.75%
                  05-Oct-95         42.95%         38.63%
                  06-Oct-95         43.05%         38.28%
                  07-Oct-95         44.09%         39.02%
                  08-Oct-95         42.85%         37.56%
                  09-Oct-95         43.64%         38.29%
                  10-Oct-95         43.43%         39.52%
                  11-Oct-95         43.91%         40.33%
                  12-Oct-95         43.11%         39.11%
                  13-Oct-95         42.80%         38.52%
                  14-Oct-95         42.78%         38.50%
                  15-Oct-95         42.70%         38.11%
                  16-Oct-95         41.60%         38.25%
                  17-Oct-95         42.52%         38.41%
                  18-Oct-95         42.68%         39.11%
                  19-Oct-95         42.33%         37.24%
                  20-Oct-95         41.39%         37.25%
                  21-Oct-95         41.33%         37.20%
                  22-Oct-95         41.59%         36.91%
                  23-Oct-95         41.28%         37.48%
                  24-Oct-95         41.65%         36.59%
                  25-Oct-95         40.66%         35.34%
                  26-Oct-95         37.92%         34.77%
                  27-Oct-95         38.52%         34.67%
                  28-Oct-95         37.98%         34.18%
                  29-Oct-95         37.74%         34.73%
                  30-Oct-95         39.31%         35.00%
                  31-Oct-95         38.89%         35.58%
                  01-Nov-95         39.54%         36.77%
                  02-Nov-95         39.50%         35.73%
                  03-Nov-95         40.64%         36.57%
                  04-Nov-95         41.59%         37.43%
                  05-Nov-95         41.17%         36.14%
                  06-Nov-95         40.92%         35.72%
                  07-Nov-95         40.41%         37.43%
                  08-Nov-95         41.70%         37.07%
                  09-Nov-95         41.73%         37.44%
                  10-Nov-95         41.59%         37.43%
                  11-Nov-95         40.39%         36.35%
                  12-Nov-95         40.17%         36.06%
                  13-Nov-95         40.21%         35.55%
                  14-Nov-95         39.50%         36.54%
                  15-Nov-95         40.61%         37.25%
                  16-Nov-95         41.99%         38.38%
                  17-Nov-95         43.12%         38.81%
                  18-Nov-95         41.91%         37.56%
                  19-Nov-95         41.66%         36.81%
                  20-Nov-95         39.89%         36.62%
                  21-Nov-95         40.69%         36.23%
                  22-Nov-95         40.26%         36.23%
                  23-Nov-95         40.76%         37.02%
                  24-Nov-95         40.31%         36.28%
                  25-Nov-95         39.79%         35.81%
                  28-Nov-95         40.98%         37.13%
                  29-Nov-95         41.26%         36.66%
                  30-Nov-95         40.34%         36.64%
                  01-Dec-95         40.90%         36.81%
                  02-Dec-95         41.19%         37.07%
                  04-Dec-95         42.04%         38.67%
                  05-Dec-95         42.96%         38.24%
                  06-Dec-95         43.54%         37.58%
                  07-Dec-95         41.55%         37.56%
                  08-Dec-95         41.30%         36.39%
                  09-Dec-95         41.74%         37.56%
                  10-Dec-95         42.07%         38.28%
                  11-Dec-95         42.84%         38.40%
                  12-Dec-95         42.66%         39.00%
                  13-Dec-95         43.34%         38.01%
                  14-Dec-95         42.53%         38.15%
                  15-Dec-95         42.48%         38.22%
                  16-Dec-95         42.83%         38.55%
                  17-Dec-95         41.55%         35.42%
                  18-Dec-95         37.51%         34.64%
                  19-Dec-95         38.67%         33.58%
                  20-Dec-95         37.31%         34.51%
                  21-Dec-95         38.53%         34.97%
                  22-Dec-95         38.98%         35.09%
                  23-Dec-95         39.39%         35.45%
                  24-Dec-95         39.15%         35.24%
                  26-Dec-95         39.69%         35.72%
                  28-Dec-95         39.88%         37.33%
                  29-Dec-95         40.26%         36.93%
                  30-Dec-95         39.99%         36.48%
                  31-Dec-95         40.99%         37.39%
                  02-Jan-96         42.46%         37.75%
                  03-Jan-96         42.60%         35.89%
                  04-Jan-96         41.88%         32.81%
                  05-Jan-96         41.99%         34.14%
                  06-Jan-96         41.93%         34.55%
                  07-Jan-96         43.18%         34.97%
                  08-Jan-96         44.15%         36.24%
                  09-Jan-96         42.05%         35.82%
                  10-Jan-96         39.49%         37.63%
                  11-Jan-96         39.85%         36.63%
                  12-Jan-96         39.62%         37.00%
                  13-Jan-96         38.98%         37.16%
                  14-Jan-96         38.05%         36.30%
                  15-Jan-96         37.21%         35.96%
                  16-Jan-96         39.18%         36.29%
                  17-Jan-96         38.71%         36.00%
                  18-Jan-96         39.24%         37.73%
                  19-Jan-96         40.61%         37.62%
                  20-Jan-96         41.18%         39.09%
                  21-Jan-96         40.49%         38.47%
                  22-Jan-96         40.65%         38.28%
                  23-Jan-96         40.51%         38.82%
                  24-Jan-96         42.16%         40.04%
                  25-Jan-96         40.23%         40.09%
                  26-Jan-96         41.29%         40.61%
                  27-Jan-96         41.89%         40.62%
                  28-Jan-96         41.71%         40.46%
                  29-Jan-96         42.26%         40.42%
                  30-Jan-96         43.61%         41.57%
                  31-Jan-96         44.95%         42.57%
                  01-Feb-96         44.28%         42.07%
                  02-Feb-96         43.68%         40.14%
                  03-Feb-96         42.18%         35.54%
                  04-Feb-96         41.44%         35.93%
                  05-Feb-96         42.88%         36.58%
                  06-Feb-96         43.97%         35.90%
                  07-Feb-96         44.77%         36.68%
                  08-Feb-96         46.49%         36.57%
                  09-Feb-96         47.39%         39.11%
                  10-Feb-96         47.09%         38.41%
                  11-Feb-96         46.62%         38.40%
                  12-Feb-96         48.78%         40.05%
                  13-Feb-96         48.57%         40.03%
                  14-Feb-96         47.46%         39.69%
                  15-Feb-96         46.50%         40.38%
                  16-Feb-96         49.34%         43.29%
                  17-Feb-96         49.55%         45.21%
                  18-Feb-96         50.03%         45.01%
                  19-Feb-96         49.23%         45.28%
                  20-Feb-96         47.54%         44.82%
                  21-Feb-96         49.26%         44.15%
                  22-Feb-96         51.38%         43.32%
                  23-Feb-96         51.58%         42.56%
                  24-Feb-96         49.50%         41.54%
                  25-Feb-96         49.00%         41.11%
                  26-Feb-96         46.70%         40.80%
                  27-Feb-96         45.98%         42.11%
                  28-Feb-96         45.42%         43.12%
                  29-Feb-96         44.89%         42.76%
                  01-Mar-96         43.86%         41.34%
                  02-Mar-96         42.41%         35.90%
                  03-Mar-96         44.04%         34.32%
                  04-Mar-96         45.89%         31.46%
                  05-Mar-96         47.00%         33.74%
                  06-Mar-96         46.15%         33.64%
                  07-Mar-96         43.75%         29.99%
                  08-Mar-96         39.41%         31.43%
                  09-Mar-96         38.82%         31.53%
                  10-Mar-96         39.62%         34.80%
                  11-Mar-96         42.28%         36.10%
                  12-Mar-96         41.63%         38.70%
                  13-Mar-96         41.95%         39.27%
                  14-Mar-96         41.96%         38.46%
                  15-Mar-96         42.11%         39.44%
                  16-Mar-96         43.08%         39.80%
                  17-Mar-96         41.94%         36.38%
                  18-Mar-96         44.98%         38.47%
                  19-Mar-96         44.76%         37.75%
                  20-Mar-96         44.38%         39.28%
                  21-Mar-96         44.62%         40.11%
                  22-Mar-96         44.98%         40.15%
                  23-Mar-96         45.20%         39.66%
                  24-Mar-96         44.30%         38.85%
                  25-Mar-96         45.17%         39.74%
                  26-Mar-96         45.82%         41.39%
                  27-Mar-96         44.92%         41.70%
                  28-Mar-96         43.99%         40.98%
                  29-Mar-96         42.82%         40.60%
                  30-Mar-96         42.91%         40.69%
                  31-Mar-96         43.35%         41.08%
                  01-Apr-96         48.11%         43.62%
                  02-Apr-96         48.45%         38.13%
                  03-Apr-96         48.59%         34.44%
                  04-Apr-96         48.29%         33.54%
                  05-Apr-96         48.67%         33.87%
                  06-Apr-96         48.14%         32.89%
                  07-Apr-96         48.44%         34.08%
                  08-Apr-96         45.81%         34.60%
                  09-Apr-96         45.34%         38.37%
                  10-Apr-96         43.38%         39.09%
                  11-Apr-96         40.77%         36.93%
                  12-Apr-96         41.74%         37.84%
                  13-Apr-96         41.91%         38.27%
                  14-Apr-96         42.00%         39.47%
                  15-Apr-96         43.11%         38.51%
                  16-Apr-96         43.67%         36.68%
                  17-Apr-96         42.92%         39.01%
                  18-Apr-96         43.84%         38.55%
                  19-Apr-96         44.93%         40.73%
                  20-Apr-96         45.41%         42.57%
                  21-Apr-96         46.79%         43.83%
                  22-Apr-96         48.25%         44.57%
                  23-Apr-96         49.09%         44.71%
                  24-Apr-96         48.77%         44.72%
                  25-Apr-96         50.59%         45.89%
                  26-Apr-96         49.19%         42.20%
                  27-Apr-96         49.18%         41.84%
                  28-Apr-96         48.89%         41.57%
                  29-Apr-96         48.61%         41.19%
                  01-May-96         48.70%         40.39%
                  02-May-96         45.41%         37.93%
                  03-May-96         44.49%         34.32%
                  04-May-96         44.34%         36.53%
                  05-May-96         44.75%         37.36%
                  06-May-96         44.88%         35.97%
                  07-May-96         44.30%         38.77%
                  08-May-96         45.78%         40.11%
                  09-May-96         45.76%         42.66%
                  10-May-96         46.75%         42.31%
                  11-May-96         46.60%         43.40%
                  12-May-96         48.46%         45.89%
                  13-May-96         50.49%         45.77%
                  14-May-96         51.42%         47.83%
                  15-May-96         51.38%         46.89%
                  16-May-96         50.98%         45.23%
                  17-May-96         51.91%         46.47%
                  18-May-96         49.45%         44.12%
                  19-May-96         48.45%         44.21%
                  20-May-96         50.98%         46.97%
                  21-May-96         50.90%         46.97%
                  22-May-96         52.17%         45.70%
                  23-May-96         50.89%         44.18%
                  24-May-96         51.17%         44.68%
                  25-May-96         49.64%         42.81%
                  26-May-96         49.98%         43.11%
                  27-May-96         50.72%         43.77%
                  28-May-96         49.32%         43.48%
                  29-May-96         48.37%         44.46%
                  30-May-96         49.20%         44.51%
                  31-May-96         47.44%         42.79%
                  01-Jun-96         47.43%         40.23%
                  02-Jun-96         47.87%         37.27%
                  03-Jun-96         48.35%         39.04%
                  04-Jun-96         49.44%         39.30%
                  05-Jun-96         50.74%         37.39%
                  06-Jun-96         50.33%         38.67%
                  07-Jun-96         51.40%         39.86%
                  08-Jun-96         51.04%         41.86%
                  09-Jun-96         51.18%         42.21%
                  10-Jun-96         50.28%         42.06%
                  11-Jun-96         50.02%         42.70%
                  12-Jun-96         49.59%         42.06%
                  13-Jun-96         49.19%         43.07%
                  14-Jun-96         49.20%         42.70%
                  15-Jun-96         48.82%         40.82%
                  16-Jun-96         48.45%         42.15%
                  17-Jun-96         49.92%         42.97%
                  18-Jun-96         49.22%         44.36%
                  19-Jun-96         49.20%         45.60%
                  20-Jun-96         48.38%         44.00%
                  21-Jun-96         49.54%         44.93%
                  22-Jun-96         50.46%         46.19%
                  23-Jun-96         49.31%         45.14%
                  24-Jun-96         49.43%         44.85%
                  25-Jun-96         49.35%         45.90%
                  26-Jun-96         48.43%         45.44%
                  27-Jun-96         47.96%         43.93%
                  28-Jun-96         48.80%         44.28%
                  29-Jun-96         48.85%         40.25%
                  30-Jun-96         49.35%         41.11%
                  01-Jul-96         51.60%         39.45%
                  02-Jul-96         51.09%         35.19%
                  03-Jul-96         50.82%         36.67%
                  05-Jul-96         48.93%         34.98%
                  06-Jul-96         48.46%         35.64%
                  07-Jul-96         46.54%         34.53%
                  08-Jul-96         45.62%         37.30%
                  09-Jul-96         46.11%         34.29%
                  10-Jul-96         46.41%         34.39%
                  11-Jul-96         43.81%         36.01%
                  12-Jul-96         44.21%         38.14%
                  13-Jul-96         43.57%         37.72%
                  14-Jul-96         43.85%         37.17%
                  15-Jul-96         41.29%         35.78%
                  16-Jul-96         40.97%         36.39%
                  17-Jul-96         42.25%         34.42%
                  18-Jul-96         44.29%         35.22%
                  19-Jul-96         42.79%         36.99%
                  20-Jul-96         42.84%         37.98%
                  21-Jul-96         43.69%         38.75%
                  22-Jul-96         41.75%         38.00%
                  23-Jul-96         40.21%         37.00%
                  24-Jul-96         40.16%         37.88%
                  25-Jul-96         40.54%         38.25%
                  26-Jul-96         41.87%         40.51%
                  27-Jul-96         42.20%         43.33%
                  28-Jul-96         41.24%         42.43%
                  29-Jul-96         40.79%         41.95%
                  30-Jul-96         41.76%         41.92%
                  31-Jul-96         42.80%         39.75%
                  01-Aug-96         44.40%         36.20%
                  02-Aug-96         47.46%         37.21%
                  03-Aug-96         47.70%         37.80%
                  04-Aug-96         47.83%         36.25%
                  05-Aug-96         47.15%         37.06%
                  06-Aug-96         47.63%         38.30%
                  07-Aug-96         48.03%         39.90%
                  08-Aug-96         47.01%         39.75%
                  09-Aug-96         47.31%         40.22%
                  10-Aug-96         46.98%         41.77%
                  11-Aug-96         47.47%         42.19%
                  12-Aug-96         47.90%         43.00%
                  13-Aug-96         46.67%         42.45%
                  14-Aug-96         47.08%         39.81%
                  15-Aug-96         46.40%         40.68%
                  16-Aug-96         46.80%         38.51%
                  17-Aug-96         45.87%         38.60%
                  18-Aug-96         45.74%         40.68%
                  19-Aug-96         46.13%         41.60%
                  20-Aug-96         45.93%         40.98%
                  21-Aug-96         45.80%         41.48%
                  22-Aug-96         47.33%         40.97%
                  23-Aug-96         45.08%         38.69%
                  24-Aug-96         44.97%         37.53%
                  25-Aug-96         44.68%         37.28%
                  26-Aug-96         44.15%         37.41%
                  27-Aug-96         44.70%         37.41%
                  28-Aug-96         44.35%         36.89%
                  29-Aug-96         42.33%         37.09%
                  30-Aug-96         40.65%         32.99%
                  31-Aug-96         40.77%         31.09%
                  01-Sep-96         41.34%         32.60%
                  02-Sep-96         41.33%         33.05%
                  03-Sep-96         41.92%         32.94%
                  04-Sep-96         42.11%         33.89%
                  05-Sep-96         40.77%         35.06%
                  06-Sep-96         43.00%         39.22%
                  07-Sep-96         43.58%         41.64%
                  08-Sep-96         43.32%         41.45%
                  09-Sep-96         43.76%         41.52%
                  10-Sep-96         43.77%         42.16%
                  11-Sep-96         44.52%         43.12%
                  12-Sep-96         45.25%         41.91%
                  13-Sep-96         47.98%         40.36%
                  14-Sep-96         47.43%         42.30%
                  15-Sep-96         48.13%         39.84%
                  16-Sep-96         49.07%         41.65%
                  17-Sep-96         48.84%         43.79%
                  18-Sep-96         48.52%         44.48%
                  19-Sep-96         50.09%         45.64%
                  20-Sep-96         51.68%         46.28%
                  21-Sep-96         50.60%         44.89%
                  22-Sep-96         50.09%         44.92%
                  23-Sep-96         50.01%         44.64%
                  24-Sep-96         49.82%         44.64%
                  25-Sep-96         49.87%         44.64%
                  26-Sep-96         48.52%         43.42%
                  27-Sep-96         48.68%         42.95%
                  28-Sep-96         49.14%         43.97%
                  29-Sep-96         49.52%         40.44%
                  30-Sep-96         49.00%         37.66%
                  01-Oct-96         49.38%         38.73%
                  02-Oct-96         50.45%         39.21%
                  03-Oct-96         50.17%         39.05%
                  04-Oct-96         52.09%         39.68%
                  05-Oct-96         52.25%         41.48%
                  06-Oct-96         52.76%         44.70%
                  07-Oct-96         52.81%         44.45%
                  08-Oct-96         52.21%         45.07%
                  09-Oct-96         51.36%         46.19%
                  10-Oct-96         50.71%         46.36%
                  11-Oct-96         51.95%         47.99%
                  12-Oct-96         51.83%         47.76%
                  13-Oct-96         50.09%         43.66%
                  14-Oct-96         49.85%         44.58%
                  15-Oct-96         49.64%         41.28%
                  16-Oct-96         50.03%         42.31%
                  17-Oct-96         50.92%         45.01%
                  18-Oct-96         52.47%         45.57%
                  19-Oct-96         52.51%         45.35%
                  20-Oct-96         52.75%         45.56%
                  21-Oct-96         53.23%         45.69%
                  22-Oct-96         52.52%         45.46%
                  23-Oct-96         52.67%         45.96%
                  24-Oct-96         51.29%         45.35%
                  25-Oct-96         50.96%         45.82%
                  26-Oct-96         50.86%         44.48%
                  27-Oct-96         49.86%         43.27%
                  28-Oct-96         49.04%         42.19%
                  29-Oct-96         49.95%         38.92%
                  30-Oct-96         49.82%         38.15%
                  31-Oct-96         50.35%         40.40%
                  01-Nov-96         50.24%         42.14%
                  02-Nov-96         52.00%         44.87%
                  03-Nov-96         53.83%         47.27%
                  04-Nov-96         53.78%         47.49%
                  05-Nov-96         55.39%         50.58%
                  06-Nov-96         57.67%         50.22%
                  07-Nov-96         58.11%         50.39%
                  08-Nov-96         58.76%         52.64%
                  09-Nov-96         57.60%         51.91%
                  10-Nov-96         57.97%         53.49%
                  11-Nov-96         57.26%         51.76%
                  12-Nov-96         56.76%         49.01%
                  13-Nov-96         57.10%         51.75%
                  14-Nov-96         58.68%         49.29%
                  15-Nov-96         58.04%         49.75%
                  16-Nov-96         58.69%         52.87%
                  17-Nov-96         59.10%         53.15%
                  18-Nov-96         59.32%         53.18%
                  19-Nov-96         60.43%         53.18%
                  20-Nov-96         60.82%         52.68%
                  21-Nov-96         61.77%         53.51%
                  22-Nov-96         62.40%         53.46%
                  23-Nov-96         61.94%         52.69%
                  25-Nov-96         63.48%         51.67%
                  26-Nov-96         63.25%         51.35%
                  27-Nov-96         63.05%         50.23%
                  28-Nov-96         63.46%         47.10%
                  29-Nov-96         63.93%         45.32%
                  30-Nov-96         63.90%         45.18%
                  01-Dec-96         63.46%         45.86%
                  02-Dec-96         62.74%         45.94%
                  03-Dec-96         60.96%         48.58%
                  04-Dec-96         60.27%         49.03%
                  05-Dec-96         59.59%         50.19%
                  06-Dec-96         58.45%         48.01%
                  07-Dec-96         58.61%         48.09%
                  08-Dec-96         59.33%         50.06%
                  09-Dec-96         61.61%         50.12%
                  10-Dec-96         61.13%         49.87%
                  11-Dec-96         59.66%         49.97%
                  12-Dec-96         56.60%         47.89%
                  13-Dec-96         57.35%         53.16%
                  14-Dec-96         57.77%         50.79%
                  15-Dec-96         57.26%         51.94%
                  16-Dec-96         54.59%         52.41%
                  17-Dec-96         55.68%         51.96%
                  18-Dec-96         56.85%         52.46%
                  19-Dec-96         60.09%         51.06%
                  31-Dec-96         61.22%         50.76%
                  02-Jan-97         58.35%         50.78%
                  03-Jan-97         60.22%         49.62%
                  04-Jan-97         59.99%         49.94%
                  05-Jan-97         60.14%         48.70%
                  06-Jan-97         59.11%         48.67%
                  07-Jan-97         60.30%         48.21%
                  08-Jan-97         59.27%         46.53%
                  09-Jan-97         58.83%         44.15%
                  10-Jan-97         60.19%         45.24%
                  11-Jan-97         60.17%         46.26%
                  12-Jan-97         60.75%         47.36%
                  13-Jan-97         59.93%         49.11%
                  14-Jan-97         61.90%         49.67%
                  15-Jan-97         61.55%         53.08%
                  16-Jan-97         62.65%         52.93%
                  17-Jan-97         63.66%         52.56%
                  18-Jan-97         63.65%         53.93%
                  19-Jan-97         63.41%         53.70%
                  20-Jan-97         63.61%         53.52%
                  21-Jan-97         64.88%         53.63%
                  22-Jan-97         65.62%         52.03%
                  23-Jan-97         64.75%         55.12%
                  24-Jan-97         63.62%         52.07%
                  25-Jan-97         62.83%         53.00%
                  26-Jan-97         61.52%         52.23%
                  27-Jan-97         59.81%         51.66%
                  29-Jan-97         61.37%         53.33%
                  30-Jan-97         62.82%         52.52%
                  31-Jan-97         63.91%         50.81%
                  01-Feb-97         63.10%         52.74%
                  02-Feb-97         63.54%         52.39%
                  03-Feb-97         67.46%         56.23%
                  04-Feb-97         68.00%         53.56%
                  05-Feb-97         65.66%         53.66%
                  06-Feb-97         65.37%         54.55%
                  07-Feb-97         67.62%         52.46%
                  08-Feb-97         67.01%         50.20%
                  09-Feb-97         68.37%         51.40%
                  10-Feb-97         67.05%         52.86%
                  11-Feb-97         67.93%         54.93%
                  12-Feb-97         70.74%         57.54%
                  13-Feb-97         72.64%         58.12%
                  14-Feb-97         71.10%         61.00%
                  15-Feb-97         71.00%         59.02%
                  16-Feb-97         71.89%         59.73%
                  17-Feb-97         72.87%         63.26%
                  18-Feb-97         74.54%         62.67%
                  19-Feb-97         73.72%         59.42%
                  20-Feb-97         71.65%         58.67%
                  21-Feb-97         70.06%         57.47%
                  22-Feb-97         70.34%         61.42%
                  23-Feb-97         72.70%         61.31%
                  24-Feb-97         73.85%         62.44%
                  25-Feb-97         74.24%         62.86%
                  26-Feb-97         72.87%         61.21%
                  27-Feb-97         70.20%         59.76%
                  28-Feb-97         70.27%         58.98%
                  01-Mar-97         70.14%         58.55%
                  02-Mar-97         70.80%         57.56%
                  03-Mar-97         71.13%         58.95%
                  04-Mar-97         70.19%         60.14%
                  05-Mar-97         72.57%         59.56%
                  06-Mar-97         71.03%         59.41%
                  07-Mar-97         72.78%         59.48%
                  08-Mar-97         72.35%         58.86%
                  09-Mar-97         73.52%         59.07%
                  10-Mar-97         74.44%         56.02%
                  11-Mar-97         73.94%         55.57%
                  12-Mar-97         72.43%         54.00%
                  13-Mar-97         68.93%         54.05%
                  14-Mar-97         69.84%         55.13%
                  15-Mar-97         68.97%         55.56%
                  16-Mar-97         68.44%         59.13%
                  17-Mar-97         68.92%         56.09%
                  18-Mar-97         67.63%         55.30%
                  19-Mar-97         66.81%         55.89%
                  20-Mar-97         67.04%         57.07%
                  21-Mar-97         67.26%         55.59%
                  22-Mar-97         67.35%         55.13%
                  23-Mar-97         68.86%         57.69%
                  24-Mar-97         71.72%         62.29%
                  25-Mar-97         71.32%         58.79%
                  26-Mar-97         71.63%         57.00%
                  27-Mar-97         68.23%         58.76%
                  28-Mar-97         71.03%         61.60%
                  29-Mar-97         73.69%         63.66%
                  30-Mar-97         73.61%         58.61%
                  31-Mar-97         69.85%         58.78%
                  01-Apr-97         70.41%         54.56%
                  02-Apr-97         68.27%         57.31%
                  03-Apr-97         70.95%         60.23%
                  04-Apr-97         69.06%         57.16%
                  05-Apr-97         69.16%         56.59%
                  06-Apr-97         68.09%         56.23%
                  07-Apr-97         70.46%         58.00%
                  08-Apr-97         71.35%         54.59%
                  09-Apr-97         70.12%         52.39%
                  10-Apr-97         68.57%         48.43%
                  11-Apr-97         64.81%         50.21%
                  12-Apr-97         65.30%         50.31%
                  13-Apr-97         65.25%         52.37%
                  14-Apr-97         66.69%         55.72%
                  15-Apr-97         69.15%         61.02%
                  16-Apr-97         71.13%         58.79%
                  17-Apr-97         72.17%         60.87%
                  18-Apr-97         73.17%         62.06%
                  19-Apr-97         73.40%         62.38%
                  20-Apr-97         70.78%         57.50%
                  21-Apr-97         69.87%         60.07%
                  22-Apr-97         73.05%         59.87%
                  23-Apr-97         72.83%         63.14%
                  24-Apr-97         70.35%         56.57%
                  25-Apr-97         69.38%         58.19%
                  27-Apr-97         70.42%         62.56%
                  28-Apr-97         71.42%         65.79%
                  29-Apr-97         76.10%         64.26%
                  30-Apr-97         77.72%         64.44%
                  01-May-97         76.27%         59.36%
                  02-May-97         79.45%         62.20%
                  03-May-97         79.97%         63.28%
                  04-May-97         80.11%         63.46%
                  05-May-97         85.40%         64.00%
                  06-May-97         84.84%         64.59%
                  07-May-97         82.13%         65.15%
                  08-May-97         85.44%         63.46%
                  09-May-97         84.92%         59.87%
                  10-May-97         86.82%         58.11%
                  11-May-97         85.87%         58.49%
                  12-May-97         88.60%         58.03%
                  13-May-97         87.58%         60.24%
                  14-May-97         88.24%         63.71%
                  15-May-97         89.40%         69.18%
                  16-May-97         84.65%         65.12%
                  17-May-97         82.89%         64.49%
                  18-May-97         81.77%         64.79%
                  19-May-97         83.17%         65.44%
                  20-May-97         85.01%         62.77%
                  21-May-97         84.50%         65.05%
                  22-May-97         84.39%         65.43%
                  23-May-97         86.24%         68.26%
                  24-May-97         85.61%         62.67%
                  25-May-97         85.32%         63.83%
                  26-May-97         85.21%         65.39%
                  27-May-97         85.80%         67.30%
                  28-May-97         85.25%         71.28%
                  29-May-97         84.57%         69.70%
                  30-May-97         85.82%         70.18%
                  31-May-97         85.36%         64.28%
                  02-Jun-97         83.94%         66.49%
                  03-Jun-97         83.75%         62.33%
                  04-Jun-97         82.58%         62.72%
                  05-Jun-97         83.80%         68.41%
                  06-Jun-97         87.25%         68.61%
                  07-Jun-97         87.72%         64.49%
                  08-Jun-97         87.40%         62.74%
                  09-Jun-97         88.13%         59.56%
                  10-Jun-97         88.65%         59.13%
                  11-Jun-97         89.59%         60.51%
                  12-Jun-97         92.43%         62.61%
                  13-Jun-97         93.19%         65.03%
                  14-Jun-97         93.93%         71.29%
                  15-Jun-97         93.38%         68.44%
                  16-Jun-97         94.98%         70.53%
                  17-Jun-97         95.10%         71.83%
                  18-Jun-97         93.93%         71.96%
                  19-Jun-97         97.15%         70.21%
                  20-Jun-97         99.12%         74.09%
                  21-Jun-97         98.35%         73.24%
                  22-Jun-97         99.88%         76.05%
                  23-Jun-97         98.42%         75.21%
                  24-Jun-97         102.43%        76.65%
                  25-Jun-97         100.77%        76.90%
                  26-Jun-97         97.55%         78.44%
                  27-Jun-97         98.91%         83.62%
                  28-Jun-97         98.22%         80.66%
                  29-Jun-97         99.72%         81.74%
                  30-Jun-97         98.37%         76.14%
                  01-Jul-97         99.69%         78.92%
                  02-Jul-97         102.61%        79.45%
                  03-Jul-97         105.50%        74.94%
                  04-Jul-97         105.42%        75.30%
                  05-Jul-97         105.53%        81.08%
                  06-Jul-97         104.50%        80.19%
                  07-Jul-97         102.91%        74.92%
                  08-Jul-97         104.37%        73.34%
                  09-Jul-97         101.88%        70.22%
                  10-Jul-97         103.94%        70.29%
                  11-Jul-97         104.64%        69.91%
                  12-Jul-97         104.28%        70.23%
                  13-Jul-97         102.17%        72.54%
                  14-Jul-97         102.22%        79.53%
                  15-Jul-97         103.84%        78.85%
                  16-Jul-97         106.22%        78.79%
                  17-Jul-97         104.65%        77.79%
                  18-Jul-97         101.67%        76.75%
                  19-Jul-97         102.68%        74.57%
                  20-Jul-97         102.23%        76.23%
                  21-Jul-97         101.48%        79.64%
                  22-Jul-97         106.13%        83.02%
                  23-Jul-97         106.70%        79.36%
                  24-Jul-97         107.00%        80.57%
                  25-Jul-97         107.07%        81.16%
                  26-Jul-97         107.44%        84.80%
                  27-Jul-97         106.67%        89.02%
                  28-Jul-97         104.35%        85.04%
                  29-Jul-97         105.62%        84.82%
                  30-Jul-97         107.81%        79.85%
                  31-Jul-97         107.00%        81.29%
                  01-Aug-97         105.65%        79.57%
                  02-Aug-97         105.25%        74.74%
                  03-Aug-97         106.62%        76.82%
                  04-Aug-97         107.90%        83.44%
                  05-Aug-97         108.36%        85.29%
                  06-Aug-97         110.09%        77.93%
                  07-Aug-97         107.73%        74.96%
                  08-Aug-97         103.87%        70.70%
                  09-Aug-97         102.81%        68.90%
                  10-Aug-97         103.44%        69.56%
                  11-Aug-97         102.84%        67.32%
                  12-Aug-97         100.57%        70.17%
                  13-Aug-97         99.59%         76.49%
                  14-Aug-97         100.50%        69.91%
                  15-Aug-97         93.72%         69.40%
                  16-Aug-97         93.65%         71.60%
                  17-Aug-97         94.49%         72.90%
                  18-Aug-97         96.79%         72.16%
                  19-Aug-97         99.71%         76.95%
                  20-Aug-97         102.59%        74.19%
                  21-Aug-97         100.09%        77.22%
                  22-Aug-97         98.82%         72.27%
                  23-Aug-97         96.90%         72.51%
                  24-Aug-97         97.30%         72.49%
                  25-Aug-97         94.21%         72.39%
                  26-Aug-97         92.70%         77.46%
                  27-Aug-97         92.85%         72.36%
                  28-Aug-97         90.41%         69.44%
                  29-Aug-97         88.94%         64.11%
                  30-Aug-97         89.16%         67.71%
                  31-Aug-97         90.09%         66.75%
                  01-Sep-97         90.97%         68.07%
                  02-Sep-97         96.94%         68.52%
                  03-Sep-97         97.00%         74.52%
                  04-Sep-97         97.64%         74.58%
                  05-Sep-97         96.89%         68.89%
                  06-Sep-97         97.25%         69.60%
                  07-Sep-97         96.36%         65.14%
                  08-Sep-97         98.90%         66.24%
                  09-Sep-97         99.41%         63.39%
                  10-Sep-97         96.30%         62.89%
                  11-Sep-97         95.75%         69.03%
                  12-Sep-97         97.62%         74.35%
                  13-Sep-97         97.08%         71.36%
                  14-Sep-97         94.59%         69.39%
                  15-Sep-97         95.20%         77.47%
                  16-Sep-97         100.69%        75.48%
                  17-Sep-97         100.13%        73.24%
                  18-Sep-97         101.19%        76.36%
                  19-Sep-97         105.13%        78.82%
                  20-Sep-97         105.98%        82.42%
                  21-Sep-97         106.06%        79.05%
                  22-Sep-97         107.85%        80.92%
                  23-Sep-97         107.09%        79.84%
                  24-Sep-97         105.47%        81.94%
                  25-Sep-97         103.53%        88.12%
                  26-Sep-97         104.57%        84.14%
                  27-Sep-97         103.36%        80.94%
                  28-Sep-97         104.49%        76.65%
                  29-Sep-97         106.03%        80.17%
                  30-Sep-97         104.72%        78.30%
                  01-Oct-97         106.48%        76.61%
                  02-Oct-97         108.01%        78.18%
                  03-Oct-97         112.29%        86.71%
                  04-Oct-97         112.79%        87.54%
                  05-Oct-97         113.33%        83.52%
                  06-Oct-97         113.73%        83.43%
                  07-Oct-97         116.02%        78.67%
                  08-Oct-97         113.98%        77.10%
                  09-Oct-97         111.45%        74.27%
                  10-Oct-97         107.60%        71.36%
                  11-Oct-97         107.74%        76.71%
                  12-Oct-97         106.71%        82.11%
                  13-Oct-97         106.37%        79.32%
                  14-Oct-97         106.84%        79.39%
                  15-Oct-97         105.87%        79.93%
                  16-Oct-97         103.70%        76.47%
                  17-Oct-97         101.89%        73.93%
                  18-Oct-97         100.77%        75.45%
                  19-Oct-97         102.24%        78.46%
                  20-Oct-97         105.56%        85.07%
                  21-Oct-97         109.14%        80.02%
                  22-Oct-97         108.33%        78.78%
                  23-Oct-97         106.30%        78.90%
                  24-Oct-97         104.03%        81.93%
                  25-Oct-97         103.55%        86.76%
                  26-Oct-97         102.13%        70.26%
                  27-Oct-97         85.11%         73.56%
                  28-Oct-97         94.58%         66.77%
                  29-Oct-97         94.01%         68.55%
                  30-Oct-97         91.32%         67.83%
                  31-Oct-97         95.26%         66.72%
                  01-Nov-97         96.06%         67.76%
                  02-Nov-97         95.47%         77.05%
                  03-Nov-97         103.12%        79.79%
                  04-Nov-97         103.50%        74.57%
                  05-Nov-97         103.94%        72.91%
                  06-Nov-97         102.57%        67.89%
                  07-Nov-97         99.19%         66.06%
                  08-Nov-97         99.28%         65.40%
                  09-Nov-97         99.74%         64.19%
                  10-Nov-97         99.23%         70.33%
                  11-Nov-97         99.80%         72.96%
                  12-Nov-97         95.95%         72.30%
                  13-Nov-97         96.69%         73.91%
                  14-Nov-97         99.63%         76.59%
                  15-Nov-97         99.38%         74.86%
                  16-Nov-97         100.26%        75.73%
                  17-Nov-97         105.04%        77.55%
                  18-Nov-97         103.31%        78.46%
                  19-Nov-97         104.69%        83.95%
                  20-Nov-97         109.25%        81.51%
                  21-Nov-97         113.98%        86.61%
                  22-Nov-97         114.05%        86.93%
                  24-Nov-97         109.31%        92.55%
                  25-Nov-97         110.22%        83.31%
                  26-Nov-97         110.40%        86.86%
                  27-Nov-97         109.54%        79.99%
                  28-Nov-97         109.90%        83.28%
                  29-Nov-97         110.58%        81.65%
                  30-Nov-97         112.82%        81.70%
                  01-Dec-97         115.04%        80.48%
                  02-Dec-97         114.36%        89.37%
                  03-Dec-97         115.48%        89.11%
                  04-Dec-97         114.66%        85.13%
                  05-Dec-97         117.12%        84.31%
                  06-Dec-97         118.02%        80.13%
                  07-Dec-97         120.85%        81.29%
                  08-Dec-97         119.78%        79.91%
                  09-Dec-97         118.31%        78.19%
                  10-Dec-97         116.97%        81.45%
                  11-Dec-97         112.46%        86.01%
                  12-Dec-97         111.79%        83.38%
                  13-Dec-97         109.55%        82.42%
                  14-Dec-97         109.38%        86.55%
                  15-Dec-97         109.98%        84.46%
                  16-Dec-97         110.99%        80.88%
                  17-Dec-97         110.45%        81.59%
                  18-Dec-97         108.62%        80.16%
                  19-Dec-97         107.13%        83.38%
                  20-Dec-97         106.00%        78.12%
                  21-Dec-97         105.97%        81.23%
                  22-Dec-97         107.40%        78.82%
                  23-Dec-97         104.23%        80.93%
                  24-Dec-97         102.84%        86.14%
                  31-Dec-97         103.65%        81.19%
                  02-Jan-98         112.38%        85.32%
                  03-Jan-98         111.64%        82.51%
                  04-Jan-98         111.81%        77.84%
                  05-Jan-98         112.09%        76.87%
                  06-Jan-98         109.82%        84.19%
                  07-Jan-98         109.26%        83.15%
                  08-Jan-98         107.46%        72.45%
                  09-Jan-98         100.94%        71.32%
                  11-Jan-98         100.96%        68.02%
                  12-Jan-98         101.56%        69.03%
                  13-Jan-98         104.33%        69.36%
                  14-Jan-98         105.58%        73.73%
                  15-Jan-98         102.55%        79.98%
                  16-Jan-98         104.55%        77.45%
                  17-Jan-98         104.70%        78.44%
                  18-Jan-98         105.91%        81.83%
                  19-Jan-98         106.87%        84.09%
                  20-Jan-98         110.55%        79.60%
                  21-Jan-98         108.88%        80.76%
                  22-Jan-98         106.74%        79.18%
                  23-Jan-98         105.55%        82.06%
                  24-Jan-98         104.86%        77.19%
                  25-Jan-98         104.47%        78.65%
                  26-Jan-98         103.44%        80.28%
                  27-Jan-98         106.00%        85.11%
                  28-Jan-98         107.80%        90.79%
                  29-Jan-98         110.35%        82.35%
                  30-Jan-98         108.38%        85.16%
                  31-Jan-98         108.39%        78.39%
                  01-Feb-98         107.34%        84.83%
                  02-Feb-98         109.19%        81.31%
                  03-Feb-98         110.17%        76.35%
                  04-Feb-98         110.36%        76.74%
                  05-Feb-98         108.58%        85.12%
                  06-Feb-98         110.57%        84.20%
                  07-Feb-98         110.41%        73.36%
                  08-Feb-98         110.85%        72.86%
                  09-Feb-98         109.93%        67.87%
                  10-Feb-98         111.65%        69.09%
                  11-Feb-98         111.86%        71.61%
                  12-Feb-98         112.63%        71.88%
                  13-Feb-98         111.40%        76.01%
                  14-Feb-98         110.53%        82.90%
                  15-Feb-98         110.23%        80.33%
                  16-Feb-98         111.65%        82.36%
                  17-Feb-98         112.20%        84.80%
                  18-Feb-98         114.14%        86.28%
                  19-Feb-98         113.35%        81.73%
                  20-Feb-98         114.25%        82.63%
                  21-Feb-98         113.21%        80.59%
                  22-Feb-98         112.40%        82.85%
                  23-Feb-98         112.62%        78.07%
                  24-Feb-98         111.07%        79.85%
                  25-Feb-98         113.60%        82.25%
                  26-Feb-98         116.75%        88.77%
                  27-Feb-98         115.30%        93.21%
                  28-Feb-98         116.07%        84.58%
                  01-Mar-98         116.30%        88.35%
                  02-Mar-98         115.83%        81.34%
                  03-Mar-98         116.72%        88.12%
                  04-Mar-98         115.76%        83.80%
                  05-Mar-98         113.14%        81.90%
                  06-Mar-98         118.97%        83.82%
                  07-Mar-98         118.51%        91.84%
                  08-Mar-98         118.50%        90.18%
                  09-Mar-98         114.95%        78.59%
                  10-Mar-98         117.38%        77.73%
                  11-Mar-98         118.25%        73.01%
                  12-Mar-98         118.33%        73.75%
                  13-Mar-98         116.80%        74.72%
                  14-Mar-98         117.25%        76.05%
                  15-Mar-98         115.70%        79.78%
                  16-Mar-98         117.81%        87.52%
                  17-Mar-98         118.04%        85.13%
                  18-Mar-98         119.07%        86.03%
                  19-Mar-98         119.64%        88.30%
                  20-Mar-98         122.02%        90.19%
                  21-Mar-98         121.75%        85.33%
                  22-Mar-98         121.63%        86.43%
                  23-Mar-98         118.69%        83.43%
                  24-Mar-98         120.70%        86.40%
                  25-Mar-98         119.96%        81.99%
                  26-Mar-98         118.76%        83.05%
                  27-Mar-98         117.39%        84.35%
                  28-Mar-98         117.73%        89.46%
                  29-Mar-98         118.12%        95.29%
                  30-Mar-98         118.40%        87.79%
                  31-Mar-98         120.04%        91.44%
                  01-Apr-98         121.32%        84.41%
                  02-Apr-98         123.18%        90.90%
                  03-Apr-98         122.21%        85.33%
                  04-Apr-98         122.07%        83.38%
                  05-Apr-98         121.84%        83.87%
                  06-Apr-98         121.43%        92.16%
                  07-Apr-98         119.10%        89.96%
                  08-Apr-98         117.54%        80.09%
                  09-Apr-98         119.06%        78.35%
                  10-Apr-98         119.70%        73.88%
                  11-Apr-98         118.99%        74.45%
                  12-Apr-98         118.11%        75.56%
                  13-Apr-98         117.92%        77.47%
                  14-Apr-98         119.11%        81.31%
                  15-Apr-98         119.81%        87.17%
                  16-Apr-98         118.95%        87.33%
                  17-Apr-98         122.16%        87.82%
                  18-Apr-98         122.36%        88.95%
                  19-Apr-98         122.19%        90.48%
                  20-Apr-98         120.98%        85.19%
                  21-Apr-98         121.57%        87.57%
                  22-Apr-98         122.33%        83.02%
                  23-Apr-98         118.29%        83.24%
                  24-Apr-98         116.32%        79.32%
                  25-Apr-98         116.11%        81.78%
                  26-Apr-98         115.73%        79.68%
                  27-Apr-98         111.10%        83.76%
                  28-Apr-98         110.82%        90.97%
                  29-Apr-98         112.67%        84.52%
                  30-Apr-98         116.18%        88.70%
                  01-May-98         117.73%        79.77%
                  02-May-98         115.38%        84.16%
                  03-May-98         115.35%        80.09%
                  04-May-98         115.73%        77.45%
                  05-May-98         114.47%        76.69%
                  06-May-98         112.44%        85.06%
                  07-May-98         109.01%        84.96%
                  08-May-98         111.65%        74.15%
                  09-May-98         111.33%        72.41%
                  11-May-98         110.57%        69.43%
                  12-May-98         112.31%        71.74%
                  13-May-98         112.89%        72.51%
                  14-May-98         111.73%        73.73%
                  15-May-98         109.91%        80.90%
                  16-May-98         110.36%        78.16%
                  17-May-98         113.39%        80.35%
                  18-May-98         112.99%        81.99%
                  19-May-98         113.70%        84.93%
                  20-May-98         115.54%        79.75%
                  21-May-98         112.86%        79.37%
                  22-May-98         110.08%        75.09%
                  23-May-98         110.07%        78.47%
                  24-May-98         110.08%        74.44%
                  25-May-98         112.06%        76.07%
                  26-May-98         108.92%        77.28%
                  27-May-98         108.58%        82.76%
                  28-May-98         109.61%        87.26%
                  29-May-98         108.34%        78.33%
                  30-May-98         104.50%        77.65%
                  31-May-98         104.47%        69.45%
                  01-Jun-98         104.88%        76.01%
                  02-Jun-98         105.30%        70.43%
                  03-Jun-98         103.33%        70.52%
                  04-Jun-98         104.41%        73.19%
                  05-Jun-98         107.98%        82.92%
                  06-Jun-98         108.93%        82.84%
                  07-Jun-98         109.23%        72.54%
                  08-Jun-98         111.33%        72.81%
                  09-Jun-98         111.84%        67.15%
                  10-Jun-98         110.68%        65.69%
                  11-Jun-98         106.18%        67.25%
                  12-Jun-98         104.99%        66.68%
                  13-Jun-98         104.83%        69.63%
                  14-Jun-98         104.58%        73.25%
                  15-Jun-98         99.51%         71.06%
                  16-Jun-98         101.47%        74.16%
                  17-Jun-98         105.08%        74.94%
                  18-Jun-98         102.92%        73.86%
                  19-Jun-98         101.96%        69.68%
                  20-Jun-98         102.33%        71.60%
                  21-Jun-98         99.73%         67.32%
                  22-Jun-98         100.69%        73.32%
                  23-Jun-98         103.65%        71.31%
                  24-Jun-98         106.09%        73.30%
                  25-Jun-98         107.54%        77.02%
                  26-Jun-98         108.91%        82.19%
                  27-Jun-98         108.03%        87.03%
                  28-Jun-98         108.36%        79.14%
                  29-Jun-98         108.99%        80.63%
                  30-Jun-98         108.14%        73.97%
                  01-Jul-98         110.84%        80.17%
                  02-Jul-98         109.55%        73.97%
                  04-Jul-98         109.48%        74.38%
                  05-Jul-98         106.94%        83.68%
                  06-Jul-98         108.01%        81.69%
                  07-Jul-98         107.53%        72.58%
                  08-Jul-98         109.64%        70.62%
                  09-Jul-98         107.93%        66.67%
                  10-Jul-98         109.87%        65.69%
                  11-Jul-98         107.59%        67.25%
                  12-Jul-98         107.55%        67.20%
                  13-Jul-98         108.11%        70.60%
                  14-Jul-98         110.32%        74.44%
                  15-Jul-98         109.83%        73.05%
                  16-Jul-98         110.40%        75.35%
                  17-Jul-98         112.50%        77.41%
                  18-Jul-98         115.39%        80.26%
                  19-Jul-98         114.39%        75.07%
                  20-Jul-98         113.88%        76.72%
                  21-Jul-98         110.45%        74.43%
                  22-Jul-98         110.27%        75.11%
                  23-Jul-98         104.76%        70.42%
                  24-Jul-98         103.31%        71.61%
                  25-Jul-98         103.13%        72.91%
                  26-Jul-98         101.83%        77.30%
                  27-Jul-98         103.80%        80.85%
                  28-Jul-98         100.78%        71.50%
                  29-Jul-98         99.88%         76.45%
                  30-Jul-98         103.35%        65.06%
                  31-Jul-98         100.25%        71.92%
                  01-Aug-98         100.55%        66.92%
                  02-Aug-98         100.57%        65.44%
                  03-Aug-98         99.03%         60.51%
                  04-Aug-98         91.81%         70.86%
                  05-Aug-98         93.48%         71.27%
                  06-Aug-98         94.57%         60.87%
                  07-Aug-98         94.41%         59.95%
                  08-Aug-98         94.65%         55.93%
                  09-Aug-98         95.43%         54.14%
                  10-Aug-98         95.12%         55.88%
                  11-Aug-98         92.57%         57.83%
                  12-Aug-98         95.32%         57.86%
                  13-Aug-98         92.04%         58.80%
                  14-Aug-98         90.26%         56.70%
                  15-Aug-98         89.79%         58.80%
                  16-Aug-98         90.10%         62.71%
                  17-Aug-98         93.79%         65.66%
                  18-Aug-98         96.92%         61.53%
                  19-Aug-98         96.36%         64.65%
                  20-Aug-98         95.59%         61.49%
                  21-Aug-98         93.23%         64.97%
                  22-Aug-98         94.06%         61.90%
                  23-Aug-98         93.95%         65.16%
                  24-Aug-98         94.28%         66.48%
                  25-Aug-98         95.12%         69.54%
                  26-Aug-98         93.57%         68.40%
                  27-Aug-98         86.49%         58.45%
                  28-Aug-98         83.42%         60.37%
                  29-Aug-98         83.12%         52.40%
                  30-Aug-98         82.80%         47.77%
                  31-Aug-98         69.78%         47.98%
                  01-Sep-98         76.33%         47.15%
                  02-Sep-98         75.67%         46.70%
                  03-Sep-98         74.21%         53.60%
                  04-Sep-98         71.11%         51.55%
                  05-Sep-98         70.81%         42.47%
                  06-Sep-98         70.77%         41.72%
                  07-Sep-98         70.06%         43.99%
                  08-Sep-98         78.71%         40.34%
                  09-Sep-98         75.70%         39.66%
                  10-Sep-98         70.79%         43.07%
                  11-Sep-98         75.03%         43.65%
                  12-Sep-98         74.35%         46.63%
                  13-Sep-98         72.90%         46.04%
                  14-Sep-98         76.52%         49.47%
                  15-Sep-98         77.88%         51.19%
                  16-Sep-98         79.22%         48.06%
                  17-Sep-98         74.83%         45.08%
                  18-Sep-98         74.61%         48.34%
                  19-Sep-98         73.85%         46.12%
                  20-Sep-98         74.97%         50.85%
                  21-Sep-98         76.01%         48.54%
                  22-Sep-98         76.99%         55.67%
                  23-Sep-98         83.26%         53.75%
                  24-Sep-98         79.22%         58.00%
                  25-Sep-98         79.69%         62.91%
                  26-Sep-98         79.81%         55.28%
                  27-Sep-98         78.32%         56.74%
                  28-Sep-98         79.44%         49.59%
                  29-Sep-98         79.50%         49.08%
                  30-Sep-98         74.02%         42.07%
                  01-Oct-98         69.56%         44.56%
                  02-Oct-98         72.17%         45.10%
                  03-Oct-98         72.43%         53.35%
                  04-Oct-98         72.08%         50.36%
                  05-Oct-98         69.71%         41.09%
                  06-Oct-98         69.03%         38.54%
                  07-Oct-98         66.64%         33.49%
                  08-Oct-98         65.89%         36.26%
                  09-Oct-98         70.45%         39.12%
                  10-Oct-98         69.88%         38.58%
                  11-Oct-98         68.82%         40.66%
                  12-Oct-98         70.69%         43.38%
                  13-Oct-98         70.20%         42.65%
                  14-Oct-98         72.03%         50.51%
                  15-Oct-98         79.66%         52.75%
                  16-Oct-98         80.04%         52.31%
                  17-Oct-98         79.83%         48.78%
                  18-Oct-98         78.86%         52.50%
                  19-Oct-98         80.84%         51.81%
                  20-Oct-98         81.11%         56.06%
                  21-Oct-98         82.13%         53.70%
                  22-Oct-98         84.34%         55.47%
                  23-Oct-98         82.53%         56.39%
                  24-Oct-98         83.82%         61.50%
                  25-Oct-98         85.65%         68.22%
                  26-Oct-98         84.98%         58.49%
                  27-Oct-98         83.77%         61.05%
                  28-Oct-98         84.25%         55.68%
                  29-Oct-98         86.19%         56.32%
                  30-Oct-98         88.94%         49.37%
                  31-Oct-98         88.06%         50.69%
                  01-Nov-98         86.30%         50.08%
                  02-Nov-98         88.22%         58.20%
                  03-Nov-98         88.10%         55.40%
                  04-Nov-98         89.42%         45.76%
                  05-Nov-98         92.68%         43.60%
                  06-Nov-98         94.61%         38.82%
                  07-Nov-98         92.83%         39.59%
                  08-Nov-98         92.33%         41.98%
                  09-Nov-98         90.68%         41.98%
                  10-Nov-98         90.35%         44.96%
                  11-Nov-98         89.12%         48.11%
                  12-Nov-98         88.70%         47.44%
                  13-Nov-98         91.03%         56.34%
                  14-Nov-98         89.53%         57.13%
                  15-Nov-98         88.46%         56.79%
                  16-Nov-98         89.29%         52.65%
                  17-Nov-98         89.86%         57.28%
                  18-Nov-98         90.72%         55.77%
                  19-Nov-98         93.12%         60.95%
                  20-Nov-98         93.85%         57.67%
                  21-Nov-98         94.44%         59.34%
                  23-Nov-98         98.04%         64.44%
                  24-Nov-98         97.17%         69.70%
                  25-Nov-98         97.82%         60.64%
                  26-Nov-98         97.38%         62.90%
                  27-Nov-98         96.60%         56.22%
                  28-Nov-98         96.22%         57.47%
                  29-Nov-98         96.95%         50.56%
                  30-Nov-98         91.71%         52.18%
                  01-Dec-98         93.63%         52.90%
                  02-Dec-98         92.96%         59.30%
                  03-Dec-98         87.42%         56.92%
                  04-Dec-98         90.51%         44.71%
                  05-Dec-98         89.74%         41.22%
                  06-Dec-98         90.98%         37.71%
                  07-Dec-98         92.35%         38.57%
                  08-Dec-98         91.32%         42.78%
                  09-Dec-98         91.66%         40.82%
                  10-Dec-98         88.05%         44.36%
                  11-Dec-98         88.51%         48.06%
                  12-Dec-98         87.63%         45.69%
                  13-Dec-98         89.08%         51.70%
                  14-Dec-98         85.16%         56.46%
                  15-Dec-98         88.67%         55.53%
                  16-Dec-98         88.52%         53.84%
                  17-Dec-98         94.46%         61.18%
                  18-Dec-98         94.14%         57.34%
                  19-Dec-98         96.06%         61.82%
                  20-Dec-98         94.60%         60.09%
                  21-Dec-98         96.56%         61.05%
                  22-Dec-98         96.67%         62.33%
                  23-Dec-98         100.75%        66.95%
                  24-Dec-98         100.38%        71.76%
                  25-Dec-98         99.62%         62.01%
                  01-Jan-99         97.55%         56.92%
                  02-Jan-99         97.37%         58.33%
                  03-Jan-99         98.52%         54.65%
                  04-Jan-99         99.14%         56.93%
                  05-Jan-99         101.84%        57.67%
                  06-Jan-99         106.31%        64.29%
                  07-Jan-99         105.31%        63.07%
                  08-Jan-99         109.22%        53.36%
                  09-Jan-99         113.05%        52.78%
                  10-Jan-99         111.57%        47.09%
                  11-Jan-99         110.01%        48.41%
                  12-Jan-99         105.96%        52.10%
                  13-Jan-99         105.11%        49.66%
                  14-Jan-99         102.09%        55.72%
                  15-Jan-99         104.34%        57.43%
                  16-Jan-99         105.03%        56.07%
                  17-Jan-99         104.40%        60.91%
                  18-Jan-99         103.20%        64.91%
                  19-Jan-99         104.63%        63.93%
                  20-Jan-99         105.39%        61.67%
                  21-Jan-99         101.36%        64.23%
                  22-Jan-99         99.94%         61.73%
                  23-Jan-99         97.62%         63.02%
                  24-Jan-99         98.56%         62.35%
                  25-Jan-99         98.51%         64.72%
                  26-Jan-99         101.46%        61.75%
                  27-Jan-99         99.99%         69.44%
                  28-Jan-99         102.71%        75.49%
                  29-Jan-99         103.07%        64.64%
                  30-Jan-99         101.19%        65.15%
                  31-Jan-99         100.43%        58.29%
                  01-Feb-99         100.20%        59.17%
                  02-Feb-99         98.47%         55.55%
                  03-Feb-99         100.06%        52.94%
                  04-Feb-99         94.64%         48.31%
                  05-Feb-99         91.76%         53.70%
                  06-Feb-99         90.70%         51.70%
                  07-Feb-99         88.91%         43.18%
                  08-Feb-99         89.49%         39.69%
                  09-Feb-99         85.28%         36.40%
                  10-Feb-99         86.41%         43.37%
                  11-Feb-99         89.59%         44.87%
                  12-Feb-99         86.24%         44.98%
                  13-Feb-99         87.64%         47.31%
                  14-Feb-99         88.87%         48.93%
                  15-Feb-99         89.84%         48.96%
                  16-Feb-99         91.65%         51.50%
                  17-Feb-99         88.90%         55.80%
                  18-Feb-99         90.94%         54.57%
                  19-Feb-99         93.43%         55.32%
                  20-Feb-99         91.20%         58.57%
                  21-Feb-99         88.08%         60.04%
                  22-Feb-99         93.02%         61.21%
                  23-Feb-99         92.87%         57.38%
                  24-Feb-99         90.18%         56.50%
                  25-Feb-99         91.41%         54.46%
                  26-Feb-99         91.32%         59.86%
                  27-Feb-99         92.06%         65.05%
                  28-Feb-99         93.36%         56.99%
                  01-Mar-99         91.84%         56.66%
                  02-Mar-99         90.19%         51.70%
                  03-Mar-99         90.53%         55.40%
                  04-Mar-99         91.55%         52.58%
                  05-Mar-99         94.49%         51.59%
                  06-Mar-99         95.62%         50.03%
                  07-Mar-99         95.13%         57.06%
                  08-Mar-99         102.48%        60.12%
                  09-Mar-99         102.03%        52.70%
                  10-Mar-99         103.13%        51.09%
                  11-Mar-99         102.76%        46.11%
                  12-Mar-99         103.20%        51.85%
                  13-Mar-99         102.74%        56.69%
                  14-Mar-99         102.01%        56.07%
                  15-Mar-99         103.80%        57.36%
                  16-Mar-99         103.66%        58.12%
                  17-Mar-99         102.33%        57.40%
                  18-Mar-99         101.72%        57.52%
                  19-Mar-99         99.37%         62.22%
                  20-Mar-99         99.90%         61.11%
                  21-Mar-99         100.14%        60.10%
                  22-Mar-99         99.35%         60.73%
                  23-Mar-99         93.99%         61.52%
                  24-Mar-99         94.98%         65.44%
                  25-Mar-99         98.45%         62.93%
                  26-Mar-99         96.46%         62.36%
                  27-Mar-99         97.69%         60.00%
                  28-Mar-99         97.68%         66.94%
                  29-Mar-99         102.97%        72.61%
                  30-Mar-99         101.51%        61.76%
                  31-Mar-99         99.28%         63.72%
                  01-Apr-99         97.90%         56.65%
                  02-Apr-99         97.44%         58.39%
                  03-Apr-99         97.25%         53.50%
                  04-Apr-99         97.26%         56.64%
                  05-Apr-99         101.43%        53.83%
                  06-Apr-99         100.94%        61.61%
                  07-Apr-99         102.31%        62.26%
                  08-Apr-99         108.61%        57.03%
                  09-Apr-99         109.96%        54.62%
                  10-Apr-99         112.84%        53.22%
                  11-Apr-99         113.62%        60.26%
                  12-Apr-99         113.38%        63.39%
                  13-Apr-99         112.00%        59.41%
                  14-Apr-99         108.64%        60.32%
                  15-Apr-99         105.89%        60.29%
                  16-Apr-99         104.50%        56.85%
                  17-Apr-99         105.58%        62.33%
                  18-Apr-99         104.94%        62.97%
                  19-Apr-99         99.90%         63.07%
                  20-Apr-99         102.49%        65.62%
                  21-Apr-99         107.13%        69.63%
                  22-Apr-99         109.73%        69.77%
                  23-Apr-99         108.24%        72.97%
                  24-Apr-99         108.69%        70.54%
                  25-Apr-99         107.83%        70.00%
                  26-Apr-99         108.13%        66.41%
                  27-Apr-99         108.55%        70.70%
                  28-Apr-99         106.73%        75.83%
                  29-Apr-99         105.28%        65.43%
                  30-Apr-99         104.10%        66.55%
                  01-May-99         103.98%        61.16%
                  02-May-99         107.53%        68.24%
                  03-May-99         111.12%        61.03%
                  04-May-99         107.60%        62.86%
                  05-May-99         109.98%        58.60%
                  06-May-99         107.87%        67.29%
                  07-May-99         110.73%        66.57%
                  08-May-99         108.60%        56.54%
                  09-May-99         108.38%        53.03%
                  10-May-99         105.54%        49.88%
                  11-May-99         107.89%        56.01%
                  12-May-99         109.17%        61.74%
                  13-May-99         106.73%        54.82%
                  14-May-99         100.99%        55.42%
                  15-May-99         101.05%        57.18%
                  16-May-99         101.22%        54.68%
                  17-May-99         100.25%        57.70%
                  18-May-99         99.33%         63.43%
                  19-May-99         100.96%        61.30%
                  20-May-99         98.89%         58.48%
                  21-May-99         97.74%         59.85%
                  22-May-99         96.09%         59.59%
                  23-May-99         96.79%         61.27%
                  24-May-99         92.58%         55.62%
                  25-May-99         89.30%         57.70%
                  26-May-99         92.30%         51.63%
                  27-May-99         88.86%         59.14%
                  28-May-99         93.66%         66.28%
                  29-May-99         94.91%         58.42%
                  30-May-99         93.81%         58.65%
                  31-May-99         94.56%         53.34%
                  01-Jun-99         93.43%         55.44%
                  02-Jun-99         93.51%         51.30%
                  03-Jun-99         94.64%         54.76%
                  04-Jun-99         97.42%         51.31%
                  05-Jun-99         95.71%         57.88%
                  06-Jun-99         97.28%         57.95%
                  07-Jun-99         98.20%         47.44%
                  08-Jun-99         95.65%         44.89%
                  09-Jun-99         95.84%         40.20%
                  10-Jun-99         93.83%         44.35%
                  11-Jun-99         92.80%         49.50%
                  12-Jun-99         93.36%         48.46%
                  13-Jun-99         93.68%         50.17%
                  14-Jun-99         94.34%         53.06%
                  15-Jun-99         95.41%         53.49%
                  16-Jun-99         99.81%         59.11%
                  17-Jun-99         101.44%        64.14%
                  18-Jun-99         102.83%        63.33%
                  19-Jun-99         102.86%        62.41%
                  20-Jun-99         102.82%        64.40%
                  21-Jun-99         102.30%        62.83%
                  22-Jun-99         100.33%        66.45%
                  23-Jun-99         99.91%         61.79%
                  24-Jun-99         96.72%         61.04%
                  25-Jun-99         96.76%         57.56%
                  26-Jun-99         97.97%         63.89%
                  27-Jun-99         96.74%         70.70%
                  28-Jun-99         98.52%         63.46%
                  29-Jun-99         101.52%        66.33%
                  30-Jun-99         104.69%        60.17%
                  01-Jul-99         104.32%        61.18%
                  02-Jul-99         106.53%        57.37%
                  03-Jul-99         106.90%        60.62%
                  04-Jul-99         106.90%        58.10%
                  05-Jul-99         111.61%        69.54%
                  06-Jul-99         111.14%        68.42%
                  07-Jul-99         112.32%        57.80%
                  08-Jul-99         113.69%        56.15%
                  09-Jul-99         114.32%        50.58%
                  10-Jul-99         113.90%        54.53%
                  11-Jul-99         117.34%        62.21%
                  12-Jul-99         116.52%        60.53%
                  13-Jul-99         115.66%        62.13%
                  14-Jul-99         116.37%        64.78%
                  15-Jul-99         123.82%        69.28%
                  16-Jul-99         125.79%        75.90%
                  17-Jul-99         123.76%        79.78%
                  18-Jul-99         120.46%        75.35%
                  19-Jul-99         120.38%        71.98%
                  20-Jul-99         115.60%        73.64%
                  21-Jul-99         115.94%        72.55%
                  22-Jul-99         114.74%        77.56%
                  23-Jul-99         116.46%        76.52%
                  24-Jul-99         116.54%        76.31%
                  25-Jul-99         114.99%        70.14%
                  26-Jul-99         111.95%        76.59%
                  27-Jul-99         114.32%        83.27%
                  28-Jul-99         114.72%        70.59%
                  29-Jul-99         112.55%        70.85%
                  30-Jul-99         109.16%        62.53%
                  31-Jul-99         107.63%        62.50%
                  01-Aug-99         104.41%        55.79%
                  02-Aug-99         100.46%        55.29%
                  03-Aug-99         99.58%         51.03%
                  04-Aug-99         97.03%         59.84%
                  05-Aug-99         98.98%         56.95%
                  06-Aug-99         96.31%         46.79%
                  07-Aug-99         95.78%         43.05%
                  08-Aug-99         96.24%         38.48%
                  09-Aug-99         96.01%         40.77%
                  10-Aug-99         93.54%         48.13%
                  11-Aug-99         96.64%         46.85%
                  12-Aug-99         94.99%         50.21%
                  13-Aug-99         101.10%        52.69%
                  14-Aug-99         100.54%        51.96%
                  15-Aug-99         100.47%        58.20%
                  16-Aug-99         100.05%        63.32%
                  17-Aug-99         102.07%        61.46%
                  18-Aug-99         100.36%        59.49%
                  19-Aug-99         98.56%         61.96%
                  20-Aug-99         100.79%        63.17%
                  21-Aug-99         100.97%        67.28%
                  22-Aug-99         99.29%         68.98%
                  23-Aug-99         103.92%        69.16%
                  24-Aug-99         104.41%        66.37%
                  25-Aug-99         107.16%        68.72%
                  26-Aug-99         105.16%        73.89%
                  27-Aug-99         102.32%        64.07%
                  28-Aug-99         102.81%        65.45%
                  29-Aug-99         105.09%        56.87%
                  30-Aug-99         103.07%        58.74%
                  31-Aug-99         102.52%        55.68%
                  01-Sep-99         104.15%        57.28%
                  02-Sep-99         102.32%        59.00%
                  03-Sep-99         107.30%        66.64%
                  04-Sep-99         107.02%        64.47%
                  05-Sep-99         108.99%        55.63%
                  06-Sep-99         107.00%        49.97%
                  07-Sep-99         105.96%        44.47%
                  08-Sep-99         105.00%        48.66%
                  09-Sep-99         103.03%        53.04%
                  10-Sep-99         103.62%        52.13%
                  11-Sep-99         102.56%        52.42%
                  12-Sep-99         101.39%        52.10%
                  13-Sep-99         97.51%         49.00%
                  14-Sep-99         96.36%         52.84%
                  15-Sep-99         93.67%         57.00%
                  16-Sep-99         92.77%         57.59%
                  17-Sep-99         95.54%         56.91%
                  18-Sep-99         95.96%         58.50%
                  19-Sep-99         95.52%         59.17%
                  20-Sep-99         94.39%         58.95%
                  21-Sep-99         90.33%         59.52%
                  22-Sep-99         90.75%         55.11%
                  23-Sep-99         86.52%         50.45%
                  24-Sep-99         86.31%         54.82%
                  25-Sep-99         86.25%         60.30%
                  26-Sep-99         86.24%         52.49%
                  27-Sep-99         87.02%         53.22%
                  28-Sep-99         86.86%         44.80%
                  29-Sep-99         84.84%         47.62%
                  30-Sep-99         86.63%         43.71%
                  01-Oct-99         86.16%         46.41%
                  02-Oct-99         84.84%         44.13%
                  03-Oct-99         85.17%         53.39%
                  04-Oct-99         85.98%         51.06%
                  05-Oct-99         85.52%         45.44%
                  06-Oct-99         88.95%         40.07%
                  07-Oct-99         87.33%         37.29%
                  08-Oct-99         90.69%         40.91%
                  09-Oct-99         91.75%         44.70%
                  10-Oct-99         92.34%         44.17%
                  11-Oct-99         90.56%         41.77%
                  12-Oct-99         87.40%         40.18%
                  13-Oct-99         83.48%         39.66%
                  14-Oct-99         82.42%         40.77%
                  15-Oct-99         77.55%         44.72%
                  16-Oct-99         77.09%         43.87%
                  17-Oct-99         76.44%         43.28%
                  18-Oct-99         76.43%         44.47%
                  19-Oct-99         77.45%         48.39%
                  20-Oct-99         81.40%         51.33%
                  21-Oct-99         80.83%         53.74%
                  22-Oct-99         84.22%         53.44%
                  23-Oct-99         84.04%         48.92%
                  24-Oct-99         85.34%         53.18%
                  25-Oct-99         84.56%         57.58%
                  26-Oct-99         82.89%         50.88%
                  27-Oct-99         85.00%         56.80%
                  28-Oct-99         92.53%         49.29%
                  29-Oct-99         94.29%         51.34%
                  30-Oct-99         94.45%         47.67%
                  31-Oct-99         93.25%         49.94%
                  01-Nov-99         92.41%         48.88%
                  02-Nov-99         91.50%         56.60%
                  03-Nov-99         92.52%         57.22%
                  04-Nov-99         92.81%         48.98%
                  05-Nov-99         91.87%         42.86%
                  06-Nov-99         89.10%         36.73%
                  07-Nov-99         88.31%         39.92%
                  08-Nov-99         88.42%         41.23%
                  09-Nov-99         86.81%         41.44%
                  10-Nov-99         87.93%         42.64%
                  11-Nov-99         88.76%         40.86%
                  12-Nov-99         91.36%         40.75%
                  13-Nov-99         90.95%         42.13%
                  14-Nov-99         89.71%         45.05%
                  15-Nov-99         89.04%         44.23%
                  16-Nov-99         92.52%         44.13%
                  17-Nov-99         91.25%         46.06%
                  18-Nov-99         93.34%         50.14%
                  19-Nov-99         91.60%         52.13%
                  20-Nov-99         91.14%         54.01%
                  21-Nov-99         91.45%         53.44%
                  22-Nov-99         89.78%         48.92%
                  23-Nov-99         87.60%         53.18%
                  24-Nov-99         89.26%         57.58%
                  25-Nov-99         87.19%         50.88%
                  26-Nov-99         87.39%         56.80%
                  27-Nov-99         87.63%         47.88%
                  29-Nov-99         85.97%         43.62%
                  30-Nov-99         83.47%         47.57%
                  01-Dec-99         84.63%         48.28%
                  02-Dec-99         86.24%         56.60%
                  03-Dec-99         91.55%         57.22%
                  04-Dec-99         92.36%         48.45%
                  05-Dec-99         92.55%         42.40%
                  06-Dec-99         92.45%         37.69%
                  07-Dec-99         90.53%         40.31%
                  08-Dec-99         89.82%         43.74%
                  09-Dec-99         87.81%         42.19%
                  10-Dec-99         89.56%         43.02%
                  11-Dec-99         91.30%         41.24%
                  12-Dec-99         94.30%         42.60%
                  13-Dec-99         94.23%         43.26%
                  14-Dec-99         92.57%         48.25%
                  15-Dec-99         93.97%         45.77%
                  16-Dec-99         96.78%         48.23%
                  17-Dec-99         95.73%         47.86%
                  18-Dec-99         94.25%         51.10%
                  19-Dec-99         90.55%         51.05%
                  20-Dec-99         89.36%         54.21%
                  21-Dec-99         91.41%         53.79%
                  22-Dec-99         91.77%         54.20%
                  23-Dec-99         95.25%         57.71%
                  24-Dec-99         94.18%         61.42%
                  02-Jan-00         97.87%         55.41%
                  03-Jan-00         94.54%         55.07%
                  04-Jan-00         87.08%         46.25%
                  05-Jan-00         87.44%         49.66%
                  06-Jan-00         87.71%         49.46%
                  07-Jan-00         91.37%         58.09%
                  08-Jan-00         92.60%         58.03%
                  09-Jan-00         90.96%         47.44%
                  10-Jan-00         91.92%         42.89%
                  11-Jan-00         89.41%         36.93%
                  12-Jan-00         88.58%         39.46%
                  13-Jan-00         90.87%         44.08%
                  14-Jan-00         90.56%         43.28%
                  15-Jan-00         90.97%         44.01%
                  16-Jan-00         90.34%         40.58%
                  17-Jan-00         88.77%         40.74%
                  18-Jan-00         87.48%         41.61%
                  19-Jan-00         87.57%         45.63%
                  20-Jan-00         86.12%         41.74%
                  21-Jan-00         84.15%         43.53%
                  22-Jan-00         83.33%         43.17%
                  23-Jan-00         85.37%         46.30%
                  24-Jan-00         81.89%         44.92%
                  25-Jan-00         83.00%         47.87%
                  26-Jan-00         82.23%         46.63%
                  27-Jan-00         82.81%         45.37%
                  28-Jan-00         77.79%         44.51%
                  29-Jan-00         76.07%         47.30%
                  30-Jan-00         73.45%         40.58%
                  31-Jan-00         77.38%         48.95%
                  01-Feb-00         79.26%         43.82%
                  02-Feb-00         79.24%         43.78%
                  03-Feb-00         81.13%         42.13%
                  04-Feb-00         80.47%         45.12%
                  05-Feb-00         83.02%         45.97%
                  06-Feb-00         82.58%         51.28%
                  07-Feb-00         80.38%         49.30%
                  08-Feb-00         82.60%         41.42%
                  09-Feb-00         78.80%         33.80%
                  10-Feb-00         80.39%         30.89%
                  11-Feb-00         75.68%         30.61%
                  12-Feb-00         72.79%         32.18%
                  13-Feb-00         70.87%         30.17%
                  14-Feb-00         71.92%         31.08%
                  15-Feb-00         73.42%         29.01%
                  16-Feb-00         71.64%         28.87%
                  17-Feb-00         71.71%         30.54%
                  18-Feb-00         64.90%         29.43%
                  19-Feb-00         65.67%         27.27%
                  20-Feb-00         67.67%         31.58%
                  21-Feb-00         67.89%         31.96%
                  22-Feb-00         68.65%         34.00%
                  23-Feb-00         69.71%         35.89%
                  24-Feb-00         67.03%         36.03%
                  25-Feb-00         64.19%         33.57%
                  26-Feb-00         65.49%         32.91%
                  27-Feb-00         67.70%         36.87%
                  28-Feb-00         70.46%         42.92%
                  29-Feb-00         72.79%         40.08%
                  01-Mar-00         74.40%         46.62%
                  02-Mar-00         73.74%         39.70%
                  03-Mar-00         78.16%         42.98%
                  04-Mar-00         75.71%         38.18%
                  05-Mar-00         76.46%         42.12%
                  06-Mar-00         72.84%         38.41%
                  07-Mar-00         68.41%         40.32%
                  08-Mar-00         69.78%         41.11%
                  09-Mar-00         72.27%         33.99%
                  10-Mar-00         71.95%         29.06%
                  11-Mar-00         73.46%         26.25%
                  12-Mar-00         76.69%         31.30%
                  13-Mar-00         74.44%         33.35%
                  14-Mar-00         71.36%         30.52%
                  15-Mar-00         75.52%         33.61%
                  16-Mar-00         83.29%         35.78%
                  17-Mar-00         85.46%         37.79%
                  18-Mar-00         86.37%         40.23%
                  19-Mar-00         87.12%         40.79%
                  20-Mar-00         85.77%         37.60%
                  21-Mar-00         90.52%         40.71%
                  22-Mar-00         91.38%         40.94%
                  23-Mar-00         93.12%         41.99%
                  24-Mar-00         93.58%         44.31%
                  25-Mar-00         93.23%         45.65%
                  26-Mar-00         97.38%         46.15%
                  27-Mar-00         96.91%         44.36%
                  28-Mar-00         94.83%         46.86%
                  29-Mar-00         94.93%         52.62%
                  30-Mar-00         96.52%         52.67%
                  31-Mar-00         97.28%         59.34%
                  01-Apr-00         99.78%         54.39%
                  02-Apr-00         99.73%         57.19%
                  03-Apr-00         98.70%         52.41%
                  04-Apr-00         97.22%         56.17%
                  05-Apr-00         96.25%         53.20%
                  06-Apr-00         96.99%         54.52%
                  07-Apr-00         97.93%         54.65%
                  08-Apr-00         99.36%         49.27%
                  09-Apr-00         99.96%         43.75%
                  10-Apr-00         103.95%        43.08%
                  11-Apr-00         103.43%        46.33%
                  12-Apr-00         98.90%         49.26%
                  13-Apr-00         93.69%         44.96%
                  14-Apr-00         79.74%         36.59%
                  15-Apr-00         77.67%         31.93%
                  16-Apr-00         78.08%         32.71%
                  17-Apr-00         82.87%         37.78%
                  18-Apr-00         88.12%         41.49%
                  19-Apr-00         86.27%         37.94%
                  20-Apr-00         88.66%         39.43%
                  21-Apr-00         85.20%         36.71%
                  22-Apr-00         85.43%         36.74%
                  23-Apr-00         86.02%         39.06%
                  24-Apr-00         86.82%         41.15%
                  25-Apr-00         93.04%         43.16%
                  26-Apr-00         90.89%         40.25%
                  27-Apr-00         89.52%         43.14%
                  28-Apr-00         82.91%         43.83%
                  29-Apr-00         81.25%         42.63%
                  30-Apr-00         81.89%         47.85%
                  01-May-00         80.60%         44.73%
                  02-May-00         77.90%         45.29%
                  03-May-00         74.07%         37.45%
                  04-May-00         69.78%         41.28%
                  05-May-00         73.07%         41.36%
                  06-May-00         75.65%         41.34%
                  07-May-00         74.66%         40.15%
                  08-May-00         72.67%         34.58%
                  09-May-00         71.21%         28.63%
                  10-May-00         67.69%         26.51%
                  11-May-00         68.06%         31.81%
                  12-May-00         70.56%         38.46%
                  13-May-00         69.96%         36.79%
                  14-May-00         68.78%         36.28%
                  15-May-00         75.04%         31.93%
                  16-May-00         76.68%         32.71%
                  17-May-00         74.49%         35.72%
                  18-May-00         72.48%         34.84%
                  19-May-00         67.16%         30.10%
                  20-May-00         67.62%         30.90%
                  21-May-00         68.36%         28.35%
                  22-May-00         65.37%         27.86%
                  23-May-00         62.20%         27.72%
                  24-May-00         65.17%         32.21%
                  25-May-00         63.10%         28.58%
                  26-May-00         62.18%         27.00%
                  27-May-00         62.65%         29.28%
                  28-May-00         63.26%         30.93%
                  29-May-00         62.45%         29.84%
                  30-May-00         67.69%         38.57%
                  31-May-00         67.47%         34.93%
                  01-Jun-00         71.18%         40.17%
                  02-Jun-00         74.72%         37.93%
                  03-Jun-00         75.84%         45.97%
                  04-Jun-00         75.15%         42.94%
                  05-Jun-00         71.05%         38.14%
                  06-Jun-00         69.91%         36.62%
                  07-Jun-00         71.49%         33.72%
                  08-Jun-00         69.39%         27.36%
                  09-Jun-00         68.38%         26.62%
                  10-Jun-00         67.55%         31.44%
                  11-Jun-00         64.92%         35.44%
                  12-Jun-00         61.88%         32.88%
                  13-Jun-00         64.50%         34.37%
                  14-Jun-00         64.62%         27.57%
                  15-Jun-00         65.42%         27.88%
                  16-Jun-00         63.73%         31.12%
                  17-Jun-00         64.72%         31.15%
                  18-Jun-00         63.08%         29.05%
                  19-Jun-00         65.35%         30.90%
                  20-Jun-00         64.23%         28.24%
                  21-Jun-00         64.59%         27.86%
                  22-Jun-00         65.28%         29.16%
                  23-Jun-00         60.82%         29.92%
                  24-Jun-00         62.15%         27.89%
                  25-Jun-00         63.12%         27.69%
                  26-Jun-00         64.02%         29.58%
                  27-Jun-00         63.48%         30.93%
                  28-Jun-00         63.96%         30.30%
                  29-Jun-00         62.96%         34.95%
                  30-Jun-00         63.25%         31.83%
                  01-Jul-00         60.90%         34.47%
                  02-Jul-00         58.64%         29.97%
                  03-Jul-00         60.27%         38.82%
                  05-Jul-00         57.73%         30.26%
                  06-Jul-00         59.69%         30.49%
                  07-Jul-00         60.97%         28.43%
                  08-Jul-00         62.96%         23.09%
                  09-Jul-00         61.84%         22.74%
                  10-Jul-00         60.97%         27.14%
                  11-Jul-00         61.55%         32.87%
                  12-Jul-00         62.86%         33.62%
                  13-Jul-00         62.88%         33.14%
                  14-Jul-00         63.11%         26.49%
                  15-Jul-00         61.22%         24.88%
                  16-Jul-00         62.08%         29.89%
                  17-Jul-00         65.03%         31.38%
                  18-Jul-00         63.20%         29.14%
                  19-Jul-00         61.91%         28.38%
                  20-Jul-00         63.82%         27.95%
                  21-Jul-00         58.48%         23.49%
                  22-Jul-00         58.05%         25.68%
                  23-Jul-00         57.42%         27.39%
                  24-Jul-00         55.98%         24.05%
                  25-Jul-00         57.06%         24.65%
                  26-Jul-00         54.71%         23.66%
                  27-Jul-00         54.80%         25.10%
                  28-Jul-00         50.69%         21.82%
                  29-Jul-00         49.10%         27.14%
                  30-Jul-00         48.79%         23.26%
                  31-Jul-00         51.07%         26.86%
                  01-Aug-00         51.84%         24.83%
                  02-Aug-00         51.90%         32.09%
                  03-Aug-00         52.85%         30.12%
                  04-Aug-00         53.61%         27.12%
                  05-Aug-00         52.34%         25.24%
                  06-Aug-00         53.80%         23.16%
                  07-Aug-00         58.46%         19.97%
                  08-Aug-00         58.84%         20.64%
                  09-Aug-00         57.77%         24.81%
                  10-Aug-00         55.84%         28.53%
                  11-Aug-00         58.86%         30.58%
                  12-Aug-00         59.63%         30.69%
                  13-Aug-00         59.16%         23.67%
                  14-Aug-00         65.58%         27.99%
                  15-Aug-00         64.79%         31.90%
                  16-Aug-00         64.28%         30.83%
                  17-Aug-00         63.95%         29.69%
                  18-Aug-00         61.09%         27.79%
                  19-Aug-00         58.80%         24.34%
                  20-Aug-00         61.26%         25.47%
                  21-Aug-00         62.36%         28.83%
                  22-Aug-00         62.22%         30.96%
                  23-Aug-00         63.06%         29.24%
                  24-Aug-00         63.92%         29.66%
                  25-Aug-00         65.00%         31.22%
                  26-Aug-00         64.87%         32.59%
                  27-Aug-00         66.70%         32.43%
                  28-Aug-00         68.33%         40.22%
                  29-Aug-00         67.86%         36.17%
                  30-Aug-00         67.05%         39.21%
                  31-Aug-00         68.73%         36.96%
                  01-Sep-00         63.95%         40.90%
                  02-Sep-00         63.90%         38.80%
                  03-Sep-00         63.37%         34.56%
                  04-Sep-00         63.69%         33.83%
                  05-Sep-00         62.22%         29.35%
                  06-Sep-00         60.62%         21.47%
                  07-Sep-00         61.35%         22.39%
                  08-Sep-00         60.08%         26.48%
                  09-Sep-00         62.62%         33.69%
                  10-Sep-00         63.76%         34.31%
                  11-Sep-00         61.19%         31.87%
                  12-Sep-00         60.40%         24.56%
                  13-Sep-00         60.72%         24.53%
                  14-Sep-00         61.00%         29.10%
                  15-Sep-00         55.01%         24.01%
                  16-Sep-00         55.44%         23.47%
                  17-Sep-00         54.74%         23.14%
                  18-Sep-00         51.97%         19.42%
                  19-Sep-00         53.59%         19.98%
                  20-Sep-00         52.69%         21.76%
                  21-Sep-00         51.66%         23.10%
                  22-Sep-00         52.19%         21.28%
                  23-Sep-00         53.39%         21.97%
                  24-Sep-00         54.46%         23.48%
                  25-Sep-00         52.24%         23.20%
                  26-Sep-00         50.99%         20.89%
                  27-Sep-00         50.92%         26.85%
                  28-Sep-00         52.97%         26.06%
                  29-Sep-00         51.65%         27.65%
                  30-Sep-00         50.36%         24.44%
                  01-Oct-00         49.56%         29.41%
                  02-Oct-00         48.83%         26.95%
                  03-Oct-00         47.82%         22.70%
                  04-Oct-00         48.63%         22.44%
                  05-Oct-00         47.66%         18.64%
                  06-Oct-00         43.32%         10.24%
                  07-Oct-00         44.68%         10.78%
                  08-Oct-00         45.16%         15.63%
                  09-Oct-00         44.99%         20.51%
                  10-Oct-00         43.44%         19.88%
                  11-Oct-00         41.12%         16.69%
                  12-Oct-00         37.36%         8.10%
                  13-Oct-00         41.63%         10.94%
                  14-Oct-00         42.29%         15.26%
                  15-Oct-00         43.85%         15.81%
                  16-Oct-00         45.59%         16.28%
                  17-Oct-00         42.98%         14.54%
                  18-Oct-00         42.15%         12.35%
                  19-Oct-00         45.33%         14.07%
                  20-Oct-00         43.68%         15.16%
                  21-Oct-00         44.24%         17.56%
                  22-Oct-00         46.94%         17.45%
                  23-Oct-00         48.23%         18.20%
                  24-Oct-00         48.48%         19.08%
                  25-Oct-00         44.95%         17.77%
                  26-Oct-00         55.58%         24.26%
                  27-Oct-00         49.65%         25.87%
                  28-Oct-00         50.09%         23.88%
                  29-Oct-00         52.66%         28.44%
                  30-Oct-00         52.92%         26.40%
                  31-Oct-00         56.28%         34.78%
                  01-Nov-00         55.39%         32.11%
                  02-Nov-00         52.11%         25.98%
                  03-Nov-00         51.65%         24.73%
                  04-Nov-00         51.33%         21.34%
                  05-Nov-00         52.09%         16.38%
                  06-Nov-00         54.41%         17.56%
                  07-Nov-00         54.38%         22.34%
                  08-Nov-00         51.94%         25.81%
                  09-Nov-00         52.00%         26.44%
                  10-Nov-00         47.87%         21.80%
                  11-Nov-00         50.78%         17.68%
                  12-Nov-00         49.02%         16.21%
                  13-Nov-00         45.56%         17.67%
                  14-Nov-00         48.97%         19.57%
                  15-Nov-00         49.71%         19.29%
                  16-Nov-00         45.03%         16.05%
                  17-Nov-00         45.78%         14.96%
                  18-Nov-00         44.80%         13.68%
                  19-Nov-00         42.62%         14.39%
                  20-Nov-00         39.41%         13.96%
                  21-Nov-00         39.90%         12.30%
                  22-Nov-00         37.30%         10.23%
                  23-Nov-00         39.69%         12.62%
                  24-Nov-00         41.12%         14.92%
                  25-Nov-00         41.00%         17.01%
                  27-Nov-00         41.19%         17.13%
                  28-Nov-00         39.85%         19.24%
                  29-Nov-00         40.46%         16.91%
                  30-Nov-00         34.90%         19.32%
                  01-Dec-00         35.36%         17.62%
                  02-Dec-00         34.65%         12.67%
                  03-Dec-00         35.16%         12.25%
                  04-Dec-00         34.68%         9.09%
                  05-Dec-00         39.92%         7.86%
                  06-Dec-00         37.37%         6.66%
                  07-Dec-00         36.77%         10.39%
                  08-Dec-00         40.39%         17.21%
                  09-Dec-00         41.26%         18.50%
                  10-Dec-00         43.45%         18.46%
                  11-Dec-00         44.77%         13.62%
                  12-Dec-00         43.82%         12.50%
                  13-Dec-00         42.65%         15.52%
                  14-Dec-00         39.19%         12.37%
                  15-Dec-00         35.55%         8.95%
                  16-Dec-00         35.90%         9.36%
                  17-Dec-00         37.35%         8.89%
                  18-Dec-00         39.71%         10.04%
                  19-Dec-00         37.90%         10.93%
                  20-Dec-00         33.58%         9.61%
                  21-Dec-00         33.68%         7.75%
                  22-Dec-00         39.06%         11.51%
                  23-Dec-00         40.02%         12.87%
                  25-Dec-00         39.46%         15.85%

                  AVERAGE==          61.69%        40.94%
                  MAXIMUM==         125.79%        95.29%
                  MINIMUM==           9.48%         0.00%




Daily Routing 3-Year Return on the S& P 500 Index

Daily Rolling 3-Year Return on the 5% Monthly Capped Structure with 90% Participation

LICENSE AGREEMENT

     S&P and SSBHI have entered into a non-exclusive license agreement providing for the license to the Company, in exchange for a fee, of the right to use indices owned and published by S&P in connection with certain securities, including the Certificates.

     The license agreement between S&P and SSBHI provides that the following language must be stated in this Prospectus Supplement.

     "The Certificates are not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the Holders of the Certificates or any member of the public regarding the advisability of investing in securities generally or in the Certificates particularly or the ability of the S&P 500 Index to track general stock market performance. S&P's only relationship to the SSBHI (other than transactions entered into in the ordinary course of business) is the licensing of certain servicemarks and trade names of S&P and of the S&P 500 Index which is determined, composed and calculated by S&P without regard to the Company or the Certificates. S&P has no obligation to take the needs of the Company or the holders of the Certificates into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the timing of the sale of the Certificates, prices at which the Certificates are to be initially be sold, or quantities of the

Certificates to be issued or in the determination or calculation of the equation by which the Certificates are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Certificates."

     All disclosures contained in this Prospectus Supplement regarding the S&P 500 Index, including its make-up, method of calculation and changes in its components, are derived from publicly available information prepared by S&P. None of the Company, the Swap Counterparty, the Underwriter, the Trustee or the Co-Trustee assumes any responsibility for the accuracy or completeness of such information.

                       DESCRIPTION OF THE TRUST AGREEMENT

GENERAL

     The Certificates will be issued pursuant to the Trust Agreement, a form of which is filed as an exhibit to the Registration Statement of which this prospectus supplement and the prospectus form a part. A Current Report on Form 8-K or 8-A relating to the Certificates containing a copy of the TIERS(R) Supplement 2001-4 to the Trust Agreement as executed will be filed by the Company with the Commission following the issuance and sale of the Certificates. The assets of the Trust created under the Trust Agreement will consist of (i) the Term Assets, (ii) the Swap Agreement, (iii) the Policy and (iv) the Eligible Investments owned by the Trust. The Swap Insurer will be named as a third party beneficiary of the Trust Agreement. Reference is made to the prospectus for important information in addition to that set forth herein regarding the Trust, the terms and conditions of the Trust Agreement and the Certificates. The following summaries of certain provisions of the Trust Agreement do not purport to be complete and are subject to the detailed provisions contained in the form of Trust Agreement, to which reference is hereby made for a full description of such provisions, including the definition of certain terms used herein.

THE TRUSTEE AND THE CO-TRUSTEE

     U.S. Bank National Association, Cayman Islands Branch, will act as the Trustee (the "Trustee") and U.S. Bank Trust National Association will act as the Co-Trustee (the "Co-Trustee") for the Certificates and the Trust pursuant to the Trust Agreement. The office of the Trustee is located at c/o IBJ Whitehall Bank and Trust Company, P.O. Box 1040 GT, Grand Cayman, Cayman Islands BWI and its telephone number is (345) 949-5409. The office of the Co-Trustee is located at 100 Wall Street, Suite 1600, New York, NY 10005 and its telephone number is
(212) 361-2510.

     The Trust Agreement will provide that the Trustee, the Co-Trustee and any director, officer, employee or agent thereof will be indemnified by the Company and held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Trust Agreement or the Certificates or the performance of the Trustee's and the Co-Trustee's duties under the Trust Agreement, other than any loss, liability or expense that was incurred by reason of willful misconduct, bad faith or negligence in the performance of the Trustee's and the Co-Trustee's duties under the Trust Agreement.

     Pursuant to the Trust Agreement, as compensation for the performance of its duties under such agreement, the Trustee and Co-Trustee will be entitled to payments of trustee fees and reimbursement of expenses by the Company pursuant to a separate agreement with the Company, but will not have any claim against the Trust with respect thereto.

     The Trustee is not required to register the Trust as a mutual fund under the Mutual Funds Law, 1999 Revision of the Cayman Islands. Neither the Cayman Islands Monetary Authority nor any governmental agency or authority in the Cayman Islands has passed upon or approved the terms or merits of this prospectus supplement. There is no investor compensation scheme available to investors in the Cayman Islands.

EVENT OF DEFAULT

     There  are  no  events  of  default  with  respect  to  the   Certificates.
Certificateholders will have no general creditor rights with respect to the Trust.

VOTING BY CERTIFICATEHOLDERS

     To the extent that any Certificateholder owns 10% or more in aggregate principal amount of all the outstanding Certificates, such Certificateholder's voting rights will be limited and such Certificateholder will be treated, for voting purposes only, as if it owns 9.75% in aggregate principal amount of all the outstanding Certificates. The additional votes that, but for this provision, would have been allocated to such Certificateholder will be voted in the same proportion as all outstanding Certificates (other than the Certificates of such Certificateholder) were voted; provided, however, that if any Certificateholder as a result of such allocation has voting rights in excess of 9.75%, such Certificateholder will be treated and such excess in votes will be reallocated in the manner described above in this paragraph, so that no Certificateholder will have votes in excess of 9.75% of the aggregate principal amount of all the outstanding Certificates.

VOTING OF TERM ASSETS

     The Co-Trustee, as holder of the Term Assets, has the right to vote and give consents and waivers in respect of such Term Assets as permitted by the depositary with respect thereto and except as otherwise limited by the Trust Agreement. In the event that the Co-Trustee receives a request from the Term Assets Issuers for its consent to any amendment, modification or waiver of the Term Assets or any document relating thereto, or receives any other solicitation for any action with respect to the Term Assets, the Co-Trustee will give notice of such proposed amendment, modification, waiver or solicitation to the Trustee. The Co-Trustee will request instructions from the Trustee as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation. The Co-Trustee will consent or vote, or refrain from consenting or voting, in the same proportion (based on the principal balances of the Term
Assets) as the Term Assets were actually voted or not voted by the holders thereof as of the date determined by the Trustee; provided, however, that, notwithstanding anything to the contrary stated herein, the Co-Trustee will at no time vote in favor of or consent to any matter (i) which would alter the timing or amount of any payment on the Term Assets, including, without limitation, any demand to accelerate the Term Assets or (ii) which would result in the exchange or substitution of any Term Asset pursuant to a plan for the refunding or refinancing of such Term Asset, except in each case with the unanimous consent of the Certificateholders. See also "-- Voting by Certificateholders" above for certain limitations with respect to voting rights.

SUBSTITUTION OF TERM ASSETS

     The Trust Agreement provides that the Trustee, on behalf of the Trust, may, at any time, exchange the Term Assets for other asset backed securities rated in the highest rating category of at least one nationally recognized rating agency; provided that, in connection with any such exchange, the consent of the Swap Counterparty and the Swap Insurer must be obtained, the exchange will not result in the reduction or withdrawal by either Moody's Investors Service, Inc. or Standard and Poor's Ratings Services of its then existing rating on the Certificates, and the exchange will not be inconsistent with the Trust's continued satisfaction of the applicable requirements for exemption under Rule 3a-7 of the Investment Company Act of 1940 and all applicable rules, regulations and interpretations thereunder.

TERMINATION OF THE TRUST

     The Trust will terminate upon the earliest of one of the following: (i) the payment in full of all amounts due and payable under the Certificates on the Final Scheduled Distribution Date, (ii) the sale of the Term Assets and Eligible Investments, if any, following a Swap Termination Date, the payment (or receipt) by the Trust of amounts owed to (or to be received from) the Swap Counterparty, and the distribution of the remaining amount to holders of the Certificates,
(iii) the sale of the Term Assets and Eligible Investments, if any, following a Term Assets Credit Event, the payment (or receipt) by the Trust of amounts owed to (or to be received from) the Swap Counterparty, and the distribution of the remaining amount to holders of the Certificates, or (iv) one hundred and fifty years commencing from the date of execution of the Trust.

             ENFORCEMENT OF FOREIGN JUDGMENTS IN THE CAYMAN ISLANDS

     A judgment obtained in a foreign court will be recognized and enforced in the courts of the Cayman Islands without any re-examination of the merits:

          (a) at common law, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, where the judgment is final and in respect of which the foreign court had jurisdiction over the defendant according to Cayman Islands conflict of law rules and which is conclusive, for a liquidated sum not in respect of penalties or taxes or a fine or similar fiscal or revenue obligations, and which was neither obtained in a manner, nor is of a kind enforcement of which is contrary to natural justice or the public policy of the Cayman Islands; or

          (b) by statute, by registration in the Grand Court of the Cayman Islands and execution as if it were a judgment of the Grand Court, where the judgment is a judgment of a superior court of any state of the Commonwealth of Australia which is final and conclusive for a sum of money not in respect of taxes or other charges of a like nature or in respect of a fine, penalty or revenue obligation and which remains enforceable by execution in that jurisdiction.

     Certificateholders may not be able to enforce in the Cayman Islands, in original actions or in actions for enforcement of judgments of United States courts, civil liabilities based on the federal securities laws of the United States, if such actions or judgments fall within the type of judgments which are not enforceable under the principles described above.

                 UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion supplements the discussion in the prospectus under the heading "Certain Federal Income Tax Considerations." For ease of presentation, it repeats the relevant portions of that discussion and supersedes it so that prospective investors may read and rely solely on the discussion herein.

     The following is a summary of material United States federal income tax consequences of the ownership of the Certificates as of the date hereof. Certain minor and incidental consequences are discussed as well. It is based on the advice of Orrick, Herrington & Sutcliffe LLP, Special Tax Counsel ("Special Tax Counsel"), which has delivered an opinion to the Trust that the discussion below, to the extent it constitutes matters of law or legal conclusions thereto, is true and correct in all material respects.

     As discussed below, Special Tax Counsel has also delivered an opinion that, although it is aware of no judicial or administrative authorities addressing the characterization of securities with terms similar to those of the Certificates (or entities that engage in transactions similar to those engaged in by the Trust) or contracts with terms similar to the Swap Agreement, for United States federal income tax purposes (1) the Certificates will be treated as equity interests in the Trust, (2) the Trust will be classified as a foreign corporation, (3) the Trust will not be treated as engaged in the conduct of a trade or business in the United States and (4) the Swap Agreement should be treated as a notional principal contract. Special Tax Counsel has not delivered (and does not intend to deliver) any other opinions regarding the Trust or the Certificates. Prospective investors should be aware that no rulings have been sought from the Internal Revenue Service (the "IRS"), and that legal opinions are not binding on the IRS or the courts. Accordingly, there can be no assurance that the IRS or the courts will agree with Special Tax Counsel's opinions. If any contrary characterization of the Trust, the Certificates or the Swap Agreement were sustained, the ability of the Trust to make payments on the Certificates and any Certificateholder's tax position would likely be materially adversely affected. The balance of this discussion assumes the correctness of the opinions of Special Tax Counsel.

     This summary is based on the Internal Revenue Code of 1986 (the "Code"), as well as Treasury regulations and administrative and judicial rulings and practice all in effect as of the date of this prospectus supplement. Legislative, judicial and administrative changes may occur, possibly with retroactive effect, that could alter or modify the continued validity of the statements and conclusions set forth herein. This summary is intended as an explanatory discussion of the consequences of holding the Certificates generally and does not purport to furnish information in the level of detail or with respect to the investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, it is recommended that each prospective investor consult with its own tax advisor regarding the application of United States federal income tax laws, as well as any state, local, foreign or other tax laws, to their particular situations.

     Except with respect to certain withholding tax matters discussed below under "Taxation of Non-U.S. Holders," the discussion is limited to consequences to U.S. Persons that hold the Certificates as capital assets ("U.S. Holders"). For purposes of this discussion, a U.S. Person is: (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States, any state thereof or the District of Columbia (except in the case of a partnership, to the extent otherwise provided in Treasury regulations), or (iii) an estate or trust that is a U.S. Person within the meaning of Section 7701(a)(30) of the Code.

     ADVERSE TAX CONSEQUENCES MAY ARISE IF ANY U.S. HOLDER OWNS 10% OR MORE OF THE CERTIFICATES. ACCORDINGLY, EACH HOLDER OF A CERTIFICATE WILL BE DEEMED TO HAVE REPRESENTED EITHER THAT (i) IT HOLDS (EITHER DIRECTLY OR INDIRECTLY) LESS THAN 10% OF ALL THE CERTIFICATES OR (ii) IF IT HOLDS 10% (EITHER DIRECTLY OR INDIRECTLY) OR MORE OF THE CERTIFICATES, THAT IT EITHER (i) IS NOT A U.S. HOLDER AND IT IS NOT OWNED (DIRECTLY OR INDIRECTLY) BY A U.S. HOLDER OR, IN ORDER TO REDUCE THE RISK THAT THE TRUST WOULD BE CLASSIFIED AS A FOREIGN PERSONAL HOLDING COMPANY, (y) IS A CORPORATION THAT IS NOT RELATED TO ANY RELEVANT ISSUER (AS DEFINED BELOW) AND (a) WHOSE STOCK IS PUBLICLY TRADED ON A NATIONAL SECURITIES EXCHANGE, (b) IS A MUTUAL INSURANCE COMPANY, OR (c) IS A DIRECT OR INDIRECT SUBSIDIARY OF SUCH A CORPORATION OR INSURANCE COMPANY. In addition, each holder of a registered Certificate will be deemed to have consented to identify all the beneficial owners of its Certificate and to provide the Trust with any reasonably requested information that the Trust requests to help it determine its status for United States federal income tax purposes. Further, the Trust Agreement provides that the Trust may require any Certificateholder to provide it with written certifications in respect of any representation deemed made by it. The Trust does not currently expect to require such written certifications, but may determine to do so in the future. In light of the foregoing, the balance of the discussion (other than the discussion under "-- Taxation of U.S. Holders that own 10% or more of the Certificates," below) herein assumes that no U.S. Holder holds (directly or indirectly) 10% or more of the Certificates.

     The Trust will keep its books and records, in accordance with Special Tax Counsel's opinion (discussed below) that the Swap Agreement should be treated, for United States federal income tax purposes, as a single notional principal contract ("NPC") and that the Trust is the owner of the Term Assets. Prospective investors should be aware, however, that there are other possible characterizations that may apply to the Swap Agreement. As further discussed in "Taxation of U.S. Holders that Make the QEF Election -- Current Income of the Trust," below, these alternative characterizations generally would have the effect, among others, of significantly accelerating the income recognized by a U.S. Holder from its investment in its Certificate.

     In connection with the original issuance of the Term Assets, counsel to the sponsor of such assets generally provides an opinion to the effect that the asset will or should be treated for United States federal income tax purposes as indebtedness. Accordingly, the balance of this discussion assumes that the Term Assets and any Eligible Investments will be so treated for United States federal income tax purposes. Prospective investors should be aware, however, that neither the Initial Purchaser nor Special Tax Counsel has made or will make any investigation of the Term Assets or any Eligible Investments or the circumstances surrounding their issuance.

     Provided that for United States federal income tax purposes the Trust is not a controlled foreign corporation ("CFC") that is related to any sponsor, transferor, obligor or guarantor of any Term Asset (a "Relevant Issuer"), the Trust will not be subject to United States withholding taxes on income earned on the Term Assets. Based in part on the deemed representations of the holders of the Certificates described above, the Company expects that it will not be a CFC that is related to any Relevant Issuer. In the event that the Trust is a CFC that is related to a Relevant Issuer, certain payments to the Trust will be subject to withholding. Although the Trust will attempt to allocate any amounts withheld to the appropriate U.S. Holder that owns 10% or more of the Certificates, there is no assurance that any withheld amounts will not be allocated uniformly among all Certificateholders. See "Taxation of U.S. Holders that own 10% or more of the Certificates."

TAX STATUS OF THE TRUST AND THE CERTIFICATES

     Orrick, Herrington & Sutcliffe LLP, Special Tax Counsel to the Company, has advised the Company that although it is aware of no judicial or administrative authorities addressing the characterization of securities with terms similar to those of the Certificates (or entities that engage in transactions similar to those engaged in by the Trust), for United States federal income tax purposes
(1) the Certificates will be treated as equity in the Trust, (2) the Trust will be classified as a foreign corporation and (3) the Trust will not be treated as engaged in the conduct of a trade or business in the United States. Accordingly, the Trust will not be subject to net income taxation in the United States. In addition, the Trust will not be subject to United States withholding taxes on income earned on the Term Assets or the Swap Agreement.

     STATUS OF THE TRUST AS A PFIC. The Trust will be a "passive foreign investment company" ("PFIC") for United States federal income tax purposes. U.S. Holders in PFICs, other than U.S. Holders that make the "qualified electing fund" or "QEF" election described below and certain tax-exempt investors, are subject to certain punitive rules regarding the taxation of "excess distributions" (which include both certain distributions by a PFIC and any gain recognized on a disposition of PFIC stock). ACCORDINGLY, ALL U.S. HOLDERS (OTHER THAN CERTAIN TAX-EXEMPT INVESTORS) SHOULD CONSIDER MAKING A QEF ELECTION. THAT ELECTION, IF MADE, MUST BE ACCOMPANIED BY FILING EACH YEAR A FORM WITH THE U.S. HOLDER'S TAX RETURN, IN THE MANNER DESCRIBED BELOW. THE BALANCE OF THIS DISCUSSION (OTHER THAN THE DISCUSSION BELOW UNDER "TAXATION OF U.S. HOLDERS THAT DO NOT MAKE THE QEF ELECTION") ASSUMES THAT EACH U.S. HOLDER (OTHER THAN CERTAIN TAX-EXEMPT INVESTORS) MAKES THE QEF ELECTION PROVIDED IN SECTION 1295 OF THE CODE.

     The QEF election is effective only if certain required information is made available by the Trust. The Trust will undertake to comply with the IRS information requirements necessary to be a QEF, and to provide to each U.S. Holder information needed for the determination of such holder's pro rata share of the Trust's ordinary and net capital gain income. In general, a QEF election should be made by filing IRS Form 8621 on or before the due date for filing a U.S. Holder's federal income tax return for the first taxable year for which that U.S. Holder owns a Certificate. A U.S. Holder making the QEF election must also file Form 8621 annually with the IRS. Failure to comply with the annual reporting requirement described in the preceding sentence may result in the termination or invalidation of a U.S. Holder's QEF election. A copy of Form 8621 is attached as Appendix B.

TAXATION OF U.S. HOLDERS THAT MAKE THE QEF ELECTION

     IN GENERAL. For United States federal income tax purposes, a U.S. Holder that makes a QEF election will recognize income each year in the amount of (and be required to pay tax on) such U.S. Holder's pro rata share of the Trust's ordinary income and net capital gains (as calculated in the manner described in "-- Current Income of the Trust," below) for each taxable year (which is expected to be March 1, through the end of February) of the Trust that ends with or within the taxable year of the U.S. Holder, even if such pro rata share of the Trust's income exceeds the amount of any distributions such U.S. Holder has received. (A U.S. Holder that makes the QEF election may, however, in general, elect to defer the payment of tax on undistributed income until such income is distributed to it, if it agrees to pay interest on the deferred tax liability). Any losses of the Trust will not be deductible by such U.S. Holder. In addition, a U.S. Holder may recognize gain or loss from the sale, redemption or other disposition of a Certificate. If the Trust distributes amounts attributable to the income on which a U.S. Holder has already paid taxes (under the ordering rule discussed in "-- Current Income of U.S. Holders Attributable to Pro Rata Share of Trust Income," below), amounts so distributed to the U.S. Holder will not be further taxable to it. A U.S. Holder's tax basis in the Certificates will be increased by amounts included in the holder's income and decreased by the amount of nontaxable distributions.

     Prospective investors should be aware that because the Certificates are not debt instruments, the rules applicable to original issue discount, market discount and premium on debt instruments will not apply. Further, as a corporation, the Trust will not be entitled to make any election to adjust the basis of its assets to reflect the purchase of a Certificate by a U.S. Holder at a price that differs from the Trust's basis in its assets allocable to such Certificateholder.

     The following section ("-- Current Income of the Trust") describes the rules applicable to calculating the Trust's income under United States federal income tax principles (although the Trust will not itself be subject to U.S.
tax). The section "-- Current Income of U.S. Holders Attributable to Pro Rata Share of Trust Income" describes the rules employed to calculate a U.S. Holder's pro rata share of that income.

     CURRENT  INCOME  OF  THE TRUST.  Because  the  Term  Assets  (and  Eligible
Investments, if any) will be treated as debt instruments for United States federal income tax purposes, the Trust will include in income the full amount of interest on the Term Assets (and Eligible Investments, if any) as that interest income accrues. As discussed above under "Description of the Trust Agreement -- Substitution of Term Assets," under certain circumstances, the Trust may exchange the Term Assets for other asset backed securities rated in the highest rating category of at least one nationally recognized rating agency. The exercise of the right (which cannot be exercised if it would result in any loss to the Trust), may cause the Trust to recognize taxable gain. The Term Assets (and Eligible Investments, if any) may also be subject to market discount or premium rules, depending on the Trust's purchase price. Premium generally is treated as an offset to interest earned on the related debt instrument and accrued market discount is treated as ordinary income when the related debt instrument is disposed of (or when a principal payment is made).

     The characterization, for United States federal income tax purposes, of the Swap Agreement is not certain. Special Tax Counsel has advised the Trust that, while it is not aware of any authority addressing the characterization of contracts with terms similar to those of the Swap Agreement, and thus, while the matter is not free from doubt, the Swap Agreement should be characterized as a single NPC (and the Term Assets, and Eligible Investments, if any, should be treated as owned by the Trust). The Trust will keep its books and records under that assumption. Under this approach, periodic payments made or received by the Trust under the Swap Agreement should constitute ordinary deductions or ordinary income of the Trust. It is possible under certain proposed regulations (if finalized in their current form) that a portion of the net periodic payments made by the Trust under the Swap Agreement would not be immediately deductible but instead would be added to the Trust's basis in the Term Assets. The amount of the initial payment, if any, to the Trust under the Swap Agreement will be a nonperiodic payment that should be included in ordinary income of the Trust over the term of the Swap Agreement in a manner that reflects the economic substance of the contract as provided in Treasury regulations governing the treatment of NPCs. Accordingly, the Trust intends to include the initial payment, if any, in income in a manner analogous to a constant yield amortization of bond premium.

     Notwithstanding the Trust's treatment of the Swap Agreement as a single NPC, the Swap Agreement could be analyzed in a different fashion. For example, the Swap Agreement could be treated for United States federal income tax purposes in part as an NPC and in part as an option to acquire the S&P 500 Index. If the Swap Agreement were so characterized, the Trust's income may be substantially greater than if the Swap Agreement were treated as a single NPC, because, in any given year, one-time and periodic payments the Trust is deemed to make to acquire the constructive option would not be deductible, but instead would be treated as the purchase price for the option. As a result, some or all of the interest earned on the Term Assets (and Eligible Investments, if any) would be included in the Trust's income without current offset for payments made on the Swap Agreement. If the constructive option were to expire worthless, the Trust would be treated as having a capital loss equal to amounts previously paid but not deducted; if the constructive option were exercised, the Trust would have a basis in the S&P 500 Index equal to the amount deemed paid to acquire the constructive option plus the amount deemed paid for the S&P 500 Index upon exercise of the constructive option.

     Although less likely, it is also possible that the Swap Counterparty may be treated as the owner of the Term Assets for tax purposes and that the Swap Agreement may be treated as a debt instrument issued by the Swap Counterparty. In such a case, the Swap Agreement would be subject to the rules applicable to "contingent payment debt instruments" (the "CPDI rules" and "CPDIs," respectively). Very generally, under the CPDI rules, interest on the Swap Agreement would accrue at the Swap Counterparty's normal borrowing rate for non-contingent debt and any gain recognized by the Trust upon the sale, redemption or other disposition of the instrument would be interest income (i.e., ordinary). Any loss realized upon the sale, exchange or redemption of the Swap Agreement generally would be ordinary to the extent of previously accrued interest income and otherwise would be capital loss.

     CURRENT INCOME OF U.S. HOLDERS ATTRIBUTABLE TO PRO RATA SHARE OF TRUST INCOME. As previously described, under the QEF rules each electing U.S. Holder will be required each year to recognize as income (and pay tax on) its pro rata share of the Trust's ordinary income and net capital gains for each taxable year of the Trust that ends with or within such U.S. Holder's taxable year. If the Swap Agreement is treated for United States federal income tax purposes as a single NPC and is taxed in the manner described in "-- Current Income of the Trust," above, then U.S. Holders will include in income each year their pro rata share of the ordinary income earned on the Term Assets (and Eligible Investments, if any) plus or minus any net periodic payments (and the amortization of the initial nonperiodic payment) under the Swap Agreement, and further reduced by any other deductible costs and expenses of the Trust
(including the amortization of certain expenses over the life of the transaction). If, however, the Swap Agreement were to be treated for United States federal income tax purposes in part as an NPC and in part as an option to acquire the S&P 500 Index (or alternatively as a debt instrument issued by the Swap Counterparty), then the amount of the Trust's income that would be allocated to holders probably would be substantially greater than the distributions (if any) on the Certificates. In addition, if the Swap Agreement were recharacterized as a CPDI, a portion of the Trust's income that is allocated to holders that otherwise would be capital gain would be ordinary income. See ("-- Current Income of the Trust," above).

     Under ordering rules applicable to QEFs, distributions by the Trust on the Certificates (if any) will be allocated first to amounts previously taxed pursuant to the QEF election and, to this extent, will not be taxable to U.S. Holders. Distributions in excess of such previously taxed amounts will be taxable to U.S. Holders as ordinary income upon receipt, to the extent of any remaining amounts of untaxed current and accumulated earnings and profits of the Trust. Distributions in excess of previously taxed amounts and current and accumulated earnings and profits will be treated first as a nontaxable return of capital to the extent of a U.S. Holder's basis in its Certificates and then as capital gain.

TAX CONSEQUENCES TO THE TRUST AND U.S. HOLDERS ON THE FINAL SCHEDULED DISTRIBUTION DATE. On the Final Scheduled Distribution Date of the Certificates, the Trust will sell the Term Assets (and Eligible Investments, if any) and recognize capital gain or loss (which may be short-term capital gain or loss) equal to the difference between the sales proceeds and the Trust's tax basis in the Term Assets (and Eligible Investments, if any). If the Swap Counterparty is required to make a payment (as required by the Swap Agreement) the Trust will recognize additional income in an amount equal to such payment. The Trust will treat such income, gain or loss on the Final Scheduled Distribution Date as a payment received or made to terminate the Swap Agreement. Although there is no authority directly on point, the Trust believes that the character of the income, gain or loss recognized as a result of any payment made to or received from the Swap Counterparty described in this section "-- Tax Consequences to the Trust and U.S.

Holders On the Final Scheduled Distribution Date" should be capital gain or loss. Prospective U.S. Holders should be aware, however, that the IRS may assert that the character of such resulting income, gain or loss is ordinary. This risk is greatest with respect to the net payments, if any, received or made at the scheduled maturity of the Swap Agreement. Further, ordinary income treatment will be certain with respect to all payments received in respect of the Swap Agreement in the event it is recharacterized as a debt instrument. Prospective U.S. Holders are urged to consult with their tax advisors regarding the character of any such income, gain or loss.

     The QEF rules governing the treatment of U.S. Holders that recognize net capital gain in respect of their ownership of Certificates are analogous to the rules (described in "-- Current Income of U.S. Holders Attributable to Pro Rata Share of Trust Income," above) governing the treatment of U.S. Holders that recognize current income. Under such rules, on the Final Scheduled Distribution Date of the Certificates, a U.S. Holder will be required to include in income its pro rata share of the Trust's net capital gains, if any (unreduced by prior year losses), and pay tax thereon, even if cash is not currently distributed to the U.S. Holder by the Trust. Any losses of the Trust will not be deductible by a U.S. Holder. If the Trust later distributes cash attributable to such gain on which a U.S. Holder has already paid taxes (under ordering rules for gain analogous to those described above for current income), amounts distributed to the U.S. Holder will not be further taxable to it. A U.S. Holder's tax basis in the Certificates will be increased by the amount so included and decreased by the amount of nontaxable distributions.

     In addition, upon a U.S. Holder's disposition of its Certificates, the U.S. Holder will recognize capital gain or loss equal to the difference, if any, between the cash and the U.S. Holder's tax basis in the Certificates. Any such gain or loss will be long term capital gain or loss if the U.S. Holder has held the Certificates for more than one year at the time of the disposition.

     TAX CONSEQUENCES TO THE TRUST AND U.S. HOLDERS UPON A TERM ASSETS CREDIT EVENT. Upon the occurrence of a Term Assets Credit Event, the Trust will sell the Term Assets (and Eligible Investments, if any) and recognize capital gain or loss equal to the difference between the sales proceeds and the Trust's tax basis in the Term Assets (and Eligible Investments if any). Then, depending on the value of the Swap Agreement, the Trust will pay cash to, or receive cash from, the Swap Counterparty to terminate the Swap Agreement, and the Trust will recognize additional income, gain or loss equal to the amount received from or paid to the Swap Counterparty. The Trust will treat such income, gain or loss as a payment received or made to terminate the Swap Agreement. The Trust believes that (except in the case of gain in the event the Swap Agreement is recharacterized as a CPDI) the character of such income, gain or loss recognized upon termination of the Swap Agreement should be capital gain or loss.

     Under the QEF rules discussed in "-- Current Income of U.S. Holders Attributable to Pro Rata Share of Trust Income," U.S. Holders will be required to include in income their pro rata share of the Trust's net capital gains, if any. In addition, U.S. Holders will recognize gain or loss equal to the difference between the cash distributed by the Trust and the U.S. Holders' tax basis in the Certificates. Any such gain or loss will be long term capital gain or loss if a U.S. Holder has held its Certificates for more than one year at the time of the redemption.

     TAX CONSEQUENCES TO THE TRUST AND U.S. HOLDERS UPON PAYMENT OF THE TERM ASSETS PRICE RETURN AMOUNT. As discussed in "Description of the Swap Agreement -- Periodic Payments," on each Term Assets Payment Date, the Swap Counterparty may make payment of the Term Assets Price Return Amount to the Trust or the Trust may make payment of such amount to the Swap Counterparty. Any such payment received will be included in the income of the Trust. Any amounts paid will be an expense or loss of the Trust for tax purposes. The character of any such income, expense or loss as ordinary or capital is uncertain, but the IRS can be expected to argue that any such income, expense or loss arises in respect of a periodic payment on an NPC giving rise to ordinary income or an expense.

     If the Trust is required to make payment of the Term Assets Price Return Amount, the Trust may sell Eligible Investments and recognize capital gain or loss equal to the difference between the amount of the sale proceeds and its tax basis in the Eligible Investments.

     Under the QEF rules, any income or gain of the Trust generally will be included, indirectly, in the income of U.S. Holders, even though such amounts are not distributed to holders, and any loss of the Trust will not be deductible by U.S. Holders.

     TAX CONSEQUENCES TO THE TRUST AND U.S. HOLDERS UPON THE REPLACEMENT OF TERM ASSETS WITH SUBSTITUTE TERM ASSETS. As discussed under "Description of the Trust
Agreement  --   Substitution   of  Term  Assets,"  the  Trust  may,
in certain circumstances, exchange the Term Assets for other asset backed securities rated in the highest rating category of at least one nationally recognized rating agency. Under the QEF rules, any gain recognized by the Trust generally will be included in the income of U.S. Holders, even if such amounts are not currently distributed to such U.S. Holders.

     TAX CONSEQUENCES TO U.S. HOLDERS UPON SALE OF THE CERTIFICATES. Upon a sale or other exchange of the Certificates, a U.S. Holder generally will recognize gain or loss equal to the difference between the amount realized on the sale and the U.S. Holder's tax basis in the Certificates. Any such gain or loss will be long term capital gain or loss if the U.S. Holder has held the Certificates for more than one year at the time of the sale or other exchange.

TAXATION OF U.S. HOLDERS THAT DO NOT MAKE THE QEF ELECTION

     If a U.S. holder does not make the QEF election (described above), it will be subject to special rules for the taxation of "excess distributions," which include both certain distributions by a PFIC and any gain recognized on a disposition of PFIC stock. (For this purpose, under regulations proposed by the United States Treasury Department, a U.S. holder that pledges a Certificate as security for an obligation, including pursuant to a margin account, generally will be treated as having disposed of the Certificate.) In general, Section 1291 of the Code provides that the amount of any "excess distribution" will be treated as ordinary income and will be treated as earned pro rata over the holding period of the shareholder's investment. The amount allocated to the current year will be included in the U.S. holder's gross income for the current year as ordinary income. With respect to amounts allocated to prior years, tax would be imposed based upon the maximum rate applicable in the year in which such income is deemed to be earned, and interest would be charged (based upon interest rates for underpayments of U.S. federal income taxes) with respect to such income from the due date of the return for such year.

     An excess distribution is the amount by which distributions for a taxable year exceed 125% of the average distribution in respect of the Certificates during the three preceding taxable years (or, if shorter, the investor's holding period for the Certificates). AS INDICATED ABOVE, ANY GAIN RECOGNIZED UPON SALE OR REDEMPTION OF THE CERTIFICATES (AND ANY FINAL DISTRIBUTION) WILL BE TREATED AS A DISTRIBUTION AND TAXED UNDER THE RULES DESCRIBED ABOVE. ACCORDINGLY, ALL U.S. HOLDERS (OTHER THAN CERTAIN TAX-EXEMPT INVESTORS) SHOULD CONSIDER MAKING A QEF ELECTION.

TAXATION OF U.S. HOLDERS THAT OWN 10% OR MORE OF THE CERTIFICATES

     U.S. tax law contains special provisions dealing with "controlled foreign corporations" ("CFCs"). If a U.S. Holder owns (directly or indirectly) at least 10% of the voting stock of a foreign corporation, the U.S. Holder is considered a "U.S. Shareholder" with respect to the foreign corporation. If U.S. Shareholders in the aggregate own (directly or indirectly) more than 50% of the voting power or value of the stock of such corporation, the foreign corporation will be classified as a CFC. Complex attribution rules apply for purposes of determining ownership of stock in a foreign corporation such as the Trust.

     Because a Certificateholder will not be entitled to own more than 10% of the voting rights of the Trust (see "Description of the Trust Agreement -- Voting by Certificateholders" and "Description of the Trust Agreement -- Voting of Term Assets"), it appears that no U.S. Holders will constitute U.S. Shareholders of the Trust. Accordingly, the Trust believes that it will not be a CFC. However, there can be no assurance that the IRS will respect such allocation of voting rights and, thus, the IRS may conclude that all U.S. Holders that own 10% or more of the Certificates are, in fact, U.S. Shareholders of the Trust. If the Trust is classified as a CFC, a U.S. Shareholder that is a shareholder of the Issuer as of the end of the Issuer's taxable year generally would be subject to tax in a similar manner as if it had made the QEF election described above, although income that would otherwise be characterized as capital gain and gain on the sale of the CFC's stock by a U.S. Shareholder (during the period that the corporation is a CFC and thereafter for a five-year period) would be classified in whole or in part as dividend income.

     Certain income generated by a corporation conducting a banking, financing, insurance, or other similar business would not be includible in a holder's income under the CFC rules. However, each holder of a Certificate is deemed to represent that it will not take the position that the Trust is engaged in such a business. Accordingly, if the CFC rules apply, a U.S. Shareholder would generally be subject to tax on its share of all of the Trust's income.

     In the event that the Trust is a CFC and a U.S. Shareholder is (or is related to) any Relevant Issuer, certain payments to the Trust will be subject to withholding. In that case, the Trust will attempt to allocate such withheld amounts to such U.S. Shareholder and thereby reduce any distributions to such U.S. Shareholder by such withheld amounts.

However, there can be no assurance that the IRS will respect such allocation and, even if respected, there can be no assurance that the Trust will be able to effectuate such allocation because, for example, the relevant U.S. Shareholder may no longer be entitled to distributions that can be offset by such withheld amounts. Accordingly, it is possible that any withholding would be allocated among all of the Certificateholders.

     U.S. Holders purchasing 10% or more of the Certificates may be subject to special reporting requirements. Such holders should consult with their own tax advisors concerning such requirements.

TAXATION OF NON-U.S. HOLDERS

     A holder of Certificates that is not a U.S. Person and has no present or former connection with the United States other than owning a Certificate (a "Non-U.S. Holder") will not be subject to United States federal withholding taxes with respect to gain derived from the sale, exchange, or redemption of, or any distributions received in respect of, the Certificates. In addition, such income, gain or distributions received by a Non-U.S. Holder will not be subject to U.S. information reporting requirements or U.S. backup withholding; provided in each case holders provide (if necessary) a certificate to the paying agent of the Trust attesting to their status as non-U.S. Persons.

     In the event that certain payments to the Trust are subject to withholding, such withholding may be allocated among all Certificateholders, notwithstanding the Trust's intention to allocate such withheld amounts to certain U.S.

Holders. See "--Taxation of U.S. Holders that own 10% or more of the Certificates."

INFORMATION REPORTING AND BACKUP WITHHOLDING

     Information reporting to the IRS generally will be required with respect to payments on the Certificates and proceeds of the sale of the Certificates to U.S. Holders other than corporations and other exempt recipients. A 31% backup withholding tax will apply to those payments if such holder fails to provide certain identifying information (such as the holder's taxpayer identification number) to the paying agent. Non-U.S. Holders may be required to comply with applicable certification procedures to establish that they are not U.S. Persons in order to avoid the application of such information reporting requirements and backup withholding.

INFORMATION REPORTING REQUIREMENTS BY CERTIFICATEHOLDERS

     On February 5, 1999, the Treasury Department released final regulations with regard to reporting requirements relating to the transfer of property (including certain transfers of cash) to a foreign corporation by U.S. Persons or entities. The regulations are effective for cash payments made in taxable years beginning in the year 2000. In general, these rules may require U.S.
Holders who transfer (directly or indirectly) more than $100,000 to acquire Certificates in the initial offering to file a Form 926 with the IRS and to supply certain additional information to the IRS. In the event a U.S. Holder fails to file any such required form, the U.S. Holder could be subject to a penalty equal to 10% of the gross amount paid for the Certificates. A copy of the IRS Form 926 is attached as Appendix C.

     In general, for United States federal income tax purposes, a foreign business entity may, absent an election, be classified as a corporation or partnership depending on certain aspects of the law under which it is established (such classification, the "default classification"). An entity whose default classification is as a partnership may elect to be classified, for United States federal income tax purposes, as a corporation by filing a Form 8832 with the U.S. Internal Revenue Service. The Trust believes that its default classification is as a corporation. However, as a matter of prudence the Trust will file an IRS Form 8832 (on a protective basis) to elect to be taxable as a corporation, in the event it is determined that its default classification is not a corporation. Each holder of a Certificate that holds its Certificate in the year in which the Trust is formed is required to attach a copy of that Form 8832 to its own tax return. (Failure of any holder to attach a copy to its own return will not, however, affect the classification of the Trust as a corporation.) The Trust will provide holders with a completed copy of the IRS Form 8832.

STATE AND OTHER TAX CONSEQUENCES

     In addition to the United States federal income tax consequences described above, potential investors should consider the state, local and foreign tax consequences of the acquisition, ownership, and disposition of the Certificates. State, local, and foreign tax law may differ substantially from United States federal income tax law, and this discussion does not purport to describe any aspect of the tax law of a state or other jurisdiction. Therefore, prospective purchasers should consult their own tax advisers with respect to such matters.

PROPOSED LEGISLATION

     Congress proposes legislation from time to time that affects the taxation of securities and securities transactions. Each prospective investor should consult with its tax advisor concerning the applicability of any such proposed legislation (and the prospects of applicable future legislation).

                    CERTAIN CAYMAN ISLANDS TAX CONSIDERATIONS

     Under the current laws of the Cayman Islands, there are no income, estate, transfer, sales or other taxes payable by the Trust or withholding taxes applicable to any distributions by the Trust.

     Application will be made to register the Trust as an exempted trust pursuant to Trusts Law (1998 Revision) of the Cayman Islands. Although there is currently no Cayman Islands legislation that would impose taxation as detailed above, the exempted Trust is entitled to apply for an undertaking signed by the Governor in Council of the Cayman Islands to the effect that for a period of fifty years from the date of creation of the Trust, notwithstanding any change in the legislation, the Trust will benefit from an exemption from any tax or duty that might be levied in the future on the income or on capital gains.

     Upon issuance of the Certificates, Maples and Calder, Cayman Islands counsel, will issue its opinion to the effect that under existing Cayman Islands laws (i) payments of interest on, and payments on redemption of, the Certificates will not be subject to taxation in the Cayman Islands and no withholding will be required on such payments to any holder of a Certificate and gains derived from the sale of the Certificates will not be subject to Cayman Islands income or corporation tax, and that the Cayman Islands currently have no income, corporation or capital gains tax and no estate duty, inheritance tax or gift tax, and (ii) no stamp duty is payable in respect of the transfer or exchange of the Certificates, except that an agreement to transfer the Certificates would be subject to nominal Cayman Islands stamp duty if executed in or, after execution abroad, the agreement is brought into or produced before a court of the Cayman Islands.

                          CERTAIN ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on "employee benefit plans," as defined in Section 3(3) of ERISA, subject to ERISA, including entities such as collective investment funds and separate accounts whose underlying assets include the assets of such plans (collectively, "ERISA Plans"), and on those persons who are fiduciaries with respect to ERISA Plans. Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan or a plan, such as a Keogh plan or an individual retirement account, which is not subject to ERISA but which is subject to Section 4975 of the Code (together with ERISA Plans, "Plans") and certain persons, referred to as "parties in interest" under ERISA or "disqualified persons" under the Code, having certain relationships to such Plans, unless a statutory or administrative exception or exemption is applicable to the transaction.

     The U.S.  Department  of Labor  has  promulgated  a  regulation,  29 C.F.R.
Section 2510.3-101, describing what constitutes the assets of a Plan with respect to the Plan's investment in an entity for purposes of certain provisions of ERISA, including the fiduciary responsibility provisions of Title I of ERISA and Section 4975 of the Code. Under this regulation, if a Plan invests in a beneficial interest in a trust or a profits interest in a partnership, the Plan's assets include both the equity interest and an undivided interest in each of the entity's underlying assets, unless the interest is a "publicly-offered security" or certain other conditions are satisfied. It is anticipated that the Certificates should constitute "publicly-offered securities" within the meaning of the regulation, and that, consequently, transactions engaged in by the Trust, including the Swap Agreement, should not be subject to the provisions of ERISA or Section 4975 of the Code.

     Any Plan fiduciary which proposes to cause a Plan to purchase the Certificates should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and
Section 4975 of the Code to such an investment, and to confirm that such investment will not constitute or result in a prohibited transaction or any other violation of an applicable requirement of ERISA or the Code for which an exemption is not available. Governmental plans and certain church plans not subject to the fiduciary responsibility provisions of ERISA or the provisions of
Section 4975 of the Code but subject to state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code should also consult with their counsel before purchasing any Certificates.

     By its purchase of any Certificate, each initial purchaser and subsequent transferee will be deemed to have represented and warranted on each day from the date on which the purchaser or transferee acquires the Certificates through and including the date on which the purchaser or transferee disposes of its interest in the Certificates, either that (A) it is not an ERISA Plan, or other Plan, or a governmental plan which is subject to any federal, state, or local law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code, or (B) its purchase, holding and disposition of such Certificates will not result in a prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code or any other violation of an applicable requirement of ERISA or the Code (or in the case of a governmental plan, any substantially similar federal, state or local law) for which an exemption is not available, all of the conditions of which have been satisfied.

     NOTHING HEREIN WILL BE CONSTRUED AS A REPRESENTATION THAT AN INVESTMENT IN THE CERTIFICATES WOULD MEET ANY OR ALL OF THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY, OR IS APPROPRIATE FOR, PLANS GENERALLY OR ANY PARTICULAR PLAN. ANY PLAN OR ANY OTHER ENTITY THE ASSETS OF WHICH ARE DEEMED TO BE "PLAN ASSETS," SUCH AS AN INSURANCE COMPANY INVESTING ASSETS OF ITS GENERAL ACCOUNT, PROPOSING TO ACQUIRE CERTIFICATES SHOULD CONSULT WITH ITS COUNSEL.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the Underwriting Agreement (the "Underwriting Agreement") between the Underwriter and the Company, the Company will sell the Certificates to the Underwriter, and the Underwriter has agreed to purchase from the Company all of the Certificates. In the Underwriting Agreement, the Underwriter has agreed, subject to the terms and conditions set forth therein, to purchase all of the Certificates if any Certificates are purchased.

     The Company has been advised by the Underwriter that it proposes initially to offer the Certificates to the public at the public offering price set forth on the cover page of this Prospectus Supplement, and to certain dealers at such price less a concession not in excess of $[ ] per Certificate. The Underwriter may allow and such dealers may re-allow a concession not in excess of $[ ]. After the initial public offering, the public offering price and the concessions may be changed.

     The Certificates are a new issue of securities with no established trading market. The Certificates have been approved for listing on the AMEX under the symbol "CJS". The Underwriter has told the Company that it presently intends to make a market in the Certificates prior to commencement of trading on the AMEX, as permitted by applicable laws and regulations. The Underwriter is not obligated, however, to make a market in the Certificates. Any market making by the Underwriter may be discontinued at any time at the sole discretion of the Underwriter. No assurance can be given as to whether a trading market for the Certificates will develop or as to the liquidity of any trading market.

     The Certificates are expected to trade flat. This means that any accrued and unpaid interest on the Certificates will be reflected in the trading price, and purchasers will not pay and sellers will not receive any accrued and unpaid interest on the Certificates not included in the trading price.

     Until the distribution of the Certificates is completed, rules of the Commission may limit the ability of the Underwriter to bid for and purchase the Certificates. As an exception to these rules, the Underwriter is permitted to engage in certain transactions that stabilize the price of the Certificates. Possible transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Certificates.

     If the Underwriter creates a short position in the Certificates in connection with this offering, that is, if they sell a greater aggregate principal amount of Certificates than is set forth on the cover page of this Prospectus Supplement, the Underwriter may reduce that short position by purchasing Certificates in the open market. The Underwriter may also impose a penalty bid on certain selling group members. This means that if the Underwriter purchases Certificates in the open market to reduce their short position or to stabilize the price of the Certificates, they may reclaim the amount of the selling concession from the selling group members who sold those Certificates as part of the offering.

     In general, purchase of a security for the purposes of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a Certificate to the extent that it were to discourage resales of the Certificates.

     Neither the Company nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transaction described above might have on the price of the Certificates. In addition, neither the Company nor the Underwriter makes any representation that the Underwriter will engage in such transactions. Such transactions, once commenced, may be discontinued without notice.

     The Underwriting Agreement provides that the Company will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments the Underwriter may be required to make in respect thereof.

     The Underwriter has agreed not to sell any Certificates to a person if such Certificates would cause a U.S. person (whether the transferee or an indirect owner of the transferee) to own 10% or more of the Certificates, unless such holder is a corporation that is not related to a Relevant Issuer and whose stock is publicly traded on a national securities exchange, a mutual insurance company, or a direct or indirect subsidiary of such a corporation or insurance company.

     The Underwriter is an affiliate of the Company, and the participation by the Underwriter in the offering of the Certificates complies with Conduct Rule 2720 of the National Association of Securities Dealers, Inc. regarding underwriting securities of an affiliate.

                                     RATINGS

     The Certificates are expected to be "AAA" and "Aaa" by Standard & Poor's Ratings Services and Moody's, respectively.

     The ratings address the likelihood that the Trust will make payments on the Certificates as required under the Trust Agreement, and are based primarily on the credit quality of the Term Assets and the Swap Insurer. The ratings do not address the likely performance of the S&P 500 Index.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. Each security rating should be evaluated independently of any other security rating.

     The Company has not requested a rating on the Certificates by any rating agency other than Standard & Poor's Ratings Services and/or Moody's. However, there can be no assurance as to whether any other rating agency will rate the Certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Certificates by Standard & Poor's Ratings Services and/or Moody's.

                                     EXPERTS

     The consolidated financial statements of Ambac Assurance Corporation and Subsidiaries as of December 31, 1999 and December 31, 1998 and for each of the years in the three year period ended December 31, 1999, are incorporated by reference in this prospectus supplement and the registration statement in reliance on the report of KPMG LLP, independent certified public accountants, incorporated by reference in this prospectus supplement and on the authority of that firm as experts in accounting and auditing.

                                 LEGAL OPINIONS

     Certain legal matters relating to the Certificates will be passed upon for the Company and the Underwriter by Orrick, Herrington & Sutcliffe LLP, New York, New York. Certain legal matters relating to Cayman Islands law will be passed on for the Company and for the Underwriter by Maples and Calder. As to all matters of Cayman Islands law, Orrick, Herrington & Sutcliffe LLP will rely on the opinions of Maples and Calder.

                                     INDEX OF TERMS

Affected Term Assets ..............  S-30        NASDAQ ...............................   S-23
AMEX ..............................  S-23        Net Aggregate Term Assets Price ......   S-30
Avoided Payment ...................  S-32        Non-U.S. Holder ......................   S-48
Base Value ........................  S-36        Notice of Claim ......................   S-32
Calculation Agent .................  S-27        NPC ..................................   S-43
Calculation Day ...................  S-27        NYSE .................................   S-23
Calculation Period ................  S-23        Order ................................   S-32
CBOE ..............................  S-24        Participants .........................   S-27
Certificates ......................  S-21        Periodic Capped Return ...............    S-5
Certificateholders ................  S-21        PFIC .................................   S-43
CFC ...............................  S-21        Plans ................................   S-49
CFCs ..............................  S-43        Policy ...............................   S-22
Closing Date ......................  S-47        Principal Protected ..................    S-3
Code ..............................  S-21        Relevant Issuer ......................   S-43
Commission ........................  S-42        Reset Dates ..........................   S-23
Company ...........................  S-21        S&P 500 Index ........................   S-23
Co-Trustee ........................  S-21        Standard and Poor's Rating Services ..   S-34
CPDI rules ........................  S-21        Securities Act .......................   S-22
CPDIs .............................  S-45        Special Tax Counsel ..................   S-42
Depositor .........................  S-21        Specified Currency ...................   S-22
Direct Participants ...............  S-27        SSBHI ................................   S-31
Distribution Threshold ............  S-25        Starting Value .......................   S-23
DTC ...............................  S-27        Successor Index ......................   S-25
Eligible Investments ..............  S-30        Swap Agreement .......................   S-21
Ending Value ......................  S-23        Swap Counterparty ....................   S-21
ERISA .............................  S-49        Swap Issuer ..........................   S-22
ERISA Plans .......................  S-49        Swap Termination .....................   S-29
Excess Investment Interest ........  S-30        Term Assets ..........................   S-21
Exchange Act ......................  S-21        Term Assets Credit Event .............   S-30
Final Scheduled Distribution Date .  S-22        Term Assets Issuer ...................   S-21
Global Certificates ...............  S-27        Term Asset Market Value ..............   S-28
Index Business Day ................  S-23        Term Assets Payment Date .............   S-28
Index Return ......................  S-23        Term Assets Price Return Amount ......   S-28
Insolvency Proceedings ............  S-32        Term Assets Prospectuses .............   S-22
Insurance Agreement ...............  S-26        Term Assets Registration Statements ..   S-22
Interest Distribution Amount ......  S-23        Trust ................................   S-21
IRS ...............................  S-42        Trust Agreement ......................   S-21
Loss ..............................  S-29        Trustee ..............................   S-21
Market Disruption Event ...........  S-24        U.S. Holders .........................   S-42
Market Quotation ..................  S-29        Underwriters .........................     22
Market Value ......................  S-36        Underwriting Agreement ...............   S-50
Moody's ...........................  S-34        Valuation Date .......................   S-28

                                   APPENDIX A

                           DESCRIPTION OF TERM ASSETS

--------------------------------------------------------------------------------
Issuer:
--------------------------------------------------------------------------------
Term Assets:
--------------------------------------------------------------------------------
Original Principal Amount
Issued:                            $
--------------------------------------------------------------------------------
CUSIP No.:
--------------------------------------------------------------------------------
Stated Interest Rate:
--------------------------------------------------------------------------------
Interest Payment Dates:
--------------------------------------------------------------------------------
Principal Amount of Term
   Assets Under the Trust
   Agreement:                       $
--------------------------------------------------------------------------------

     The above summary is qualified in its entirety by reference to the Term Assets Prospectuses. Neither the Depositor nor any of its affiliates make any representation about the completeness, accuracy or timeliness of information in the Term Assets Prospectuses.

AVAILABLE INFORMATION

     Each Term Assets Issuer is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the Commission. Reports, proxy statements and other information filed by the Term Assets Issuers with the Commission pursuant to the informational requirements of the Exchange Act can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048, and Chicago Regional Office, John C. Kluczynski Federal Building, Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be maintained upon written request addressed to the Securities and Exchange Commission, Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy statements and other information regarding registrants that file electronically with the Commission. Such reports, proxy statements and other information can also be inspected at the offices of any stock exchange on which a Term Assets Issuer's securities are listed.

                      (This page intentionally left blank)

                                   APPENDIX B

                                   APPENDIX C

PROSPECTUS

                               TRUST CERTIFICATES
                              (Issuable in Series)

                            STRUCTURED PRODUCTS CORP.
                                    Depositor

     The Trust Certificates (the "Certificates") offered hereby and by supplements (each a "Prospectus Supplement") to this Prospectus will be offered from time to time in one or more series (each a "Series") and in one or more classes within each such Series (each a "Class") with an aggregate initial public offering price or purchase price of up to $7,000,000,000 or the equivalent thereof in one or more foreign or composite currencies, including the European Currency Unit ("ECU"). Certificates of each respective Series and Class will be offered on terms to be determined at the time of sale as described in the related Prospectus Supplement accompanying the delivery of this Prospectus. Certificates may be sold for United States dollars or for one or more foreign or composite currencies, and the principal of, premium, if any, and any interest to be distributed in respect of Certificates may be payable in United States dollars or in one or more foreign or composite currencies. Each Series and Class of Certificates may be issuable as individual securities in registered form without coupons ("Registered Certificates") or in bearer form with or without coupons attached ("Bearer Certificates") or as one or more global securities in registered or bearer form (each a "Global Security").

     Each Series of Certificates will represent in the aggregate the entire beneficial ownership interest in securities (the "Term Assets"), issued by one or more issuers (the "Term Assets Issuers"), together with certain other assets described herein and in the related Prospectus Supplement (such assets, together with the Term Assets, the "Deposited Assets"), to be deposited in a trust (the "Trust") for the benefit of holders of Certificates of such Series ("Certificateholders") by Structured Products Corp. (the "Company") pursuant to a trust agreement and a series supplement thereto with respect to a given Series (collectively, the "Trust Agreement") among the Company, as depositor or transferor, the administrative agent, if any (the "Administrative Agent"), and the trustee (the "Trustee") named in the related Prospectus Supplement. The Term Assets consist of a publicly issued, fixed income debt security or asset backed security or a pool of such debt securities or asset backed securities issued by one or more corporations, banking organizations, insurance companies or special purpose vehicles (including trusts, limited liability companies, partnerships or other special purpose entities), organized under the laws of the United States of America or any state, which are subject to the informational requirements of the Securities Exchange Act of 1934 and which in accordance therewith file reports and other information with the Securities and Exchange Commission. If so specified in the related Prospectus Supplement, the Trust for a Series of Certificates may also include, or the Certificateholders of such Certificates may have the benefit of, any combination of insurance policies, letters of credit, reserve accounts and other types of rights or assets designed to support or ensure the servicing and distribution of amounts due in respect of the
Deposited Assets (collectively, "Credit Support"). See "Description of Certificates" and "Description of Deposited Assets and Credit Support."

     PROSPECTIVE INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH UNDER "RISK FACTORS" COMMENCING ON PAGE 3 OF THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT.

     Each Class of Certificates of any Series will represent the right, which may be senior to those of one or more of the other Classes of such Series, to receive specified portions of payments of principal, interest and certain other amounts on the Deposited Assets in the manner described herein and in the related Prospectus Supplement. A Series may include two or more Classes differing as to the timing, sequential order or amount of distributions of principal, interest or premium and one or more Classes within such Series may be subordinated in certain respects to other Classes of such Series. The Certificates of each Series (or Class within such Series) offered hereby will be rated at the time of issuance in one of the recognized investment grade rating categories by one or more nationally recognized rating agencies.

     To the extent provided herein and in the applicable Prospectus Supplement, the Company's only obligations with respect to each Series of Certificates will be, pursuant to certain representations and warranties concerning the Deposited Assets, to assign and deliver the Deposited Assets and certain related documents to the applicable Trustee and, in certain cases, to provide for the Credit Support, if any. The principal obligations of an Administrative Agent, if any is named in the applicable Prospectus Supplement, with respect to a Series of Certificates will be pursuant to its contractual administrative obligations and, only as and to the extent provided in the related Prospectus Supplement, its obligation to make certain cash advances in the event of payment delinquencies on the Deposited Assets. See "Description of Trust Agreement-- Advances in Respect of Delinquencies."

     The Certificates of each Series will not represent an obligation of or interest in the Company, any Administrative Agent or any of their respective affiliates, except to the limited extent described herein and in the related Prospectus Supplement. The Certificates will not be guaranteed or insured by any governmental agency or instrumentality, or by the Company, any Administrative Agent or their respective affiliates.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The Certificates may be offered and sold to or through underwriters, through dealers or agents or directly to purchasers, as more fully described under "Plan of Distribution" herein and "Method of Distribution" in the related Prospectus Supplement. This Prospectus may not be used to consummate sales of Certificates offered hereby unless accompanied by a Prospectus Supplement.

The date of this Prospectus is May 13, 1999

                              PROSPECTUS SUPPLEMENT

     The Prospectus Supplement relating to a Series of Certificates to be offered thereby and hereby will set forth, among other things, the following with respect to such Series: (a) the specific designation and aggregate principal amount, (b) the currency or currencies in which the principal (the "Specified Principal Currency"), premium, if any (the "Specified Premium Currency"), and any interest (the "Specified Interest Currency") are distributable (the Specified Principal Currency, the Specified Premium Currency and the Specified Interest Currency being collectively referred to as the "Specified Currency"), (c) the number of Classes of such Series and, with respect to each Class of such Series, its designation, aggregate principal amount or, if applicable, notional amount and authorized denominations, (d) certain information concerning the type, characteristics and specifications of the Deposited Assets and any Credit Support for such Series or Class, (e) the relative rights and priorities of each such Class (including the method for allocating collections from the Deposited Assets to the Certificateholders of each Class and the relative ranking of the claims of the Certificateholders of each Class to such Deposited Assets), (f) the name of the Trustee and the Administrative Agent, if any, for such Series, (g) the Pass Through Rate (as defined herein) or the terms relating to the applicable method of calculation thereof, (h) the time and place of distribution (each such date, a "Distribution Date") of any interest, premium (if any) and/or principal, (i) the date of issue, (j) the scheduled final Distribution Date, if applicable, (k) the offering price, (l) any exchange, whether mandatory or optional, the redemption terms and any other specific terms of Certificates of each such Series or Class. See "Description of Certificates -- General" for a listing of other items that may be specified in the applicable Prospectus Supplement.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports and other information concerning the
Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy statements and other information regarding registrants that file electronically with the Commission. The Company does not intend to send any financial reports to Certificateholders.

     The Company has filed with the Commission a registration statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the Certificates. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates will be deemed to be incorporated by reference in this Prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to the Secretary of Structured Products Corp., 32nd Floor, Room 33-126, Seven World Trade Center, New York, New York 10048. Telephone requests for such copies should be directed to the Secretary of Structured Products Corp. at (212) 783-6645.

                          REPORTS TO CERTIFICATEHOLDERS

     Unless and until Definitive Certificates are issued, on each Distribution Date unaudited reports containing information concerning the related Trust will be prepared by the related Trustee and sent on behalf of each Trust only to Cede & Co. ("Cede"), as nominee of DTC and registered holder of the Certificates. See "Description of Certificates -- Global Securities" and "Description of Trust Agreement -- Reports to Certificateholders; Notice." Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Company, on behalf of each Trust, will cause to be filed with the Commission such periodic reports as are required under the Exchange Act.

                         IMPORTANT CURRENCY INFORMATION

     Purchasers are required to pay for each Certificate in the Specified Principal Currency for such Certificate. Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies and vice versa, and banks do not currently offer non-U.S. dollar checking or savings account facilities in the United States. However, if requested by a prospective purchaser of a Certificate having a Specified Principal Currency other than U.S. dollars, Salomon Smith Barney Inc. (the "Offering Agent") will arrange for the exchange of U.S. dollars into such Specified Principal Currency to enable the purchaser to pay for such Certificate. Such request must be made on or before the fifth Business Day (as defined herein) preceding the date of delivery of such Certificate or by such later date as is determined by the Offering Agent. Each such exchange will be made by the Offering Agent on such terms and subject to such conditions, limitations and charges as the Offering Agent may from time to time establish in accordance with its regular foreign exchange practice. All costs of exchange will be borne by the purchaser.

     References herein to "U.S. dollars," "U.S.$," "USD," "dollar" or "$" are to the lawful currency of the United States.

                                  RISK FACTORS

     In connection with an investment in the Securities of any Series, prospective investors should consider, among other things, the material risk factors set forth below and any additional material risk factors set forth in the applicable Prospectus Supplement.

     THE CERTIFICATES MAY NOT BE A LIQUID INVESTMENT. There will be no market for any Series (or Class within such Series) of Certificates prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Certificateholders with liquidity of investment or will continue for the life of such Certificates.

     CERTIFICATES ARE LIMITED OBLIGATIONS AND ARE NOT RECOURSE OBLIGATIONS OF THE COMPANY OR ITS AFFILIATES. The Certificates will not represent a recourse obligation of or interest in the Company or any of its affiliates. The Certificates of each Series will not be insured or guaranteed by any government agency or instrumentality, the Company, any Person affiliated with the Company or the Issuer, or any other Person. The obligations, if any, of the Company with respect to the Certificates of any Series will only be pursuant to certain limited representations and warranties with respect to the Term Assets or other Deposited Assets. The Company does not have, and is not expected in the future to have, any significant assets with which to satisfy any claims arising from a breach of any representation or warranty. If, for example, the Company were required to repurchase a Term Asset with respect to which the Company has breached a representation or warranty, its only sources of funds to make such repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the seller of such Term Asset to the Company, or from a reserve fund established to provide funds for such repurchases. The Company has no obligation to establish or maintain any such reserve fund.

     TRUST CONSISTS OF LIMITED ASSETS AND PAYMENTS ON THE CERTIFICATES WILL BE MADE SOLELY FROM DEPOSITED ASSETS. The only material assets expected to be in a Trust are the Deposited Assets corresponding to the related Series (or Class) of Certificates being offered. The Certificates are not insured or guaranteed by the Company, any Administrative Agent or any of their affiliates. Accordingly, Certificateholders' receipt of distributions in respect of the Certificates will depend entirely on the performance of and the Trust's receipt of payments with respect to the Deposited Assets and any Credit Support identified in the related Prospectus Supplement. See "Description of Deposited Assets and Credit Support."

     AVERAGE LIFE AND YIELD OF CERTIFICATES MAY VARY THUS CREATING REINVESTMENT RISK. The timing of distributions of interest, premium (if any) and principal of any Series (or of any Class within such Series) of Certificates is affected by a number of factors, including the performance of the related Deposited Assets, the extent of any early redemption, repayment, amortization, acceleration of payment rate, slow down of payment rate or extension of maturity or amortization with respect to the related Term Assets (or portion thereof) and the manner and priority in which collections from such Term Assets and any other Deposited Assets are allocated to each Class of such Series. Certain of these factors may be influenced by a variety of accounting, tax, economic, social and other factors. The related Prospectus Supplement will discuss any calls, puts or other redemption options, any extension of maturity provisions and certain other terms applicable to such Term Assets and any other Deposited Assets. See "Maturity and Yield Considerations."

     TAX CONSIDERATIONS SHOULD BE REVIEWED. Special Tax Counsel has delivered an opinion to the Company that the discussion contained herein under the caption "Certain Federal Income Tax Considerations," to the extent it constitutes matters of law or legal conclusions thereto, is true and correct in all material respects. Special Tax Counsel has also delivered an opinion that the Trust will not be characterized as an association taxable as a corporation (or publicly traded partnership treated as an association) for federal income tax purposes. Special Tax Counsel has not delivered (and unless otherwise indicated in the Prospectus Supplement does not intend to deliver) any other opinions regarding the Trust or the Certificates. Prospective investors should be aware that no rulings have been sought from the Internal Revenue Service ("IRS"), and that legal opinions are not binding on the IRS or the courts. Accordingly, there can be no assurance that the IRS or the courts will agree with Special Tax Counsel's opinions. If, contrary to Special Tax Counsel's opinion, the Trust is characterized or treated as a corporation for federal income tax consequences, among other consequences, the Trust would be subject to federal income tax (and similar state income or franchise taxes) on its income and distributions to Certificateholders would be impaired. See "Federal Income Tax Considerations" herein and in the related Prospectus Supplement.

     LIMITED NATURE OF RATING; REDUCTION OR WITHDRAWAL OF RATING COULD OCCUR WHICH MAY ADVERSELY AFFECT THE VALUE OF THE CERTIFICATES. At the time of issue, the Certificates of any given Series (or each Class of such Series that is offered hereby) will be rated in one of the investment grade categories by one or more nationally recognized rating agencies (a "Rating Agency"). Unless otherwise specified in the applicable Prospectus Supplement, the rating of any Series or Class of Certificates is based primarily on the related Deposited Assets and any Credit Support and the relative priorities of the Certificateholders of such Series or Class to receive collections from, and to assert claims against, the Trust with respect to such Deposited Assets and any Credit Support. The rating is not a recommendation to purchase, hold or sell Certificates, inasmuch as such rating does not comment as to market price or suitability for a particular investor. In addition, the rating does not address the likelihood that the principal amount of any Series or Class will be paid prior to any final legal maturity date. There can be no assurance that the rating will remain for any given period of time or that the rating will not be lowered or withdrawn entirely by the Rating Agency if in its judgment circumstances in the future so warrant. Any Class or Classes of a given Series of Certificates may not be offered pursuant to this Prospectus, in which case such Class or Classes may or may not be rated in an investment grade category by a Rating Agency.

     GLOBAL SECURITIES LIMIT DIRECT VOTING AND ABILITY TO PLEDGE CERTIFICATES. The Certificates of each Series (or, if more than one Class exists, each Class of such Series) will initially be represented by one or more Global Securities deposited with, or on behalf of, a Depositary (as defined herein) and will not be issued as individual definitive Certificates to the purchasers of such Certificates. Consequently, unless and until such individual definitive Certificates of a particular Series or Class are issued, such purchasers will not be recognized as Certificateholders under the Trust Agreement. Hence, until such time, such purchasers will only be able to exercise the rights of
Certificateholders indirectly through the Depositary and its respective participating organizations and, as a result, the ability of any such purchaser to pledge that Certificate to persons or entities that do not participate in the Depositary's system, or to otherwise act with respect to such Certificate, may be limited. See "Description of Certificates -- Global Securities" and "Limitations on Issuance of Bearer Certificates" and any further description contained in the related Prospectus Supplement.

     RISKS WITH RESPECT TO CURRENCY, EXCHANGE RATES AND EXCHANGE CONTROLS MAY EXIST. The Certificates of any given Series (or Class within such Series) may be denominated in a currency other than U.S. dollars to the extent specified in the applicable Prospectus Supplement. An investment in a Certificate having a Specified Currency other than U.S. dollars entails significant risks that are not associated with a similar investment in a U.S. dollar-denominated security. Such risks include, without limitation, the possibility of significant changes in rates of exchange between the U.S. dollar and such Specified Currency and the possibility of the imposition or modification of foreign exchange controls with respect to such Specified Currency. Such risks generally depend on factors over which the Company has no control, such as economic and political events and the supply of and demand for the relevant currencies. In recent years, rates of exchange between the U.S. dollar and certain currencies have been highly volatile, and such volatility may be expected in the future. Past fluctuations in any particular exchange rate do not necessarily indicate, however, fluctuations in the rate that may occur during the term of any Certificate. Depreciation of the Specified Currency for a Certificate against the U.S. dollar would decrease the effective yield of such Certificate below its Pass-Through Rate and, in certain circumstances, could result in a loss to the investor on a U.S. dollar basis.

     Governments have from time to time imposed, and may in the future impose, exchange controls that could affect exchange rates and the availability of a Specified Currency for making distributions in respect of Certificates denominated in such currency. There can be no assurance that exchange controls will not restrict or prohibit distributions of principal, premium or interest in any Specified Currency. Even if there are no actual exchange controls, it is possible that, on a Distribution Date with respect to any particular Certificate, the currency in which amounts then due to be distributed in respect of such Certificate would not be available.

     IT IS STRONGLY RECOMMENDED THAT PROSPECTIVE PURCHASERS CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN CERTIFICATES DENOMINATED IN A CURRENCY OTHER THAN U.S. DOLLARS. SUCH CERTIFICATES ARE NOT AN APPROPRIATE INVESTMENT FOR PERSONS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

See "Currency Risks."

     TRUST MAY INCLUDE DERIVATIVES WHICH COULD AFFECT THE VALUE OF THE CERTIFICATES. A Trust may include various derivative instruments, including interest rate, currency, securities, commodity and credit swaps, caps, floors, collars and options and structured securities having embedded derivatives (such as structured notes). Swaps involve the exchange with another party of their respective commitments to pay or receive amounts computed by reference to specified fixed or floating interest rates, currency rates, securities prices, yields or returns (including baskets of securities or securities indices) or commodity prices and a notional principal amount (i.e., the reference amount with respect to which such obligations are determined, although no actual exchange of principal occurs except for currency swaps); for example, an exchange of floating rate payments for fixed rate payments. Interim payments are generally netted, with the difference being paid by one party to the other. The purchase of a cap entitles the purchaser, to the extent that a specified rate, price, yield or return exceeds a predetermined level, to receive payments computed by reference to a specified fixed or floating rate, price, yield or return and a notional principal amount from the party selling such cap. The purchase of a floor entitles the purchaser, to the extent that a specified rate, price, yield or return declines below a predetermined level, to receive payments computed by reference to a specified fixed or floating rate, price, yield or return and a notional principal amount from the party selling such floor. Options function in a manner similar to caps and floors, and exist on various underlying securities, such as bonds, equities, currencies and commodities. Options can also be structured as securities such as warrants or can be embedded in securities such as certain commodity or equity-linked bonds with option-like characteristics. Forward contracts involve the purchase and sale of a specified security, commodity, currency or other financial instrument at a specified price and date in the future, and may be settled by physical delivery or cash payment. Credit derivatives involve swap and option contracts designed to assume or lay off credit risk on loans, debt securities or other assets, or in relation to a particular reference entity or country, in return for either swap payments or payment of premium. Credit derivatives may also be embedded in other instruments such as notes or warrants. Credit derivatives give one party to a transaction the right to dispose of or acquire an asset (or group of assets), or the right to receive or make a payment from the other party, upon the occurrence of specified credit events.

     Fluctuations in securities, currency and commodity rates, prices, yields and returns may have a significant effect on the yield to maturity of derivatives or the levels of support that derivatives can provide to a Trust. In addition, derivatives may be limited to covering only certain risks. Continued payments on derivatives may be affected by the financial condition of the counterparties thereto (or, in some instances, the guarantor thereunder). There can be no assurance that counterparties will be able to perform their obligations. Failure by a counterparty (or the related guarantor, if any) to make required payments may result in the delay or failure to make payments on the related securities and risks. In addition, the notional amounts on which payments are made may vary under certain circumstances and may not bear any correlation to principal amounts of the related securities. The terms and risks of the relevant derivatives will be described in the related Prospectus Supplement. Further, the relevant Prospectus Supplement will identify the material terms, the material risks and the counterparty for any derivative instrument in a Trust which is the result of an agreement with such counterparty to the extent that such agreement is material.

     PUBLICLY AVAILABLE INFORMATION CONCERNING TERM ASSETS ISSUERS SHOULD BE REVIEWED; RISK OF LOSS IF PUBLIC INFORMATION NOT AVAILABLE. It is strongly recommended that each prospective purchaser of Certificates obtain and evaluate the same information concerning each Term Assets Issuer (as defined herein) as it would obtain and evaluate if it were investing directly in the Term Assets or in other securities issued by the Term Assets Issuer. The publicly-available information concerning a Term Assets Issuer is important in considering whether to invest in or sell Certificates. To the extent such information ceases to be available, an investor's ability to make an informed decision to purchase or sell Certificates could be impeded. The information in this Prospectus and any Prospectus Supplement concerning the Term Assets and the Term Assets Issuers has been obtained from publicly available documents, and none of the Company, the Trustee or any of their affiliates has undertaken, or will undertake, any investigation of the accuracy or completeness of such documents (whether or not filed with the Commission) or the financial condition or creditworthiness of any Term Assets Issuer. The issuance of Certificates of any Series should not be construed as an endorsement by the Company or the Trustee or any of their affiliates of the financial condition or business prospects of any Term Assets Issuer.

     REMEDIES AVAILABLE TO CERTIFICATEHOLDERS ARE LIMITED DUE TO PASSIVE NATURE OF THE TRUST. The remedies available to a Trustee of a relevant Trust are predetermined and therefore an investor in the Certificates has less discretion over the exercise of remedies than if such investor directly invested in the Term Assets. Each Trust will generally hold the related Deposited Assets to maturity and not dispose of them, regardless of adverse events, financial or otherwise, which may affect any Term Assets Issuer or the value of the Deposited Assets. Except as indicated below, a holder will not be able to dispose of or take other actions with respect to any Deposited Assets. Under certain circumstances described in the applicable Prospectus Supplement, the Trustee will (or will at the direction of a specified percentage of Certificateholders of the relevant Series) dispose of, or take certain other actions in respect of, the Deposited Assets. In certain limited circumstances, such as a mandatory redemption of Term Assets or the exercise by a third party of the right to purchase Term Assets (as described below under "Description of Trust Agreement -- Termination"), the Trustee may dispose of the Deposited Assets prior to maturity. The applicable Prospectus Supplement will describe the particular circumstances, if any, under which a Deposited Asset may be disposed of prior to maturity.

     OPTIONAL EXCHANGE FOR DEPOSITED ASSETS WILL GENERALLY BE UNAVAILABLE. Although the Prospectus Supplement for a Series of Certificates may designate such Series as an Exchangeable Series (as defined herein) and may provide that a Certificateholder may exchange Certificates of the Exchangeable Series for a pro rata portion of Deposited Assets of the related Trust, any such Optional Exchange Right will be exercisable only to the extent that the exercise of such right would not be inconsistent with the Company's or Trust's continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940, as amended, and all applicable rules, regulations and interpretations thereunder. See "Description of Certificates -- Optional Exchange." Accordingly, the optional exchange right described in this Prospectus under the heading "Description of Certificates -- Optional Exchange" and further described in the relevant Prospectus Supplement may be available only to the Company and its affiliates and designees. Other Certificateholders will generally not be able to exchange their Certificates of an Exchangeable Series for a pro rata portion of the Deposited Assets of the related Trust. In addition, the exercise of an optional exchange right will decrease the outstanding aggregate amount of Certificates of the applicable Exchangeable Series.

                              --------------------

     The Prospectus Supplement for each Series of Certificates will set forth information regarding any additional material risk factors applicable to such Series (and each Class within such Series).

                                   THE COMPANY

     The Company was incorporated in the State of Delaware on November 23, 1992, as an indirect, wholly-owned, limited-purpose finance subsidiary of Salomon Smith Barney Holdings Inc. The Company will not engage in any business or other activities other than issuing and selling securities from time to time and acquiring, owning, holding, pledging and transferring assets (including Deposited Assets and Credit Support) in connection therewith or with the creation of a Trust and in activities related or incidental thereto. The Company does not have, nor is it expected to have, any significant unencumbered assets. The Company's principal executive offices are located at 390 Greenwich Street, New York, New York 10013 (telephone (212) 783-6645).

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of each Series or Class of Certificates (whether or not offered hereby) will be used by the Company for such purposes as may be specified in the applicable Prospectus Supplement. Such purposes may include, without limitation, purchasing the related Deposited Assets (or providing a Trust with funds to purchase such Deposited Assets) and arranging certain Credit Support including, if specified in the related Prospectus Supplement, making required deposits into any reserve account or other account for the benefit of the Certificateholders of such Series or Class. Any remaining net proceeds will be used by the Company for general corporate purposes.

                             FORMATION OF THE TRUST

     The Company will assign the Deposited Assets (or cash to purchase such assets) for each Series of Certificates to the Trustee named in the applicable Prospectus Supplement, in its capacity as Trustee, for the benefit of the
Certificateholders of such Series. See "Description of Trust Agreement -- Assignment of Deposited Assets." The Deposited Assets will consist of a publicly issued, fixed income debt security or asset backed security or pool of such debt securities or asset backed securities issued by one or more corporations, banking organizations, insurance companies or special purpose vehicles (including trusts, limited liability companies, partnerships or other special purpose entities) organized under the laws of the United States of America or any state, which are subject to the informational requirements of the Exchange Act and which in accordance therewith file reports and other information with the Commission. See "Description of Deposited Assets and Credit Support." The Trustee named in the applicable Prospectus Supplement will administer the Deposited Assets pursuant to the Trust Agreement and will receive a fee for such services (the "Trustee's Fee"). Any Administrative Agent named in the applicable Prospectus Supplement will perform such tasks as are specified therein and in the Trust Agreement and will receive a fee for such services (the "Administration Fee") as specified in the Prospectus Supplement. See "Description of Trust Agreement -- Collection and Other Administrative Procedures" and "-- Retained Interest; Administrative Agent Compensation and Payment of Expenses." The Trustee or an Administrative Agent, if applicable, will either cause the assignment of the Deposited Assets to be recorded or will obtain an opinion of counsel that no recordation is required to obtain a first priority perfected security interest in such Deposited Assets.

     The Company's assignment of the Deposited Assets to the Trustee will be without recourse. To the extent provided in the applicable Prospectus Supplement, the obligations of an Administrative Agent, if any, so named therein with respect to the Deposited Assets will consist primarily of its contractual administrative obligations, if any, under the Trust Agreement, its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to any Deposited Assets in amounts described under "Description of Trust Agreement -- Advances in Respect of Delinquencies," and its obligations, if any, to purchase Deposited Assets as to which there has been a breach of certain representations and warranties or as to which the documentation is materially defective. The obligations of an Administrative Agent, if any, named in the applicable Prospectus Supplement to make advances will be limited to amounts which any such Administrative Agent believes ultimately would be recoverable under any Credit Support, insurance coverage, the proceeds of liquidation of the Deposited Assets or from other sources available for such purposes. See "Description of Trust Agreement -- Advances in Respect of Delinquencies."

     To the extent provided in the related Prospectus Supplement, each Trust will consist of (i) the applicable Deposited Assets, or interests therein, exclusive of any interest in such assets (the "Retained Interest") retained by the Company or any previous owner thereof, as from time to time are specified in the Trust Agreement; (ii) such collections as from time to time are identified as deposited in the related Certificate Account; (iii) property, if any, acquired on behalf of Certificateholders by foreclosure or repossession and any revenues received thereon; (iv) those elements of Credit Support, if any, provided with respect to any Class within such Series that are specified as being part of the related Trust in the applicable Prospectus Supplement, as described therein and under "Description of Deposited Assets and Credit Support -- Credit Support"; (v) the rights of the Company under the agreement or agreements entered into by the Trustee on behalf of the Certificateholders which constitute, or pursuant to which the Trustee has acquired, such Deposited Assets; and (vi) the rights of the Trustee in any cash advance, reserve fund or surety bond.

     In addition, to the extent provided in the applicable Prospectus Supplement, the Company will obtain Credit Support for the benefit of the Certificateholders of any related Series (or Class within such Series) of Certificates.

                        MATURITY AND YIELD CONSIDERATIONS

     Each Prospectus Supplement will, to the extent applicable, contain information with respect to the type and maturities of the related Term Assets and the terms, if any, upon which such Term Assets may be subject to early redemption (either by the applicable obligor or pursuant to a third-party call option), repayment (at the option of the holders thereof) or extension of maturity. The provisions of the Term Assets with respect to the foregoing may affect the weighted average life of the related Series of Certificates.

     The effective yield to holders of the Certificates of any Series (and Class within such Series) may be affected by certain aspects of the Deposited Assets or any Credit Support or the manner and priorities of allocations of collections with respect to such Deposited Assets between the Classes of a given Series. The yield to maturity of any Series (or Class within such Series) may be affected by any optional or mandatory redemption, repayment, amortization or extension of maturity of the related Term Assets. A variety of tax, accounting, economic, and other factors will influence whether any applicable party exercises any right of redemption, repurchase or extension in respect of its securities. The rate of redemption may also be influenced by prepayments on the obligations a Term Assets Issuer holds for its own account. All else remaining equal, if prevailing interest rates fall significantly below the interest rates on the related Term Assets, the likelihood of redemption would be expected to increase. There can be no certainty as to whether any Term Asset redeemable at the option of a Term Assets Issuer will be repaid prior to its stated maturity.

     To the extent specified in the related Prospectus Supplement, each of the Term Assets will be subject to acceleration upon the occurrence of certain Term Asset Events of Default (as defined herein). The maturity and yield on the Certificates will be affected by any early repayment of the Term Assets as a result of the acceleration of the Term Assets. See "Description of Deposited Assets."

     The extent to which the yield to maturity of such Certificates may vary from the anticipated yield due to the rate and timing of payments on the Deposited Assets will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to the rate and timing of payments on the Deposited Assets.

     The yield to maturity of any Series (or Class) of Certificates will also be affected by variations in the interest rates applicable to, and the corresponding payments in respect of, such Certificates, to the extent that the Pass-Through Rate for such Series (or Class) is based on variable or adjustable interest rates. With respect to any Series of Certificates, disproportionate principal payments (whether resulting from differences in amortization schedules, payments due on scheduled maturity or upon early redemption) on the related Term Assets having interest rates higher or lower than the then applicable Pass-Through Rates applicable to such Certificates may affect the yield thereon.

     The Prospectus Supplement for each Series of Certificates will set forth additional information regarding yield and maturity considerations applicable to such Series (and each Class within such Series) and the related Deposited Assets, including the applicable Term Assets.

                           DESCRIPTION OF CERTIFICATES

     Each Series (or, if more than one Class exists, the Classes within such Series) of Certificates will be issued pursuant to a Trust Agreement and a separate series supplement thereto among the Company, the Administrative Agent, if any, and the Trustee named in the related Prospectus Supplement, a form of which Trust Agreement is attached as an exhibit to the Registration Statement. The provisions of the Trust Agreement (as so supplemented) may vary depending upon the nature of the Certificates to be issued thereunder and the nature of the Deposited Assets, Credit Support and related Trust.

     The following summaries describe material provisions of the Trust Agreement which may be applicable to each Series of Certificates. The applicable Prospectus Supplement for a Series of Certificates will describe any material provision of the Trust Agreement or the applicable Certificates that is not described in this Prospectus. The following summaries do not purport to be complete and are subject to the detailed provisions of the form of Trust Agreement to which reference is hereby made for a full description of such provisions, including the definition of certain terms used, and for other information regarding the Certificates. As used herein with respect to any Series, the term "Certificate" refers to all the Certificates of that Series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires.

GENERAL

     There is no limit on the amount of Certificates that may be issued under the Trust Agreement, and the Trust Agreement will provide that Certificates of the applicable Series may be issued in multiple Classes. The Series (or Classes within such Series) of Certificates to be issued under the Trust Agreement will represent the entire beneficial ownership interest in the Trust for such Series created pursuant to the Trust Agreement and each such Class will be allocated certain relative priorities to receive specified collections from, and a certain percentage ownership interest of the assets deposited in, such Trust, all as identified and described in the applicable Prospectus Supplement. See "Description of Deposited Assets and Credit Support -- Collections."

     Reference is made to the related Prospectus Supplement for a description of the following terms of the Series (and if applicable, Classes within such Series) of Certificates in respect of which this Prospectus and such Prospectus Supplement are being delivered: (i) the title of such Certificates; (ii) the Series of such Certificates and, if applicable, the number and designation of Classes of such Series; (iii) certain information concerning the type, characteristics and specifications of the Deposited Assets being deposited into the related Trust by the Company (and, with respect to any Term Asset which at the time of such deposit represents a significant portion of all such Deposited Assets and any related Credit Support, certain information concerning the terms of each such Term Asset, the identity of the issuer thereof and where publicly available information regarding such issuer may be obtained); (iv) the limit, if any, upon the aggregate principal amount or notional amount, as applicable, of each Class thereof; (v) the dates on which or periods during which such Series or Classes within such Series may be issued (each, an "Original Issue Date"), the offering price thereof and the applicable Distribution Dates on which the principal, if any, of (and premium, if any, on) such Series or Classes within such Series will be distributable; (vi) if applicable, the relative rights and priorities of each such Class (including the method for allocating collections from and defaults or losses on the Deposited Assets to the Certificateholders of each such Class); (vii) whether the Certificates of such Series or each Class within such Series are Fixed Rate Certificates or Floating Rate Certificates (each as defined below) and the applicable interest rate (the "Pass-Through Rate") for each such Class, including the applicable rate, if fixed (a "Fixed Pass-Through Rate"), or the terms relating to the particular method of calculation thereof applicable to such Series or each Class within such Series, if variable (a "Variable Pass-Through Rate"); the date or dates from which such interest will accrue; the applicable Distribution Dates on which interest, principal and premium, in each case as applicable, on such Series or Class will be distributable and the related Record Dates, if any; (viii) the option, if any, of any Certificateholder of such Series or Class to withdraw a portion of the assets of the Trust in exchange for surrendering such Certificateholder's Certificate or to put the Certificate to the Company or a third party or of the Company or Administrative Agent, if any, or another third party to purchase or repurchase any Deposited Assets (in each case to the extent not inconsistent with the Company's or Trust's continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940 and all applicable rules, regulations and interpretations thereunder) and the periods within which or the dates on which, and the terms and conditions upon which any such option may be exercised, in whole or in part; (ix) the rating of such Series or each Class within such Series offered hereby (PROVIDED, HOWEVER, that one or more Classes within such Series not offered hereunder may be unrated or may be rated below investment grade); (x) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which such Series or Class within such Series will be issuable; (xi) whether the Certificates of any Class within a given Series are to be entitled to (1)
principal distributions, with disproportionate, nominal or no interest distributions, or (2) interest distributions, with disproportionate, nominal or no principal distributions ("Strip Certificates"), and the applicable terms thereof; (xii) whether the Certificates of such Series or of any Class within such Series are to be issued as Registered Securities or Bearer Certificates or both and, if Bearer Certificates are to be issued, whether coupons ("Coupons") will be attached thereto; whether Bearer Certificates of such Series or Class may be exchanged for Registered Securities of such Series or Class and the circumstances under which and the place or places at which any such exchanges, if permitted, may be made; (xiii) whether the Certificates of such Series or of any Class within such Series are to be issued in the form of one or more Global Securities and, if so, the identity of the Depositary (as defined herein), if other than The Depository Trust Company, for such Global Security or Securities;
(xiv) if a temporary Certificate is to be issued with respect to such Series or any Class within such Series, whether any interest thereon distributable on a Distribution Date prior to the issuance of a definitive Certificate of such Series or Class will be credited to the account of the Persons entitled thereto on such Distribution Date; (xv) if a temporary Global Security is to be issued with respect to such Series or Class, the terms upon which beneficial interests in such temporary Global Security may be exchanged in whole or in part for beneficial interests in a definitive Global Security or for individual Definitive Certificates (as defined herein) of such Series or Class and the terms upon which beneficial interests in a definitive Global Security, if any, may be exchanged for individual Definitive Certificates of such Series or Class; (xvi) if other than U.S. dollars, the Specified Currency applicable to the Certificates of such Series or Class for purposes of denominations and distributions on such Series or each Class within such Series and the circumstances and conditions, if any, when such Specified Currency may be changed, at the election of the Company or a Certificateholder, and the currency or currencies in which any principal of or any premium or any interest on such Series or Class are to be distributed pursuant to such election; (xvii) any additional Administrative Agent Termination Events (as defined herein), if applicable, provided for with respect to such Class; (xviii) all applicable Required Percentages and Voting Rights (each as defined below) relating to the manner and percentage of votes of Certificateholders of such Series and each Class within such Series required with respect to certain actions by the Company or the applicable Administrative Agent, if any, or the Trustee; and (xix) any other terms of such Series or Class within such Series of Certificates not inconsistent with the provisions of the Trust Agreement relating to such Series.

     The United States federal income tax consequences and ERISA consequences relating to any Series or any Class within such Series of Certificates will be described in this Prospectus and in the applicable Prospectus Supplement. In addition, any risk factors, the specific terms and other information with respect to the issuance of any Series or Class within such Series of Certificates on which the principal of and any premium and interest are distributable in a Specified Currency other than U.S. dollars will be described in the applicable Prospectus Supplement relating to such Series or Class. The U.S. dollar equivalent of the public offering price or purchase price of a Certificate having a Specified Principal Currency other than U.S. dollars will be determined on the basis of the noon buying rate in New York City for cable transfer in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York (the "Market Exchange Rate") for such Specified Principal Currency on the applicable issue date. As specified in the applicable Prospectus Supplement such determination will be made by the Company, the Trustee, the Administrative Agent, if any, or an agent thereof as exchange rate agent for each Series of Certificates (the "Exchange Rate Agent").

     Registered Certificates may be transferred or exchanged for like Certificates of the same Series and Class at the corporate trust office or agency of the applicable Trustee in the City and State of New York, subject to the limitations provided in the Trust Agreement, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith. Bearer Certificates will be transferable by delivery. Provisions with respect to the exchange of Bearer Certificates will be described in the applicable Prospectus Supplement. Registered Securities may not be exchanged for Bearer Certificates. The Company may at any time purchase Certificates at any price in the open market or otherwise. Certificates so purchased by the Company may, at the discretion of the Company, be held or resold or surrendered to the Trustee for cancellation of such Certificates.

DISTRIBUTIONS

     Distributions allocable to principal, premium (if any) and interest on the Certificates of each Series (and Class within such Series) will be made in the Specified Currency for such Certificates by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the "Determination Date"). If the Specified Currency for a given Series or Class within such Series of Registered Certificates is other than U.S. dollars, the Administrative Agent, if any, or otherwise the Trustee will (unless otherwise specified in the applicable Prospectus Supplement) arrange to convert all payments in respect of each Certificate of such Series or Class into U.S. dollars in the manner described in the following paragraph. The Certificateholder of a Registered Certificate of a given Series or Class within such Series denominated in a Specified Currency other than U.S. dollars may (if the applicable Prospectus Supplement and such Certificate so indicate) elect to receive all distributions in respect of such Certificate in the Specified Currency by delivery of a written notice to the Trustee and Administrative Agent, if any, for such Series not later than fifteen calendar days prior to the applicable Distribution Date, except under the circumstances described under "Currency Risks -- Payment Currency" below. Such election will remain in effect until revoked by written notice to such Trustee and Administrative Agent, if any, received by each of them not later than fifteen calendar days prior to the applicable Distribution Date.

     In the case of a Registered Certificate of a given Series or Class within such Series having a Specified Currency other than U.S. dollars, the amount of any U.S. dollar distribution in respect of such Registered Certificate will be determined by the Exchange Rate Agent based on the highest firm bid quotation expressed in U.S. dollars received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable Distribution Date (or, if no such rate is quoted on such date, the last date on which such rate was quoted), from three (or, if three are not available, then two) recognized foreign exchange dealers in The City of New York (one of which may be the Offering Agent and another of which may be the Exchange Rate Agent) selected by the Exchange Rate Agent, for the purchase by the quoting dealer, for settlement on such Distribution Date, of the aggregate amount payable in such Specified Currency on such payment date in respect of all Registered Certificates. All currency exchange costs will be borne by the Certificateholders of such Registered Certificates by deductions from such distributions. If no such bid quotations are available, such distributions will be made in such Specified Currency, unless such Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Company's control, in which case such distributions will be made as described under "Currency Risks -- Payment Currency" below. The applicable Prospectus Supplement will specify such information with respect to Bearer Certificates.

     Except as provided in the succeeding paragraph, distributions with respect to Certificates will be made (in the case of Registered Certificates) at the corporate trust office or agency of the Trustee specified in the applicable Prospectus Supplement; PROVIDED, HOWEVER, that any such amounts distributable on the final Distribution Date of a Certificate will be distributed only upon surrender of such Certificate at the applicable location set forth above. No distribution on a Bearer Certificate will be made by mail to an address in the United States or by wire transfer to an account maintained by the Certificateholder thereof in the United States.

     Distributions on Registered Certificates in U.S. dollars will be made, except as provided below, by check mailed to the Registered Certificateholders of such Certificates (which, in the case of Global Securities, will be a nominee of the Depositary); PROVIDED, HOWEVER, that, in the case of a Series or Class of Registered Certificates issued between a Record Date (as defined herein) and the related Distribution Dates, interest for the period beginning on the issue date for such Series or Class and ending on the last day of the interest accrual period ending immediately prior to or coincident with such Distribution Date will be distributed on the next succeeding Distribution Date to the Registered Certificateholders of the Registered Certificates of such Series or Class on the related Record Date. A Certificateholder of $10,000,000 (or the equivalent thereof in a Specified Principal Currency other than U.S. dollars) or more in aggregate principal amount of Registered Certificates of a given Series will be entitled to receive such U.S. dollar distributions by wire transfer of immediately available funds, but only if appropriate wire transfer instructions have been received in writing by the Trustee for such Series not later than fifteen calendar days prior to the applicable Distribution Date. Simultaneously with the election by any Certificateholder to receive payments in a Specified
Currency other than U.S. dollars (as provided above), such Certificateholder will provide appropriate wire transfer instructions to the Trustee for such Series, and all such payments will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank located outside the United States.

     "Business Day" with respect to any Certificate means any day, other than a Saturday or Sunday, that is (i) not a day on which banking institutions are authorized or required by law or regulation to be closed in (a) The City of New York or (b) if the Specified Currency for such Certificate is other than U.S. dollars, the financial center of the country issuing such Specified Currency (which, in the case of ECU, will be Brussels, Belgium) and (ii) if the Pass-Through Rate for such Certificate is based on LIBOR, a London Banking Day. "London Banking Day" with respect to any Certificate means any day on which dealings in deposits in the Specified Currency of such Certificate are transacted in the London interbank market. The Record Date with respect to any Distribution Date for a Series or Class of Registered Certificates will be specified as such in the applicable Prospectus Supplement.

INTEREST ON THE CERTIFICATES

     GENERAL. Each Class of Certificates (other than certain Classes of Strip Certificates) of a given Series may have a different Pass-Through Rate, which may be a fixed or variable Pass-Through Rate, as described below. In the case of Strip Certificates with no or, in certain cases, a nominal Certificate Principal Balance, such distributions of interest will be in an amount (as to any Distribution Date, "Stripped Interest") described in the related Prospectus Supplement. For purposes hereof, "Notional Amount" means the notional principal amount specified in the applicable Prospectus Supplement on which interest on Strip Certificates with no or, in certain cases, a nominal Certificate Principal Balance will be made on each Distribution Date. Reference to the Notional Amount of a Class of Strip Certificates herein or in a Prospectus Supplement does not indicate that such Certificates represent the right to receive any distributions in respect of principal in such amount, but rather the term "Notional Amount" is used solely as a basis for calculating the amount of required distributions and determining certain relative voting rights, all as specified in the related Prospectus Supplement.

     FIXED RATE CERTIFICATES. Each Series (or, if more than one Class exists, each Class within such Series) of Certificates with a fixed Pass-Through Rate ("Fixed Rate Certificates") will bear interest, on the outstanding Certificate Principal Balance (or Notional Amount, if applicable), from its Original Issue Date, or from the last date to which interest has been paid, at the fixed Pass-Through Rate stated on the face thereof and in the applicable Prospectus Supplement until the principal amount thereof is distributed or made available for payment (or in the case of Fixed Rate Certificates with no or a nominal principal amount, until the Notional Amount thereof is reduced to zero), except that, if so specified in the applicable Prospectus Supplement, the Pass-Through Rate for such Series or any such Class or Classes may be subject to adjustment from time to time in response to designated changes in the rating assigned to such Certificates by one or more rating agencies, in accordance with a schedule or otherwise, all as described in such Prospectus Supplement. Interest on each Series or Class of Fixed Rate Certificates will be distributable in arrears on each Distribution Date specified in such Prospectus Supplement. Each such distribution of interest will include interest accrued through the day specified in the applicable Prospectus Supplement. Interest on Fixed Rate Certificates will be computed on the basis of a 360-day year of twelve 30-day months.

     FLOATING RATE CERTIFICATES. Each Series (or, if more than one Class exists, each Class within such Series) of Certificates with a variable Pass-Through Rate ("Floating Rate Certificates") will bear interest, on the outstanding Certificate Principal Balance (or Notional Amount, if applicable), from its Original Issue Date to the first Interest Reset Date (as defined herein) for such Series or Class at the Initial Pass-Through Rate set forth on the face thereof and in the applicable Prospectus Supplement. Thereafter, the
Pass-Through Rate on such Series or Class for each Interest Reset Period (as defined herein) will be determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any. The "Spread" is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable Prospectus Supplement as being applicable to such Series or Class, and the "Spread Multiplier" is the percentage that may be specified in the applicable Prospectus Supplement as being applicable to such Series or Class, except that if so specified in the applicable Prospectus Supplement, the Spread or Spread Multiplier on such Series or any such Class or Classes of Floating Rate Certificates may be subject to adjustment from time to time in response to designated changes in the rating assigned to such Certificates by one or more rating agencies, in accordance with a schedule or otherwise, all as described in such Prospectus Supplement. The applicable Prospectus Supplement, unless otherwise specified therein, will designate one of the following Base Rates as applicable to a Floating Rate Certificate: (i) LIBOR (a "LIBOR Reference Rate Certificate"), (ii) the Commercial Paper Rate (a "Commercial Paper Reference Rate Certificate"), (iii) the Treasury Rate (a "Treasury Reference Rate
Certificate"), (iv) the Federal Funds Rate (a "Federal Funds Reference Rate Certificate"), (v) the CD Rate (a "CD Reference Rate Certificate") or (vi) such other Base Rate (which may be based on, among other things, one or more market indices or the interest and/or other payments (whether scheduled or otherwise) paid, accrued or available with respect to a designated asset, pool of assets or type of asset) as is set forth in such Prospectus Supplement and in such Certificate. The "Index Maturity" for any Series or Class of Floating Rate
Certificates is the period of maturity of the instrument or obligation from which the Base Rate is calculated. "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System. "Composite Quotations" means the daily statistical release entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities" published by the Federal Reserve Bank of New York.

     As specified in the applicable Prospectus Supplement, Floating Rate Certificates of a given Series or Class may also have either or both of the following (in each case expressed as a rate per annum on a simple interest basis): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period specified in the applicable Prospectus Supplement ("Maximum Pass-Through Rate") and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any such interest accrual period ("Minimum Pass-Through Rate"). In addition to any Maximum Pass-Through Rate that may be applicable to any Series or Class of Floating Rate Certificates, the Pass-Through Rate applicable to any Series or Class of Floating Rate Certificates will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application. The Floating Rate Certificates will be governed by the law of the State of New York and, under such law as of the date of this Prospectus, the maximum rate of interest, with certain exceptions, is 25% per annum on a simple interest basis.

     The Company will appoint, and enter into agreements with, agents (each a "Calculation Agent") to calculate Pass-Through Rates on each Series or Class of Floating Rate Certificates. The applicable Prospectus Supplement will set forth the identity of the Calculation Agent for each Series or Class of Floating Rate Certificates. All determinations of interest by the Calculation Agent will, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Certificates of a given Series or Class.

     The Pass-Through Rate on each Class of Floating Rate Certificates will be reset daily, weekly, monthly, quarterly, semiannually or annually (such period being the "Interest Reset Period" for such Class, and the first day of each Interest Reset Period being an "Interest Reset Date"), as specified in the applicable Prospectus Supplement. Interest Reset Dates with respect to each Series, and any Class within such Series of Floating Rate Certificates will be specified in the applicable Prospectus Supplement; PROVIDED, HOWEVER, that unless otherwise specified in such Prospectus Supplement, the Pass-Through Rate in effect for the ten days immediately prior to the Scheduled Final Distribution Date will be that in effect on the tenth day preceding such Scheduled Final Distribution Date. If an Interest Reset Date for any Class of Floating Rate Certificates would otherwise be a day that is not a Business Day, such Interest Reset Date will occur on a prior or succeeding Business Day, specified in the applicable Prospectus Supplement.

     Interest payable in respect of Floating Rate Certificates will be the accrued interest from and including the Original Issue Date of such Series or Class or the last Interest Reset Date to which interest has accrued and been distributed, as the case may be, to but excluding the immediately following Distribution Date.

     With respect to a Floating Rate Certificate, accrued interest will be calculated by multiplying the Certificate Principal Balance of such Certificate (or, in the case of a Strip Certificate with no or a nominal Certificate Principal Balance, the Notional Amount specified in the applicable Prospectus Supplement) by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day is computed by dividing the Pass-Through Rate in effect on such day by 360, in the case of LIBOR Reference Rate Certificates, Commercial Paper Reference Rate Certificates, Federal Funds Reference Rate Certificates and CD Reference Rate Certificates or by the actual number of days in the year, in the case of Treasury Reference Rate Certificates. For purposes of making the foregoing calculation, the variable Pass-Through Rate in effect on any Interest Reset Date will be the applicable rate as reset on such date.

     All percentages resulting from any calculation of the Pass-Through Rate on a Floating Rate Certificate will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and all currency amounts used in or resulting from such calculation on Floating Rate Certificates will be rounded to the nearest one-hundredth of a unit (with .005 of a unit being rounded upward).

     Interest on any Series (or Class within such Series) of Floating Rate Certificates will be distributable on the Distribution Dates and for the interest accrual periods as and to the extent set forth in the applicable Prospectus Supplement.

     Upon the request of the holder of any Floating Rate Certificate of a given Series or Class, the Calculation Agent for such Series or Class will provide the Pass-Through Rate then in effect and, if determined, the Pass- Through Rate that will become effective on the next Interest Reset Date with respect to such Floating Rate Certificate.

     (1) CD REFERENCE RATE CERTIFICATES. Each CD Reference Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.

     The "CD Rate" for each Interest Reset Period will be the rate as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "CD Rate Determination Date") for negotiable certificates of deposit having the Index Maturity designated in the applicable Prospectus Supplement as published in H.15(519) under the heading "CDs (Secondary Market)." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined herein) pertaining to such CD Rate Determination Date, then the "CD Rate" for such Interest Reset Period will be the rate on such CD Rate Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable Prospectus Supplement as published in Composite Quotations under the heading "Certificates of Deposit." If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "CD Rate" for such Interest Reset Period will be calculated by the Calculation Agent for such CD Reference Rate Certificate and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for such CD Reference Rate Certificate for negotiable certificates of deposit of major United

States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the related Prospectus Supplement in a denomination of $5,000,000; PROVIDED, HOWEVER, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "CD Rate" for such Interest Reset Period will be the same as the CD Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate).

     The "Calculation Date" pertaining to any CD Rate Determination Date will be the first to occur of (a) the tenth calendar day after such CD Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

     (2) COMMERCIAL PAPER REFERENCE RATE CERTIFICATES. Each Commercial Paper Reference Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.

     The "Commercial Paper Rate" for each Interest Reset Period will be determined by the Calculation Agent for such Commercial Paper Reference Rate Certificate as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "Commercial Paper Rate Determination Date") and will be the Money Market Yield (as defined herein) on such Commercial Paper Rate Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable Prospectus Supplement, as such rate will be published in H.15(519) under the heading "Commercial Paper." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined herein) pertaining to such Commercial Paper Rate Determination Date, then the "Commercial Paper Rate" for such Interest Reset Period will be the Money Market Yield on such Commercial Paper Rate
Determination Date of the rate for commercial paper of the specified Index Maturity as published in Composite Quotations under the heading "Commercial Paper." If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Commercial Paper Rate" for such Interest Reset Period will be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such Commercial Paper Rate Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for such Commercial Paper Reference Rate Certificate for commercial paper of the specified Index Maturity placed for an industrial issuer whose bonds are rated "AA" or the equipment by a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "Commercial Paper Rate" for such Interest Reset Period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate).

     "Money Market Yield" will be a yield calculated in accordance with the following formula:

                                            D x 360
                    Money Market Yield = ------------- x 100
                                            360 -- (D x M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the specified Index Maturity.

     The "Calculation Date" pertaining to any Commercial Paper Rate Determination Date will be the first to occur of (a) the tenth calendar day after such Commercial Paper Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

     (3) FEDERAL FUNDS REFERENCE RATE CERTIFICATES. Each Federal Funds Reference Rate Certificate will bear interest for each Interest Resort Period at the Pass-Through Rate calculated with name to the Federal Funds Rate and the Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.

     The "Federal Funds Rate" for each Interest Reset Period will be the effective rate on the Interest Reset Date for such Interest Reset Period (a "Federal Funds Rate Determination Date") for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)." In the event that such rate is not published prior to 3:00 p.m., New

York City time on the Calculation Date (as defined herein) pertaining to such Federal Funds Rate Determination Date, the "Federal Funds Rate" for such Interest Reset Period will be the rate on such Federal Funds Rate Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Federal Funds Rate" for such Interest Reset Period will be the rate on such Federal Funds Rate Determination Date made publicly available by, the Federal Reserve Bank of New York which is equivalent to the rate which appears in H.15(519) under the heading "Federal Funds (Effective)"; PROVIDED, HOWEVER, that if such rate is not made publicly available by the Federal Reserve Bank of New York by 3:00 p.m., New York City time, on such Calculation Date, the "Federal Funds Rate" for such Interest Reset Period will be the same as the Federal Funds Rate in effect for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate). Unless otherwise specified in the applicable Prospectus Supplement, in the case of a Federal Funds Reference Rate Certificate that resets daily, the Pass-Through Rate on such Certificate for the period from and including a Monday to but excluding the succeeding Monday will be reset by the Calculation Agent for such Certificate on such second Monday (or, if not a Business Day, on the next succeeding Business Day) to a rate equal to the average of the Federal Funds Rates in effect with respect to each such day in such week.

     The "Calculation Date" pertaining to any Federal Funds Rate Determination Date will be the next succeeding Business Day.

     (4)  LIBOR   REFERENCE  RATE   CERTIFICATES.   Each  LIBOR  Reference  Rate
Certificate   will  bear  interest  for  each  Interest   Reset  Period  at  the
Pass-Through Rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.

     With respect to LIBOR indexed to the offered rates for U.S. dollar deposits, "LIBOR" for each Interest Reset Period will be determined by the Calculation Agent for any LIBOR Reference Rate Certificate as follows:

          (i) On the second London Banking Day prior to the Interest Reset Date for such Interest Reset Period (a "LIBOR Determination Date"), the Calculation Agent for such LIBOR Reference Rate Certificate will determine the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the Index Maturity specified in the applicable Prospectus Supplement, commencing on such Interest Reset Date, which appear on the Reuters Screen LIBO Page at approximately 11:00 a.m., London time, on such LIBOR Determination Date. "Reuters Screen LIBO Page" means the display designated as page "LIBOR" on the Reuters Monitor Money Rates Service (or such other page may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks). If at least two such offered rates appear on the Reuters Screen LIBO Page, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such offered rates as determined by the Calculation Agent for such LIBOR Reference Rate Certificate.

          (ii) If fewer than two offered rates appear on the Reuters Screen LIBO Page on such LIBOR Determination Date, the Calculation Agent for such LIBOR Reference Rate Certificate will request the principal London offices of each of four major banks in the London interbank market selected by such Calculation Agent to provide such Calculation Agent with its offered quotations for deposits in U.S. dollars for the period of the specified Index Maturity, commencing on such Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time. If at least two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of rates quoted by three major banks in The City of New York selected by the Calculation Agent for such LIBOR Reference Rate Certificate at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks, for the period of the specified Index Maturity, commencing on such Interest Reset Date, and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time; provided, however, that if fewer than three banks selected as aforesaid by such Calculation Agent are quoting rates as mentioned in this sentence, "LIBOR" for such Interest Reset Period will be the same as LIBOR for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate).

     If LIBOR with respect to any LIBOR Reference Rate Certificate is indexed to the offered rates for deposits in a currency other than U.S. dollars, the applicable Prospectus Supplement will set forth the method for determining such rate.

     (5) TREASURY  REFERENCE  RATE  CERTIFICATES. Each Treasury  Reference  Rate
Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.

     The "Treasury Rate" for each Interest Reset Period will be the rate for the auction held on the Treasury Rate Determination Date (as defined herein) for such Interest Reset Period of direct obligations of the United States ("Treasury bills") having the Index Maturity specified in the applicable Prospectus Supplement, as such rate will be published in H.15(519) under the heading "U.S. Government Certificates -- Treasury bills -- auction average (investment)" or, in the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined herein) pertaining to such Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the specified Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the "Treasury Rate" for such Interest Reset Period will be calculated by the Calculation Agent for such Treasury Reference Rate Certificate and will be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by such Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; PROVIDED, HOWEVER, that if the dealers selected as aforesaid by such Calculation Agent are not quoting bid rates as mentioned in this sentence, then the "Treasury Rate" for such Interest Reset Period will be the same as the Treasury Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate).

     The "Treasury Rate Determination Date" for each Interest Reset Period will be the day of the week in which the Interest Reset Date for such Interest Reset Period falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Period commencing in the next succeeding week. If an auction date will fall on any day that would otherwise be an Interest Reset Date for a Treasury Reference Rate Certificate, then such Interest Reset Date will instead be the Business Day immediately following such auction date.

     The "Calculation Date" pertaining to any Treasury Rate Determination Date will be the first to occur of (a) the tenth calendar day after such Treasury
Rate Determination Date or, if such a day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

PRINCIPAL OF THE CERTIFICATES

     Each Certificate (other than certain Classes of Strip Certificates) will have a "Certificate Principal Balance" which, at any time, will equal the maximum amount that the holder thereof will be entitled to receive in respect of principal out of the future cash flow on the Deposited Assets and other assets included in the related Trust. Distributions generally will be applied to undistributed accrued interest on, then to principal of, and then to premium (if any) on, each such Certificate of the Class or Classes entitled thereto (in the manner and priority specified in such Prospectus Supplement) until the aggregate Certificate Principal Balance of such Class or Classes has been reduced to zero. The outstanding Certificate Principal Balance of a Certificate will be reduced to the extent of distributions of principal thereon, and, applicable pursuant to the terms of the related Series, by the amount of any net losses realized on any Deposited Asset ("Realized Losses") allocated thereto. The initial aggregate Certificate Principal Balance of a Series and each Class thereof will be specified in the related Prospectus Supplement. Distributions of principal of any Class of Certificates will be made on a pro rata basis among all the Certificates of such Class. Strip Certificates with no Certificate Principal Balance will not receive distributions of principal.

OPTIONAL EXCHANGE

     If a holder may exchange Certificates of any given Series for a pro rata portion of the Deposited Assets, the applicable Prospectus Supplement will designate such Series as an "Exchangeable Series." The terms upon which a holder may exchange Certificates of any Exchangeable Series for a pro rata portion of the Deposited Assets of the related Trust will be specified in the related Prospectus Supplement; provided that any right of exchange will be exerciseable only to the extent that such exchange would not be inconsistent with the Company's and such Trust's continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940 and all applicable rules, regulations and interpretations thereunder. Such terms may relate to, but are not limited to, the following:

          (a) a requirement that the exchanging holder tender to the Trustee Certificates of each Class within such Exchangeable Series;

          (b) a minimum Certificate Principal Balance or Notional Amount, as applicable, with respect to each Certificate being tendered for exchange;

          (c) a requirement that the Certificate Principal Balance or Notional Amount, as applicable, of each Certificate tendered for exchange be an integral multiple of an amount specified in the Prospectus Supplement;

          (d) specified dates during which a holder may effect such an exchange (each, an "Optional Exchange Date");

          (e) limitations on the right of an exchanging holder to receive any benefit upon exchange from any Credit Support or other non-Term Assets deposited in the applicable Trust; and

          (f) adjustments to the value of the proceeds of any exchange based upon the required prepayment of future expense allocations and the establishment of a reserve for any anticipated Extraordinary Trust Expenses.

     In order for a Certificate of a given Exchangeable Series (or Class within such Exchangeable Series) to be exchanged by the applicable Certificateholder, the Trustee for such Certificate must receive, at least 30 (or such shorter period acceptable to the Trustee) but not more than 45 days prior to an Optional Exchange Date (i) such Certificate with the form entitled "Option to Elect Exchange" on the reverse thereof duly completed, or (ii) in the case of Registered Certificates, a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., the Depositary (in accordance with its normal procedures) or a commercial bank or trust company in the United States setting forth the name of the holder of such Registered Certificate, the Certificate Principal Balance or Notional Amount of such Registered Certificate to be exchanged, the certificate number or a description of the tenor and terms of such Registered Certificate, a statement that the option to elect exchange is being exercised thereby and a guarantee that the Registered Certificate to be exchanged with the form entitled "Option to Elect Exchange" on the reverse of the Registered Certificate duly completed will be received by such Trustee not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter. If the procedure described in clause (ii) of the preceding sentence is followed, then such Registered Certificate and form duly completed must be received by such Trustee by such fifth Business Day. Any tender of a Certificate by the holder for exchange will be irrevocable. The exchange option may be exercised by the holder of a Certificate for less than the entire Certificate Principal Balance of such Certificate provided that the Certificate Principal Balance or Notional Amount, as applicable, of such Certificate remaining outstanding after redemption is an authorized denomination and all other exchange requirements set forth in the related Prospectus Supplement are satisfied. Upon such partial exchange, such Certificate will be cancelled and a new Certificate or Certificates for the remaining Certificate Principal Balance thereof will be issued (which, in the case of any Registered Certificate, will be in the name of the holder of such exchanged Certificate).

     Because initially and unless and until Definitive Certificates are issued each Certificate will be represented by a Global Security, the Depositary's nominee will be the Certificateholder of such Certificate and therefore will be the only entity that can exercise a right of exchange. In order to ensure that the Depositary's nominee will timely exercise a right of exchange with respect to a particular Certificate, the beneficial owner of such Certificate must instruct the broker or other direct or indirect participant through which it holds an interest in such Certificate to notify the Depositary of its desire to exercise a right of exchange. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a Certificate in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the Depositary.

     Upon the satisfaction of the foregoing conditions and any applicable conditions with respect to the related Deposited Assets, as described in the applicable Prospectus Supplement, the applicable Certificateholder will be entitled to receive a distribution of a pro rata share of the Deposited Assets related to the Exchangeable Series (and Class within such Exchangeable Series) of the Certificate being exchanged, in the manner and to the extent described in such Prospectus Supplement, and would therefore own the Deposited Assets and have the ability to enforce their rights directly as owners of the Deposited Assets. Alternatively, to the extent so specified in the applicable Prospectus Supplement, the applicable Certificateholder, upon satisfaction of such conditions, may direct the related Trustee to sell, on behalf of such Certificateholder, such pro rata share of the Deposited Assets, in which event the Certificateholder will be entitled to receive the net proceeds of such sale, less any costs and expenses incurred by such Trustee in facilitating such sale, subject to any additional adjustments set forth in the Prospectus Supplement.

PUT OPTION

     If specified in the applicable Prospectus Supplement, a holder may put Certificates of a given Series to the Company or a third party. The terms upon which a holder may put its Certificates (including the price) will be specified in the related Prospectus Supplement; PROVIDED, HOWEVER, any put option will be exerciseable only to the extent that such put would not be inconsistent with the Company's or Trust's continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940 and all applicable rules, regulations and interpretations thereunder.

GLOBAL SECURITIES

     All Certificates of a given Series (or, if more than one Class exists, any given Class within that Series) will, upon issuance, be represented by one or more Global Securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (for Registered Certificates denominated and payable in U.S. dollars), or such other depositary identified in the related Prospectus Supplement (the "Depositary"), and registered in the name of a nominee of the Depositary. Global Securities may be issued in either registered or bearer form and in either temporary or definitive form. See "Limitations on Issuance of Bearer Certificates" for provisions applicable to Certificate issued in bearer form. Unless and until it is exchanged in whole or in part for the individual Certificates represented thereby (each a "Definitive Certificate"), a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

     The Depository Trust Company has advised the Company as follows: The Depository Trust Company is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depository Trust Company was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among the institutions that have accounts with such Depositary ("participants") in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. Such Depositary's participants include securities brokers and dealers (including the Offering Agent), banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own such Depositary. Access to such Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The Depository Trust Company has confirmed to the Company that it intends to follow such procedures.

     Upon the issuance of a Global Security, the Depositary for such Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Certificates represented by such Global Security to the accounts of its participants. The accounts to be accredited will be designated by the underwriters of such Certificates, or, if such Certificates are offered and sold directly through one or more agents, by the Company or such agent or agents. Ownership of beneficial interests in a Global Security will be limited to participants or Persons that may hold beneficial interests through participants. Ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Global Security or by participants or Persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities. Such limits and such laws may limit the market for beneficial interests in a Global Security.

     So long as the Depositary for a Global Security, or its nominee, is the owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole Certificateholder of the individual Certificates represented by such Global Security for all purposes. Except as set forth below, owners of beneficial interests in a Global Security will not be entitled to have any of the individual Certificates represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any such Certificates and will not be considered the Certificateholder thereof under the Trust Agreement governing such Certificates. Because the Depositary can only act on behalf of its participants, the ability of a holder of any Certificate to pledge that Certificate to persons or entries that do not participate in the Depositary's system, or to otherwise act with respect to such Certificate, may be limited due to the lack of a physical certificate for such Certificate.

     Subject to the restrictions discussed under "Limitations on Issuance of Bearer Certificates" below, distributions of principal of (and premium, if any) and any interest on individual Certificates represented by a Global Security will be made to the Depositary or its nominee, as the case may be, as the Certificateholder of such Global Security. None of the Company, the Administrative Agent, if any, the Trustee for such Certificates, any Paying Agent or the Certificate Registrar for such Certificates will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such Global Security or for maintaining, supervising or reviewing any records relating to such beneficial interests. Receipt by owners of beneficial interests in a temporary Global Security of payments of principal, premium or interest in respect thereof will be subject to the restrictions discussed below under "Limitations on Issuance of Bearer Certificates" below.

     The Company expects that the Depositary for Certificates of a given Class and Series, upon receipt of any distribution of principal, premium or interest in respect of a definitive Global Security representing any of such Certificates, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants. Receipt by owners of beneficial interests in a temporary Global Security of payments of principal, premium or interest in respect thereof will be subject to the restrictions discussed below under "Limitations on Issuance of Bearer Certificates."

     If the Depositary for Certificates of a given Class of any Series is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within ninety days, the Company will issue individual Definitive Certificates in exchange for the Global Security or Securities representing such Certificates. In addition, the Company may at any time and in its sole discretion determine not to have any Certificates of a given Class represented by one or more Global Securities and, in such event will issue individual Definitive Certificates of such Class in exchange for the Global Security or Securities representing such Certificates. Further, if the Company so specifies with respect to the Certificates of a given Class, an owner of a beneficial interest in a Global Security representing Certificates of such Class may, on terms acceptable to the Company and the Depositary for such Global Security, receive individual Definitive Certificates in exchange for such beneficial interest. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery of individual Definitive Certificates of the Class represented by such Global Security equal in principal amount to such beneficial interest and to have such Definitive Certificates registered in its name (if the Certificates of such Class are issuable as Registered Certificates). Individual Definitive Certificates of such Class so issued will be issued as (a) Registered Certificates in denominations, unless otherwise specified by the Company, of $1,000 and integral multiples thereof if the Certificates or such Class are issuable as Registered Securities, (b) as Bearer Certificates in the denomination or denominations specified by the Company if the Certificates of such Class are issuable as Bearer Certificates or
(c) as either Registered or Bearer Certificates, if the Certificates of such Class are issuable in either form. See, however, "Limitations on Issuance of Bearer Certificates" below for a description of certain restrictions on the issuance of individual Bearer Certificates in exchange for beneficial interests in a Global Security.

     The applicable Prospectus Supplement will set forth any material terms of the depositary arrangement with respect to any Class or Series of Certificates being offered thereby to the extent not set forth above.

               DESCRIPTION OF DEPOSITED ASSETS AND CREDIT SUPPORT

GENERAL

     Each Certificate of each Series (or if more than one Class exists, each Class (whether or not each such Class is offered hereby) within such Series) will represent an ownership interest specified for such Series (or Class) of Certificates in a designated, publicly issued, fixed income debt security or asset backed security or a pool of such debt securities or asset backed securities (the "Term Assets") issued by one or more issuers (the "Term Assets Issuers"), purchased by a Trust with proceeds from, and at the direction of, the Company or purchased by the Company (or an affiliate thereof) in the secondary market and assigned to a Trust as described in the applicable Prospectus
Supplement. The Term Assets Issuers will be one or more corporations, banking organizations, insurance companies or special purpose vehicles (including trust, limited liability companies, partnerships or other special purpose entities) organized under the laws of the United States or any state, which are subject to the informational requirements of the Exchange Act and which, in accordance therewith, file reports and other information with the Commission. Based on information contained in the offering document pursuant to which any Term Assets Issuer's securities were originally offered (a "Term Assets Prospectus"), the applicable Prospectus Supplement will set forth certain information with respect to the public availability of information with respect to any Term Assets Issuer the debt securities of which constitute more than ten percent of the Term Assets for any series of Certificates as of the date of such Prospectus Supplement ("Concentrated Term Assets"). Material terms of the Term Assets will be set forth in the related Prospectus Supplement.

     The following is a general description of the Deposited Assets which the Company is permitted to include in a Trust and does not purport to be a complete description of any such Deposited Asset. This description is qualified in its entirety by reference to the applicable Prospectus Supplement, the Term Assets Prospectus and the Term Assets themselves. Material information regarding the actual Deposited Assets, as of the Cut-off Date (as defined herein), will be provided in the Prospectus Supplement used to offer a Series of Certificates. A maximum of 5% of the aggregate principal balance of the Deposited Assets included with respect to a Series of Certificates as described in this Prospectus and the related Prospectus Supplement as of the relevant Cut-off Date will deviate from the characteristics of the assets as of the date of issuance of such Series.

TERM ASSETS

     GENERAL. As specified in the related Prospectus Supplement, each Term Asset will have been issued pursuant to an agreement (each, a "Term Assets Indenture") between the Term Assets Issuer and the Term Assets Trustee. Unless otherwise specified, the Term Assets Indenture and the Term Assets Trustee will be qualified under the Trust Indenture Act of 1939 (the "TIA") and the Term Assets Indenture will contain certain provisions required by the TIA.

     CERTAIN COVENANTS. Indentures generally contain covenants intended to protect security holders against the occurrence or effects of certain specified events, including restrictions limiting the issuer's, and in some cases any subsidiary's, ability to: (i) consolidate, merge, or transfer or lease assets;
(ii) incur or suffer to exist any lien, charge, or encumbrance upon any of its property or assets, or to incur, assume, guarantee or suffer to exist any indebtedness for borrowed money if the payment of such indebtedness is secured by the grant of such a lien; (iii) declare or pay any cash dividends, or make any distribution on or in respect of, or purchase, redeem, exchange or otherwise acquire or retire for value any capital stock or subordinated indebtedness of the issuer or its subsidiaries, if any. An indenture may also contain financial covenants which, among other things, require the maintenance of certain financial ratios or the creation or maintenance of reserves. Subject to certain exceptions, indentures typically may be amended or supplemented and past defaults may be waived with the consent of the indenture trustee, the consent of the holders of not less than a specified percentage of the outstanding securities, or both.

     The Term Assets Indenture related to one or more Term Assets included in a Trust may include some, all or none of the foregoing provisions or variations thereof or additional covenants not discussed herein. To the extent that the Term Assets are investment grade debt they are unlikely to contain significant restrictive covenants although certain non-investment grade debt may not be subject to restrictive covenants either. There can be no assurance that any such provision will protect the Trust or Trustee as a holder of the Term Assets against losses. The Prospectus Supplement used to offer any Series of Certificates will describe material covenants in relation to any Concentrated Term Asset and, as applicable, will describe material covenants which are common to any pool of Term Assets.

     EVENTS OF DEFAULT. Indentures generally provide that any one of a number of specified events will constitute an event of default with respect to the securities issued thereunder. Such events of default typically include the following or variations thereof: (i) failure by the issuer to pay an installment of interest or principal on the securities at the time required (subject to any specified grace period) or to redeem any of the securities when required (subject to any specified grace period); (ii) failure by the issuer to observe or perform any covenant, agreement, or condition contained in the securities or the indenture which failure is materially adverse to security holders and continues for a specified period after notice thereof is given to the issuer by the indenture trustee or the holders of not less than a specified percentage of the outstanding securities; (iii) failure by the issuer to make any required payment of principal (and premium, if any) or interest with respect to certain of the other outstanding debt obligations of the issuer or the acceleration by or on behalf of the holders thereof of such securities, and (iv) certain events of insolvency or bankruptcy with respect to the Term Assets Issuer.

     REMEDIES. Indentures generally provide that upon the occurrence of an event of default, the indenture trustee may, and upon the written request of the holders of not less than a specified percentage of the outstanding securities must, take such action as it may deem appropriate to protect and enforce the rights of the security holders. Certain indentures provide that the indenture trustee or a specified percentage of the holders of the outstanding securities have the right to declare all or a portion of the principal and accrued interest on the outstanding securities immediately due and payable upon the occurrence of certain events of default, subject to the issuer's right to cure, if applicable. Generally, an indenture will contain a provision entitling the trustee thereunder to be indemnified by the security holders prior to proceeding to exercise any right or power under such indenture with respect to such securities at the request of such security holders. An indenture is also likely to limit a security holder's right to institute certain actions or proceedings to pursue any remedy under the indenture unless certain conditions are satisfied, including consent of the indenture trustee, that the proceeding be brought for the ratable benefit of all holders of the security, and/or the indenture trustee, after being requested to institute a proceeding by the owners of at least a specified minimum percentage of the securities, will have refused or neglected to comply with such request within a reasonable time.

     Each Term Assets Indenture may include some, all or none of the foregoing provisions or variations thereof or additional events of default not discussed herein. The Prospectus Supplement with respect to any Series of Certificates will describe the events of default under the Term Assets Indenture with respect to any Concentrated Term Asset ("Term Asset Events of Default") and applicable remedies with respect thereto. With respect to any Trust comprised of a pool of securities, the applicable Prospectus Supplement will describe certain common Term Asset Events of Default with respect to such pool. There can be no assurance that any such provision will protect the Trust, as a holder of the Term Assets, against losses. If a Term Asset Event of Default occurs and the Trustee as a holder of the Term Assets is entitled to vote or take such other action to declare the principal amount of a Term Assets and any accrued and unpaid interest thereon to be due and payable, the Certificateholders' objectives may differ from those of holders of other securities of the same series and class as any Term Asset ("outstanding debt securities") in determining whether to declare the acceleration of the Term Assets.

     SUBORDINATION. As set forth in the applicable Prospectus Supplement, certain of the Term Assets with respect to any Trust may be either senior ("Senior Term Assets") or subordinated ("Subordinated Term Assets") in right to payment to other existing or future indebtedness of the Term Assets Issuer. With respect to Subordinated Term Assets, to the extent of the subordination provisions of such securities, and after the occurrence of certain events, security holders and direct creditors whose claims are senior to Subordinated Term Assets, if any, may be entitled to receive payment of the full amount due thereon before the holders of any subordinated debt securities are entitled to receive payment on account of the principal (and premium, if any) or any interest on such securities. Consequently, the Trust or Trustee as a holder of subordinated debt may suffer a greater loss than if it held unsubordinated debt of the Term Assets Issuer. There can be no assurance, however, that in the event of a bankruptcy or similar proceeding the Trust or Trustee as a holder of Senior Term Assets would receive all payments in respect of such securities even if holders of subordinated securities receive amounts in respect of such securities. Reference is made to the Prospectus Supplement used to offer any Series of Certificates for a description of any subordination provisions with respect to any Concentrated Term Assets and the percentage of Senior Term Assets and Subordinated Term Assets, if any, in a Trust comprised of a pool of securities.

     SECURED OBLIGATIONS. Certain of the Term Assets with respect to any Trust may represent secured obligations of the Term Assets Issuer ("Secured Term Assets"). Generally, unless an event of default will have occurred, or with respect to certain collateral or as otherwise set forth in the indenture pursuant to which such securities were offered and sold, an issuer of secured obligations generally has the right to remain in possession and retain exclusive control of the collateral securing a security and to collect, invest and dispose of any income related to the collateral. The indenture pursuant to which any secured indebtedness is issued may also contain certain provisions for release, substitution or disposition of collateral under certain circumstances with or without the consent of the indenture trustee or upon the direction of not less than a specified percentage of the security holders. The indenture pursuant to which any secured indebtedness is issued will also provide for the disposition of the collateral upon the occurrence of certain events of default with respect thereto. In the event of a default in respect of any secured obligation, security holders may experience a delay in payments on account of principal (and premium, if any) or any interest on such securities pending the sale of any collateral and prior to or during such period the related collateral may decline in value. If proceeds of the sale of collateral following an indenture event of default are insufficient to repay all amounts due in respect of any secured obligations, the holders of such securities (to the extent not repaid from the proceeds of the sale of the collateral) would have only an unsecured claim ranking pari passu with the claims of all other general unsecured creditors.

     The Term Assets Indenture with respect to any Secured Term Asset may include, some, or all or none of the foregoing provisions or variations thereof. The Prospectus Supplement used to offer any Series of Certificates which includes Concentrated Term Assets which are Secured Term Assets, will describe the security provisions of such Term Assets and the related collateral. With respect to any Trust comprised of a pool of securities, a substantial portion of which are Secured Term Assets, the applicable Prospectus Supplement will disclose certain general information with respect to such security provisions and the collateral.

PRINCIPAL ECONOMIC TERMS OF TERM ASSETS

     The applicable Prospectus Supplement will disclose the name of each Term Assets Issuer with respect to the applicable Series of Certificates. In addition, reference is made to the applicable Prospectus Supplement with respect to each Series of Certificates for a description of the following terms, as applicable, of any Concentrated Term Asset: (i) the title and series of such Term Assets, the aggregate principal amount, denomination and form thereof; (ii) whether such securities are senior or subordinated to any other obligations of the issuer; (iii) whether any of the obligations are secured or unsecured and the nature of any collateral; (iv) the limit, if any, upon the aggregate principal amount of such debt securities; (v) the dates on which, or the range of dates within which, the principal of (and premium, if any, on) such debt securities will be payable; (vi) the rate or rates or the method of determination thereof, at which such Term Assets will bear interest, if any ("Term Assets Rate"); the date or dates from which such interest will accrue ("Term Assets Interest Accrual Periods"); and the dates on which such interest will be payable ("Term Assets Payment Dates"); (vii) the obligation, if any, of the Term Assets Issuer to redeem the outstanding debt securities pursuant to any sinking fund or analogous provisions, or at the option of a holder thereof, and the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt securities may be redeemed or repurchased, in whole or in part, pursuant to such obligation; (viii) the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt securities may be redeemed, if any, in whole or in part, at the option of the Term Assets Issuer; (ix) whether the Term Assets were issued at a price lower than the principal amount thereof; (x) if other than United States dollars, the foreign or composite currency in which such debt securities are denominated, or in which payment of the principal of (and premium, if any) or any interest on such Term Assets will be made (the "Term Assets Currency"), and the circumstances, if any, when such currency of payment may be changed; (xi) material events of default or restrictive covenants provided for with respect to such Term Assets; (xii) the rating thereof, if any; and (xiii) any other material terms of such Term Assets.

     With respect to a Trust comprised of a pool of Term Assets, the related Prospectus Supplement will, to the extent applicable, describe the composition of the Term Assets pool as of the Cut-off Date, certain material events of default or restrictive covenants common to the Term Assets, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to certain terms set forth above in the preceding paragraph and any other material terms regarding such pool of securities.

PUBLICLY AVAILABLE INFORMATION

     In addition to the foregoing, the applicable Prospectus Supplement will describe, with respect to each Concentrated Term Assets Issuer, the existence and type of certain information that is made publicly available by such Term Assets Issuer regarding such Term Asset or Term Assets and will disclose where and how prospective purchasers of the Certificates may obtain such publicly available information with respect to each such Term Assets Issuer. Such information will typically consist of such Term Assets Issuer's annual report, which contains financial statements or similar financial information, and can be obtained from the Commission, if so specified in the applicable Prospectus Supplement, or from the office of such Term Assets Issuer identified in the related Prospectus

Supplement. However, the precise nature of such publicly available information and where and how it may be obtained with respect to any given Term Assets Issuer will vary, and, as described above, will be set forth in the applicable Prospectus Supplement.

OTHER DEPOSITED ASSETS

     In addition to the Term Assets, the Company may also deposit into a given Trust, or the Trustee on behalf of the Certificateholders of a Trust, may enter into an agreement constituting or providing for the purchase of, to the extent described in the related Prospectus Supplement, certain assets related or incidental to one or more of such Term Assets or to some other asset deposited in the Trust, including hedging contracts and other similar arrangements (such as puts, calls, interest rate swaps, currency swaps, credit swaps, default swaps, floors, caps and collars, cash and assets ancillary or incidental to the foregoing or to the Term Assets, including assets obtained through foreclosure or in settlement of claims with respect thereto) (all such assets for any given Series, together with the related Term Assets, the "Deposited Assets"). The applicable Prospectus Supplement will to the extent appropriate contain analogous disclosure with respect to the foregoing assets as referred to above with respect to the Term Assets.

     The Deposited Assets for a given Series of Certificates and the related Trust will not constitute Deposited Assets for any other Series of Certificates and the related Trust and the Certificates of each Class of a given Series possess an equal and ratable interest in such Deposited Assets. The applicable Prospectus Supplement may, however, specify that certain assets constituting a part of the Deposited Assets relating to any given Series may be beneficially owned solely by or deposited solely for the benefit of one Class or a group of Classes within such Series. In such event, the other Classes of such Series will not possess any beneficial ownership interest in those specified assets constituting a part of the Deposited Assets.

CREDIT SUPPORT

     As specified in the applicable Prospectus Supplement for a given Series of Certificates, the Trust for any Series of Certificates may include, or the Certificateholders of such Series (or any Class or group of Classes within such Series) may have the benefit of, Credit Support for any Class or group of Classes within such Series. Such Credit Support may be provided by any combination of the following means described below. The applicable Prospectus Supplement will set forth whether the Trust for any Class or group of Classes of Certificates contains, or the Certificateholders of such Certificates have the benefit of, Credit Support and, if so, the amount, type and other relevant terms of each element of Credit Support with respect to any such Class or Classes and certain information with respect to the obligors of each such element. In addition, the applicable Prospectus Supplement will include (or incorporate by reference, as applicable) audited financial statements for any obligor providing Credit Support for 20% or more of the cashflow of the relevant Series and information required by Item 301 of Regulation S-K for any obligor providing Credit Support for between 10 and 20% of the cashflow of such Series.

     SUBORDINATION. As discussed below under "-- Collections," the rights of the Certificateholders of any given Class within a Series of Certificates to receive collections from the Trust for such Series and any Credit Support obtained for the benefit of the Certificateholders of such Series (or Classes within such Series) may be subordinated to the rights of the Certificateholders of one or more other Classes of such Series to the extent described in the related Prospectus Supplement. Such subordination accordingly provides some additional credit support to those Certificateholders of those other Classes. For example, its losses are realized during a given period on the Deposited Assets relating to a Series of Certificates such that the collections received thereon are insufficient to make all distributions on the Certificates of such Series, those realized losses would be allocated to the Certificateholder of any Class of such Series that is subordinated to another Class, to the extent and in the manner provided in the related Prospectus Supplement. In addition, if so provided in the applicable Prospectus Supplement, certain amounts otherwise payable to Certificateholders of any Class that is subordinated to another Class may be required to be deposited into a reserve account. Amounts held in any reserve account may be applied as described below under "-- Reserve Accounts" and in the related Prospectus Supplement.

     If so provided in the related Prospectus Supplement, the Credit Support for any Series or Class of Certificates may include, in addition to the subordination of certain Classes of such Series and the establishment of a reserve account, any of the other forms of Credit Support described below. Any such other forms of Credit Support that are solely for the benefit of a given Class will be limited to the extent necessary to make required distributions to the Certificateholders of such Class or as otherwise specified in the related Prospectus Supplement. In addition, if so provided in the applicable Prospectus Supplement, the obligor of any other forms of Credit Support may be reimbursed for amounts paid pursuant to such Credit Support out of amounts otherwise payable to one or more of the Classes of the Certificates of such Series.

     LETTER OF CREDIT; SURETY BOND. The Certificateholders of any Series (or Class or group of Classes of Certificates within such Series) may, if specified in the applicable Prospectus Supplement, have the benefit of a letter or letters of credit (a "Letter of Credit") issued by a bank (a "Letter of Credit Bank") or a surety bond or bonds (a "Surety Bond") issued by a surety company (a "Surety"). In either case, the Trustee or such other person specified in the applicable Prospectus Supplement will use its reasonable efforts to cause the Letter of Credit or the Surety Bond, as the case may be, to be obtained, to be kept in full force and effect (unless coverage thereunder has been exhausted through payment of claims) and to pay timely the fees or premiums therefor unless, as described in the related Prospectus Supplement, the payment of such fees or premiums is otherwise provided for. The Trustee or such other person specified in the applicable Prospectus Supplement will make or cause to be made draws under the Letter of Credit or the Surety Bond, as the case may be, under the circumstances and to cover the amounts specified in the applicable
Prospectus Supplement. Any amounts otherwise available under the Letter of Credit or the Surety Bond will be reduced to the extent of any prior unreimbursed draws thereunder. The applicable Prospectus Supplement will describe the manner, priority and source of funds by which any such draws are to be repaid.

     In the event that the Letter of Credit Bank or the Surety, as applicable, ceases to satisfy any credit rating or other applicable requirements specified in the related Prospectus Supplement, the Trustee or such other person specified in the applicable Prospectus Supplement will use its reasonable efforts to obtain or cause to be obtained a substitute Letter of Credit or Surety Bond, as applicable, or other form of credit enhancement providing similar protection, that meets such requirements and provides the same coverage to the extent available for the same cost. There can be no assurance that any Letter of Credit Bank or any Surety, as applicable, will continue to satisfy such requirements or that any such substitute Letter of Credit, Surety Bond or similar credit enhancement will be available providing equivalent coverage for the same cost. To the extent not so available, the credit support otherwise provided by the Letter of Credit or the Surety Bond (or similar credit enhancement) may be reduced to the level otherwise available for the same cost as the original Letter of Credit or Surety Bond.

     RESERVE ACCOUNTS. If so provided in the related Prospectus Supplement, the Trustee or such other person specified in the Prospectus Supplement will deposit or cause to be deposited into an account maintained with an eligible institution (which may be the Trustee) (a "Reserve Account") any combination of cash or permitted investments in specified amounts, which will be applied and maintained in the manner and under the conditions specified in such Prospectus Supplement. In the alternative or in addition to such deposit, a Reserve Account may be funded through application of a portion of collections received on the Deposited Assets for a given Series of Certificates, in the manner and priority specified in the applicable Prospectus Supplement Amounts may be distributed to Certificateholders of such Class or group of Classes within such Series, or may be used for other purposes, in the manner and to the extent provided in the related Prospectus Supplement. Amounts deposited in any Reserve Account will be invested in certain permitted investments by, or at the direction of, the Trustee, the Company or such other person named in the related Prospectus Supplement.

     OTHER CREDIT SUPPORT. If so provided in the related Prospectus Supplement, the Trust may include, or the Certificateholders of any Series (or any Class or group of Classes within such Series) may have the benefit of, one or more interest rate, currency, securities, commodity or credit swaps, caps, floors, collars or options. The Prospectus Supplement will identify the counterparty to any such instrument and will provide a description of the material terms thereof.

COLLECTIONS

     The Trust Agreement will establish procedures by which the Trustee or such other person specified in the Prospectus Supplement is obligated, for the benefit of the Certificateholders of each Series of Certificates, to administer the related Deposited Assets, including making collections of all payments made thereon, depositing from time to time prior to any applicable Distribution Date such collections into a segregated account maintained or controlled by the applicable Trustee for the benefit of such Series (each a "Certificate
Account"). An Administration Agent, if any is appointed pursuant to the applicable Prospectus Supplement, will direct the Trustee, and otherwise the Trustee will make all determinations, as to the appropriate application of such collections and other amounts available for distribution to the payment of any administrative or collection expenses (such as any administrative fee) and certain Credit Support-related ongoing fees (such as insurance premiums, letter of credit fees or any required account deposits) and to the payment of amounts then due and owing on the Certificates of such Series (and Classes within such Series), all in the manner and priorities described in the related Prospectus Supplement. The applicable Prospectus Supplement will specify the collection periods, if applicable, and Distribution Dates for a given Series of Certificates and the particular requirements relating to the segregation and investment of collections received on the Deposited Assets during a given collection period or on or by certain specified dates. There can be no assurance that amounts received from the Deposited Assets and any Credit Support obtained for the benefit of Certificateholders for a particular Series or Class of Certificates over a specified period will be sufficient, after payment of all prior expenses and fees for such period, to pay amounts then due and owing to holders of such Certificates. The applicable Prospectus Supplement will also set forth the manner and priority by which any Realized Loss will be allocated among the Classes of any Series of Certificates, if applicable.

     The relative priorities of distributions with respect to collections from the assets of the Trust assigned to Classes of a given Series of Certificates may permanently or temporarily change over time upon the occurrence of certain circumstances specified in the applicable Prospectus Supplement. Moreover, the applicable Prospectus Supplement may specify that the relative distribution priority assigned to each Class of a given Series for purposes of payments of certain amounts, such as principal, may be different from the relative distribution priority assigned to each such Class for payments of other amounts, such as interest or premium.

                         DESCRIPTION OF TRUST AGREEMENT

GENERAL

     The following summary of material provisions of the Trust Agreement and the Certificates does not purport to be complete and such summary is qualified in its entirety by reference to the detailed provisions of the form of Trust Agreement filed as an exhibit to the Registration Statement. The applicable Prospectus Supplement for a Series of Certificates will describe any applicable material provision of the Trust Agreement or the Certificates that is not described herein. Wherever particular sections or defined terms of the Trust Agreement are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference.

ASSIGNMENT OF DEPOSITED ASSETS

     At the time of issuance of any Series of Certificates, the Company will cause the Term Assets to be included in the related Trust, and any other Deposited Asset specified in the Prospectus Supplement, to be assigned to the related Trustee, together with all principal, premium (if any) and interest received by or on behalf of the Company on or with respect to such Deposited Assets after the cut-off date specified in the Prospectus Supplement (the "Cut-off Date"), other than principal, premium (if any) and interest due on or before the Cut-off Date and other than any Retained Interest. If specified in the Prospectus Supplement, the Trustee will, concurrently with such assignment, deliver the Certificates to the Company in exchange for certain assets to be deposited in the Trust. Each Deposited Asset will be identified in a schedule appearing as an exhibit to the Trust Agreement. Such schedule will include certain statistical information with respect to each Term Asset and each other Deposited Asset as of the Cut-off Date, and in the event any Term Asset represents ten percent or more of the total Term Assets with respect to any Series of Certificates, such schedule will include, to the extent applicable, information regarding the payment terms thereof, the Retained Interest, if any, with respect thereto, the maturity or term thereof, the rating, if any, thereof and certain other information with respect thereto.

     In addition, the Company will, with respect to each Deposited Asset, deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) all documents necessary to transfer ownership of such Deposited Asset to the Trustee. The Trustee (or such custodian) will review such documents upon receipt thereof or within such period as is permitted in the Prospectus Supplement, and the Trustee (or such custodian) will hold such documents in trust for the benefit of the Certificateholders.

     With respect to certain types of Deposited Assets specified in the applicable Prospectus Supplement only if and to the extent provided therein, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) will immediately notify the Administrative Agent, if any, and the Company, and the Administrative Agent, if any, and otherwise the Trustee will immediately notify the relevant person who sold the applicable Deposited Asset to the Company (a "Deposited Asset Provider"). To the extent specified in the applicable Prospectus Supplement, if the Deposited Asset Provider cannot cure such omission or defect within 60 days after receipt of such notice, the Deposited Asset Provider will be obligated, within 90 days of receipt of such notice, to repurchase the related Deposited Asset from the Trust at the Purchase Price (as defined herein) or provide a substitute for such Deposited Asset. There can be no assurance that a Deposited Asset Provider will fulfill this repurchase or substitution obligation. Although the Administrative Agent, if any, or otherwise an Administrator, on behalf of the Trustee is obligated to use its best efforts to enforce such obligation, neither such Administrative Agent nor the Company will be obligated to repurchase or substitute for such Deposited Asset if the Deposited Asset Provider defaults on its obligation. When applicable, this repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, or failure to provide, a constituent document, and the Trust and the Certificateholders will not have any continuing direct or indirect liability under the Trust Agreement as sellers of the assets of the Trust in enforcing such obligation.

     Each of the Company and the Administrative Agent, if any, will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Trust Agreement. Upon a breach of any such representation of the Company or any such Administrative Agent, as the case may be, which materially and adversely affects the interests of the Certificateholders, the Company or any such Administrative Agent, respectively, will be obligated to cure the breach in all material respects.

COLLECTION AND OTHER ADMINISTRATIVE PROCEDURES

     GENERAL. With respect to any Series of Certificates, the Trustee or such other person specified in the Prospectus Supplement, directly or through sub-administrative agents, will make reasonable efforts to collect all scheduled payments under the Deposited Assets and will follow or cause to be followed such collection procedures, if any, as it would follow with respect to comparable financial assets that it held for its own account, provided that such procedures are consistent with the Trust Agreement and any related instrument governing any Credit Support (collectively, the "Credit Support Instruments") and provided that, except as otherwise expressly set forth in the applicable Prospectus Supplement, it will not be required to expend or risk its own funds or otherwise incur personal financial liability.

     SUB-ADMINISTRATION. Any Trustee or Administrative Agent may delegate its obligations in respect of the Deposited Assets to third parties they deem qualified to perform such obligations (each, a "Sub-Administrative Agent"), but the Trustee or Administrative Agent will remain obligated with respect to such obligations under the Trust Agreement. Each Sub-Administrative Agent will be required to perform the customary functions of an administrator of comparable financial assets, including, if applicable, collecting payments from obligors and remitting such collections to the Trustee; maintaining accounting records relating to the Deposited Assets, attempting to cure defaults and delinquencies; and enforcing any other remedies with respect thereto all as and to the extent provided in the applicable Sub-Administration Agreement (as defined herein).

     The agreement between any Administrative Agent or Trustee and a Sub-Administrative Agent (a "Sub-Administration Agreement") will be consistent with the terms of the Trust Agreement and such assignment to the Sub-Administrator by itself will not result in a withdrawal or downgrading of the rating of any Class of Certificates issued pursuant to the Trust Agreement. With respect to any Sub-Administrative Agreement between an Administrative Agent and a Sub-Administrative Agent, although each such Sub-Administration Agreement will be a contract solely between such Administrative Agent and the Sub-Administrative Agent, the Trust Agreement pursuant to which a Series of Certificates is issued will provide that, if for any reason such Administrative Agent for such Series of Certificates is no longer acting in such capacity, the Trustee or any successor Administrative Agent must recognize the Sub-Administrative Agent's rights and obligations under such Sub-Administration Agreement.

     The Administrative Agent or Trustee, as applicable, will be solely liable for all fees owed by it to any Sub-Administrative Agent, irrespective of whether the compensation of the Administrative Agent or Trustee, as applicable, pursuant to the Trust Agreement with respect to the particular Series of Certificates is sufficient to pay such fees. However, a Sub-Administrative Agent may be entitled to a Retained Interest in certain Deposited Assets to the extent provided in the related Prospectus Supplement. Each Sub-Administrative Agent will be reimbursed by the Administrative Agent, if any, or otherwise the Trustee for certain expenditures which it makes, generally to the same extent the Administrative Agent or Trustee, as applicable, would be reimbursed under the terms of the Trust Agreement relating to such Series. See "-- Retained Interest; Administrative Agent Compensation and Payment of Expenses."

     The Administrative Agent or Trustee, as applicable, may require any Sub-Administrative Agent to agree to indemnify the Administrative Agent or Trustee, as applicable, for any liability or obligation sustained by the

Administrative Agent or Trustee, as applicable, in connection with any act or failure to act by the Sub-Administrative Agent.

     REALIZATION UPON DEFAULTED DEPOSITED ASSETS. As administrator with respect to the Deposited Assets, the Trustee (or an Administrator on its behalf), on behalf of the Certificateholders of a given Series (or any Class or Classes within such Series), will present claims under each applicable Credit Support Instrument, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Deposited Assets. As set forth above, all collections by or on behalf of the Trustee or Administrative Agent under any Credit Support Instrument are to be deposited in the Certificate Account for the related Trust, subject to withdrawal as described above.

     If recovery on a defaulted Deposited Asset under any related Credit Support Instrument is not available, the Trustee will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Deposited Asset; provided that it will not be required to expend or risk its own funds or otherwise incur personal financial liability. If the proceeds of any liquidation of the defaulted Deposited Asset are less than the sum of (i) the outstanding principal balance of the defaulted Deposited Asset, (ii) interest accrued thereon at the applicable interest rate and (iii) the aggregate amount of expenses incurred by the Administrative Agent and the Trustee, as applicable, in connection with such proceedings to the extent reimbursable from the assets of the Trust under the Trust Agreement, the Trust will realize a loss in the amount of such difference. Only if and to the extent provided in the applicable Prospectus Supplement, the Administrative Agent or Trustee, as so provided, will be entitled to withdraw or cause to be withdrawn from the related Certificate Account out of the net proceeds recovered on any defaulted Deposited Asset, prior to the distribution of such proceeds to Certificateholders, amounts representing its normal administrative compensation on the Deposited Asset, unreimbursed administrative expenses incurred with respect to the Deposited Asset and any unreimbursed advances of delinquent payments made with respect to the Deposited Asset.

RETAINED INTEREST; ADMINISTRATIVE AGENT COMPENSATION AND PAYMENT OF EXPENSES

     The Prospectus Supplement for a Series of Certificates will specify whether there will be any Retained Interest in the Deposited Assets, and, if so, the owner thereof. If so provided, the Retained Interest will be established on an asset-by-asset basis and will be specified in an exhibit to the applicable series supplement to the Trust Agreement. A Retained Interest in a Deposited Asset represents a specified interest therein. Payments in respect of the Retained Interest will be deducted from payments on the Deposited Assets as received and, in general, will not be deposited in the applicable Certificate Account or become a part of the related Trust. Unless otherwise provided in the applicable Prospectus Supplement, any partial recovery of interest on a Deposited Asset, after deduction of all applicable administration fees, will be allocated between the Retained Interest (if any) and interest distributions to Certificateholders on a PARI PASSU basis.

     The applicable Prospectus Supplement will specify the Administrative Agent's, if any, and the Trustee's compensation, and the source, manner and priority of payment thereof, with respect to a given Series of Certificates.

     If and to the extent specified in the applicable Prospectus Supplement, in addition to amounts payable to any Sub-Administrative Agent, the Administrative Agent, if any, and otherwise the Trustee will pay from its compensation certain expenses incurred in connection with its administration of the Deposited Assets, including, without limitation, payment of the fees and disbursements of the Trustee, if applicable, and independent accountants, payment of expenses incurred in connection with distributions and reports to Certificateholders, and payment of any other expenses described in the related Prospectus Supplement.

ADVANCES IN RESPECT OF DELINQUENCIES

     The Administrative Agent, if any, specified in the applicable Prospectus Supplement will have no obligation to make any advances with respect to collections on the Deposited Assets or in favor of the Certificateholders of the related Series of Certificates. However, to the extent provided in the applicable Prospectus Supplement, any such Administrative Agent will advance on or before each Distribution Date its own funds or funds held in the Certificate Account for such Series that are not part of the funds available for distribution for such Distribution Date, in an amount equal to the aggregate of payments of principal, premium (if any) and interest (net of related administration fees and any Retained Interest) with respect to the Deposited Assets that were due during the related Collection Period and were delinquent on the related Determination Date, subject to (i) any such Administrative Agent's good faith determination that such advances will be reimbursable from Related Proceeds (as defined herein) and (ii) such other conditions as may be specified in the Prospectus Supplement.

     Advances, if any, are intended to maintain a regular flow of scheduled interest, premium (if any) and principal payments to holders of the Class or Classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Advances of an Administrative Agent's funds, if any, will be reimbursable only out of related recoveries on the Deposited Assets (and amounts received under any form of Credit Support) for such Series with respect to which such advances were made (as to any Deposited Assets, "Related Proceeds"); PROVIDED, HOWEVER, that any such advance will be reimbursable from any amounts in the Certificate Account for such Series to the extent that such Administrative Agent will determine, in its sole judgment, that such advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds. If advances have been made by such Administrative Agent from excess funds in the Certificate Account for any Series, such Administrative Agent will replace such funds in such Certificate Account on any future Distribution Date to the extent that funds in such Certificate Account on such Distribution Date are less than payments required to be made to Certificateholders on such date. If so specified in the related Prospectus Supplement, the obligations, if any, of an Administrative Agent to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

CERTAIN MATTERS REGARDING THE ADMINISTRATIVE AGENT AND THE COMPANY

     An Administrative Agent, if any, for each Series of Certificates under the Trust Agreement will be named in the related Prospectus Supplement. The entity serving as Administrative Agent for any such Series may be the Trustee, the Company, an affiliate of either thereof, the Deposited Asset Provider or any third party and may have other normal business relationships with the Trustee, the Company, their affiliates or the Deposited Asset Provider.

     The Trust Agreement will provide that an Administrative Agent may resign from its obligations and duties under the Trust Agreement with respect to any Series of Certificates only if such resignation, and the appointment of a successor, will not result in a withdrawal or downgrading of the rating of any Class of Certificates of such Series or upon a determination that its duties under the Trust Agreement with respect to such Series are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor has assumed the Administrative Agent's obligations and duties under the Trust Agreement with respect to such Series.

     The Trust Agreement will further provide that neither such an Administrative Agent, the Company nor any director, officer, employee, or agent of the Administrative Agent or the Company will incur any liability to the related Trust or Certificateholders for any action taken, or for refraining from taking any action, in good faith pursuant to the Trust Agreement or for errors in judgment; provided, however, that none of the Administrative Agent, the Company nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The Trust Agreement may further provide that, unless otherwise provided in the applicable series supplement thereto, such an Administrative Agent, the Company and any director, officer, employee or agent of the Administrative Agent or the Company will be entitled to the indemnification by the related Trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Trust Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the Trust Agreement will provide that neither such an Administrative Agent nor the Company will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to their respective responsibilities under the Trust Agreement or which in its opinion may involve it in any expense or liability. Each of such Administrative Agent or the Company may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Trust Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. The applicable Prospectus Supplement will describe how such legal expenses and costs of such action and any liability resulting therefrom will be allocated.

     Any person into which an Administrative Agent may be merged or consolidated, or any person resulting from any merger or consolidation to which an Administrative Agent is a part, or any person succeeding to the business of an Administrative Agent, will be the successor of the Administrative Agent under the Trust Agreement with respect to the Certificates of any given Series.

ADMINISTRATIVE AGENT TERMINATION EVENTS; RIGHTS UPON ADMINISTRATIVE AGENT TERMINATION EVENT

     "Administrative Agent Termination Events" under the Trust Agreement with respect to any given Series of Certificates will consist of the following: (i) any failure by an Administrative Agent to remit to the Trustee any funds in respect of collections on the Deposited Assets and Credit Support, if any, as required under the Trust Agreement, that continues unremedied for five days after the giving of written notice of such failure to the Administrative Agent by the Trustee or the Company, or to the Administrative Agent, the Company and the Trustee by the holders of such Certificates evidencing not less than 25% of the Voting Rights (as defined herein); (ii) any failure by an Administrative Agent duly to observe or perform in any material respect any of its other covenants or obligations under the Trust Agreement with respect to such Series which continues unremedied for thirty days after the giving of written notice of such failure to the Administrative Agent by the Trustee or the Company, or to the Administrative Agent, the Company and the Trustee by the holders of such Certificates evidencing not less than 25% of the Voting Rights; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of an Administrative Agent indicating its insolvency or inability to pay its obligations. Any additional Administrative Agent Termination Events with respect to any given Series of Certificates will be set forth in the applicable Prospectus Supplement. In addition, the applicable Prospectus Supplement and the related series supplement to the Trust Agreement will specify as to each matter requiring the vote of holders of Certificates of a Class or group of Classes within a given Series, the circumstances and manner in which the Required Percentage (as defined herein) applicable to each such matter is calculated. "Required Percentage" means, with respect to any matter requiring a vote of holders of Certificates of a given Series, the specified percentage (computed on the basis of outstanding Certificate Principal Balance or Notional Amount, as applicable) of Certificates of a designated Class or group of Classes within such Series (either voting as separate classes or as a single class) applicable to such matter, all as specified in the applicable Prospectus Supplement and the related series supplement to the Trust Agreement. "Voting Rights" evidenced by any Certificate will be the portion of the voting rights of all the Certificates in the related Series allocated in the manner described in the Prospectus Supplement.

     So long as an Administrative Agent Termination Event under the Trust Agreement with respect to a given Series of Certificates remains unremedied, the Company or the Trustee may, and at the direction of holders of such Certificates evidencing not less than the "Required Percentage -- Administrative Agent Termination" of the Voting Rights, the Trustee will, terminate all the rights and obligations of such Administrative Agent under the Trust Agreement relating to the applicable Trust and in and to the related Deposited Assets (other than any Retained Interest of such Administrative Agent), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of such Administrative Agent under the Trust Agreement with respect to such Series (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent Deposited Assets, then the Trustee will not be so obligated) and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable so to act, it may, or, at the written request of the holders of such Certificates evidencing not less than the "Required Percentage -- Termination" of the Voting Rights, it will appoint, or petition a court of competent jurisdiction for the appointment of, an administration agent with a net worth at the time of such appointment of at least $15,000,000 to act as successor to such Administrative Agent under the Trust Agreement with respect to such Series. Pending such appointment, the Trustee is obligated to act in such capacity (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent Deposited Assets, then the Trustee will not be so obligated). The Trustee and any such successor may agree upon the compensation to be paid to such successor, which in no event may be greater than the compensation payable to such Administrative Agent under the Trust Agreement with respect to such Series.

REMEDIES OF CERTIFICATEHOLDERS

     Any Certificateholder may institute any proceeding with respect to the applicable Trust Agreement subject to the following conditions: (i) such holder previously has given to the Trustee written notice of breach; (ii) the holders of Certificates evidencing not less than the "Required Percentage -- Remedies" of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity; and (iii) the Trustee for fifteen days has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by the Trust Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by the Trust Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

MODIFICATION AND WAIVER

     The Trust Agreement for each Series of Certificates may be amended by the Company and the Trustee with respect to such Series, without notice to or consent of the Certificateholders, for certain purposes including (i) to cure any ambiguity, (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein or in the Prospectus Supplement,
(iii)  to  add  or  supplement  any  Credit  Support  for  the  benefit  of  any
Certificateholders (provided that if any such addition affects any series or class of Certificateholders differently than any other series or class of Certificateholders, then such addition will not, as evidenced by an opinion of counsel, have a material adverse effect on the interests of any affected series or class of Certificateholders), (iv) to add to the covenants, restrictions or obligations of the Company, the Administrative Agent, if any, or the Trustee for the benefit of the Certificateholders, (v) to add, change or eliminate any other provisions with respect to matters or questions arising under such Trust Agreement, so long as (x) any such addition, change or elimination will not, as evidenced by an opinion of counsel, affect the tax status of the Trust or result in a sale or exchange of any Certificate for tax purposes and (y) the Trustee has received written confirmation from each Rating Agency rating such Certificates that such amendment will not cause such Rating Agency to reduce or withdraw the then current rating thereof, or (vi) to comply with any requirements imposed by the Code. Without limiting the generality of the foregoing, the Trust Agreement may also be modified or amended from time to time by the Company, and the Trustee, with the consent of the holders of Certificates evidencing not less than the "Required Percentage -- Amendment" of the Voting Rights of those Certificates that are materially adversely affected by such modification or amendment for the purpose of adding any provision to or changing in any manner or eliminating any provision of the Trust Agreement or of modifying in any manner the rights of such Certificateholders; PROVIDED, HOWEVER, that in the event such modification or amendment would materially adversely affect the rating of any Series or Class by each Rating Agency, the "Required Percentage -- Amendment" specified in the related series supplement to the Trust Agreement will include an additional specified percentage of the Certificates of such Series or Class.

     No such modification or amendment may, however, (i) reduce in any manner the amount of or alter the timing of, distributions or payments which are required to be made on any Certificate without the consent of the holder of such Certificate or (ii) reduce the aforesaid Required Percentage of Voting Rights required for the consent to any such amendment without the consent of the holders of all Certificates covered by the Trust Agreement then outstanding.

     Holders of Certificates evidencing not less than the "Required Percentage -- Waiver" of the Voting Rights of a given Series may, on behalf of all Certificateholders of that Series, (i) waive, insofar as that Series is concerned, compliance by the Company, the Trustee or the Administrative Agent, if any, with certain restrictive provisions, if any, of the Trust Agreement before the time for such compliance and (ii) waive any past default under the Trust Agreement with respect to Certificates of that Series, except a default in the failure to distribute amounts received as principal of (and premium, if any) or any interest on any such Certificate and except a default in respect of a covenant or provision the modification or amendment of which would require the consent of the holder of each outstanding Certificate affected thereby.

REPORTS TO CERTIFICATEHOLDERS; NOTICES

     REPORTS TO CERTIFICATEHOLDERS. With each distribution to Certificateholders of any Class of Certificates of a given Series, the Administrative Agent or the Trustee, if provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such Certificateholder, to the Company and to such other parties as may be specified in the Trust Agreement, a statement setting forth:

          (i) the amount of such distribution to Certificateholders of such Class allocable to principal of or interest or premium, if any, on the Certificates of such Class; and the amount of aggregate unpaid interest as of such Distribution Date;

          (ii) in the case of Certificates with a variable Pass-Through Rate, the Pass-Through Rate applicable to such Distribution Date, as calculated in accordance with the method specified herein and in the related Prospectus Supplement;

          (iii) the amount of compensation received by the Administrative Agent, if any, and the Trustee for the period relating to such Distribution Date, and such other customary information as the Administrative Agent, if any, or otherwise the Trustee deems necessary or desirable to enable Certificateholders to prepare their tax returns;

          (iv) if the Prospectus Supplement provides for advances, the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

          (v) the aggregate stated principal amount or, if applicable, notional principal amount of the Deposited Assets and the current interest rate thereon at the close of business on such Distribution Date;

          (vi) the aggregate Certificate Principal Balance or aggregate Notional Amount, if applicable, of each Class of Certificates (including any Class of Certificates not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such aggregate Certificate Principal Balance or aggregate Notional Amount due to the allocation of any Realized Losses or otherwise;

          (vii) as to any Series (or Class within such Series) for which Credit Support has been obtained, the amount of coverage of each element of Credit Support included therein as of the close of business on such Distribution Date.

     In the case of information furnished pursuant to subclauses (i) and (iii) above, the amounts will be expressed as a U.S. dollar amount (or equivalent thereof in any other Specified Currency) per minimum denomination of Certificates or for such other specified portion thereof. Within a reasonable period of time after the end of each calendar year, the Administrative Agent, if any, or the Trustee will furnish to each person who at any time during the calendar year was a Certificateholder a statement containing the information set forth in subclauses (i) and (iii) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation of the Administrative Agent or the Trustee, as applicable, will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the Administrative Agent or the Trustee, as applicable, pursuant to any requirements of the Code as are from time to time in effect.

     NOTICES. Any notice  required  to be  given  to a  holder  of a  Registered
Certificate will be mailed to the address of such holder set forth in the applicable Certificate Register. Any notice required to be given to a holder of a Bearer Certificate will be published in a newspaper of general circulation in the city or cities specified in the Prospectus Supplement relating to such Bearer Certificate.

EVIDENCE AS TO COMPLIANCE

     If specified in the applicable Prospectus Supplement, the Trust Agreement will provide that a firm of independent public accountants will furnish an annual statement to the Trustee to the effect that such firm has examined certain documents and records relating to the administration of the Deposited Assets during the related 12-month period (or, in the case of the first such report, the period ending on or before the date specified in the Prospectus Supplement, which date will not be more than one year after the related Original Issue Date), which report should enable the recipients to determine whether such administration was conducted in compliance with the terms of the Trust Agreement. Such report will identify any exceptions found during the examination.

     If so specified in the applicable Prospectus Supplement, the Trust Agreement will also provide for delivery to the Company, the Administrative Agent, if any, and the Trustee on behalf of the Certificateholders, on or before a specified date in each year, of an annual statement signed by two officers of the Trustee to the effect that the Trustee has fulfilled its obligations under the Trust Agreement throughout the preceding year with respect to any Series of Certificates.

     Copies of the annual accountants' statement, if any, and the statement of officers of the Trustee may be obtained by Certificateholders without charge upon written request to either the Administrative Agent or the Trustee, as applicable, at the address set forth in the related Prospectus Supplement.

REPLACEMENT CERTIFICATES

     If a Certificate is mutilated, destroyed, lost or stolen, it may be replaced at the corporate trust office or agency of the applicable Trustee in the City and State of New York (in the case of Registered Securities) or at the principal London office of the applicable Trustee (in the case of Bearer Certificates), or such other location as may be specified in the applicable
Prospectus Supplement, upon payment by the holder of such expenses as may be incurred by the applicable Trustee in connection therewith and the furnishing of such evidence and indemnity as such Trustee may require. Mutilated Certificates must be surrendered before new Certificates will be issued.

TERMINATION

     The obligations created by the Trust Agreement for each Series of Certificates will terminate upon the payment to Certificateholders of that Series of all amounts held in the related Certificate Account or by an Administrative Agent, if any, and required to be paid to them pursuant to the Trust Agreement following the earlier of (i) the final payment or other liquidation of the last Deposited Asset subject thereto or the disposition of all property acquired upon foreclosure or liquidation of any such Deposited Asset and (ii) the purchase of all the assets of the Trust by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement. In no event, however, will any trust created by the Trust Agreement continue beyond the respective date specified in the related Prospectus Supplement. Written notice of termination of the obligations with respect to the related Series of Certificates under the Trust Agreement will be provided as set forth above under "-- Reports to Certificateholders; Notices -- Notices," and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee which will be specified in the notice of termination.

     Any such purchase of Deposited Assets and property acquired in respect of Deposited Assets evidenced by a Series of Certificates will be made at a price approximately equal to the aggregate fair market value of all the assets in the Trust (as determined by the Trustee, the Administrative Agent, if any, and, if different than both such persons, the person entitled to effect such termination), in each case taking into account accrued interest at the applicable interest rate to the first day of the month following such purchase or, to the extent specified in the applicable Prospectus Supplement, a specified price as determined therein, which price will not be less than the outstanding principal balance of the Certificates plus accrued interest, if any, thereon (such price, a "Purchase Price"). The exercise of such right will effect early retirement of the Certificates of that Series, but the right of the person entitled to effect such termination is subject to the aggregate principal balance of the outstanding Deposited Assets for such Series at the time of purchase being not more than 10% of the aggregate principal balance of the Deposited Assets at the Cut-off Date for that Series, or such smaller percentage as will be specified in the related Prospectus Supplement. The Trust and the Certificateholders will have no continuing direct or indirect liability under the Trust Agreement as sellers of the assets of the Trust in effecting such termination.

DUTIES OF THE TRUSTEE

     The Trustee makes no representations as to the validity or sufficiency of the Trust Agreement, the Certificates of any Series or any Deposited Asset or related document and is not accountable for the use or application by or on behalf of any Administrative Agent of any funds paid to such Administrative Agent or its designee in respect of such Certificates or the Deposited Assets, or deposited into or withdrawn from the related Certificate Account or any other account by or on behalf of such Administrative Agent. The Trustee is required to perform only those duties specifically required under the Trust Agreement with respect to such Series. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the applicable requirements of the Trust Agreement.

THE TRUSTEE

     The Trustee for any given Series of Certificates under the Trust Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association or trust company serving as Trustee, will be unaffiliated with, but may have normal banking relationships with, the Company, any Administrative Agent and their respective affiliates.

                 LIMITATIONS ON ISSUANCE OF BEARER CERTIFICATES

     In compliance with United States federal income tax laws and regulations, the Company and any underwriter, agent or dealer participating in the offering of any Bearer Certificate will agree that, in connection with the original issuance of such Bearer Certificate and during the period ending 40 days after the issue date of such Bearer Certificate, they will not offer, sell or deliver such Bearer Certificate, directly or indirectly, to a U.S. Person or to any person within the United States, except to the extent permitted under U.S. Treasury regulations.

     Bearer Certificates will bear a legend to the following effect: "Any United States Person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 1650(j) and 1287(a) of the Internal Revenue Code." The sections referred to in the legend provide that, with certain exceptions, a United States taxpayer who holds Bearer Certificates will not be allowed to deduct any loss with respect to, and will not be eligible for capital gain treatment with respect to any gain realized on a sale, exchange, redemption or other disposition of, such Bearer Certificates.

     As used herein, "United States" means the United States of America and its possessions, and "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, or an estate or trust the income of which is subject to United States Federal income taxation regardless of its source.

     Pending the availability of a definitive Global Security or individual Bearer Certificates, as the case may be, Securities that are issuable as Bearer Certificates may initially be represented by a single temporary Global Security, without interest coupons, to be deposited with a common depositary in London for Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System ("Euroclear"), and Clearstream Banking ("Clearstream") for credit to the accounts designated by or on behalf of the purchases thereof. Following the availability of a definitive Global Security in bearer form, without coupons attached, or individual Bearer Certificates and subject to any further limitations described in the applicable Prospectus Supplement, the temporary Global Security will be exchangeable for interests in such definitive Global Security or for such individual Bearer Certificates, respectively, only upon receipt of a Certificate of Non-U.S. Beneficial Ownership. A "Certificate of Non-U.S. Beneficial Ownership" is a certificate to the effect that a beneficial interest in a temporary Global Security is owned by a person that is not a U.S. Person or is owned by or through a financial institution in compliance with applicable U.S. Treasury regulations. No Bearer Certificate will be delivered in or to the United States. If so specified in the applicable Prospectus Supplement, interest on a temporary Global Security will be distributed to each of Euroclear and Clearstream with respect to that portion of such temporary Global Security held for its account, but only upon receipt as of the relevant Distribution Date of a Certificate of Non-U.S. Beneficial Ownership.

                                 CURRENCY RISKS

EXCHANGE RATES AND EXCHANGE CONTROLS

     An investment in a Certificate having a Specified Currency other than U.S. dollars entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Such risks include, without limitation, the possibility of significant changes in rates of exchange between the U.S. dollar and such Specified Currency and the possibility of the imposition or modification of foreign exchange controls with respect to such Specified Currency. Such risks generally depend on factors over which the Company has no control, such as economic and political events and the supply of and demand for the relevant currencies. In recent years, rates of exchange between the U.S. dollar and certain currencies have been highly volatile, and such volatility may be expected in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any Certificate. Depreciation of the Specified Currency for a Certificate against the U.S. dollar would result in a decrease in the effective yield of such Certificate below its Pass-Through Rate and, in certain circumstances, could result in a loss to the investor on a U.S. dollar basis.

     Governments have from time to time imposed, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a Specified Currency for making distributions in respect of Certificates denominated in such currency. At present, the Company has identified the following currencies in which distributions of principal, premium and interest on Certificates may be made: Australian dollars, Canadian dollars, Danish kroner, Italian lire, Japanese yen, New Zealand dollars, U.S. dollars and ECU. However, Certificates distributable with Specified Currencies other than those listed may be issued at any time. There can be no assurance that exchange controls will not restrict or prohibit distributions of principal, premium or interest in any Specified Currency. Even if there are no actual exchange controls, it is possible that, on a Distribution Date with respect to any particular Certificate, the currency in which amounts then due to be distributed in respect of such Certificate are distributable would not be available. In that event, such payments will be made in the manner set forth above under "Description of Certificates -- General" or as otherwise specified in the applicable Prospectus Supplement.

     IT IS STRONGLY RECOMMENDED THAT PROSPECTIVE PURCHASERS CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN CERTIFICATES DENOMINATED IN A CURRENCY OTHER THAN U.S. DOLLARS. SUCH CERTIFICATES ARE NOT AN APPROPRIATE INVESTMENT FOR PERSONS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

     The information set forth in this Prospectus is directed to prospective purchasers of Certificates who are United States residents. The applicable
Prospectus Supplement for certain issuances of Certificates may set forth certain information applicable to prospective purchasers who are residents of countries other than the United States with respect to matters that may affect the purchase or holding of, or receipt of distributions of principal, premium or interest in respect of, such Certificates.

     Any Prospectus Supplement relating to Certificates having a Specified Currency other than U.S. dollars will contain information concerning historical exchange rates for such currency against the U.S. dollar, a description of such currency, any exchange controls affecting such currency and any other required information concerning such currency.

PAYMENT CURRENCY

     Except as set forth below, if distributions in respect of a Certificate are required to be made in a Specified Currency other than U.S. dollars and such currency is unavailable due to the imposition of exchange controls or other circumstances beyond the Company's control or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then all distributions in respect of such Certificate will be made in U.S. dollars until such currency is again available or so used. The amounts so payable on any date in such currency will be converted into U.S. dollars on the basis of the most recently available Market Exchange Rate for such currency or as otherwise indicated in the applicable Prospectus Supplement.

     If distribution in respect of a Certificate is required to be made in ECU and ECU is no longer used in the European Monetary System, then all distributions in respect of such Certificate will be made in U.S. dollars until ECU is again so used. The amount of each distribution in U.S. dollars will be computed on the basis of the equivalent of the ECU in U.S. dollars, determined as described below, as of the second Business Day prior to the date on which such distribution is to be made.

     The equivalent of the ECU in U.S. dollars as of any date (the "Day of Valuation") will be determined for the Certificates of any Series and Class by the applicable Trustee on the following basis. The component currencies of the ECU for this purpose (the "Components") will be the currency amounts that were components of the ECU as of the last date on which the ECU was used in the European Monetary System. The equivalent of the ECU in U.S. dollars will be calculated by aggregating the U.S. dollar equivalents of the Components. The U.S. dollar equivalent of each of the Components will be determined by such Trustee on the basis of the most recently available Market Exchange Rates for such Components or as otherwise indicated in the applicable Prospectus Supplement.

     If the official unit of any component currency is altered by way of combination or subdivision, the number of units of that currency as a Component will be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as Components will be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of that currency as a Component will be replaced by amounts of such two or more currencies, each of which will be equal to the amount of the former component currency divided by the number of currencies into which that currency was divided.

     All determinations referred to above made by the applicable Trustee will be at its sole discretion and will, in the absence of manifest error, be conclusive for all purposes and binding on the related Certificateholders of such Series.

FOREIGN CURRENCY JUDGMENTS

     Unless otherwise specified in the applicable Prospectus Supplement, the Certificates will be governed by and construed in accordance with the law of the State of New York. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. A 1987 amendment to the Judiciary Law of the State of New York provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree.

                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The following is a summary of material United States federal income tax consequences of the ownership of the Certificates as of the date hereof. (Certain minor and incidental consequences are discussed as well.) It is based on the advice of Orrick, Herrington & Sutcliffe LLP, Special Tax Counsel ("Special Tax Counsel"), which has delivered an opinion to the Company that the discussion below, to the extent it constitutes matters of law or legal conclusions thereto, is true and correct in all material respects.

     Special Tax Counsel has also delivered an opinion that the Trust will not be characterized as an association taxable as a corporation (or publicly traded partnership treated as an association) for federal income tax purposes. Special Tax Counsel has not delivered (and unless otherwise indicated in the Prospectus Supplement does not intend to deliver) any other opinions regarding the Trust or the Certificates. Prospective investors should be aware that no rulings have been sought from the Internal Revenue Service (the "IRS"), and that legal opinions are not binding on the IRS or the courts. Accordingly, there can be no assurance that the IRS or the courts will agree with Special Tax Counsel's opinions. If, contrary to Special Tax Counsel's opinion, the Trust is characterized or treated as a corporation for federal income tax consequences, among other consequences, the Trust would be subject to federal income tax (and similar state income or franchise taxes) on its income and distributions to Certificateholders would be impaired. In light of Special Tax Counsel's opinion, however, the balance of this discussion assumes that the Trust will not be characterized or treated as a corporation.

     This summary is based on the Internal Revenue Code of 1986 (the "Code") as well as Treasury regulations and administrative and judicial rulings and practice. Legislative, judicial and administrative changes may occur, possibly with retroactive effect, that could alter or modify the continued validity of the statements and conclusions set forth herein. This summary is intended as an explanatory discussion of the consequences of holding the Certificates generally and does not purport to furnish information in the level of detail or with the investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, it is strongly recommended that each prospective investor consult with its own tax advisor regarding the application of United States federal income tax laws, as well as any state, local, foreign or other tax laws, to their particular situations.

     Except with respect to certain withholding tax matters discussed below under "Withholding Taxes," the discussion is limited to consequences to U.S. Persons. For purposes of this discussion, a U.S. Person is: (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States, any state thereof or the District of Columbia, or (iii) an estate or trust that is a United States Person within the meaning of Section 7701(a)(30) of the Code.

     For the purposes of this discussion, the Company and Special Tax Counsel have assumed, without inquiry, that the Term Assets will be characterized as indebtedness for federal income tax purposes. The Prospectus Supplement may contain additional information about the federal income tax characterization of the Term Assets.

TAX STATUS OF THE TRUST

     The Trustee intends for tax reporting purposes to treat the Trust as a grantor trust. Prospective investors should be aware, however, that certain of the terms of Certificates (for example, the allocation of the proceeds of a disposition of the Term Assets) may be viewed by the IRS as inconsistent with the grantor trust rules and, accordingly, unless otherwise indicated in the Prospectus Supplement, Special Tax Counsel is not able to deliver an opinion that the Trust will be treated as a grantor trust. Nonetheless, because treating the Trust as a grantor trust is the more appropriate approach for tax reporting purposes, the Trustee currently intends to treat the trust as a grantor trust and, except as specifically indicated otherwise under "Possible Recharacterization of the Trust as a Partnership" below, the balance of this discussion assumes that the Trust will be so classified. (The Trust Agreement prohibits the Trust from electing to be taxed as a corporation.)

     Each Certificateholder will be treated, for federal income tax purposes, as a holder of an equity interest in the Trust and, accordingly, (i) as if it had purchased its pro rata interest of the Trust's underlying assets and (ii) as if it were the obligor on its pro rata portion of the Trust's obligations. Thus, for example, if the Certificates are subject to early redemption on account of the Trust being the obligor under any call options ("Call Warrants"), each Certificateholder will be treated as if it had sold Call Warrants with respect to the Term Assets in an amount representing its pro rata interest in the Trust. Further, if the income of the Trust is used (directly or indirectly) to pay expenses of the Trust, the holders will be treated as if each had first earned its pro rata share of that income and then paid its share of the expense. Prospective investors should be aware that expenses of the Trust may be subject to limitations on deductibility, which may depend on each particular investor's circumstances, but would include, in the case of an individual (or entity treated as an individual) section 67 of the Code that allows miscellaneous itemized deductions only to the extent that in the aggregate they exceed 2 percent of adjusted gross income.

     The Trust has identified the Term Assets and any Call Warrants as part of an integrated transaction within the meaning of Treasury Regulation ss. 1.1275-6. Among other consequences of such identification is the treatment generally of each Certificate as a synthetic debt instrument issued on the date it is acquired by the holder thereof. Similar treatment will also generally apply to Certificates representing "stripped coupons" and/or "stripped bonds," which generally will be the case when Certificates are issued in multiple classes and the different classes represent the ownership of differing percentage ownership interests of the right to interest and principal on the Term Assets. It is also possible that each Certificate will be treated as an actual debt instrument issued on the Closing Date. In that case, the
Certificates would be taxed like conventional debt instruments and the discussion under "Income of Certificateholders" would not apply. If a Series of Certificates has more than one Class and some but not all classes are treated as actual debt instruments issued on the Closing Date, income on the Classes not so treated may be treated as unrelated business taxable income (and thus subject to tax) in the hands of pension plans, individual retirement accounts and other tax-exempt investors.

INCOME OF CERTIFICATEHOLDERS

     ORIGINAL ISSUE DISCOUNT. Each Certificateholder will be subject to the original issue discount ("OID") rules of the Code and Treasury Regulations with respect to such Certificates. Under those rules, the Certificateholder (whether on the cash or accrual method of accounting) will be required to include in income the OID on the Certificates as it accrues on a daily basis, on a constant yield method regardless of when cash payments are received. The amount of OID on a Certificate generally will be equal to the excess of all amounts payable on the Certificate over the amount paid to acquire the Certificate and the constant yield used in accruing OID generally will be the yield to maturity of a Certificate as determined by each holder based on that holder's purchase price for the Certificate. It is unclear whether the holder of a Certificate should, in calculating OID, assume that the Term Assets will, or will not, be called pursuant to any Call Warrant. Further, it is not clear how actual and expected future prepayments or losses on the Term Assets are to be taken into account.

     The Trustee intends for information reporting purposes to account for OID, if any, reportable by Certificateholders by reference to the price paid for a Certificate by an initial purchaser at an assumed issue price, although the amount of OID will differ for other purchasers. Such purchasers should consult their tax advisers regarding the proper calculation of OID.

     The amount of OID that is reported in income in any particular year will not necessarily bear any relationship to the amount of distributions, if any, paid to a holder in that year.

     PURCHASE AND SALE OF A CERTIFICATE. A Certificateholder's tax basis in a Certificate generally will equal the cost of the Certificates increased by any amounts includible in income as OID, and reduced by any payments made on the Certificates. If a Certificate is sold or redeemed, capital gain or loss will be recognized equal to the difference between the proceeds of sale and the Certificateholder's adjusted basis in the Certificates.

POSSIBLE RECHARACTERIZATION OF THE TRUST AS A PARTNERSHIP

     As indicated above, it is possible that the IRS will seek to recharacterize the Trust as a partnership. If the IRS were to successfully recharacterize the Trust as a partnership, the Trust would not be subject to federal income tax. Under Treasury Regulation 1.761-2, certain partnerships may "elect out" of subchapter K of the Code (partnership tax accounting). Although subject to uncertainty, the Trust is likely to be eligible for this election. Assuming that it is so eligible, each Certificateholder will be required to report its respective share of the items of income, deductions, and credits of the organization on their respective returns (making such elections as to individual items as may be appropriate) in a manner consistent with the exclusion of the Trust from partnership tax accounting. Such reporting should be substantially similar to the income tax reporting that would be required under the grantor trust rules. In mutual consideration for each Holder's purchase of a Certificate, each such Holder is deemed to consent to the Trust's making of a protective election out of subchapter K of the Code.

     If the election to be excluded from the partnership tax accounting provisions of the Code is not effective, among other consequences, (i) the Trust would be required to account for its income and deductions at the Trust level (not necessarily taking into account any particular holder's circumstances, including any difference between the holder's basis in its Certificates and the Trust's basis in its assets) and to utilize a taxable year for reporting purposes and (ii) each Holder would be required to separately take into account such Holder's distributive share of income and deductions of the Trust. A Holder would take into account its distributive share of Trust income and deductions for each taxable year of the Trust in the Holder's taxable year which ends with or within the Trust's taxable year. A Holder's share of the income of the Trust computed at the Trust level would not necessarily be the same if computed under the OID rule described above under "Income of Certificateholders" and, in particular, may not take account of any difference in the yield on the Certificate to the Holder based on the Certificateholder's purchase price and the yield on the Term Assets determined at the Trust level.

WITHHOLDING TAXES

     Payments made on a Certificate to a person that is not a U.S. Person and has no connection with the United States other than holding its certificates generally will be made free of United States federal withholding tax, provided that (i) the holder is not related (directly or indirectly) to the obligor, guarantor, if any, or sponsor of the Term Assets, the Company, the holder of any other class of Certificates (if such Series provides for multiple classes of Certificates), the holder of any Call Warrant or the counterparty on any notion principal contract or other derivative contract of which the Trust is a party and (ii) the holder complies with certain identification and certification requirements imposed by the IRS.

STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described above, potential investors should consider the state, local and foreign tax consequences of the acquisition, ownership and disposition of the Certificates. State, local and foreign tax law may differ substantially from federal tax law, and this discussion does not purport to describe any aspect of the tax law of a state or other jurisdiction (including whether the Trust, if treated as a partnership for federal income tax purposes, would be treated as a partnership under any state or local jurisdiction). Therefore, it is strongly recommended that prospective purchasers consult their own tax advisers with respect to such matters.

                              PLAN OF DISTRIBUTION

     Certificates may be offered in any of three ways: (i) through underwriters or dealers; (ii) directly to one or more purchasers; or (iii) through agents. The applicable Prospectus Supplement will set forth the terms of the offering of any Series of Certificates, which may include the names of any underwriters, or initial purchasers, the purchase price of such Certificates and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, any securities exchanges on which such Certificates may be listed, any restrictions on the sale and delivery of Certificates in bearer form and the place and time of delivery of the Certificates to be offered thereby.

     If underwriters are used in the sale, Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Such Certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Such managing underwriters or underwriters in the United States will include Salomon Smith Barney Inc., an affiliate of the Company. Unless otherwise set forth in the applicable Prospectus Supplement, the obligations of the underwriters to purchase such Certificates will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such Certificates if any of such Certificates are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Certificates may also be sold through agents designated by the Company from time to time. Any agent involved in the offer or sale of Certificates will be named, and any commissions payable by the Company to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in the applicable Prospectus Supplement, any such agent will act on a best efforts basis for the period of its appointment.

     If so indicated in the applicable Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Certificates at the public offering price described in such Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in such Prospectus Supplement. Such contracts will be subject only to those conditions set forth in the applicable Prospectus Supplement and such Prospectus Supplement will set forth the commissions payable for solicitation of such contracts.

     Any underwriters, dealers or agents participating in the distribution of Certificates may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of Certificates may be deemed to be underwriting discounts and commissions under the Securities Act. Agents and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for, the Company or its affiliates in the ordinary course of business.

     Salomon Smith Barney Inc. is an affiliate of the Company and is an indirect wholly owned subsidiary of Salomon Smith Barney Holdings Inc., the indirect parent corporation of the Company. Salomon Smith Barney Inc.'s participation in the offer and sale of Certificates complies with the requirements of Rule 2720 of the National Association of Securities Dealers, Inc. regarding underwriting securities of an affiliate.

     As to each Series of Certificates, only those Classes rated in one of the investment grade rating categories by a Rating Agency will be offered hereby. Any unrated Classes or Classes rated below investment grade may be retained by the Company or sold at any time to one or more purchasers.

     Affiliates of the Underwriters may act as agents or underwriters in connection with the sale of the Certificates. Any affiliate of the Underwriters so acting will be named, and its affiliation with the Underwriters described, in the related Prospectus Supplement. Also, affiliates of the Underwriters may act as principals or agents in connection with market-making transactions relating to the Certificates. A Prospectus Supplement will be prepared with respect to the Certificates for use by such affiliates in connection with offers and sales related to market-making transactions in the Certificates.

                                 LEGAL OPINIONS

     Certain legal matters (including federal income tax matters) with respect to the Certificates will be passed upon for the Company and the Underwriters by Orrick, Herrington & Sutcliffe LLP, New York, New York or other counsel identified in the applicable Prospectus Supplement.

                                             INDEX OF TERMS
Administration Fee .......................          7       London Banking Day .....................      11
Administrative Agent .....................          1       Market Exchange Rate ...................      10
Administrative Agent Termination Events ..         29       Maximum Pass-Through Rate ..............      12
Base Rate ................................         12       Minimum Pass-Through Rate ..............      12
Bearer Certificates ......................          1       Money Market Yield .....................      14
Business Day .............................         11       Nonrecoverable Advance .................      28
Calculation Agent ........................         13       Notional Amount ........................      11
Calculation Date ......................... 14, 15, 16       Offering Agent .........................       3
CD Rate ..................................         13       Optional Exchange Date .................      17
CD Rate Determination Date ...............         13       Original Issue Date ....................       9
CD Reference Rate Certificate ............         12       outstanding debt securities ............      21
Cede .....................................          3       Pass-Through Rate ......................       9
Certificate Account ......................         24       Prospectus Supplement ..................       1
Certificate of Non-U.S. Beneficial .......                  Purchase Price .........................      32
Ownership ................................         33       Rating Agency ..........................       4
Certificate Principal Balance ............         16       Realized Losses ........................      16
Certificateholders .......................          1       Registered Certificates ................       1
Certificates .............................          1       Registration Statement .................       2
Class ....................................          1       Related Proceeds .......................      28
Clearstream ..............................         33       Required Percentage ....................      29
Code .....................................         35       Reserve Account ........................      24
Commercial Paper Rate ....................         14       Retained Interest ......................       7
Commercial Paper Rate Determination ......                  Reuters Screen LIBO Page ...............      15
Date .....................................         14       Secured Term Assets ....................      21
Commercial Paper Reference Rate ..........                  Securities Act .........................       2
Certificate ..............................         12       Senior Term Assets .....................      21
Commission ...............................          2       Series .................................       1
Company ..................................          1       Special Tax Counsel ....................      35
Components ...............................         34       Specified Currency .....................       2
Composite Quotations .....................         12       Specified Interest Currency ............       2
Concentrated Term Assets .................         20       Specified Premium Currency .............       2
Coupons ..................................          9       Specified Principal Currency ...........       2
Credit Support ...........................          1       Spread .................................      12
Credit Support Instruments ...............         26       Spread Multiplier ......................      12
Cut-off Date .............................         25       Strip Certificates .....................       9
Date .....................................         10       Stripped Interest ......................      11
Day of Valuation .........................         34       Sub-Administration Agreement ...........      26
Definitive Certificate ...................         18       Sub-Administrative Agent ...............      26
Depositary ...............................         18       Subordinated Term Assets ...............      21
Deposited Asset Provider .................         25       Surety .................................      24
Deposited Assets .........................      1, 23       Surety Bond ............................      24
Determination Date .......................         10       Term Asset Events of Default ...........      21
Distribution Date ........................          2       Term Assets ............................   1, 20
ECU ......................................                  Term Assets Currency ...................      22
Euroclear ................................         33       Term Assets Indenture ..................      20
Exchange Act .............................          2       Term Assets Interest Accrual Periods ...      22
Exchange Rate Agent ......................         10       Term Assets Issuers ....................   1, 20
Federal Funds Rate .......................         15       Term Assets Payment Dates ..............      22
Federal Funds Rate Determination Date ....         15       Term Assets Prospectus .................      20
Federal Funds Reference Rate Certificate .         12       Term Assets Rate .......................      22
Fixed Pass-Through Rate ..................          9       TIA ....................................      20
Fixed Rate Certificates ..................         12       Treasury bills .........................      16
Floating Rate Certificates ...............         12       Treasury Rate ..........................      16
Global Security ..........................          1       Treasury Rate Determination Date .......      16
H.15(519) ................................         12       Treasury Reference Rate Certificate ....      12
Index Maturity ...........................         12       Trust ..................................       1
Interest Reset Date ......................         13       Trust Agreement ........................       1
Interest Reset Period ....................         13       Trustee ................................       1
IRS ......................................          4       Trustee's Fee ..........................       7
Letter of Credit .........................         24       U.S. Person ............................      33
Letter of Credit Bank ....................         24       United States ..........................      33
LIBOR ....................................         15       Variable Pass-Through Rate .............       9
LIBOR Determination Date .................         15       Voting Rights ..........................      29
LIBOR Reference Rate Certificate .........         12

                      (This page intentionally left blank)

                      (This page intentionally left blank)

=====================================================    ==============================================

     YOU SHOULD RELY ON THE INFORMATION  INCORPORATED
BY   REFERENCE   OR  PROVIDED   IN  THIS   PROSPECTUS
SUPPLEMENT OR THE  ACCOMPANYING  PROSPECTUS.  WE HAVE
NOT  AUTHORIZED  ANYONE TO PROVIDE YOU WITH DIFFERENT              STRUCTURED PRODUCTS CORP.,
INFORMATION.  WE ARE NOT  MAKING  AN  OFFER  OF THESE
SECURITIES  IN  ANY  STATE  WHERE  THE  OFFER  IS NOT                     THE DEPOSITOR
PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION
IN THIS  PROSPECTUS  SUPPLEMENT IS ACCURATE AS OF ANY
DATE  OTHER  THAN  THE  DATE  ON  THE  FRONT  OF  THE
DOCUMENT.                                                                   TIERS(R)
                   ----------------                                    PRINCIPAL-PROTECTED
                                                                       TRUST CERTIFICATES
                  TABLE OF CONTENTS

                                                 PAGE
                                                 ----
                PROSPECTUS SUPPLEMENT                             (INTEREST ON FINAL SCHEDULED
                                                                  DISTRIBUTION DATE BASED UPON
Information about Certificates ..............     S-2                  THE S&P 500 INDEX)
Summary Information-- Q&A ...................     S-2
Risk Factors ................................    S-16
Formation of the Trust ......................    S-21
Use of Proceeds .............................    S-21
The Term Assets Issuers .....................    S-21                  DUE APRIL __, 2004
Description of the Term Assets ..............    S-22       ($1,000 PRINCIPAL AMOUNT PER CERTIFICATE)
Description of the Certificates .............    S-22
Description of the Swap Agreement ...........    S-28
Description of the Swap Counterparty ........    S-31                       ISSUED BY
Description of the Policy ...................    S-32
The Swap Insurer ............................    S-34
Description of the S&P 500 Index ............    S-36                       TIERS(R)
Description of the Trust Agreement ..........    S-40              PRINCIPAL-PROTECTED ASSET
Enforcement of Foreign Judgments in the                                BACKED CERTIFICATES
Cayman Islands ..............................    S-41                     TRUST SERIES
United States Federal Income Tax                                           S&P 2001-4
   Considerations ...........................    S-42
Certain Cayman Islands Tax Considerations ...    S-49
Certain ERISA Considerations ................    S-49
Underwriting ................................    S-50
Ratings .....................................    S-51                       ---------
Experts .....................................    S-51
Legal Opinions ..............................    S-51
Index of Terms ..............................    S-52
Appendix A-- Description of the Term Assets .     A-1
Appendix B-- IRS Form 8621 ..................     B-1                 PROSPECTUS SUPPLEMENT
Appendix C-- IRS Form 926 ...................     C-1

                      PROSPECTUS                                      DATED APRIL __, 2001
Prospectus Supplement .......................       2
Available Information .......................       2                 SALOMON SMITH BARNEY
   Reference ................................       2
Reports to Certificateholders ...............       3
Important Currency Information ..............       3
Risk Factors ................................       3
The Company .................................       6
Use of Proceeds .............................       7                 SALOMON SMITH BARNEY
Formation of the Trust ......................       7                 --------------------
Maturity and Yield Considerations ...........       8           A member of citigroup[logo]
Description of Certificates .................       8
Description of Deposited Assets and
   Credit Support ...........................      20               SALOMON SMITH BARNEY IS A
Description of Trust Agreement ..............      25      SERVICE MARK OF SALOMON SMITH BARNEY INC.
Limitations on Issuance of Bearer Certificates     32
Currency Risks ..............................      33
Certain Federal Income Tax Considerations ...      35
Plan of Distribution ........................      37
Legal Opinions ..............................      38
Index of Terms ..............................      39

=====================================================    =============================================

                               SALOMONSMITHBARNEY
                               ------------------
                            A member of citigroup[graphic omitted]


Salomon Smith Barney is service mark of
Salomon Smith Barney, Inc.